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As Filed With the Securities and Exchange Commission August 2, 2004

Registration No. 333-116331

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT
NO. 1 TO
FORM S-4
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Leesport Financial Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	6720 (Primary Standard Industrial Classification Code Number)	23-2354007 (I.R.S. Employer Identification No.)

1240 Broadcasting Road
Wyomissing, Pennsylvania 19610
(610) 208-0966
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Raymond H. Melcher, Jr.
Chairman, President and Chief Executive Officer
Leesport Financial Corp.
1240 Broadcasting Road
Wyomissing, Pennsylvania 19610
(610) 208-0966
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David W. Swartz, Esquire Stevens & Lee, P.C. 111 North Sixth Street P.O. Box 679 Reading, PA 19603 (610) 478-2000	Stephen T. Burdumy, Esquire Drinker Biddle & Reath LLP One Logan Square 18th & Cherry Streets Philadelphia, PA 19103-6996 (215) 988-2700

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

        The boards of directors of Leesport Financial Corp. and Madison Bancshares Group, Ltd. each have unanimously approved a strategic merger transaction in which Leesport will acquire Madison. After completion of the merger, we expect that current Leesport shareholders will, as a group, own approximately 72.3% of the combined company and Madison shareholders will, as a group, own approximately 27.7% of the combined company.

        If the transaction is completed, Madison shareholders will have the right to receive 0.6028 shares of Leesport common stock for each share of Madison common stock held immediately prior to the closing of the transaction. Leesport shareholders will continue to own their existing Leesport common stock.

        Leesport common stock trades on the NASDAQ Stock Market under the trading symbol "FLPB." On July 30, 2004, the closing sales price of Leesport common stock was $23.00. Madison common stock trades on the National Quotation Bureau's "Pink Sheets" under the trading symbol "MADB." On July 30, 2004, the closing sales price of Madison common stock was $13.00. These prices will fluctuate between now and the closing of the transaction.

        We expect the merger to be generally tax-free with respect to Leesport common stock you receive and generally taxable with respect to cash you receive in lieu of fractional shares.

        We cannot complete the merger unless the shareholders of both of our companies approve it. Each of us will hold a special meeting of our shareholders to vote on this merger proposal. Your vote is important. Whether or not you plan to attend your special shareholders' meeting, please take the time to vote your shares in accordance with the instructions contained in this document. The places, dates and times of the special meetings are as follows:

The Sheraton Berkshire Hotel 741 Paper Mill Road, Wyomissing, Pennsylvania on September 15, 2004 at 9:00 a.m.	The Sheraton Berkshire Hotel 741 Paper Mill Road, Wyomissing, Pennsylvania on September 15, 2004 at 10:30 a.m.

For Leesport shareholders:	For Madison shareholders:
the Leesport board of directors unanimously recommends that Leesport shareholders vote FOR adoption of the merger agreement.	the Madison board of directors unanimously recommends that Leesport shareholders vote FOR adoption of the merger agreement.

        The attached document provides you with detailed information about the proposed transaction, Leesport, Madison and certain related matters. Please read this document carefully. Please see page 18 for risk factors relating to the transaction which you should consider.

Raymond H. Melcher, Jr. Chairman, President and Chief Executive Officer Leesport Financial Corp.	Vito A. DeLisi President and Chief Executive Officer Madison Bancshares Group, Ltd.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. These securities are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of any of the parties, and they are not insured by any federal or state governmental agency.

        This document is dated August 2, 2004, and was first mailed to Leesport shareholders and Madison shareholders on or about August 5, 2004.

References to Additional Information

        This document incorporates important business and financial information about Leesport and Madison from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents related to Leesport that are incorporated by reference in this document through the SEC website at http://www.sec.gov or by requesting them in writing or by telephone from Leesport. You can obtain documents related to Madison by requesting them in writing or by telephone from Madison.

Leesport	Madison
Leesport Financial Corp. 1240 Broadcasting Road Wyomissing, Pennsylvania 19610 Attention: Jenette L. Eck Telephone: (610) 208-0966	Madison Bancshares Group, Ltd. 1767 Sentry Parkway West Blue Bell, Pennsylvania 19422 Attention: E. Cheryl Hinkle Richards Telephone: (215) 641-1111

        If you would like to request documents, please do so by September 1, 2004 to receive them before your special shareholders' meeting.

        See "Where You Can Find More Information" on page 99.

Leesport Financial Corp.
1240 Broadcasting Road
Wyomissing, Pennsylvania 19610

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

        NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Leesport Financial Corp. will be held at 9:00 a.m., local time, on September 15, 2004 at the Sheraton Berkshire Hotel, 741 Paper Mill Road, Wyomissing, Pennsylvania for the following purposes:

  •
  To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 16, 2004, between Leesport Financial Corp. and Madison Bancshares Group, Ltd., which provides, among other things, for the acquisition of Madison by Leesport through the merger of Madison with and into Leesport and the conversion of each share of Madison common stock outstanding immediately prior to the merger into 0.6028 shares of Leesport common stock, all as described in the accompanying document.

  •
  To consider and vote upon a proposal to adjourn the meeting, if necessary, if more time is needed to solicit proxies.

  •
  To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

        The Board of Directors of Leesport has fixed the close of business on August 2, 2004 as the record date for determining shareholders entitled to notice of, and to vote at, the Leesport special meeting. Accordingly, only Leesport shareholders of record on such date are entitled to notice of and to vote at the Leesport special meeting or any adjournment of the special meeting.

        Your vote is important regardless of the number of shares you own. The merger agreement cannot be completed unless the holders of at least 70% of the outstanding shares of Leesport common stock vote in favor of the proposed transaction. Whether or not you plan to attend the Leesport special meeting, the Board of Directors of Leesport urges you to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. This will not prevent you from voting in person at the special meeting but will assure that your vote is counted if you are unable to attend. If you do not vote in person or by proxy, the effect will be a vote against the merger agreement. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote personally at the special meeting.

                      By Order of the Board of Directors,

                      Jenette L. Eck
                       Corporate Secretary

Wyomissing, Pennsylvania
August 2, 2004

Madison Bancshares Group, Ltd.
1767 Sentry Parkway West
Blue Bell, Pennsylvania 19422

Notice of Special Meeting Of Shareholders

        NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Madison Bancshares Group, Ltd. will be held at 10:30 a.m., local time, on September 15, 2004 at the Sheraton Berkshire Hotel, 741 Paper Mill Road, Wyomissing, Pennsylvania for the following purposes:

  •
  To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 16, 2004, between Leesport Financial Corp. and Madison Bancshares Group, Ltd., which provides, among other things, for the acquisition of Madison by Leesport through the merger of Madison with and into Leesport, as described in the accompanying document.

  •
  To consider and vote upon a proposal to adjourn the meeting, if necessary, if more time is needed to solicit proxies.

  •
  To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

        The Board of Directors of Madison has fixed the close of business on August 2, 2004 as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting.

        If Madison shareholders approve the merger agreement at the special meeting and the transaction is completed, any shareholder of Madison entitled to vote on the merger agreement who does not vote in favor of the transaction has the right to dissent from the merger and receive payment of the "fair value" of his or her shares of Madison common stock upon compliance with the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended, a copy of which is included as Annex D to this document.

        Your vote is important regardless of the number of shares you own. The merger agreement cannot be completed unless the holders of a majority of the votes cast at the special meeting vote in favor of the proposed transaction. Whether or not you plan to attend the special meeting, the Board of Directors of Madison urges you to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. This will not prevent you from voting in person at the special meeting but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote personally at the special meeting.

                    By Order of the Board of Directors,

                    Phillip E. Hughes, Jr.
                     Secretary

Blue Bell, Pennsylvania
August 2, 2004

i

Illustrations of Exchange Ratio Application; Value to be Received	44
Madison Price Termination Right	45
Dissenters' Rights for Madison Shareholders	46
Accounting Treatment	48
Resale of Leesport Common Stock	48
Certain Federal Income Tax Consequences	49
Regulatory Approvals	50
Change to Structure of Transaction	52
Material Contracts	52
THE MERGER AGREEMENT	53
Effects of the Transaction	53
Merger Consideration	53
Exchange Agent	53
Exchange Procedure	54
Lost, Stolen or Destroyed Certificates	54
Transfer of Ownership	54
Conversion of Madison Stock Options and Warrants	54
Conditions to the Merger	54
Subsidiary Bank Merger	55
Representations and Warranties	55
Business Pending the Merger	56
Dividends	59
No Other Bids and Related Matters	59
Amendment; Waivers	59
Termination; Effect of Termination	60
Termination Fee and Expenses	61
Management after the Transaction	61
Employee Benefits and Severance Benefits	62
Expenses	63
FINANCIAL INTERESTS OF DIRECTORS AND OFFICERS	64
Stock, Stock Options and Warrants	64
Indemnification; Directors and Officers Insurance	64
Madison Change in Control and Other Payments	64

Leesport Employment Agreement - Vito A. DeLisi	65
Leesport Change in Control Agreement - Thomas J. Coletti	65
Leesport Employment Agreements - Jonathon G. Kraus and John J. Crits	66
Leesport and Leesport Bank Board of Directors	67
VOTING AGREEMENTS	67
General	67
Effect of Voting Agreements	67
Terms of Voting Agreements	67
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED FINANCIAL INFORMATION	69
NOTES TO LEESPORT UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	73
INFORMATION ABOUT LEESPORT	75
INFORMATION ABOUT MADISON	76
DESCRIPTION OF LEESPORT CAPITAL SECURITIES	93
Common Stock	93
Shareholder Rights Plan	94
Special Charter and Pennsylvania Corporate Law Provisions	94
COMPARISON OF SHAREHOLDERS RIGHTS	96
Directors	96
Shareholders' Meetings	97
Required Shareholder Votes	97
Amendment of Bylaws	98
Mandatory Tender Offer Provision	98
ADJOURNMENT	99
EXPERTS	99
LEGAL MATTERS	99
OTHER MATTERS	99
WHERE YOU CAN FIND MORE INFORMATION	99
INCORPORATION BY REFERENCE	100
INDEX TO MADISON FINANCIAL STATEMENTS	F-1

ANNEXES

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q:
Why am I receiving this document?

A:
We are delivering this document to you because it is serving as both a joint proxy statement of Leesport and Madison and a prospectus of Leesport. It is a joint proxy statement because it is being used by our boards of directors to solicit the proxies of our common shareholders. It is a prospectus because Leesport is offering shares of its common stock in exchange for shares of Madison common stock if the transaction is completed.

Q:
What matters will be considered at the special meetings?

A:
Leesport shareholders will be asked to vote in favor of adopting the merger agreement at the Leesport special meeting and Madison shareholders will be asked to vote in favor of adopting the merger agreement at the Madison special meeting.

Q.
How do the Boards of Directors of Leesport and Madison recommend I vote on the proposal?

A:
Each of the Leesport and the Madison boards of directors unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

Q:
Why is my vote important?

A:
If you do not return your proxy card or vote in person at the special meeting, it will be more difficult for Madison and Leesport to obtain the necessary quorums to hold their special meetings. In addition, because approval of the merger agreement requires the affirmative vote of 70% of Leesport's outstanding shares of common stock, the failure of a Leesport shareholder to vote, by proxy or in person, will have the same effect as a vote against the merger agreement.

Q.
What vote of Madison shareholders and what vote of Leesport shareholders is required in connection with the transaction?

A:
The affirmative vote of the holders of at least a majority of the votes cast by Madison shareholders at the Madison special meeting, and the affirmative vote of the holders of at least 70% of the outstanding shares of Leesport common stock is required to approve the merger agreement and the merger transaction.

Q:
How do I vote?

A:
If your shares are registered in your own name, you may vote in person at the appropriate special meeting or by returning your completed proxy card in the enclosed postage-paid envelope. If you return your signed proxy card, your shares will be voted in accordance with your instructions. If you return your signed proxy card, but do not designate how you wish to vote, your shares will be voted "FOR" each proposal.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Maybe. Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker. Without instructions, your shares will not be voted on the merger agreement.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You may revoke your signed proxy card at any time before it is voted by signing and returning a proxy card with a later date, delivering a written revocation letter to, in the case of Leesport, Jenette L. Eck, Corporate Secretary, or in the case of Madison, Phillip E. Hughes, Jr., Secretary, or by attending the appropriate special meeting in person, notifying Ms. Eck or Mr. Hughes, as the case may be, and voting by ballot at the special meeting. Ms. Eck's mailing address is Leesport

  Financial Corp., 1240 Broadcasting Road, Wyomissing, Pennsylvania 19610, and Mr. Hughes' mailing address is Madison Bancshares Group, Ltd., 2117 Sentry Parkway West, Blue Bell, Pennsylvania 19422. Any shareholder entitled to vote in person at the appropriate special meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying Ms. Eck or Mr. Hughes, as the case may be) of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Q:
If I am a Madison shareholder, should I send in my Madison stock certificates now?

A:
No. Shortly after the transaction is completed, Leesport will send you written instructions for exchanging your stock certificates. We will request that you return your Madison stock certificates at that time.

Q:
How much of the combined company will Madison shareholders own?

A:
After the transaction is completed and based upon the number of shares of common stock of Leesport and Madison currently outstanding, Madison shareholders will own approximately 27.7% of the Leesport common stock outstanding.

Q:
What are the tax consequences of the transaction to Madison shareholders?

A:
The exchange of shares of Madison common stock for shares of Leesport common stock generally will not cause Madison shareholders to recognize any gain or loss for federal income tax purposes. Madison shareholders will, however, have to recognize income or gain in connection with any cash received instead of a fractional share of Leesport common stock or any cash received in connection with the exercise of dissenters' rights.

Q:
When do you expect to complete the transaction?

A:
We expect to complete the transaction during the fourth quarter of 2004. In addition to the approval of Madison shareholders, we must also obtain regulatory approval from the Pennsylvania Department of Banking, the FDIC and Board of Governors or the Federal Reserve System (which we refer to as the Federal Reserve Board). We expect to receive all necessary approvals no later than September 30, 2004.

Q:
Whom should I call with questions or to obtain additional copies of this document?

A:
You should contact either:

    If you are a Leesport shareholder:
    D.F. King & Co., Inc.
    48 Wall Street
    New York, New York, 10005
    Attention: Mr. James Long
    Telephone: (215) 269-5550

      or

    If you are a Madison shareholder:
    Madison Bancshares Group, Ltd.
    1767 Sentry Parkway West
    Blue Bell, Pennsylvania 19422
    Attention: E. Cheryl Hinkle Richards
    Telephone: (215) 641-1111

SUMMARY

        This summary highlights selected information from this document. It does not contain all of the information that may be important to you. We urge you to read carefully this entire document and the attached annexes and the other documents to which we refer you for a more complete understanding of the transaction. See "Where You Can Find More Information" on page 99. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Special Meetings

Date, Time and Place (Page 22)

        Leesport will hold a special meeting of shareholders on September 15, 2004, at 9:00 a.m., local time, at the Sheraton Berkshire Hotel, 741 Paper Mill Road, Wyomissing, Pennsylvania.

        Madison will hold a special meeting of shareholders on September 15, 2004 at 10:30 a.m., local time at the Sheraton Berkshire Hotel, 741 Paper Mill Road, Wyomissing, Pennsylvania.

Matters to be Considered at the Special Meetings (Page 22)

        At their respective meetings, Leesport and Madison shareholders will vote on a proposal to approve and adopt the merger agreement, and on a proposal to adjourn the meeting to solicit additional proxies, if necessary, in the event there are not sufficient votes at the time of the meeting to approve the merger agreement.

Record Dates (Page 22)

        The record date for the Leesport special meeting is the close of business on August 2, 2004. The record date for the Madison special meeting is the close of business on August 2, 2004. Leesport and Madison shareholders will each have one vote at their respective special meeting for each share of common stock they owned on the record date for the special meeting. On July 30, 2004, there were 3,413,094 shares of Leesport common stock outstanding and 2,175,070 shares of Madison common stock outstanding.

Votes Required to Approve the Merger Agreement (Page 23)

  Leesport

        Approval of the merger agreement the affirmative vote of the holders of at least 70% of the outstanding shares of Leesport common stock. Of Leesport's outstanding shares, approximately 13% are owned by the directors and executive officers of Leesport and their affiliates. A Leesport shareholder's failure to vote will have the effect of a vote against the merger agreement. Brokers who hold shares of Leesport common stock as nominees will not have authority to vote such shares on the transaction unless shareholders provide voting instructions.

  Madison

        Approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the votes cast by Madison shareholders at the Madison special meeting. Of Madison's outstanding shares, approximately 32.6% are owned by the directors and executive officers of Madison and their affiliates. Directors and executive officers of Madison have agreed to vote their shares in favor of the merger agreement. Brokers who hold shares of Madison common stock as nominees will not have authority to vote such shares on the transaction unless shareholders provide voting instructions.

The Merger

We Propose that Madison Merge into Leesport (Page 25)

        Leesport and Madison entered into a merger agreement on April 16, 2004. The merger agreement provides for the merger of Madison with and into Leesport, with Leesport as the surviving corporation. A copy of the merger agreement is attached to this document as Annex A and is incorporated herein by reference.

What Madison Shareholders Will Receive in the Transaction (Page 44)

        When we complete the transaction, Madison shareholders will receive 0.6028 shares of Leesport common stock for each share of Madison common stock that they own. Upon completion of the transaction, current holders of Leesport common stock will, as a group, own approximately 72.3% of the outstanding common stock of the combined company and current holders of Madison common stock will, as a group, own approximately 27.7% of the outstanding common stock of the combined company.

        Based on a Leesport closing sales price of $23.00 on July 30, 2004 and the exchange ratio of 0.6028 shares of Leesport common stock per share of Madison common stock, the table below indicates the value which a Madison shareholder would receive, based on the values on that date, for 100 shares of Madison common stock.

	Consideration to be Received as of July 30, 2004 by a Madison Shareholder
	Number of Leesport Shares to be Received	Value of Leesport Shares to be Received(1)	Cash Payment for Fractional Share	Total Value to be Received(1)
For 100 Shares of Madison common stock	60	$1,380.00	$6.44	$1,386.44

(1)
Based on the closing sales price of $23.00 on July 30, 2004.

Our Boards of Directors Each Unanimously Recommend Shareholder Approval (Pages 29 and 30)

        The Madison board of directors believes that the merger transaction is in the best interests of Madison and unanimously recommends that Madison shareholders vote "FOR" approval of the transaction.

        The Leesport board of directors believes that the merger transaction is in the best interests of Leesport and unanimously recommends that Leesport shareholders vote "FOR" approval of the transaction.

The Exchange Ratio is Fair to Leesport from a Financial Point of View According to Leesport's Financial Advisor (Page 31)

        Griffin Financial Group, LLC delivered a written opinion to the Leesport board of directors that, as of July 30, 2004, the exchange ratio is fair from a financial point of view to Leesport. The opinion is attached to this document as Annex B. Leesport has agreed to pay Griffin a transaction fee in connection with the transaction of approximately $250,000, of which $25,000 has been paid and the balance of which is contingent, and payable, upon the closing of the transaction. Leesport has also agreed to reimburse certain of Griffin's reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Griffin and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

Consideration is Fair to Madison Shareholders from a Financial Point of View According to Madison's Financial Advisor (Page 37)

        Cedar Hill Advisors, LLC delivered a written opinion to the Madison board of directors that, as of April 16, 2004, the exchange ratio pursuant to which shares of Madison common stock will be converted into shares of Leesport common stock in the transaction is fair, from a financial point of view, to Madison shareholders. The opinion is attached to this document as Annex C. Madison has agreed to pay Cedar Hill a transaction fee in connection with the transaction of approximately $284,300, of which $94,767 has been paid and the balance of which is contingent, and payable, upon closing of the transaction. Madison has also agreed to reimburse certain of Cedar Hill's reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Cedar Hill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

Madison Directors and Officers May Have Interests in the Transaction That Differ from The Interests of Madison Shareholders (Page 64)

        When considering the recommendation of the Madison board of directors, Madison shareholders should be aware that some directors and officers of Madison have interests in the transaction other than their interests as shareholders. These interests include:

  •
  Certain executive officers of Madison have entered into agreements with Madison that will provide them with change-in-control payments in connection with the transaction. In such an event, these executive officers would receive in the aggregate payments of approximately $1,033,000. The aggregate amount of these payments may be reduced for certain officers, as a portion of the payments constitute "gross-up" payments to offset the excise taxes imposed by IRC Section 4999. Leesport and Madison have agreed to cooperate and use their reasonable best efforts to decrease the amount of such excise taxes.

  •
  Certain executive officers and directors of Madison hold stock options and stock purchase warrants to acquire Madison common stock. Such options and warrants will be terminated and exchanged for cash. As of July 30, 2004, the difference between the aggregate exercise price of the options and warrants and the aggregate amount of cash paid to Madison executive officers and directors was approximately $5.2 million in the aggregate.

  •
  Certain executive officers and other employees of Madison may receive retention bonuses if they remain an employee of Madison until the completion of the transaction or, in certain cases, if they continue their employment with Leesport after the transaction until a specified date following the conversion of Madison's data processing system to Leesport's data processing system. The aggregate amount of such bonuses to Madison's officers and other employees is expected to be approximately $250,000 in the aggregate.

  •
  Leesport will cause Mr. Vito A. DeLisi, currently a director and President and Chief Executive Officer of Madison, Mr. Patrick Callahan and Mr. Michael O'Donoghue to be appointed to the board of directors of Leesport when the transaction is completed.

  •
  Leesport will cause Mr. DeLisi to be appointed to the board of directors of Leesport Bank when the transaction is completed.

  •
  Mr. DeLisi will enter into a new employment agreement when the transaction is completed.

  •
  Following the completion of the transaction, Leesport will indemnify and maintain liability insurance for former officers and directors of Madison.

Madison Shareholders Will Have Dissenters' Rights (Page 46)

        If you are a Madison shareholder, you have the right under Pennsylvania law to dissent from the transaction, and to demand and receive cash for the "fair value" of your Madison common stock. In order to assert dissenters' rights, Madison shareholders must:

  •
  file a written notice of intent to dissent with Madison prior to the shareholder vote at the Madison special meeting of shareholders;

  •
  not vote in favor of the transaction;

  •
  file a written demand for payment and deposit the certificates representing the Madison shares for which dissenters' rights are being asserted as requested by the notice that will be sent by Madison or Leesport after the completion of the transaction; and

  •
  comply with certain other statutory procedures set forth in Pennsylvania law.

        If you are a Madison shareholder and you sign and return your proxy without voting instructions, we will vote your proxy in favor of the transaction and you will lose any dissenters' rights that you may have. A copy of the relevant provisions of Pennsylvania law related to dissenters' rights are attached to this proxy statement as Annex D.

        Leesport shareholders do not have dissenters' rights in the transaction.

Important Federal Income Tax Consequences of the Transaction (Page 49)

        We have structured the transaction to be treated as a reorganization for U.S. federal income tax purposes. The exchange of shares of Madison common stock for shares of Leesport common stock generally will not cause a Madison shareholder to recognize any gain or loss for federal income tax purposes. Madison shareholders will, however, recognize income or gain in connection with any cash received instead of a fractional share of Leesport common stock or any cash received in connection with the exercise of dissenters' rights.

        Tax matters are complicated and the tax consequences of the transaction to you will depend on your individual circumstances. We urge you to contact your tax advisor to understand fully the transaction's tax consequences to you.

        The closing of the transaction is conditioned upon the receipt by Leesport of the opinion of Stevens & Lee, P.C., counsel to Leesport, and the receipt by Madison of the opinion of Drinker Biddle & Reath LLP, counsel to Madison, each dated as of the effective date of the transaction, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in those opinions (including factual representations contained in certificates of officers of Leesport and Madison), which are consistent with the state of facts existing as of the effective date of the transaction, the transaction will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The tax opinions to be delivered in connection with the transaction are not binding on the IRS or the courts, and neither Leesport nor Madison intends to request a ruling from the IRS, which could take a different view with respect to the United States federal income tax consequences of the transaction.

Leesport Will Use the Purchase Method of Accounting for the Transaction (Page 48)

        The transaction will be accounted for by Leesport as an acquisition of Madison using the purchase method of accounting in accordance with generally accepted accounting principles. Under this method of accounting, the tangible and identifiable intangible assets and liabilities of Madison will be recorded at their fair market values and, if necessary, any excess of the merger consideration paid and liabilities assumed over those amounts will be recorded by Leesport as goodwill. Under generally accepted accounting principles, goodwill is not amortized but is measured annually for impairment, with any resulting impairment losses included in net income.

Certain Conditions Must Be Satisfied for the Transaction to Occur (Page 54)

        The following conditions must be met for us to complete the transaction in addition to other customary conditions:

  •
  approval of the merger agreement by the shareholders of Madison and Leesport;

  •
  receipt of all required regulatory approvals for the transaction and any waiting periods required by law must have expired or been terminated;

  •
  the absence of legal restraints that prevent the completion of the transaction;

  •
  receipt of legal opinions that the transaction will constitute a reorganization for federal income tax purposes;

  •
  the absence of a breach of the parties' representations in the merger agreement which would have a material adverse effect on the other parties' financial condition or results of operations taken as a whole;

  •
  the termination by Madison of all options and warrants to purchase shares of Madison common stock;

  •
  the continuing effectiveness of the registration statement filed with the SEC; and

  •
  listing of the shares of Leesport common stock to be issued in the transaction on the NASDAQ Stock Market.

We Must Obtain Regulatory Approvals to Complete the Transaction (Page 50)

        We cannot complete the transaction unless Leesport obtains the approval of the Pennsylvania Department of Banking, the FDIC and the Federal Reserve Board. On July 30, 2004, Leesport filed the required applications with the Pennsylvania Department of Banking, the FDIC and the Federal Reserve Board seeking approval of the transaction. Although we believe regulatory approvals will be received in a timely manner, we cannot be certain at this time when or if Leesport will obtain them.

We Can Terminate or Amend the Merger Agreement Under Certain Circumstances (Page 60)

        Leesport and Madison can mutually agree at any time to terminate the merger agreement without completing the transaction. Either company can also terminate the merger agreement in the following circumstances:

  •
  the transaction is not completed on or prior to January 31, 2005, if the failure to complete the transaction by that date is not due to a breach of the merger agreement by the party seeking to terminate it;

  •
  a final denial of a required regulatory approval, if the failure to obtain regulatory approval is not due to a breach of the merger agreement by the party seeking to terminate it;

  •
  a party has materially breached any representation, warranty or covenant in the merger agreement and such breach would have a material adverse effect on the breaching party, and such breaching party has not cured the breach by the earlier of 30 days of the date the non-breaching gives written notice of the breach to the breaching party or the effective date; or

  •
  if Madison's or Leesport's shareholders do not approve the merger agreement at their respective special meetings.

        Madison may terminate the merger agreement:

  •
  if the average final price of Leesport common stock for the ten consecutive trading days ending three calendar days immediately prior to the effective time of the transaction is less than $20.77 and the decline in the average final price of Leesport common stock from $25.96 is at least 20% more than the change since April 8, 2004 in the SNL Bank Index;

  •
  if the Leesport board of directors fails to recommend or endorse the transaction;

  •
  if the Leesport board of directors withdraws or modified its approval or recommendation of the transaction; or

  •
  if the Leesport board of directors fails to call, give notice of, convene or hold a special meeting of Leesport shareholders to consider the transaction.

        Leesport may terminate the merger agreement:

  •
  if Madison violates certain covenants relating to the solicitation, response, or initiation of a proposed acquisition transaction with a party other than Leesport or an affiliate of Leesport;

  •
  if the Madison board of directors fails to recommend or endorse the transaction to Madison shareholders;

  •
  if the Madison board of directors withdraws or modifies its approval or recommendation of the transaction to Madison shareholders or recommends or endorses a proposal for another acquisition transaction; or

  •
  if the Madison board of directors fails to call, give notice of, convene or hold a special meeting of Madison shareholders to consider the transaction.

        Generally, the company seeking to terminate cannot itself be in violation of the merger agreement.

        Leesport and Madison can agree to amend the merger agreement, in any way, except that after the Madison special meeting the form of consideration you will receive in the transaction cannot be decreased. Either company can waive any of the requirements of the other company in the merger agreement, except that neither company can waive any required regulatory approval. Neither company intends to waive the conditions relating to the delivery of the tax opinions.

Madison Must Pay a Termination Fee to Leesport if the Merger Agreement is Terminated Under Certain Circumstances (Page 61)

        A termination fee in the amount of $3,000,000 must be paid by Madison to Leesport if:

  •
  Leesport terminates the merger agreement because Madison has violated certain covenants relating to the initiation or solicitation of an acquisition transaction with a party other than Leesport or an affiliate of Leesport or the Madison board of directors has failed to publicly recommend and support the transaction to Madison shareholders;

  •
  Madison terminates the merger agreement because its shareholders have failed to approve the merger agreement in circumstances where the board of directors has failed to publicly recommend the merger agreement or has withdrawn or modified such recommendation to Madison shareholders; or

  •
  Madison terminates the merger agreement because its shareholders have failed to approve the merger agreement, in circumstances where both (1) within 18 months from the date of such termination, Madison shall have agreed to engage in an acquisition transaction with a party other than Leesport and (2) at the time of termination of the merger agreement, there shall have been a public announcement that a party other than Leesport intended to engage in an acquisition transaction with Madison.

Madison Directors and Executive Officers Have Signed Voting Agreements (Page 67)

        As a condition to Leesport entering into the merger agreement, each of the directors and executive officers of Madison entered into an agreement with Leesport pursuant to which each director and executive officer agreed to vote all of their shares of Madison common stock in favor of the merger agreement. Madison directors and executive officers agreed to enter into the agreements to increase the likelihood that we would complete the transaction.

        A form of voting agreement, called an affiliate letter, is Exhibit 1 to the merger agreement, which is attached to this document as Annex A.

Leesport Will Continue As the Surviving Corporation (Page 25)

        Leesport will continue as the surviving corporation after the transaction is completed. The size of the board of directors of Leesport will be increased to include, effective as of the effective date of the transaction, Mr. Vito A. DeLisi, currently a director and President and Chief Executive Officer of Madison, Mr. Patrick Callahan and Mr. Michael O'Donoghue. Additionally, Leesport will cause the size of the board of directors of Leesport Bank to be increased to include, effective as of the effective date of the merger of Madison Bank with and into Leesport Bank, Mr. DeLisi. The executive officers of Leesport will not change. Mr. DeLisi, on the effective date of the bank merger, will be appointed as an executive officer of Leesport Bank.

Your Rights As a Madison Shareholder Will Change After the Completion of the Transaction (Page 96)

        Upon completion of the transaction, Madison shareholders will become shareholders of Leesport. Leesport's articles of incorporation and bylaws and Pennsylvania law determine the rights of Leesport's shareholders. The rights of shareholders of Leesport differ in certain respects from the rights of shareholders of Madison.

The Companies

Leesport Financial Corp.

  Leesport Financial Corp.
  1240 Broadcasting Road
  Wyomissing, Pennsylvania 19610
  610-208-0966
  www.leesportbank.com

        Leesport Financial Corp. is a Pennsylvania business corporation, a bank holding company and a financial holding company. Through its banking and various nonbanking subsidiaries, Leesport provides a diversified range of banking and nonbanking financial services and products throughout the Pennsylvania counties of Berks, Schuylkill and Montgomery. As of June 30, 2004, Leesport had total consolidated assets of $643.0 million, deposits of $433.7 million and shareholders' equity of approximately $52.1 million.

Madison Bancshares Group, Ltd

  Madison Bancshares Group, Ltd
  1767 Sentry Parkway West
  Blue Bell, Pennsylvania
  (215) 641-1111
  www.madisonbank.com

        Madison, a Pennsylvania business corporation, is the holding company for Madison Bank, a Pennsylvania state-chartered commercial bank. At June 30, 2004, Madison had total consolidated assets of $215.6 million, deposits of $177.7 million and shareholders' equity of $14.1 million. Madison Bank currently maintains 10 branches located throughout the communities northwest of Philadelphia, Pennsylvania. Madison Bank offers a wide range of commercial and retail banking services, including personal and business checking and savings accounts, certificates of deposit, residential mortgages, consumer and commercial loans.

Market Prices And Dividends Declared

        Madison common stock trades on the National Quotation Bureau's "Pink Sheets" under the symbol "MADB." Leesport common stock is listed and trades on the NASDAQ Stock Market under the symbol "FLPB." This table shows for the indicated periods the high and low sale prices per share for Madison common stock and Leesport common stock and dividends declared per share.

	Madison Common Stock			Leesport Common Stock
	Price			Price
			Dividend Declared			Dividend Declared
	High	Low		High	Low
2002
First Quarter	$6.12	$5.88	—	$16.429	$13.210	$0.143
Second Quarter	7.50	7.31	—	19.286	15.524	0.152
Third Quarter	6.38	6.00	—	19.076	16.781	0.152
Fourth Quarter	5.94	5.50	—	19.019	16.724	0.152
2003
First Quarter	7.50	5.00	—	20.510	18.114	0.160
Second Quarter	6.50	4.88	—	20.500	18.300	0.165
Third Quarter	6.13	5.63	—	21.190	18.400	0.165
Fourth Quarter	15.00	7.50	—	24.760	20.100	0.165
2004
First Quarter	15.50	13.00	—	26.540	23.400	0.170
Second Quarter	14.65	12.10	—	27.360	21.550	0.170
Third Quarter (through July 30)	13.15	12.75	—	23.890	22.010	—

        On April 16, 2004, the last full trading day before the public announcement of execution of the merger agreement, and on July 30, 2004 the last full trading day for which information was available before the date of this document, the high, low and closing sales prices for Madison common stock and Leesport common stock, respectively, were as follows:

	April 16, 2004			July 30, 2004
	High	Low	Closing	High	Low	Closing
Madison common stock	$13.75	$13.75	$13.75	$13.00	$13.00	$13.00
Leesport common stock	26.35	25.92	26.35	23.00	23.00	23.00

        The market prices of Madison common stock and Leesport common stock are subject to fluctuation. As a result, you are urged to obtain current market quotations for Madison and Leesport shares.

Market Value Of Securities

        The following table sets forth the market value per share of Leesport common stock, the market value per share of Madison common stock and the equivalent market value per share of Madison common stock on April 16, 2004 (the last trading day preceding public announcement of the transaction) and July 30, 2004 (the latest practicable trading day before the printing of this document). The equivalent market value per share of Madison common stock indicated in the table is based upon the exchange ratio of 0.6028 multiplied by the closing sales price of Leesport common stock on the specified date.

        The historical market values per share of Leesport common stock and Madison common stock and the historical market value of Leesport common stock used to determine the equivalent market value per share of Madison common stock are the per share closing sales prices on April 16, 2004, and July 30, 2004 respectively, as reported on the National Quotation Bureau's "Pink Sheets" with respect to Madison common stock and on the NASDAQ Stock Market with respect to Leesport common stock.

	Leesport Historical	Madison Historical	Equivalent Market Value Per Share of Madison
April 16, 2004	$26.35	$13.75	$15.88
July 30, 2004	23.00	13.00	13.86

Comparative Unaudited Per Share Data

        The following table shows information, for the periods indicated, about Leesport's and Madison's historical net income per share, dividends per share and book value per share. The table also contains the combined pro forma information that reflects the merger of Leesport and Madison under the purchase method of accounting assuming the transaction closed. The unaudited pro forma equivalent data was obtained by multiplying the combined company pro forma information by an exchange ratio of 0.6028 shares of Leesport common stock for each share of Madison common stock.

        You should read Leesport's historical information in the following table in conjunction with the historical financial information and related notes contained in the annual, quarterly and other reports of Leesport filed with the SEC. For information on how to obtain the reports Leesport has filed with the SEC and Madison's historical financial information, please refer to "Where You Can Find More Information" on page 99. You should not rely on the unaudited pro forma information as being indicative of the results of operations or financial position that would have been achieved if the transaction had been completed on the dates indicated or the financial position or of the results of operations that Leesport will achieve after completion of the transaction. Net income used in the calculation of net income per share does not reflect any expense savings, revenue enhancements or capital restructuring by Leesport which may result from the transaction.

	Historical		Pro Forma	Pro Forma Equivalent
	Leesport	Madison	Combined Company	Madison
Per Common Share Data:
Basic Net Income
Three Months Ended March 31, 2004 Net Income	$0.36	$0.05	$0.28	$0.17
Year Ended December 31, 2003 Net Income	1.46	0.76	1.40	0.84
Diluted Net Income
Three months ended March 31, 2004 Net Income	0.35	0.04	0.28	0.17
Year Ended December 31, 2003 Net Income	1.44	0.72	1.38	0.83
Cash Dividends Declared
Three Months Ended March 31, 2004	0.17	—	0.17	0.10
Year Ended December 31, 2003	0.66	—	0.66	0.40
Book Value
As of March 31, 2004	16.54	6.38	18.44	11.11
As of December 31, 2003	15.77	6.35	17.89	10.79

Selected Financial Data

        The following tables show certain historical consolidated summary financial data for each of Leesport and Madison. The information relating to Leesport was derived from the consolidated financial statements of Leesport included in its Annual Report on the SEC Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the three months ended March 31, 2004 filed by Leesport with the SEC and incorporated by reference in this document. See "WHERE YOU CAN FIND MORE INFORMATION" on page 100. The information relating to Madison was derived from the consolidated financial statements of Madison for the years ended December 31, 2003, 2002 and 2001 and for the fiscal quarters ended March 31, 2004 and 2003. See "INFORMATION ABOUT MADISON—Management's Discussion and Analysis of Financial Condition and Results of Operation" and "INDEX TO MADISON FINANCIAL STATEMENTS" on pages 76 and F-1, respectively.

LEESPORT SELECTED FINANCIAL DATA

	At Or For The Three Months Ended March 31,		Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
	(unaudited)
	(Dollars in thousands except per share data)
Selected Financial Data:
Total assets	$613,239	$571,297	$622,252	$562,372	$503,509	$393,826	$358,618
Securities available for sale	182,574	160,983	200,650	157,564	146,957	74,368	72,165
Loans, net of unearned income	358,556	341,041	357,482	335,184	301,923	282,798	253,194
Allowance for loan losses	4,585	3,955	4,356	4,182	3,723	3,571	2,954
Deposits	421,378	398,624	408,582	379,832	331,577	296,363	269,344
Short-term borrowings	74,039	23,486	103,678	34,119	53,574	15,263	28,175
Long-term debt	34,500	72,200	34,500	72,200	62,200	43,500	31,000
Mandatory redeemable capital securities	—	15,000	15,000	15,000	5,000	5,000	—
Junior subordinated debt	15,000	—	—	—	—	—	—
Shareholders' equity	56,537	53,237	53,377	52,900	45,221	28,346	25,602
Book value per share	16.54	15.62	15.77	15.54	13.99	14.56	13.18
Selected Operating Data:
Interest income	$7,325	$7,128	$29,170	$30,630	$29,626	$27,471	$22,910
Interest expense	2,887	3,187	12,682	14,113	17,053	16,386	12,363

Net interest income before provision for loan losses	4,438	3,941	16,488	16,517	12,573	11,085	10,547
Provision for loan losses	360	295	965	1,455	1,012	1,082	1,270

Net interest income after provision for loan losses	4,078	3,646	15,523	15,062	11,561	10,003	9,277
Other income	4,055	3,702	18,864	10,881	7,834	6,686	4,665
Other expense	6,615	5,780	27,560	19,038	15,500	14,000	12,080

Income before income taxes	1,518	1,568	6,827	6,905	3,895	2,689	1,862
Income taxes	290	436	1,878	1,985	1,119	563	461

Net income	$1,228	$1,132	$4,949	$4,920	$2,776	$2,126	$1,401

Earnings per share—basic	$0.36	$0.33	$1.46	$1.50	$1.38	$1.10	$0.72
Earnings per share—diluted	$0.35	$0.33	$1.44	$1.49	$1.38	$1.10	$0.72
Cash dividends per share	$0.17	$0.16	$0.66	$0.60	$0.57	$0.57	$0.51
Return on average assets	.80%	.82%	.84%	.95%	0.64%	0.57%	0.43%
Return on average shareholders' equity	9.05%	8.56%	9.39	10.33%	8.67%	7.88%	5.24%
Dividend payout ratio	47.31%	43.66%	44.41%	40.38%	41.38%	52.17%	71.05%
Average equity to average assets	8.86%	9.32%	8.99%	9.72%	7.37%	7.17%	8.24%

Earnings and cash dividends per share amounts reflect the 5% stock dividend declared by the Board of Directors on March 19, 2003 with a record date of April 1, 2003 and distributed to shareholders on April 15, 2003.

MADISON SELECTED FINANCIAL DATA

	The Three Months Ended March 31,		Year Ended December 31,
	2004	2003	2003	2002	2001
Total interest income	$3,014,236	$3,072,664	$12,907,5377	$12,666,325	$14,441,707
Total interest expense	763,964	1,023,374	3,736,626	4,786,082	6,259,953
Net interest income	2,250,272	2,049,290	9,170,908	7,880,243	8,181,754
Provision for loan losses	150,000	120,000	520,000	532,500	972,000
Income before taxes	183,758	219,083	2,541,461	806,443	(1,024,881)
Provision in lieu of income taxes	72,893	65,000	907,113	258,076	0
Net income	110,865	154,083	1,634,348	548,367	(769,881)
Performance ratios:
Return on assets	0.22%	0.30%	0.78%	0.29%	(0.43)%
Return on equity	3.21%	5.00%	11.86%	3.41%	(6.70)%
Net interest margin	3.89%	4.73%	4.46%	4.44%	5.04%
Net charge-offs as % of average loans	0.12%	0%	0.38%	0.32%	0.90%
PER COMMON SHARE*
Basic earnings	$0.05	$0.07	$0.76	$0.26	$(0.37)
Diluted earnings	0.04	0.07	0.72	0.26	(0.37)
Book value	6.38	5.71	6.35	5.64	5.38
AT PERIOD END
Total assets	$199,313,760	$210,309,120	$208,814,533	$197,049,292	$182,381,974
Investments	3,234,573	13,855,871	16,459,213	14,020,149	7,014,408
Loans	166,294,774	152,073,698	164,347,660	148,251,440	135,914,472
Allowance for loan losses	1,185,395	1,313,340	1,212,666	1,183,279	1,125,181
Deposits	179,601,561	192,070,850	183,685,263	178,397,023	164,769,017
Shareholders' equity	13,885,815	12,335,096	13,778,737	12,198,312	11,249,628
Capital ratios:
Equity/Assets	6.97%	5.87%	6.60%	6.19%	6.17%
Total risk-weighted assets/capital	13.20%	11.74%	13.14%	11.87%	13.42%
STATISTICAL DATA
Branch locations	10	10	10	10	9
Common shares outstanding	2,175,070	2,161,320	2,169,320	2,161,320	2,091,320
With effects of stock dividends:
Average common shares outstanding	2,170,521	2,161,320	2,162,109	2,112,416	2,091,320
Actual common shares outstanding	2,175,070	2,161,320	2,169,320	2,161,320	2,091,320

*
Adjusted for stock dividend

Summary Selected Consolidated Condensed Combined Company
Unaudited Pro Forma Financial Information

        The following selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included in this document on page 69. This information is based on the historical consolidated balance sheets and related historical consolidated statements of operations of Leesport and Madison, using the purchase method of accounting for business combinations. This information is for illustrative purposes only. The companies might have performed differently had they been combined as of the dates for which information is presented. You should not rely on the summary selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results of Leesport.

        When you read the following summary of selected consolidated condensed combined company unaudited pro forma financial information, it is important that you read it along with the unaudited pro forma consolidated condensed combined financial information and the notes to those statements on pages 69 and 73, respectively, of this document.

	Three Months Ended March 31, 2004	Year Ended December 31, 2003
	(In Thousands, Except Per Share Data)
Pro forma combined income statement data:
Interest income	$10,217	$41,593
Interest expense	3,412	15,462
Net interest income	6,805	26,131
Provision for loan losses	510	1,485
Net interest income after provision for loan losses	6,295	24,646
Other income	5,301	27,778
Other expense	9,910	43,115
Net income	1,328	6,544
Pro forma per share data:
Basic earnings per share	$0.28	$1.40
Diluted earnings per share	$0.28	$1.38
March 31, 2004
Pro forma combined balance sheet data:
Total assets	$832,858
Securities	185,855
Net loans	519,126
Deposits	602,893
Long-term debt and other borrowings	108,539
Total shareholders' equity	87,023

Recent Operating Results

  Leesport

        Leesport reported net income for the quarter ended June 30, 2004 of $1,250,000, a 6.2% increase compared to net income of $1,179,000 for the same period in 2003. Net income for the six months ended June 30, 2004 was $2,480,000 as compared to $2,312,000 for the same period in 2003, a 7.3% increase. Diluted earnings per share were $0.36 on average shares outstanding of 3,476,242 for the quarter ended June 30, 2004, a 5.9% increase compared to $0.34 per share on average shares outstanding of 3,418,033 reported for the same period in 2003, and $0.71 on average shares outstanding of 3,471,681 for the six months ended June 30, 2004, a 6.0% increase compared to $0.67 on average shares outstanding of 3,428,702 reported for the same period in 2003.

RISK FACTORS RELATING TO THE TRANSACTION

        In addition to the other information included and incorporated by reference in this document, you should carefully read and consider the following factors in deciding whether to vote in favor of the transaction.

The value of the Leesport common stock which Madison shareholders will receive will vary with fluctuations in Leesport's stock price.

        Upon completion of the transaction, each share of Madison common stock will be exchanged for the right to receive 0.6028 shares of Leesport common stock. There will be no adjustment to the exchange ratio for changes in the market price of either shares of Madison common stock or shares of Leesport common stock. Accordingly, the market value of the shares of Leesport common stock that holders of shares of Madison common stock will become entitled to receive upon completion of the transaction will depend on the market value of the shares of Leesport common stock at the time of completion of the transaction, and could vary significantly from the market value on the date of this document or the date of the Madison special meeting. The market value of the shares of Leesport common stock to be received by Madison shareholders in the transaction will also continue to fluctuate after the completion of the transaction.

The fairness opinions obtained by Leesport and Madison from Griffin Financial Group and Cedar Hill Advisors, respectively, will not reflect changes in circumstances between the delivery of the opinions and the completion of the transaction.

        Leesport and Madison will not obtain updated opinions as of the effective time of the transaction from Griffin Financial Group and Cedar Hill Advisors, Leesport's and Madison's respective financial advisors. Changes in the operations and prospects of Leesport or Madison, general market and economic conditions and other factors which may be beyond the control of Leesport and Madison, and on which the fairness opinions were based, may alter the value of Leesport or Madison or the prices of shares of Leesport common stock and shares of Madison common stock by the time the transaction is completed. The opinions do not speak as of the time the transaction will be completed or as of any date other than the dates of such opinions. For a description of the opinions that Leesport and Madison received from their respective financial advisors, please refer to "The Transaction—Opinion of Leesport's Financial Advisor" on page 31 and "The Transaction—Opinion of Madison's Financial Advisor" on page 37.

Based on the Exchange Ratio, if the ten day average closing price of Leesport common stock ending three days prior to closing is below $20.77, the other price-related termination provisions are satisfied and the Madison board does not exercise its right to terminate the merger agreement, the value of the Leesport common stock you receive would be less than $12.52 per share of Madison common stock.

        Madison has the option, but is not required, to terminate the merger agreement if the average closing sales prices of Leesport common stock for the ten consecutive trading days ending three calendar days immediately prior to the effective time of the transaction is below $20.77 and the decline in value of Leesport common stock from $25.96 is at least 20% more than the change since April 8, 2004 in the SNL Bank Index. Madison cannot predict whether or not the Madison board of directors would exercise its right to terminate the merger agreement if the above conditions are met.

        The merger agreement does not provide for a resolicitation of Madison shareholders in the event that the above conditions are met and the Madison board nevertheless chooses to complete the transaction. Madison's board of directors has made no decision as to whether it would exercise its right to terminate the merger agreement if the above conditions are satisfied.

        In considering whether to exercise its right to terminate the merger agreement, Madison's board would take into account all relevant facts and circumstances that exist at such time and would consult with its financial advisor and legal counsel.

Madison directors and executive officers have interests in the transaction that may differ from the interests of Madison shareholders.

        Some of Madison's directors and executive officers have interests in the transaction other than their interests as shareholders. For example, certain executive officers of Madison have entered into agreements with Madison that will provide them with change-in-control payments upon termination of their employment in connection with the transaction. Under these agreements, these executive officers will receive, in the aggregate, payments of approximately $1,033,000. Additionally, Leesport (1) will increase the size of its board to include Mr. Vito A. DeLisi, currently a director and president and chief executive officer of Madison, Mr. Patrick Callahan and Mr. Michael O'Donoghue and (2) will cause the size of the board of directors of Leesport Bank to be increased to include Mr. DeLisi. These and certain other additional interests of Madison's directors and executive officers are described in greater detail in "FINANCIAL INTERESTS OF DIRECTORS AND OFFICERS" on page 64.

        These payments and benefits may cause some of Madison's directors and executive officers to view the proposed transaction differently than a Madison shareholder may view it.

Leesport may fail to realize the anticipated benefits of the transaction.

        The success of the transaction will depend in part on Leesport's ability to realize anticipated cost savings and to combine and integrate the business of Madison with Leesport's business in a manner which does not materially disrupt the existing customer relationships of Madison or result in decreased revenues, margins and net income due to loss of customers and other similar factors. Leesport expects that it will be able to enhance revenues in each of Madison's markets primarily through its broader product offerings. If these objectives are not met or if there is a significant adverse change in the fair value of Madison's assets or liabilities prior to the closing dates, the anticipated benefits of the transaction may not be realized fully, or at all, or may take longer to realize than expected.

After the transaction is completed, shareholders of Madison will become shareholders of Leesport and will have different rights that they may view as less advantageous than their current rights.

        Upon completion of the transaction, Madison shareholders will become Leesport shareholders. Differences in Madison's articles of incorporation and bylaws and Leesport's articles of incorporation and bylaws will result in changes to the rights of Madison shareholders when they become Leesport shareholders. For more information, see the section entitled "Comparison of the Shareholders Rights" on page 96. A shareholder of Madison may conclude that such shareholder's current rights under Madison's articles of incorporation and bylaws are more advantageous than the rights they may have as a Leesport shareholder under Leesport's articles of incorporation and bylaws.

A CAUTION ABOUT FORWARD-LOOKING STATEMENTS

        This document and the documents incorporated by reference into this document contain forward-looking statements about the transaction, Leesport and Madison within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Statements containing the words "believes," "expects," "anticipates," "estimates," "plans," "projects," "predicts," "intends," "seeks," "will," "may," "should," "would," "continues," "hope" and similar expressions, or the negative of these terms, constitute forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations and are subject to risks, uncertainties and changes in condition, significance, value and effect. These risks include those discussed in the section entitled "Risk Factors Relating to the Transaction" on page 18. Such risks, uncertainties and changes in condition, significance, value and effect could cause Leesport's or Madison's actual results to differ materially from those anticipated events. In evaluating the transaction, you should carefully consider the discussion of risks and uncertainties discussed in the section entitled "Risk Factors Relating to the Transaction" on page            .

        Although each company believes its plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, it can give no assurance that its plans, intentions or expectations will be achieved. Accordingly, you should not place undue reliance on them. Madison shareholders are cautioned that all forward-looking statements involve risks and uncertainties and actual results may differ materially from anticipated results or those discussed elsewhere in this document as a result of various risk factors described in the section entitled "Risk Factors Relating to the Transaction" on page 18. Listed below, and discussed elsewhere, are some important risks, uncertainties and contingencies that could cause each company's actual results, performances or achievements to be materially different from the forward-looking statements made in this document, particularly if the transaction is not completed. These factors, risks, uncertainties and contingencies include, but are not limited to, the following:

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  the strength of the United States economy in general and the strength of the regional and local economies in which Leesport and Madison conduct operations;

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  the effects of changing economic conditions in Leesport's and Madison's market areas and nationally;

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  the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

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  changes in federal and state banking, insurance and investment laws and regulations which could impact Leesport's operations;

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  inflation, interest rate, market and monetary fluctuations;

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  Leesport's ability in connection with any acquisition to complete such acquisition and to (1) successfully integrate assets, liabilities, customers, systems and management personnel Leesport acquires into its operations, (2) realize related revenue enhancements and cost savings within expected time frames, and (3) cap its expected one time charges at anticipated levels and acquire assets and liabilities, which at acquisition closing, have fair values which support Leesport's estimated values for such assets and liabilities;

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  Leesport's timely development of competitive new products and services in a changing environment and the acceptance of such products and services by customers;

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  the impact of changes in financial services policies, laws and regulations, including laws, regulations, policies and practices concerning taxes, banking, capital, liquidity, proper accounting treatment, securities and insurance, and the application thereof by regulatory bodies and the impact of changes in and interpretations of generally accepted accounting principles;

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  failure to close the transaction to which this document relates on the expected closing date or at all;

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  the occurrence of adverse changes in the securities markets;

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  the effects of changes in technology or in consumer spending and savings habits;

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  terrorist attacks in the United States or upon United States interests abroad, or armed conflicts involving the United States military;

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  regulatory or judicial proceedings;

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  changes in asset quality; and

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  Leesport's success in managing the risks involved in the foregoing.

        The effects of these factors are difficult to predict. New factors emerge from time to time and we can not assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date of this document.

        These forward-looking statements are found at various places throughout this document and the other documents incorporated by reference in this document, including Leesport's Annual Report on Form 10-K for the year ended December 31, 2003 and Leesport's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 (including any amendments to these reports).

THE SPECIAL MEETINGS

Date, Time and Place

        Leesport will hold a special meeting of shareholders on September 15, 2004, at 9:00 a.m., local time, at the Sheraton Berkshire Hotel, 741 Paper Mill Road, Wyomissing, Pennsylvania.

        Madison will hold a special meeting of shareholders on September 15, 2004 at 10:30 a.m., local time at the Sheraton Berkshire Hotel, 741 Paper Mill Road, Wyomissing, Pennsylvania.

Matters to be Considered at the Special Meeting

Leesport

        At the Leesport special meeting, Leesport shareholders will consider and vote upon proposals to:

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  approve and adopt the merger agreement;

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  approve a proposal to adjourn the meeting if more time is needed to solicit proxies; and

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  transact any other business that may properly be brought before the special meeting and any adjournment or postponement of the special meeting.

Madison

        At the Madison special meeting, Madison shareholders will consider and vote upon proposals to:

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  approve and adopt the merger agreement;

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  approve a proposal to adjourn the meeting if more time is needed to solicit proxies; and

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  transact any other business that may properly be brought before the special meeting and any adjournment or postponement of the special meeting.

        A vote for approval of the merger agreement is a vote for approval of the merger of Madison with and into Leesport and the exchange of Madison common stock for Leesport common stock. Leesport will pay cash in lieu of issuing any fractional share interests to Madison shareholders. If the transaction is completed, Madison will cease to exist as a separate legal entity.

Record Dates; Stock Entitled to Vote; Quorum

        The record date for the Leesport special meeting is the close of business on August 2, 2004. The record date for the Madison special meeting is the close of business on August 2, 2004. Leesport and Madison shareholders will each have one vote at their respective special meeting for each share of common stock they owned on their respective record date. On July 30, 2004, there were 3,413,094 shares of Leesport common stock outstanding and 2,175,070 shares of Madison common stock outstanding.

        A quorum requires the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders of Leesport or Madison are entitled to cast on their respective record dates.

        Leesport and Madison intend to count the following shares as present at their respective special meetings for the purpose of determining a quorum:

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  shares of common stock present in person at the special meeting but not voting or abstaining on any matter;

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  shares of common stock represented by proxy on which the shareholder has not directed a vote or abstained on any matter; and

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  shares of common stock represented by proxies from a broker that are voted on any issue other than a procedural motion.

Vote Required to Approve the Merger Agreement

Leesport

        Approval of the merger agreement requires the affirmative vote of the holders of at least 70% of the outstanding shares of Leesport common stock entitled to vote at the Leesport special meeting. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the special meeting. The failure to vote will have the effect as a vote against the merger agreement.

        Leesport shareholders have one vote for each share of Leesport common stock held of record on the record date on each matter to be considered at the special meeting.

Madison

        Approval of the merger agreement and the adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast by Madison shareholders at the Madison special meeting.

        Madison shareholders have one vote for each share of Madison common stock held of record on the record date on each matter to be considered at the special meeting.

        The directors and executive officers of Madison have agreed to vote all shares of Madison common stock that they own for approval and adoption of the merger agreement. As of the record date for the special meeting, directors and executive officers of Madison and their affiliates beneficially owned and were entitled to vote approximately 709,724 shares of Madison common stock, which represented approximately 32.6% of the shares of Madison common stock outstanding on the record date.

        As of the record date, Leesport beneficially owned 1,000 shares of Madison common stock. To Leesport's knowledge, no shares of Madison common stock were beneficially owned by any of Leesport's directors or executive officers.

Voting of Proxies; Abstentions; Broker Non-Votes

        Leesport and Madison will each vote shares represented by all properly executed proxies received in time for their respective special meetings in the manner specified on each proxy. Leesport and Madison will each vote properly executed proxies that do not contain voting instructions in favor of the merger agreement and in favor of the adjournment proposal.

        If you abstain from voting on any proposal considered at your special meeting, neither Leesport or Madison, as the case may be, will count the abstention as a vote "for" or "against" the proposal for purposes of the special meeting. Under rules relating to how brokers vote shares held in brokerage accounts, brokers who hold your shares in street name cannot give a proxy to vote your shares on the merger agreement or the adjournment proposal without receiving specific instructions from you. Neither Leesport or Madison, as the case may be, will count these broker non-votes as a vote "for" or "against" the merger agreement or the adjournment proposal for purposes of the Leesport or Madison special meeting. As a result:

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  because approval of the merger agreement by Leesport's shareholders requires the affirmative vote of holders of at least 70% of the outstanding shares of Leesport common stock at the Leesport special meeting, abstentions and broker non-votes with respect to Leesport will have the same effect as a vote against the proposal to approve the merger agreement;

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  because approval of the merger agreement by Madison shareholders requires the affirmative vote of a majority of the votes cast, abstentions and broker non-votes with respect to Madison will not affect the vote on the proposal to approve the merger agreement; and

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  because approval of the adjournment proposal requires the affirmative vote of a majority of all votes cast at each of the special meetings, abstentions and broker non-votes will not affect the vote on the adjournment proposal at either of the special meetings.

Revocability of Proxies

        If you grant a proxy, you may revoke your proxy at any time until it is voted by:

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  delivering a written revocation letter or delivering a later dated proxy to, in the case of Leesport, Jenette L. Eck, Corporate Secretary, or in the case of Madison, Phillip E. Hughes, Jr., Secretary;

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  submitting a proxy card with a later date; or

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  attending the appropriate special meeting, notifying Ms. Eck or Mr. Hughes, as the case may be, and voting by ballot in person.

        Attendance at the special meeting will not in and of itself revoke a proxy.

Solicitation of Proxies

        Leesport and Madison will each bear their own costs of soliciting proxies from their respective shareholders. Leesport and Madison will share equally the cost of printing this document. Leesport has agreed to bear the expense of any proxy solicitor engaged by Madison at Leesport's request.

        Leesport and Madison will each solicit proxies by mail. In addition, the directors, officers and employees of Leesport, Madison and their respective subsidiaries may solicit proxies from Leesport's and Madison's respective shareholders by telephone, electronic communication, telegram or in person. Leesport and Madison will each make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation material to the beneficial owners of stock held of record by those persons, and Leesport and Madison will each reimburse their respective shareholders for reasonable out-of-pocket expenses.

        D.F. King & Co., Inc. will assist in the solicitation of proxies by Leesport for a fee $6,500, plus reasonable out-of-pocket expenses.

        Madison shareholders should not send in their stock certificates with their proxy cards. As described below under the caption "THE MERGER AGREEMENT—Exchange Procedure" on page 54, Madison shareholders will receive materials for exchanging shares of Madison common stock shortly after the completion of the transaction.

THE TRANSACTION

        In this section of the document we describe the material features of the proposed transaction. This description is not complete and is qualified in its entirety by reference to the merger agreement which is attached as Annex A and is incorporated by reference into this document. We urge you to read the merger agreement in its entirety.

General

        The merger agreement provides for the acquisition of Madison by Leesport by means of the merger of Madison with and into Leesport, with Leesport continuing as the surviving corporation. In addition, Madison Bank will merge into Leesport Bank with Leesport Bank surviving such merger. When the transaction is completed, Mr. Vito A. DeLisi, currently a director and President and Chief Executive Officer of Madison, Mr. Patrick Callahan and Mr. Michael O'Donoghue will be appointed to the board of directors of Leesport. Additionally, after the transaction is completed, the board of directors of Leesport Bank will be increased to include Mr. DeLisi.

        In the transaction, each share of Madison common stock will be converted into the right to receive 0.6028 shares of Leesport common stock. Madison shareholders will receive a cash payment for any fractional share due. Each option and stock purchase warrant to acquire Madison common stock will be terminated and exchanged for cash. We currently estimate, based on the number of shares of common stock of Leesport and Madison currently outstanding, that former Madison shareholders will own approximately 27.7% and Leesport shareholders will own approximately 72.3% of the outstanding Leesport common stock immediately after the transaction. We expect that the exchange of shares of Madison common stock for shares of Leesport common stock generally will not cause a Madison shareholder to recognize any gain or loss for federal income tax purposes.

Background of the Merger

        As part of their on-going efforts to improve Madison's community banking franchise and enhance shareholder value, Madison's management and board of directors, with the assistance of their financial advisors, have periodically considered various strategic alternatives, including continuing as an independent institution, growing internally and through acquisitions of branches and of other community banks, and entering into a strategic combination with, or being acquired by, another institution. In furtherance of these efforts, at a meeting of the board of directors of Madison on November 18, 2003, the board of directors of Madison authorized management to engage an investment advisor to seek indications of interest from third parties with respect to a potential sale or other strategic transaction.

        Shortly thereafter, after contacting a number of investment banking firms, Madison engaged Cedar Hill Advisors, LLC as its financial adviser to assist Madison with respect to evaluating a possible sale of Madison. After consultation with Cedar Hill, the board of directors decided to pursue a limited auction to determine if there was a potential acquirer willing to purchase Madison for fair value.

        In connection with its engagement, Cedar Hill prepared a confidential information memorandum containing financial and other information concerning Madison and Madison Bank. The board of directors authorized Cedar Hill to use the materials to solicit indications of interest from potentially interested parties about pursuing a strategic transaction with Madison. During December 2003 and January 2004, Cedar Hill distributed these materials to approximately 13 parties to ascertain their potential interest in an acquisition of Madison and Madison Bank. These parties included institutions that Cedar Hill and the board of directors of Madison believed would likely be interested in, and financially able to complete, a transaction involving Madison and Madison Bank and parties that had contacted Madison previously on an unsolicited basis. Of the 13 parties, 12 returned executed confidentiality agreements. Each of these parties was requested to deliver a written preliminary indication of interest by January 15, 2004. As a result of this process, Madison received written expressions of interest from four parties about proceeding with a possible transaction. One additional party indicated it was still reviewing the materials but shortly thereafter the party informed Cedar Hill that it was not interested in submitting a bid. These potentially interested parties were all thrift or bank holding companies both within and outside Madison's primary market area.

        At a meeting of the board of directors held on January 20, 2004, the Madison board of directors reviewed with Cedar Hill the financial terms of each proposal, the business, operations and prospects of Leesport and the other parties, certain pro forma financial data regarding each of the bidders and the financial terms of other business combinations in the banking industry. After a lengthy discussion, the Madison board of directors determined that one of the four bids was substantially less attractive than the other offers and agreed to eliminate it from the auction process. The board agreed to permit the three remaining parties to conduct additional due diligence on Madison and instructed management and Cedar Hill to continue discussions with these parties to determine their level of interest, and to evaluate and assess these parties and their ability to consummate a possible transaction from a financial perspective.

        Shortly thereafter, Cedar Hill contacted the three remaining parties and invited them to conduct further due diligence and informed each party that final indications of interest would be required to be submitted the last week in February 2004. In early February, Cedar Hill had several discussions with one of the bidders regarding its bid and requested such bidder to provide a specific indication of interest rather than the range in offer price that it had provided. At the direction of the Madison board of directors, Cedar Hill informed such bidder that if it would not comply with this request, the party would be prohibited from participating in further due diligence. Such bidder failed to provide a specific indication of interest and consequently, Cedar Hill, at the direction of the board of directors of Madison, eliminated such bidder from the auction process. Accordingly two of the four parties began to conduct further due diligence on Madison, with Leesport being one of these parties. The other party indicated it was very interested in pursing a transaction but certain "strategic initiatives" prevented it from finalizing due diligence for approximately one month.

        Following Leesport's due diligence investigation, on February 16, 2004, Leesport reaffirmed its offer price of $16.00 and indicated it would be willing to offer stock in the proposed transaction to acquire all of the outstanding shares of Madison and cash out the existing stock options at the same price. Leesport also indicated that its offer was subject to the termination of Madison's contracts with its two mortgage executives and the execution of new employment contracts with those mortgage executives. On February 17, 2004, Madison's board of directors, with the assistance of its advisors, convened to discuss Leesport's proposal. The proposal was reviewed at length. Thereafter, the board of directors authorized management of Madison and counsel to seek to negotiate a business combination transaction with Leesport and directed Cedar Hill to maintain communications with the remaining interested party. The board of directors of Madison also instructed management to conduct due diligence on Leesport.

        Shortly thereafter, Madison's management, together with the assistance of its legal and financial advisors, commenced negotiations of the terms of a potential business combination. During these negotiations, the other interested party announced it was being acquired by another entity and withdrew from the auction process. The negotiations with Leesport continued for several weeks.

        One unresolved issue involved the ongoing negotiations with the mortgage executives. On March 11, 2004, the mortgage executives requested a cash payment to permit Madison to buy-out their current contracts with Madison, and Leesport indicated that any such buy-out payment would be the responsibility of Madison and would involve a reduction in the offer price. On March 16, 2004, the board of directors of Madison, along with representatives of Cedar Hill, met to discuss the status of negotiations. After discussions, the board of directors authorized management and its advisers to continue merger discussions with Leesport and to negotiate a buy-out agreement for the mortgage executives. On March 18, 2004, management met with the mortgage executives and the parties agreed that Madison would pay the mortgage executives $1.25 million to terminate their current contracts with Madison which, in effect, reduced Leesport's bid by $0.35 per share. Madison and Leesport commenced negotiations toward definitive documentation.

        In mid-April, Madison was approached by another bank holding company about its interest in acquiring Madison and its desire to conduct due diligence. Without having reviewed any nonpublic information regarding Madison, this party then submitted a written indication of interest with a per share offer price exceeding Leesport's offer. At a special meeting of the board of directors of Madison on April 14, 2004, the board, together with its advisers, considered the offer in light of the ongoing negotiations with Leesport to determine the appropriate course of action for Madison. At this meeting, counsel reviewed with the board its fiduciary duties under Pennsylvania law. After a lengthy discussion, the board directed management, with the assistance of its advisors, to explore the offer. This party delivered a confidentiality agreement and held meetings with Madison's senior management and financial advisor. The following day, this party withdrew its indication of interest to acquire Madison.

        Leesport and Madison continued negotiations toward definitive documentation relating to Leesport's proposal. Drafts of the proposed definitive agreement were distributed to the board of directors of Madison on April 12, 2004. On the morning of April 16, 2004, the board of directors of Madison met to consider and review the proposed definitive agreement. At this meeting, counsel for Madison advised the directors concerning their fiduciary duties under Pennsylvania law, reviewed in detail the terms of the proposed definitive documentation and discussed all material aspects of the transaction. Also at the meeting, representatives of Cedar Hill reviewed the auction process that had commenced in November 2003, reviewed various financial aspects of the transaction, and provided the board with a detailed financial analysis concerning the proposed transaction. Thereafter, Cedar Hill provided its oral opinion (which was subsequently confirmed in writing) that, as of such date, the exchange ratio was fair to the shareholders of Madison from a financial point of view.

        Thereafter, the board of directors authorized the execution of the definitive agreement between Leesport and Madison, and the definitive agreement was entered into on April 16, 2004. Later that day, the parties issued a joint press release announcing the transaction.

Madison's Board of Directors Reasons for the Transaction

        In making its determination and recommendation as to the merger and the merger agreement at the April 16, 2004 board meeting described below, the board of directors of Madison considered a number of factors, including but not limited to the following:

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  the merger consideration offered by Leesport was greater than two times the net book value of Madison at the time it approved the merger agreement and that no other credible potential bidders for Madison had offered such a high price for Madison;

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  the merger consideration to be received by the holders of Madison common stock represented a premium of approximately 12% based on the closing price of Leesport common stock on April 8, 2004;

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  the board had agreed to the transaction with Leesport only after a number of potential parties had been contacted over an extended period of time in a process designed to elicit third party proposals to acquire Madison;

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  the auction process, which began in November 2003, had been conducted in what the board believed to be an evenhanded manner and that third parties interested in Madison had been afforded the opportunity to submit indications of interest had they wished to do so and had been given access to senior management and substantial amounts of information to assist in finalizing its indication of interest;

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  the expected treatment of the merger as a "tax-free reorganization" for United States federal income tax purposes;

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  the board received an oral opinion and a financial presentation from Cedar Hill Advisors, LLC at the April 16, 2004 meeting, which opinion was reconfirmed in writing as of April 16, 2004, to the effect that, as of such dates and based upon and subject to the matters stated in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of the Madison common stock. The full text of the Cedar Hill Advisors, LLC opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Cedar Hill is attached to this document as Annex C and is incorporated herein by reference. shareholders are urged to, and should, read the Opinion of Cedar Hill;

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  dissenters' rights will be available to the holders of Madison common stock under Pennsylvania law;

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  the board's solicitation efforts with respect to other potential buyers provided a substantial amount of time within which to gauge the current level of interest in Madison and to permit other potential buyers to come forward;

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  the history of negotiations with respect to the merger agreement and the transactions contemplated thereby as the product of arm's-length negotiations with Leesport;

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  the board, with the assistance of its legal and financial advisors, evaluated the merits and viability of the indications of interest received during the controlled auction process and the relative strength of the Leesport proposal and concluded that the Leesport proposal was superior to each of the other non-binding proposals based on the amount and specificity of the purchase price being offered and the absence of material conditions that would be likely to affect the consummation of the merger;

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  the types of business that Leesport provides and the expanded products and services that Madison can provide as a result of combining the two organizations. The board believes that Madison and Leesport have similar business philosophies and the ability to grow as a strong community institution;

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  information concerning Leesport's business, financial condition, results of operations, asset quality and prospects, including the long-term growth potential of Leesport, the future growth prospects of Leesport combined with Madison following the proposed transaction, the potential synergies expected from the transaction and the business risks associated with the transaction;

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  the fact that Leesport has agreed to appoint Mr. Vito DeLisi and two additional Madison representatives to the board of directors of Leesport, which is expected to provide a degree of continuity and involvement by Madison following the completion of the transaction, in the interest of Madison shareholders, customers, employees and the communities which its serves;

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  together with management and its financial advisors, the Madison board of directors reviewed and considered the respective businesses, operations, asset quality, financial condition, earnings, strategic business plans, competitive positions and stock price performance of Madison and Leesport. The Madison board considered Leesport's history of successful acquisitions and its ability to integrate the business and operations of acquired companies;

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  the compatibility of the banking cultures and business and management philosophies of the two companies, particularly with respect to customer service, efficiency, credit quality, product diversification, the meeting of local banking needs and the companies' compatible management teams;

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  the expanded opportunities for revenue enhancement and synergies that are expected to result from the transaction. The board assessed possible synergies and recognized that the combined organization could reduce aggregate expenses that Leesport and Madison incur in areas such as salaries and benefits, occupancy expense, professional and outside service fees, and communications expense.

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  the terms of the $3 million termination fee in favor of Leesport, including the risk that the termination fee might discourage third parties from offering to acquire Madison by increasing the cost of a third party acquisition, and recognizing that the termination fee was a condition to Leesport's willingness to enter into the merger agreement;

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  the challenges of combining the businesses, assets and workforces of two companies and the risks of not achieving the expected operating efficiencies or growth;

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  the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the transaction;

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  the fact that some of Madison's directors and executive officers have interests in the transaction that are in addition to their interests as Madison shareholders. See "FINANCIAL INTERESTS OF DIRECTORS AND OFFICERS" on page 64; and

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  the risk that the transaction will not be consummated.

        The foregoing discussion of the information and factors discussed by the Madison board of directors is not meant to be exhaustive, but includes material factors considered by the board to support its decision that the transaction is fair to and in the best interests of Madison and its shareholders and its recommendation that the shareholders approve the transaction and adopt the merger agreement.

        In view of the wide variety of factors considered in connection with its evaluation of the transaction, the board did not find it practicable to, and did not, quantify or otherwise assign relative weight to the individual factors considered in reaching its determinations. The board believes that the factors listed above, as a whole, supported its determination that the transaction is fair to and in the best interests of all of the holders of Madison's common stock.

Recommendation of Madison's Board of Directors

        The board of directors of Madison believes that the terms of the transaction are in the best interests of Madison and has approved the merger agreement. ACCORDINGLY, THE MADISON BOARD UNANIMOUSLY RECOMMENDS THAT MADISON SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Leesport's Board of Directors Reasons for the Transaction

        Leesport's board of directors, with the assistance of Leesport's management and advisors, considered the following factors in concluding that the transaction was in the best interest of Leesport:

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  its understanding of Leesport's business, operations, financial condition, earnings and prospects and Madison's business, operations, financial condition, earnings and prospects, including Madison's unique franchise in the region in which it operates;

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  its understanding of the current and prospective environment in which Leesport and Madison operate, including regional and local economic conditions, the competitive environment for financial institutions generally and continuing consolidation in the financial services industry, and the likely effect of these factors on Leesport;

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  its understanding of the financial performance and condition, business operations, capital level and asset quality of Madison and the prospects of Leesport and Madison on a combined basis;

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  the fact that the transaction will expand Leesport's business in Montgomery County, Pennsylvania where Leesport already conducts a substantial insurance business through The Boothby Group Division of Essick & Barr, LLC;

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  its understanding that the transaction should be accretive to incremental earnings per share and to Leesport's various capital ratios;

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  its understanding of the favorable demographics present in Madison's existing franchise and the potential for penetration into contiguous markets;

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  its understanding of the potential for cost reductions and revenue enhancements;

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  the historical and current market prices of Leesport common stock and Madison common stock;

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  the structure of the transaction and the financial and other terms of the transaction, including the exchange ratio and the expectation of Leesport's legal advisors that the transaction will qualify as a transaction of a type that is generally tax-free to shareholders for U.S. federal income tax purposes;

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  its review of the terms of the merger agreement with its legal advisors;

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  its understanding of the likelihood that the regulatory approvals needed to complete the transaction would be obtained; and

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  its review of selected transaction data and comparable company data with its financial advisor.

        Leesport's board of directors also considered potential risks associated with the transaction, including (1) the challenges of integrating Madison's business, operations and workforce with those of Leesport, (2) the conversion of Madison's systems into Leesport's systems, (3) the need to obtain Leesport shareholder, Madison shareholder and regulatory approvals in order to complete the transaction, and (4) the risks associated with achieving anticipated cost savings, potential revenue enhancements and other potential financial benefits.

        The foregoing discussion of the information and factors considered by Leesport's board of directors is not exhaustive, but includes all material factors considered by the Leesport board of directors. In view of the wide variety of factors considered by Leesport's board of directors in connection with its evaluation of the transaction and the complexity of these matters, the board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors which it considered in reaching its decision. Leesport's board of directors evaluated the factors described above and reached a consensus that the transaction was advisable and in the best interests of Leesport. In considering the factors described above, individual members of the Leesport board of directors may have given different weights to different factors.

Recommendation of Leesport's Board of Directors

        The board of directors of Leesport believes that the terms of the transaction are in the best interests of Leesport and has approved the merger agreement. ACCORDINGLY, THE LEESPORT BOARD UNANIMOUSLY RECOMMENDS THAT LEESPORT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Opinion of Leesport's Financial Advisor

        On January 6, 2004, Leesport engaged Griffin Financial Group, LLC to serve as its financial advisor in connection with a possible transaction with Madison. Griffin acted as financial advisor to Leesport in connection with the proposed transaction and participated in certain negotiations leading to the execution of the merger agreement. On April 14, 2004, the Leesport board of directors held a special meeting to evaluate a proposed merger of Madison with and into Leesport. At this meeting, Griffin reviewed certain of the financial aspects of the proposed transaction. Griffin subsequently provided a written opinion, dated as of July 30, 2004, as to the fairness to Leesport, from a financial point of view, of the exchange ratio to be paid in the transaction.

        The full text of Griffin's written opinion is attached as Annex B to this document and is incorporated herein by reference. The opinion outlines the processes Griffin followed, the assumptions Griffin made, the matters Griffin considered, and the qualifications and limitations set forth in the opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. Leesport shareholders are urged to, and should read this opinion carefully and in it entirety. Griffin's opinion speaks only as of the date of the opinion. Griffin's opinion is directed to the Leesport board of directors and addresses only the fairness, from a financial point of view, of the exchange ratio to be paid in the transaction. It does not address the underlying business decision to proceed with the transaction and does not constitute a recommendation to any Leesport shareholder as to how the shareholder should vote at the Leesport special meeting on the transaction or any related matter. Griffin's opinion will not reflect any developments that may occur after the date of its opinion and prior to the completion of the transaction. Leesport does not currently expect that it will request an updated opinion from Griffin.

        For purposes of providing its opinion, Griffin has:

            (i)  reviewed certain publicly available financial statements and other information of Leesport and Madison, respectively, which Griffin believed to be relevant;

           (ii)  reviewed certain internal financial statements and other financial and operating data concerning Leesport and Madison, including financial forecasts and profit plans prepared by the respective management teams of Leesport and Madison;

          (iii)  discussed the past and current operations and financial condition and the prospects of Leesport and Madison with senior executives of Leesport and Madison, respectively, including with respect to Leesport (x) the potential pro forma impact on Leesport of the transaction, including potential strategic implications, cost savings and operating synergies which management of Leesport expects to realize from the combination of Leesport and Madison, and (y) the potential pro forma impact of the proposed transaction on the future financial performance of Leesport;

          (iv)  reviewed the financial terms, to the extent publicly available, of certain transactions which Griffin viewed as relevant;

           (v)  participated in discussions and negotiations among representatives of Leesport and Madison and their respective financial, legal and accounting advisors;

          (vi)  reviewed the merger agreement (including the schedules and exhibits thereto);

         (vii)  considered the competitive environment for financial institutions; and

        (viii)  performed comparable company, selected transaction, discounted cash flow and pro forma merger analyses.

        In connection with its reviews and analyses and rendering its opinion, Griffin assumed and relied upon the accuracy and completeness of all of the financial, accounting, tax and other information discussed with or reviewed by it for the purposes of rendering its opinion, without assuming any responsibility for independent verification. Griffin also relied upon assurances from management of Madison and Leesport that they are not aware of any facts and circumstances that may cause the information reviewed by Griffin to contain a misstatement or omission of a fact material to its opinion. With respect to financial and operating forecasts and profit plans, including the synergies, cost savings and other strategic, financial and operational benefits to be realized in connection with the completion of the transaction, Griffin has assumed that such financial and operating forecasts reflect the best available estimates and judgments of the future financial performance of Leesport, after giving effect to the transaction and were based on reasonable assumptions, estimates and judgments of management. Griffin also relied upon the advice Leesport and Madison have each received from their respective legal counsel, tax advisors, and independent public accountants as to all legal, tax and accounting matters relating to the transaction, including without limitation, that the transaction will be treated as a tax-free reorganization for federal income tax purposes. Griffin assumed that the transaction will be completed in accordance with the terms of the merger agreement and all laws and regulations applicable to Madison and Leesport and that in the course of obtaining the necessary regulatory approvals or other approvals of the transaction, no restrictions will be imposed that may have a material adverse effect on the future results of operation or financial condition of Leesport, Madison or the combined entity, as the case may be, or on the contemplated benefits of the transaction. Griffin did not make an independent valuation or appraisal of Madison or of its assets or liabilities (including any hedge, swap, foreign exchange, derivative or off-balance sheet assets or liabilities), nor has it been furnished with any such appraisals and Griffin has not made any independent review or examination of the loans, loan loss reserves or examined any individual loan credit files of Madison. Griffin also assumed that the published estimates of third party research analysts constitute a reasonable basis upon which to evaluate the future financial performance of Leesport. In addition, Griffin did not conduct a physical inspection of any of the properties or facilities of Leesport or Madison. Griffin is not expressing an opinion as to what the value of Leesport common stock will actually be when issued or the price at which Leesport common stock will trade at any time. Griffin's opinion does not address the relative merits of the transaction as compared to any other business strategy which might exist for Leesport, nor does it address the underlying business decision of Leesport to engage in the transaction or whether Leesport will realize the specific strategic objectives and benefits of the transaction.

        Griffin's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Griffin assumed, in all respects material to its analyses, that all of the representations and warranties contained in the merger agreement and all related agreements were true and correct, that each party to such agreements would perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement have not been nor will be waived. Griffin also assumed that there had been no material change in Leesport's or Madison's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to Griffin.

Summary of Analyses by Griffin

        The following is a summary of the material analyses undertaken by Griffin in connection with its written opinion, dated as of July 30, 2004. The summary is not a complete description of the analyses underlying Griffin's opinion or the presentation made by Griffin to the Leesport board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Griffin did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, Griffin believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion. The tables alone do not provide a complete description of the financial analyses.

        The earnings projections for Leesport and Madison used and relied upon by Griffin in its analyses were based upon internal financial projections provided by each company. With respect to such financial projections and all projections of transaction costs, purchase accounting adjustments and expected cost savings relating to the merger furnished to Griffin by Leesport, Leesport's management confirmed to Griffin that they reflected the best currently available estimates and judgments of management of the future financial performance of Leesport, and Griffin assumed for purposes of its analyses that such performances would be achieved. Griffin expressed no opinion as to such financial projections or the assumptions on which they were based. The financial projections for Leesport and Madison were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as the other estimates used by Griffin in its analyses, were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections.

        In performing its analyses, Griffin also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Leesport, Madison and Griffin. The estimates contained in Griffin's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, no company transaction or business used in Griffin's analyses as a comparison is identical to Leesport or Madison or the transaction, and Griffin's analyses and estimates are subject to substantial uncertainty.

        Griffin prepared its analyses for purposes of the April 14, 2004 special meeting of the board of directors of Leesport and updated its analysis for purposes of providing its opinion, dated as of July 30, 2004, to the Leesport board of directors. Griffin's financial analyses were only one of the many factors considered by Leesport's board of directors in its evaluation of the proposed transaction and should not be viewed as determinative of the views of the Leesport board of directors or management with respect to the transaction or the exchange ratio. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Griffin's analyses do not necessarily reflect the value of Leesport's common stock or Madison's common stock or the prices at which Leesport's or Madison's common stock may be sold at any time.

        Financial Terms of the Merger.    Griffin reviewed the financial terms of the proposed transaction. Based upon the closing price of Leesport's common stock on Wednesday, July 28, 2004 of $22.67 and the exchange ratio of 0.6028, Griffin calculated an implied transaction value of $13.67 per Madison share and an implied aggregate transaction value of approximately $36.6 million. The implied aggregate transaction value was based upon 2,175,070 shares of Madison common stock outstanding as of March 31, 2004, plus the value of outstanding options and warrants to purchase 695,372 shares of Madison common stock calculated using $15.65 per share less a weighted average exercise price of $5.75 per share.

        Selected Peer Group Analysis.    Using publicly available information, Griffin compared the financial performance, financial condition, and market performance of Madison to the following 17 Pennsylvania-based financial institutions:

  •
  CCFNB Bancorp, Incorporated

  •
  Codorus Valley Bancorp, Inc.

  •
  Commercial National Financial Corporation

  •
  Dimeco, Incorporated

  •
  East Penn Financial Corporation

  •
  Emclaire Financial Corp.

  •
  FNB Financial Corporation

  •
  Fulton Bancshares Corporation

  •
  Juniata Valley Financial Corporation

  •
  The Legacy Bank

  •
  Mid Penn Bancorp, Inc.

  •
  Muncy Bank Financial, Incorporated

  •
  Neffs Bancorp, Inc.

  •
  Norwood Financial Corp.

  •
  Peoples Financial Services Corp.

  •
  Tower Bancorp Incorporated

  •
  Union National Financial Corporation

        The analysis compared publicly available financial information for Madison with that of each of the institutions in the peer group. Unless otherwise noted, financial information was as of March 31, 2004 or for the twelve months ended March 31, 2004 and market price information was as of July 28, 2004. Certain financial data prepared by Griffin, and as referenced in the tables presented below, may not correspond to the data presented in Leesport's and Madison's historical financial statements, or to the data prepared by Cedar Hill Advisors, LLC presented under the section "Opinion of Madison's Financial Advisor," as a result of the different periods, assumptions and methods used by Griffin to compute the financial data presented.

        Griffin compared Madison's financial condition to the median and mean financial condition of the peer group. The results of such comparison were as follows:

	Madison	Madison Peer Group Median	Madison Peer Group Mean
Total Assets ($000)	199,314	305,295	299,789
Tangible Equity+Trust Preferreds/Tangible Assets (%)	9.55	10.81	11.10
Borrowings/Assets (%)	2.58	11.13	10.43
Loans/Deposits (%)	92.41	85.38	83.31
Reserves/Loans (%)	0.66	1.04	1.11
NPAs+90s/Assets (%)	1.18	0.48	0.66

        Griffin compared Madison's financial performance to the median and mean financial performance of the peer group. The results of such comparison were as follows:

	Madison	Madison Peer Group Median	Madison Peer Group Mean
Return on Average Equity (%)	12.05	11.12	10.33
Return on Average Assets (%)	0.76	0.98	1.10
Net Interest Margin (%)	4.64	3.86	3.83
Yield on Earnings Assets (%)	6.36	5.79	5.72
Cost of Funds (%)	1.79	2.25	2.29
Noninterest Income/Operating Revenue (%)	46.51	15.77	15.91
Noninterest Income/Average Assets (%)	3.87	0.64	0.69
Noninterest Expense/Average Assets (%)	6.95	2.66	2.68

        Griffin compared Madison's market value measures and performance to the median and mean market value measures and performance of the peer group. The results of such comparison were as follows:

	Madison	Madison Peer Group Median	Madison Peer Group Mean
Market Cap ($mil)	28.30	55.60	58.11
Price/LTM EPS (x)	18.80	16.95	19.06
Price/Book (%)	203.60	174.30	181.81
Price/Tangible Book (%)	203.60	181.20	186.98
Current Dividend Yield (%)	—	2.20	2.33
Dividend Payout Ratio (%)	—	40.23	52.11

        Selected Transaction Analysis.    Griffin reviewed publicly available information related to certain bank transactions. These transactions included acquisitions of profitable commercial banks in Pennsylvania, the mid-Atlantic region, and nationally announced between January 1, 2002 and July 28, 2004, with announced transaction values under $500 million. Pennsylvania transactions included:

Acquiror	Acquired Company
Sterling Financial Corp.	Pennsylvania State Banking Co.
Omega Financial Corp.	Sun Bancorp Inc.
F.N.B. Corp	Slippery Rock Financial Corp.
Community Bank System Inc.	First Heritage Bank
National Penn Bancshares Inc.	Peoples First Inc.
Susquehanna Bancshares Inc.	Patriot Bank Corp.
Harleysville National Corp.	Millennium Bank
Community Bank System Inc.	Grange National Banc Corp.
Univest Corp. of Pennsylvania	Suburban Community Bank
National Penn Bancshares Inc.	HomeTowne Heritage Bank
KNBT Bancorp Inc.	First Colonial Group Inc.
Fulton Financial Corp.	Premier Bancorp Inc.
Univest Corp. of Pennsylvania	First County Bank
National Penn Bancshares Inc.	FirstService Bank
Sky Financial Group Inc.	Three Rivers Bancorp Inc.

        Mid-Atlantic transactions included the above Pennsylvania transactions as well as the following New Jersey and Maryland transactions:

Acquiror	Acquired Company
Monmouth Community Bancorp	Allaire Community Bank
Fulton Financial Corp	First Washington Financial Corp.
Sun Bancorp Inc.	Community Bancorp of NJ
Lakeland Bancorp	Newton Financial Corp.
United Bankshares Inc.	Sequoia Bancshares Inc.
Lakeland Bancorp Inc.	CSB Financial Corp.
Mercantile Bankshares Corp.	F&M Bancorp

        For these selected merger transactions, as well as the other 300 national transactions, Griffin used publicly available financial information, including information from SNL Financial's online databases to determine:

  •
  The multiples of the transaction price per share to the earnings per share for the last twelve months ("LTM") at the time of announcement;

  •
  The multiples of the transaction price per share to book value per share using the acquired companies' most recent financial reports at the time of announcement of the transactions;

  •
  The multiples of the transaction price to total assets; and

  •
  The implied tangible book premium to core deposits (defined as total deposits less certificates of deposit greater than $100,000).

        Transaction multiples for the transaction were derived from the $13.67 per share transaction value and financial data as of March 31, 2004. Griffin compared these results with announced transaction multiples. The results of the analysis are set forth in the following table:

	Price/ LTM EPS (x)	Price/ Book (%)	Price/ Assets (%)	Premium/ Core Dep. (%)
Pennsylvania Median	23.38	262.69	24.16	22.22
Mid-Atlantic Median	24.88	281.94	24.67	23.17
National Median	21.04	206.97	18.39	13.77
Leesport/ Madison	19.81	214.19	18.37	15.98

        Discounted Cash Flow Analysis.    Griffin performed a discounted cash flow analysis to estimate a range for the implied equity value per share of Madison common stock as of July 28, 2004. In this analysis, Griffin assumed discount rates ranging from 14% to 16% to derive the present value of the estimated free cash flows that Madison could generate over the period beginning January 2004 and ending in December 2008, including certain expenses and cost savings forecasted as a result of the transaction, and the present value of Madison's terminal value at the end of 2008. Terminal values for Madison were calculated based on a range of 20.0x-24.0x estimated 2008 earnings. In performing this analysis, Griffin used Madison management's 2004 internal earnings estimate and assumed 5% earnings growth thereafter. Based on these assumptions, Griffin derived a range of implied equity values per share of Madison's common stock of $13.57-$17.72.

        The discounted cash flow is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, and discount rates. The analysis does not purport to be indicative of the actual values or expected values of Madison's common stock.

        Pro Forma Merger Analysis.    Griffin analyzed certain potential pro forma effects of the merger, assuming the following: (1) the transaction closes in the fourth quarter of 2004, (2) 100% of the Madison shares are exchanged for Leesport's common stock at an exchange ratio of 0.6028 per share, (3) all outstanding options and warrants to purchase Madison common stock are terminated prior to the completion of the transaction and each such option and warrant is exchanged for an amount of cash equal to the positive difference between the exercise price per share and $15.65, and (4) purchase accounting adjustments, charges and transaction costs associated with the merger and cost savings determined by senior management of Leesport. The analysis indicated that for the year ending December 31, 2005, the first full year after the closing of the transaction, the transaction would be accretive to the Leesport's projected earnings per share. The actual results achieved by the combined company may vary from projected results and the variations may be material.

        Fees Payable by Leesport to its Financial Advisor.    Leesport has agreed to pay Griffin a transaction fee in connection with the merger of $250,000 of which $25,000 has been paid and the balance of which is contingent, and payable, upon closing of the transaction. Leesport has also agreed to reimburse certain of Griffin's reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Griffin and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

        Griffin Financial Group, LLC has previously provided financial advisory services to Leesport and has received customary fees for the rendering of such services.

Opinion of Madison's Financial Advisor

        Madison retained Cedar Hill, by letter agreement dated December 8, 2003, to act as Madison's financial advisor with respect to its continuing review and evaluation of its strategic alternatives, including a potential sale of Madison. Cedar Hill agreed to assist Madison in analyzing, structuring, negotiating and effecting any proposed merger transaction. Madison hired Cedar Hill because of its knowledge of, and experience with, the banking market in which Madison operates and banking organizations within this market, and because of Cedar Hill's knowledge of, experience with, and reputation in the financial services industry.

        On April 16, 2004, Madison's board of directors held a meeting to evaluate the proposed merger with Leesport. At that meeting, Cedar Hill reviewed the financial terms of the proposed merger and delivered a verbal opinion that, as of April 16, 2004, the exchange ratio of .6028 shares of Leesport common stock for each issued and outstanding share of Madison common shares was fair to Madison's shareholders from a financial point of view. Cedar Hill also delivered a written opinion dated April 16, 2004 described below. The exchange ratio was determined pursuant to arms' length negotiations between Leesport and Madison in a process in which Cedar Hill advised Madison and participated, both directly and indirectly, in the negotiations. The Madison board, in its discretion, approved the merger agreement at this meeting on April 16, 2004.

        The complete text of Cedar Hill's written opinion is attached as Annex C to this document and is incorporated herein by reference. Madison shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, information considered, and qualifications and limitations on the analyses undertaken by Cedar Hill in rendering its opinion. Cedar Hill's opinion speaks only as of the date of the opinion and will not reflect any developments that may occur or may have occurred after the date of its opinion. The Cedar Hill opinion is directed only to the financial fairness of the exchange ratio to Madison shareholders and it does not address the underlying business decision to proceed with the merger and it does not constitute a recommendation to any shareholder as to how such shareholder should vote at the special meeting. Cedar Hill is not expressing any opinion herein with respect to the price at which Madison common stock or Leesport common stock will trade at any time, including the date of its opinion, or the dates of the announcement or consummation of the transaction.

        In conducting its analyses and arriving at its opinion, Cedar Hill has among other things:

  •
  reviewed the Merger Agreement, dated as of April 16, 2004, and the schedules and exhibits attached thereto;

  •
  considered the pro forma financial impact of the transaction on Leesport, based on assumptions relating to earnings projections, transaction expenses, purchase accounting adjustments and cost savings determined by management of Madison and Leesport;

  •
  reviewed Madison's audited consolidated financial statements for the year ended December 31, 2003, Madison's Bank Holding Company form Y-9C for the fiscal year ended December 31, 2003, and for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, Madison's Annual Report to Shareholders for the fiscal years ended December 31, 2001 and 2002, and certain other documents as filed with the Federal Deposit Insurance Corporation and Board of Governors Federal Reserve System;

  •
  reviewed certain internal information relating to Madison provided to Cedar Hill by management of Madison, including historical financial information, limited financial forecasts and profit plans;

  •
  held discussions with Madison's management regarding the business, operations and prospects of Madison;

  •
  considered the current overall market and banking environments;

  •
  reviewed the historical trading prices and volumes of the Madison's common stock;

  •
  reviewed certain publicly available information concerning certain other companies engaged in businesses which it believes to be reasonably comparable to Madison;

  •
  reviewed Leesport's Annual Report on Form 10-K for the fiscal years ended December 31, 2001, 2002 and 2003, Leesport's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003, and certain other documents as filed with the Securities and Exchange Commission;

  •
  reviewed certain internal information relating to Leesport provided to Cedar Hill by management of Leesport, including historical financial information, limited financial forecasts and profit plans;

  •
  held discussions with Leesport's management regarding the business, operations and prospects of Leesport;

  •
  reviewed the historical trading prices and volumes of Leesport's common stock;

  •
  reviewed certain publicly available information concerning certain other companies engaged in businesses which it believes to be reasonably comparable to Leesport;

  •
  reviewed information concerning certain other business transactions which it believes to be reasonably comparable to the transaction;

  •
  performed various valuation analyses as it deemed appropriate using generally accepted analytical methodologies; and

  •
  performed such other financial studies, analyses, inquiries, examinations and investigations, as it deemed appropriate.

        In conducting its review and analyses and in rendering its opinion, Cedar Hill has assumed and relied upon the accuracy and completeness of the financial and other information used by it in arriving at its opinion, and upon the assurances of Madison and Leesport that they are not aware of any information that would make the information provided to Cedar Hill incomplete or misleading. Cedar Hill was not asked to and did not independently verify the accuracy or completeness of any such information and it did not assume any responsibility or liability for the accuracy or completeness of any of such information. Cedar Hill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of Madison or Leesport or any of their respective subsidiaries, or the collectability of any such assets, nor was it furnished with any such evaluations or appraisals. With respect to financial forecasts, it was advised by the managements of Madison and Leesport, and it has assumed, without independent investigation, that they were reasonably prepared and reflect the best currently available estimates and judgments as to the expected future financial performance of Madison and Leesport. It has also relied, without independent verification, upon the estimates and judgments of the management of Leesport as to the potential cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the transaction. Cedar Hill is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses for Madison and Leesport. As a result, Cedar Hill has not assumed any responsibility for making an independent evaluation of the adequacy of the allowances for loan losses, and Cedar Hill assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission. It has not reviewed any loan files of Leesport, Madison or their respective subsidiaries.

        The following is a summary of the material financial analyses performed by Cedar Hill and presented by Cedar Hill to the Madison board of directors in connection with its opinion to the Madison board of directors on April 16, 2004. It is noted that the Cedar Hill's opinion was among several factors taken into consideration by the Madison board of directors in making its decision to approve the merger agreement. The following summary does not purport to be a complete description of the financial analyses performed by Cedar Hill. Cedar Hill's opinion was based solely upon the information available to it and the economic, market and other circumstances, as they existed as of the date of the opinion. Events occurring after such date could materially affect the assumptions and conclusions contained in Cedar Hill's opinion.

        The preparation of a fairness opinion for a transaction such as a merger involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Cedar Hill performed a variety of financial analyses. Cedar Hill believes that its analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, or any one method of analysis, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Cedar Hill's opinion. No one method of analysis was assigned a greater significance than any other. Therefore, Cedar Hill's opinion is not readily susceptible to summary description.

        In performing its analyses, Cedar Hill also made numerous assumptions with respect to industry performance, business, economic and market conditions and various other matters, many of which cannot be predicted and are beyond the control of Cedar Hill, Madison and Leesport. The analyses performed by Cedar Hill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative analyses is based on market data as of April 16, 2004, which may not be indicative of current market conditions.

        The forecasts and projections discussed with Cedar Hill by the managements of Madison and Leesport were prepared by the managements of Madison and Leesport without Cedar Hill's assistance. Madison and Leesport do not publicly disclose internal management projections of the type provided to Cedar Hill in connection with the review of the transaction. Such projections were not prepared with a view towards public disclosure and at the request of both Madison and Leesport this description of the analyses undertaken by Cedar Hill will not include specific disclosure of the internal management projections used by Cedar Hill. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions which are inherently uncertain, including without limitation, factors relating to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

        Transaction Value Ratios:    Cedar Hill considered, among other ratios, the following transaction value ratios using an implied transaction value of $15.65 per share of Madison common stock and Madison's financial information as of and for the twelve months ended December 31, 2003. This implied transaction value was calculated by multiplying the fixed exchange ratio of .6028 by $25.96 (the 30-day average of the closing prices of Leesport common stock ending April 8, 2004).

Transaction Value Ratios (Implied Transaction Value Per Share of $15.65)

Transaction Value to Book Value Per Share	2.46	x
Transaction Value to Tangible Book Value Per Share	2.46	x
Transaction Value to LTM EPS	21.74	x
Premium to Core Deposit	18.86%
Current Madison Dividend	$0.00
Pro forma Madison Dividend	$.41

        The aggregate consideration was approximately $41.03 million, based upon 2.17 million Madison common shares outstanding and including the intrinsic value of options and warrant outstanding to purchase Madison common stock. Pursuant to the merger agreement, outstanding options and warrants to purchase Madison common stock will be paid cash equal to the positive difference between exercise prices and $15.65.

        Stock Trading History:    Cedar Hill reviewed the history of the reported trading prices and the volumes of Leesport and Madison common stock. Specifically, for Madison the implied transaction value per share of $15.65 was compared against the following closing date reported prices for Madison common stock:

	Closing Date Stock Prices	Transaction Value Premium To Closing Stock Price
December 31, 2002	$4.19	273.51%
March 31, 2003	$7.10	120.42%
June 30, 2003	$5.75	172.17%
September 30, 2003	$8.00	95.63%
December 31, 2003	$15.00	4.33%
April 8, 2004	$14.00	11.79%

        Leesport's common stock trading history review included, among other items, the following price change analysis for Leesport's common stock closing prices and the SNL Bank Index (using the close of business prices as of April 8, 2004):

Price Change (%)	FLPB	SNL Index	Stock Price History ($)	High	Low
One Day	0.76	-0.34	Last Month	27.3600	24.7100
One Month	3.78	-2.06	Last Three Months	27.3600	23.5000
Three Month	11.02	1.73	Year-to-Date	27.3600	23.4000
Year-to-Date	12.81	1.85	Last Year	27.3600	18.3000
One Year	33.80	32.81	Three Year	27.3600	12.3810
Three Year	69.27	27.86

        Selected Peer Group Analysis:    In order to evaluate Madison's financial performance and condition, Cedar Hill developed a peer group against which to compare Madison. Cedar Hill compared the financial data for Madison to those companies located in the Mid-Atlantic region of the United States with assets between $150 million and $250 million for which public trading and pricing information was available. Cedar Hill deemed this group to be generally comparable to Madison. The information used for this analysis was derived from a database that draws upon information from publicly available sources and not directly from the companies themselves. The companies included were:

Sussex Bancorp	Neffs Bancorp, Inc.
CCFNB Bancorp, Incorporated	VSB Bancorp, Inc.
Abigail Adams National Bancorp, Inc.	Allaire Community Bank
Annapolis Bancorp, Inc.	Parke Bank
Monmouth Community Bancorp	Somerset Hills Bancorp
Boardwalk Bank	Patapsco Bancorp, Inc.
Bridge Street Financial, Inc.	Harford Bank

        Cedar Hill also compared the financial data for Leesport to those companies located in the Mid-Atlantic region of the United States with assets between $525 million and $750 million for which public trading and pricing information was available. Cedar Hill deemed this group to be generally comparable to Leesport. The information used for this analysis was derived from a database that draws upon information from publicly available sources and not directly from the companies themselves. The companies included were:

Chemung Financial Corporation	Bryn Mawr Bank Corporation
Wilber Corporation (The)	Penseco Financial Services Corporation
Shore Bancshares, Inc.	Fidelity D & D Bancorp, Inc.
CNB Financial Corporation	Smithtown Bancorp, Incorporated
First Chester County Corporation	QNB Corp.
Republic First Bancorp, Inc.	Franklin Financial Services Corporation
IBT Bancorp, Inc.	Penns Woods Bancorp, Inc.
Chester Valley Bancorp Inc.	Ephrata National Bank (The)

        The financial data and ratios shown in the table are as of or for the twelve months ended December 31, 2003, and the market price multiples are based on market prices as of April 8, 2004. Certain financial data prepared by Cedar Hill, and as referenced in the tables presented below, may not correspond to the data presented in Leesport's and Madison's historical financial statements, or to the data prepared by Griffin Financial Group, LLC presented under the section "Opinion of Leesport's Financial Advisor," as a result of the different periods, assumptions and methods used by Cedar Hill to compute the financial data presented.

	Madison Bancshares Group, Ltd.		Peer Median		Leesport Financial Corp.		Peer Median
Total Assets (000s)	$208,844		$204,611		$622,252		$605,649
Total Deposits (000s)	183,695		160,076		408,582		467,468
Total Net Loans (000s)	175,462		117,080		354,406		393,493
Total Shareholders' Equity (000s)	13,779		19,539		53,377		60,207
Total Equity / Assets	6.60%		10.45%		8.58%		9.45%
Tangible Equity / Tangible Assets	6.60		10.45		6.54		8.98
Tier I Capital / Risk-Adj Assets	11.97		14.40		11.53		13.01
Total Capital / Risk-Adj Assets	13.14		15.40		12.50		14.26
Total Borrowings / Total Assets	4.86		6.30		24.62		11.81
Non-Performing Loans / Loans	0.53		0.56		0.41		0.43
Loan Loss Reserves / NPLs	138.97		179.05		300.00		209.58
NCOs / Avg. Loans	0.32		0.06		0.23		0.16
Total Loans / Total Assets	78.51%		61.72%		57.45%		64.99%
Total Loans / Deposits	89.26		79.64		87.49		83.88
Return on Average Assets	0.78		0.89		0.84		1.15
Return on Average Equity	11.88		8.84		9.39		11.75
Net Interest Margin	4.50		3.91		3.22		3.87
Efficiency Ratio	83.43		66.00		83.80		58.09
Stock Price at April 8, 2004	14.00		19.18		26.60		34.63
Price / LTM EPS	19.44	x	20.25	x	18.47	x	17.81	x
Price / Qtr. Annualized EPS	18.42		20.70		15.83		17.69
Price / Estimated 2004 EPS	NA		14.91	*	15.47		15.95	*
Price / Estimated 2005 EPS	NA		13.39	*	13.50		11.19	**
Price / Book Value	220.47%		167.40%		168.67%		213.68%
Price / Tangible Book Value	220.47		172.50		226.19		224.14
Market Capitalization ($M)	30.37		36.98		90.61		112.77
Current Quarterly Dividend	0.00		0.01		0.17		0.20
Dividend Yield	0.00%		0.33%		2.56%		2.66%

For the latest 12 months period ended Dec. 31, 2003.

*
Only two estimates for the companies within the peer group

**
Only one estimates for the companies within the peer group

        Comparable Transaction Analysis:    Cedar Hill presented a comparable transaction analysis using Madison's balance sheet data as of December 31, 2003 and Madison's internal 2004 earnings forecast. This analysis included three sets of comparable bank transactions for which pricing data pertaining to the transactions was publicly available and presented associated imputed value per share ranges for Madison common stock. The first group of comparable transactions included 27 acquisitions of bank institutions nationwide announced from July 1, 2002 to April 2, 2004, with seller assets between $175 million and $250 million. The second group of comparable transactions included 10 acquisitions of bank institutions in the Mid-Atlantic region of the United States announced from July 1, 2002 to April 2, 2004, with seller assets between $100 million and $350 million. The third group of comparable transactions included 7 acquisitions of bank institutions in Pennsylvania announced from July 1, 2002 to April 2, 2004, with seller assets between $100 million and $500 million. The transaction median multiples derived from the three groups were presented as follows:

	Transaction Multiples
	Price/ Book Value	Price/Tangible Book Value	Price/EPS	Tangible Book Premium to Core Deposits
United States	242.42	246.55	24.32	16.15
Mid-Atlantic Region	273.11	283.28	21.22	23.02
Pennsylvania	277.47	283.99	25.62	24.00

        The following imputed value per share ranges for Madison common stock, assuming the above median comparable transaction multiples, were presented in the chart below and compared with and considered in relation to the implied transaction value per share of $15.65:

Implied Value Per Share Range
United States	$12.89 - $17.10
Mid-Atlantic Region	$11.25 - $21.68
Pennsylvania	$13.58 - $22.33

        It is noted that no company or transaction used in the Selected Peer Group Analysis and Comparable Transaction Analysis is identical to Madison, Leesport or the transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved, market areas in which the companies operate and other factors.

        Discounted Dividend Analysis:    Cedar Hill estimated range of present values per share of Madison's common stock based on a projected dividend stream and terminal value. Management of Madison supplied Cedar Hill with its 2004 earnings forecast, which was based upon various factors and assumptions, many of which are beyond the control of Madison and Cedar Hill. These projections are, by their nature, forward-looking and may differ materially from the actual future values or actual future results for the reasons discussed above.

        Madison's 2004 projected earnings were assumed to grow at a 15% annual growth rate from 2005-2008. The discounted dividend analysis also included the assumption that an acquirer could achieve estimated pre-tax cost savings in Madison's non-interest expense equal to $2.5 million or approximately 20% of Madison's normalized non-interest expense. To approximate the terminal value of Madison's common stock at December 31, 2008, Cedar Hill applied a price/earnings multiple range of 12x to 20x. The dividend stream and terminal values were discounted to present value using discount rates range of 10% to 18%. This analysis indicated an implied value per share range for Madison's common stock from $9.26 to $18.58, which was compared to and considered in relation with the implied transaction value per share of $15.65.

        Pro Forma Financial Impact Analysis:    Cedar Hill presented a pro forma merger analysis that combined, among other things, the projected financial impact of the merger of Madison and Leesport for two years of combined operations. In performing this analysis Cedar Hill employed certain assumptions provided by Madison and Leesport management including, but not limited to, projected earnings, acquisition purchase accounting adjustments and fully phased-in cost savings. This analysis indicated that the transaction is expected to be accretive to the combined company's projected earnings per share once fully phased-in cost savings have been achieved. It is again noted that the managements of Madison and Leesport requested that projections provided to Cedar Hill in connection with its pro forma financial impact analysis not be disclosed herein. Such projections were not prepared with a view towards public disclosure. Actual results from the combined companies may vary from projected results, and the variations may be material. Cedar Hill also noted that Madison shareholders will receive a pro forma equivalent annual cash dividend of $0.41 per Madison common share versus no cash dividends currently and that Madison shareholders would receive considerable pro forma earnings per share accretion based upon the exchange ratio of .6028.

        Cedar Hill's Relationship with Madison:    Madison paid Cedar Hill initial financial advisor fees of $35,000. In addition, Madison will pay a transaction fee equal to 0.70% of the final transaction value of which 33% (or $94,767) was paid, upon the signing of the merger agreement and 67% due at the closing of the transaction. In addition, Madison has agreed to reimburse Cedar Hill for its reasonable out-of-pocket expenses. Madison also agreed to indemnify Cedar Hill against certain liabilities arising out of rendering its opinion and indemnification arising for other services provided under its engagement agreement.

        Cedar Hill has had no prior investment advisory relationship with Madison or Leesport. Cedar Hill does not produce published research reports or investment analysis on Madison or Leesport. Cedar Hill does not make a market or trade in the securities of Madison or Leesport.

        Conclusion:    Based on the whole of Cedar Hill's various analyses, and taking into consideration the various factors which Cedar Hill believes are relevant to the circumstances surrounding the proposed transaction and subject to the limitations and qualifications enumerated above and in its written opinion letter, Cedar Hill delivered its written opinion to the board of directors of Madison that the exchange ratio, as of the date of the opinion letter, is fair to the Madison shareholders from a financial point of view.

What Madison Shareholders Will Receive

        Each share of Madison stock that Madison shareholders hold at the time of the transaction will automatically be exchanged into the right to receive 0.6028 shares of Leesport common stock. The market value of the Leesport common stock that Madison shareholders will receive will be equal to the product of (1) the number of shares of Madison common stock owned, multiplied by (2) 0.6028, multiplied by (3) the market value of a share of Leesport common stock on the effective date. Madison shareholders will not know the value of the Leesport common stock that they will receive until the effective date.

        In addition, Leesport will not issue fractional shares of Leesport common stock to Madison shareholders. Madison shareholders who would otherwise be entitled to a fraction of a whole share of Leesport common stock will instead receive an amount in cash equal to such fraction multiplied by the closing sales price of Leesport common stock on the day immediately prior to the effective date of the transaction.

Illustrations of Exchange Ratio Application; Value to Be Received

        The following table contains examples of the exchange ratio and total consideration that a Madison shareholder would receive, based on various hypothetical average final prices of Leesport common stock for the ten trading days ending three calendar days immediately prior to the effective date assuming that such shareholder owns 100 shares of Madison common stock and the market price of a share of Leesport common stock on the effective date is equal to the average final price. For each hypothetical average final price, the table indicates:

  •
  the exchange ratio;

  •
  the number of whole shares of Leesport common stock that a Madison shareholder would receive;

  •
  the amount of cash that such shareholder would receive for any fractional share; and

  •
  the total value of the stock consideration and any cash that such shareholder would receive.

Illustrations of Exchange Ratio Application and the Value of Consideration
to be Received for 100 Shares of Madison Common Stock

Assumed Average Final Price(1)		Exchange Ratio	Shares of Leesport Common Stock to be Received for 100 Madison Shares	Value of Leesport Shares to be Received	Cash Payment for Fractional Share(2)	Total Value to be Received for 100 Madison Shares
$19.50		0.6028	60.28	$1,170.00	$5.46	$1,175.46
$20.00		0.6028	60.28	$1,200.00	$5.60	$1,205.60
$20.50		0.6028	60.28	$1,230.00	$5.74	$1,235.74
$20.77	(3)	0.6028	60.28	$1,246.20	$5.82	$1,252.02
$21.00		0.6028	60.28	$1,260.00	$5.88	$1,265.88
$21.50		0.6028	60.28	$1,290.00	$6.02	$1,296.02
$22.00		0.6028	60.28	$1,320.00	$6.16	$1,326.16
$22.50		0.6028	60.28	$1,350.00	$6.30	$1,356.30
$23.00		0.6028	60.28	$1,380.00	$6.44	$1,386.44
$23.50		0.6028	60.28	$1,410.00	$6.58	$1,416.58
$24.00		0.6028	60.28	$1,440.00	$6.72	$1,446.72
$24.50		0.6028	60.28	$1,470.00	$6.86	$1,476.86
$25.00		0.6028	60.28	$1,500.00	$7.00	$1,507.00
$25.50		0.6028	60.28	$1,530.00	$7.14	$1,537.14
$26.00		0.6028	60.28	$1,560.00	$7.28	$1,567.28
$26.50		0.6028	60.28	$1,590.00	$7.42	$1,597.42
$27.00		0.6028	60.28	$1,620.00	$7.56	$1,627.56
$27.50		0.6028	60.28	$1,650.00	$7.70	$1,657.70
$28.00		0.6028	60.28	$1,680.00	$7.84	$1,687.84
$28.50		0.6028	60.28	$1,710.00	$7.98	$1,717.98
$29.00		0.6028	60.28	$1,740.00	$8.12	$1,748.12
$29.50		0.6028	60.28	$1,770.00	$8.26	$1,778.26
$30.00		0.6028	60.28	$1,800.00	$8.40	$1,808.40

(1)
The assumed average final price of Leesport common stock for the ten trading days ending three calendar days prior to the effective date.

(2)
All fractional shares will be paid in cash based upon the closing sales price of Leesport common stock on the trading day preceding the effective date. The examples provided assume that the market price of a share of Leesport common stock on the effective date is equal to the assumed average final price.

(3)
Under the merger agreement, Madison has the right to terminate the merger agreement if the average final price is below $20.77 (which is equivalent to a decline of approximately 20% from the average closing sale prices of Leesport common stock for the thirty trading days ending April 8, 2004) and Leesport underperforms SNL Bank Index by more than 20%. These possible events are not illustrated in the table.

Madison Price Termination Right

        Madison has the right to terminate the merger agreement if the average final price of Leesport common stock for the ten consecutive trading days ending three calendar days prior to the effective date is less than $20.77 and the decline in the average final price of Leesport common stock from $25.96 is at least 20% more than the change since April 8, 2004 in the SNL Bank Index. The $20.77 threshold for the price termination right is approximately 20% lower than the $25.96 average final price of Leesport common stock for the thirty consecutive trading days ending April 8, 2004.

        It is not possible to know until the three calendar days before the effective date if the average final price will be less than $20.77 or if the decline in the price of Leesport common stock will exceed the decline in the SNL Bank Index by more than 20%. Neither Leesport nor Madison can predict whether or not the Madison board would exercise its right to give notice to Leesport that Madison desired to terminate the merger agreement, if these conditions were met. In making a decision whether to terminate the merger agreement, the Madison board would carefully consider whether the transaction continued to be fair to and in the best interests of Madison shareholders, taking into account all relevant facts and circumstances that exist at the time and after consulting with its financial advisor and legal counsel.

        The merger agreement does not provide for a resolicitation of Madison shareholders in the event that the conditions for termination described above are satisfied and the Madison board nevertheless chooses to complete the transaction. Therefore, adoption of the merger agreement at the Madison special meeting will give the Madison board the ability to complete the transaction even if its right to terminate is triggered by a decline in the price of Leesport's common stock without any further action by, or resolicitation of, Madison shareholders. For a detailed description of the termination provision, see "THE MERGER AGREEMENT—Termination; Effect of Termination" on page 60 of this document.

Dissenters' Rights for Madison Shareholders

  General

        Under Pennsylvania law, shareholders of Madison have the right to dissent from the transaction and to obtain payment of the "fair value" of their shares in the event of the completion of the transaction. Leesport shareholders do not have dissenters' rights under Pennsylvania law in connection with the transaction.

        If you are a Madison shareholder and are contemplating exercising your right to dissent, we urge you to read carefully the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended, which is attached to this document as Annex D. The discussion below describes the steps that you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law.

        Before the effective date, send any written notice or demand required concerning your exercise of dissenters' rights to Madison Bancshares Group, Ltd., 1767 Sentry Parkway West, Blue Bell, Pennsylvania 19422 (Attn: Phillip E. Hughes, Jr., Secretary). After the completion of the transaction, send correspondence to Leesport Financial Corp., 1240 Broadcasting Road, Wyomissing, Pennsylvania 19610 (Attn: Jenette L. Eck, Corporate Secretary).

        The term "fair value" means the value of a share of Madison common stock immediately before the day of the transaction taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the transaction.

  Notice of Intention to Dissent

        If you are a Madison shareholder and wish to dissent, you must:

  •
  prior to the vote of Madison shareholders on the merger agreement at the Madison special meeting, file a written notice of intention to demand payment of the fair value of your shares of Madison common stock if the transaction is completed;

  •
  make no change in your beneficial ownership of Madison common stock from the date you give notice through the day of the transaction; and

  •
  not vote your Madison common stock for approval of the merger agreement.

Neither a proxy nor a vote against approval of the transaction constitutes the necessary written notice of intention to dissent.

  Notice to Demand Payment

        If the transaction is approved by the required vote of Madison shareholders, Madison or Leesport, as the case may be, will mail a notice to all dissenting shareholders who gave due notice of intention to demand payment and who did not vote for approval of the merger agreement. The notice will state where and when a Madison shareholder must deliver a written demand for payment and where such shareholder must deposit certificates for Madison common stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the relevant provisions of Pennsylvania law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

  Failure to Comply with Notice to Demand Payment, etc.

        Madison shareholders must take each step in the indicated order and in strict compliance with Pennsylvania law to maintain their dissenters' rights. If such shareholders fail to follow these steps, such shareholders will lose the right to dissent and will receive the same merger consideration as the non-dissenting shareholders.

  Payment of Fair Value of Shares

        Promptly after the effective date, or upon timely receipt of demand for payment if the effective date has already occurred, Leesport will send dissenting shareholders, who have deposited their stock certificates, the amount that Leesport estimates to be the fair value of the Madison common stock. The remittance or notice will be accompanied by:

  •
  a closing balance sheet and statement of income of Madison for the fiscal year ending not more than 16 months before the date of remittance or notice, together with the latest available interim financial statements;

  •
  a statement of Leesport's estimate of the fair value of Madison common stock; and

  •
  a notice of the right of the dissenting shareholder to demand supplemental payment, accompanied by a copy of the relevant provisions of Pennsylvania law.

  Estimate by Dissenting Shareholder of Fair Value of Shares

        If a dissenting shareholder believes that the amount stated or remitted by Leesport is less than the fair value of the Madison common stock, the dissenting shareholder may send his or her estimate of the fair value of the Madison common stock to Leesport. If Leesport remits payment of its estimated value of a dissenting shareholder's Madison common stock and the dissenting shareholder does not file his or her own estimate within 30 days after the mailing by Leesport of its remittance, the dissenting shareholder will be entitled to no more than the amount remitted by Leesport.

  Valuation Proceedings

        If any demands for payment remain unsettled within 60 days after the latest to occur of:

  •
  the effective time of the transaction;

  •
  timely receipt by Madison or Leesport, as the case may be, of any demands for payment; or

  •
  timely receipt by Madison or Leesport, as the case may be, of any estimates by dissenters of the fair value;

then, Leesport may file an application, in the Court of Common Pleas of Montgomery County, requesting that the court determine the fair value of the Madison common stock. If this happens, all dissenting shareholders, no matter where they reside, whose demands have not been settled, will become parties to the proceeding. In addition, a copy of the application will be delivered to each dissenting shareholder.

        If Leesport were to fail to file the application, then any dissenting shareholder, on behalf of all dissenting shareholders who have made a demand and who have not settled their claim against Leesport, may file an application in the name of Leesport at any time within the 30 day period after the expiration of the 60 day period and request that the Montgomery County Court of Common Pleas determine the fair value of the shares.

        The fair value determined by the Montgomery County Court of Common Pleas may, but need not, equal the dissenting shareholders' estimates of fair value. If no dissenter files an application, then each dissenting shareholder entitled to do so shall be paid no more than Leesport's estimate of the fair value of the Madison common stock, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Montgomery County Court of Common Pleas finds fair and equitable.

        Leesport intends to negotiate in good faith with any dissenting shareholder. If, after negotiation, a claim cannot be settled, then Leesport will file an application requesting that the fair value of the Madison common stock be determined by the Montgomery County Court of Common Pleas.

  Cost and Expenses

        The costs and expenses of any valuation proceedings performed by the Montgomery County Court of Common Pleas, including the reasonable compensation and expenses of any appraiser appointed by such court to recommend a decision on the issue of fair value, will be determined by such court and assessed against Leesport, except that any part of the costs and expenses may be apportioned and assessed by such court against any or all of the dissenting shareholders who are parties and whose action in demanding supplemental payment is dilatory, obdurate, arbitrary, vexatious or in bad faith, in the opinion of such court.

Accounting Treatment

        Leesport will use the purchase method of accounting to account for the transaction. In general, the purchase method of accounting accounts for a business combination as the acquisition of one company by another. Purchase accounting requires Leesport to allocate the purchase price and costs of the acquisition to all of Madison's tangible and identifiable intangible assets and liabilities, based on their fair value at the merger agreement date. Any excess will be recorded as "goodwill." Under generally accepted accounting principles, goodwill is not amortized but is assessed annually for impairment, with any resulting impairment losses included in net income. Earnings or losses relating to the business of Madison will be included in Leesport's financial statements only prospectively from the date of the transaction.

Resale of Leesport Common Stock

        Madison shareholders may freely transfer the Leesport common stock issued in the transaction unless such shareholder is an "affiliate" of Madison for purposes of SEC Rule 145 (generally, directors and executive officers of Madison). Each director and certain executive officers of Madison have entered into an agreement with Leesport providing that, as an affiliate, he or she will not transfer any Leesport common stock received in the transaction except in compliance with the securities laws. This document and the registration statement of which it is a part does not cover resales of Leesport common stock received by any of Madison's affiliates.

Certain Federal Income Tax Consequences

        The following discussion addresses the material United States federal income tax consequences of the transaction to a Madison shareholder who is a United States person within the meaning of section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), holds shares of Madison common stock as a capital asset and exchanges its shares of Madison common stock in the transaction solely for Leesport common stock and cash in lieu of a fractional share of Leesport common stock. This discussion is based upon the Code, Treasury regulations promulgated under the Code, judicial authorities, published positions of the Internal Revenue Service (which we refer to as the IRS) and other applicable authorities, all as in effect on the date of this document and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion does not address all aspects of United States federal income taxation that may be relevant to Madison shareholders in light of their particular circumstances and does not address aspects of United States federal income taxation that may be applicable to Madison shareholders subject to special treatment under the Code (including banks, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, investors in pass-through entities, Madison shareholders who hold their shares of Madison common stock as part of a hedge, straddle or conversion transaction, Madison shareholders who acquired their shares of Madison common stock pursuant to the exercise of employee stock options or otherwise as compensation, and Madison shareholders who are not United States persons). In addition, the discussion does not address Madison shareholders who exercise dissenters' rights or any aspect of state, local or foreign taxation. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

        Madison shareholders are urged to consult their tax advisors with respect to the particular United States federal, state, local and foreign tax consequences to them of the transaction or, if applicable, the exercise of dissenters' rights.

        The closing of the transaction is conditioned upon the receipt by Leesport of the opinion of Stevens & Lee, P.C., counsel to Leesport, and the receipt by Madison of the opinion of Drinker Biddle & Reath LLP, counsel to Madison, each dated as of the effective date of the transaction, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in those opinions (including factual representations contained in certificates of officers of Leesport and Madison), which are consistent with the state of facts existing as of the effective date of the transaction, the transaction will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The tax opinions to be delivered in connection with the transaction are not binding on the IRS or the courts, and neither Leesport nor Madison intends to request a ruling from the IRS with respect to the United States federal income tax consequences of the transaction. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the facts, representations or assumptions upon which such opinions are based are inconsistent with the actual facts, the United States federal income tax consequences of the transaction could be adversely affected.

        Assuming that the transaction will be treated as a reorganization within the meaning of Section 368(a) of the Code, the discussion below sets forth the opinion of Stevens & Lee, P.C. as to the material United States federal income tax consequences of the transaction to Madison shareholders who are United States persons, hold shares of Madison common stock as a capital asset and exchange shares of Madison common stock in the transaction solely for Leesport common stock and cash in lieu of a fractional share of Leesport common stock.

        Exchange for Leesport common stock.    If, pursuant to the transaction, a Madison shareholder exchanges all of its shares of Madison common stock actually owned by it solely for shares of Leesport common stock, such holder will not recognize any gain or loss except in respect of cash received in lieu of any fractional share of Leesport common stock (as discussed below). The aggregate adjusted tax basis of the shares of Leesport common stock received in the transaction will be equal to the aggregate adjusted tax basis of the shares of Madison common stock surrendered for the Leesport common stock (reduced by the tax basis allocable to any fractional share of Leesport common stock for which cash is received), and the holding period of the Leesport common stock will include the period during which the shares of Madison common stock were held by the Madison shareholder. If a Madison shareholder has differing bases or holding periods in respect of its shares of Madison common stock, such shareholder should consult its tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of Leesport common stock received in the exchange.

        Cash received in lieu of a fractional share.    Cash received by a Madison shareholder in lieu of a fractional share of Leesport common stock generally will be treated as received in redemption of the fractional share, and gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the portion of the shareholder's aggregate adjusted tax basis of the shares of Madison common stock surrendered that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of Madison common stock is more than one year.

        Backup Withholding.    If a Madison shareholder receives cash in lieu of a fractional share of Leesport common stock, the shareholder may be subject to backup withholding at a rate of 28% if the shareholder is a non-corporate United States person and: (1) fails to provide an accurate taxpayer identification number; (2) is notified by the IRS that it has failed to report all interest or dividends required to be shown on its federal income tax returns; or (3) in certain circumstances, fails to comply with applicable certification requirements. Amounts withheld under the backup withholding rules will be allowed as a refund or credit against a shareholder's United States federal income tax liability provided that the shareholder furnishes the required information to the IRS.

        The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences of the transaction. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, a Madison shareholder's individual status or circumstances. Moreover, the discussion does not address (1) the potential United States federal income tax consequences of the transaction to Madison shareholders who are not United States persons, (2) any non-income tax consequences of the transaction, or (3) any foreign, state or local tax consequences of the transaction. Accordingly, Madison shareholders are strongly urged to consult with their tax advisors to determine the particular United States federal, state, local and foreign income and other tax consequences to them of the transaction.

Regulatory Approvals

        Completion of the transaction is subject to the prior receipt of all consents or approvals of, and the provision of all notices to federal and state authorities required to complete the merger of Madison with and into Leesport and the subsequent merger of Madison Bank with and into Leesport Bank.

        Leesport and Madison have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the transaction. These approvals include approval from the Federal Reserve Board, the FDIC, and the Pennsylvania Department of Banking. We cannot complete the transaction without obtaining the required regulatory approvals.

        A merger of two bank holding companies requires the prior approval of the Federal Reserve Board under the Bank Holding Company Act. Under this law, the Federal Reserve Board generally may not approve any proposed transaction:

  •
  that would result in a monopoly or that would further a combination or conspiracy to monopolize banking in the United States; or

  •
  that could substantially lessen competition in any section of the country, that would tend to create a monopoly in any section of the country, or that would be in restraint of trade, unless the Federal Reserve Board finds that the public interest in meeting the convenience and needs of the communities served outweighs the anti-competitive effects of the proposed transaction.

        The Federal Reserve Board is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the communities to be served. Under the Community Reinvestment Act of 1977, the Federal Reserve Board also must take into account the record of performance of Leesport Bank and Madison Bank in meeting the credit needs of their communities, including low and moderate-income neighborhoods. In addition, the Federal Reserve Board must take into account the effectiveness of the bank holding companies in combating money laundering activities. Applicable regulations require publication of notice of an application for approval of the transaction and an opportunity for the public to comment on the application in writing and to request a hearing. Any transaction approved by the Federal Reserve Board generally may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divestiture of certain assets and liabilities. With the approval of the Federal Reserve Board and the U.S. Department of Justice, the waiting period may be reduced to 15 days.

        The merger of Madison Bank with and into Leesport Bank requires the approval of the FDIC under the Bank Merger Act. The FDIC is required to apply the same standards in its review of the transaction as the Federal Reserve Board, including, among other things, effects on competition, Community Reinvestment Act compliance and anti-money laundering compliance.

  State Approvals and Notices

        The transaction and the subsequent merger of Madison Bank into Leesport Bank are subject to the prior approval of the Pennsylvania Department of Banking under the Pennsylvania Banking Code. In determining whether to approve the transaction, the Pennsylvania Department of Banking will consider, among other things, whether the purposes and probable effects of the transaction would be consistent with the purposes of the Pennsylvania Banking Code, as set forth in Section 103 of the Banking Code, and whether the transaction would be prejudicial to the interests of the depositors, creditors, beneficiaries of fiduciary accounts or shareholders of the institutions involved.

  Applications

        Leesport filed applications with the Federal Reserve Board, the FDIC and the Pennsylvania Department of Banking on July 30, 2004 requesting approval of the mergers of Madison with and into Leesport and Madison Bank with and into Leesport Bank. The applications described the terms of the transaction, the parties involved, and the activities to be conducted by the combined companies as a result of the transaction, and contained certain financial and managerial information. Copies of the applications were provided to the U.S. Department of Justice and other governmental agencies.

        We are not aware of any material governmental approvals or actions that are required to complete the transaction, except as described above. If any other approval or action is required, we expect that we will seek such approval or action.

Change To Transaction Structure

        Leesport and Madison may at any time agree to change the method of effecting the combination of Leesport and Madison, including providing for the merger of Madison with and into a wholly-owned subsidiary of Leesport. In the event Leesport and Madison agree to change the structure of the transaction, any such change will not (1) alter or change the amount or kind of merger consideration that Madison shareholders will receive, (2) adversely affect the tax treatment of Madison's shareholders as a result of receiving the merger consideration or (3) materially impede or delay completion of the transaction.

Material Contracts

        There have been no other material contracts or other transactions between Madison and Leesport since signing the merger agreement, nor have there been any material contracts, arrangements, relationship or transactions between Madison and Leesport during the past five years other than in connection with the merger agreement and as described in this document.

THE MERGER AGREEMENT

        The description of the merger agreement set forth below highlights important terms of the merger agreement, a copy of which is attached to, and incorporated by reference in, this document as Annex A. This description may not include all the information that may interest you. We urge you to read the merger agreement carefully and in its entirety.

Effects of the Transaction

        The closing of the transaction will occur on the date mutually agreed to by Leesport and Madison, after the fulfillment or waiver of the conditions to the transaction as set forth in the merger agreement. Leesport and Madison presently expect to close the transaction during the fourth quarter of 2004. We refer to the closing date as the effective date. At the effective date, Madison will be merged with and into Leesport and the separate legal existence of Madison will cease. Leesport will be the surviving corporation and will continue its corporate existence in accordance with the applicable provisions of the laws of the Commonwealth of Pennsylvania. As a consequence of the merger transaction, all property, rights, debts and obligations of Madison will automatically be deemed vested in Leesport, in accordance with Pennsylvania law. Leesport, as the surviving corporation, will be governed by the articles of incorporation and bylaws of Leesport in effect immediately prior to completion of the transaction. Madison shareholders will receive 0.6028 shares of Leesport common stock for each share of Madison stock that they own. See "THE TRANSACTION—What Madison Shareholders Will Receive" on page 44.

        We will file articles of merger with the Pennsylvania Department of State, in accordance with the merger agreement, setting forth the effective time of the merger transaction. Either of us may terminate the merger agreement if, among other reasons, the merger does not occur on or before January 31, 2005, and the terminating party has not breached or failed to perform any of its obligations under the merger agreement. See "—Termination; Effect of Termination" on page 60.

Merger Consideration

        Madison shareholders will receive for each share of Madison common stock that they own 0.6028 shares of Leesport common stock. Madison shareholders who would otherwise be entitled to a fraction of a whole share of Leesport common stock will instead receive an amount in cash equal to such fraction multiplied by the closing sales price of Leesport common stock on the day immediately prior to the effective date of the transaction.

        See "THE TRANSACTION—What Madison Shareholders Will Receive" on page 44.

Exchange Agent

        Prior to the effective date, Leesport will appoint American Stock Transfer and Trust Company, or some other bank or trust company mutually agreed upon by Leesport and Madison, to serve as the exchange and paying agent in connection with the transaction. The exchange agent will handle the exchange of certificates and the payment of cash in lieu of any fractional shares pursuant to the merger agreement. Madison shareholders should not return their stock certificates for Madison common stock with the enclosed proxy. Madison shareholders should also not forward stock certificates to Madison or Leesport at any time. At the effective time of the transaction, Leesport will deposit with the exchange agent certificates representing Leesport common stock and sufficient cash to make all payment and deliveries required under the merger agreement.

Exchange Procedure

        No later than ten business days after the effective date of the transaction, the Exchange Agent will send a transmittal form to each record owner of Madison common stock. The transmittal form will contain instructions on how to surrender certificates representing Madison common stock for a certificate representing shares of Leesport common stock.

        Leesport must mail certificates representing shares of Leesport common stock and checks for cash in lieu of fractional share interests to former shareholders of Madison in no event later than 15 business days following the receipt of the transmittal form and Madison stock certificates properly endorsed or accompanied by the required materials.

        If you are a Madison shareholder, you should not forward your Madison stock certificates until you have received transmittal forms from Leesport. Madison shareholders should not return their Madison stock certificates with the enclosed proxy card.

        Madison shareholders will not receive the Leesport common stock into which their Madison shares have converted or any dividends on the Leesport shares, until they exchange their certificates representing Madison common stock. When Madison shareholders surrender their Madison certificates, they will receive any unpaid dividends without interest. For all other purposes, however, each certificate which represents shares of Madison common stock outstanding at the effective date of the transaction will evidence ownership of the shares of Leesport common stock into which those shares converted as a result of the transaction. Neither Leesport nor Madison will have liability for any amount paid in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

Lost, Stolen or Destroyed Certificates

        If certificates for your shares of Madison common stock have been lost, stolen or destroyed, you must submit an affidavit to that effect to the exchange agent. Leesport may also require such shareholders to deliver a bond to the exchange agent in an amount reasonably required to indemnify the exchange agent against claims with respect to lost certificates.

Transfer of Ownership

        The exchange agent will issue a certificate for shares of Leesport common stock in a name other than your own name surrendered in exchange only if the Madison certificate surrendered is properly endorsed and otherwise in proper form for transfer. The person requesting the exchange must also have paid any required transfer or other taxes or established to the satisfaction of the exchange agent that no tax is payable.

Conversion of Madison Stock Options and Warrants

        At or before the effective time of the transaction, each option and each stock purchase warrant to acquire Madison common stock then outstanding shall be terminated and exchanged for an amount of cash equal to $15.65 minus the exercise price of the option or warrant.

Conditions to The Merger

        The obligations of Leesport and Madison to complete the transaction are subject to various conditions, which include, among other customary provisions for transactions of this type, the following:

  •
  approval of the merger agreement by Madison shareholders and Leesport shareholders;

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  receipt of all required regulatory approvals, including the expiration or termination of any notice and waiting periods;

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  the absence of any legal order prohibiting the transaction;

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  delivery of a tax opinion to each of Madison and Leesport;

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  effectiveness of the registration statement of which this document is a part under the Securities Act of 1933 and the absence of any pending or threatened proceedings by the SEC to suspend the effectiveness of the registration statement; and

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  the termination by Madison of, and the agreement to such termination by the holders of, the outstanding options and warrants to acquire Madison common stock.

        In addition, the obligations of Leesport and Madison to complete the transaction are conditioned on:

  •
  the accuracy in all material respects as of the date of the merger agreement and as of the effective date of the representations and warranties of Leesport and Madison, except as to any representation or warranty which specifically relates to an earlier date and except where the breach would not individually or in the aggregate, constitute a material adverse effect with respect to the other party;

  •
  the other party's material performance of all its covenants and obligations except where the breach would not individually or in the aggregate, constitute a material adverse effect with respect to the other party; and

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  other conditions customary for similar transactions, such as the receipt of officer certificates.

        Except for the requirements of shareholder approval, regulatory approvals and the absence of any legal order preventing the transaction, each of the conditions described above may be waived in the manner and to the extent described in the merger agreement. See "—Amendment; Waivers" on page 59.

Subsidiary Bank Merger

        Leesport Bank has entered into a bank plan of merger with Madison Bank. Madison Bank will merge into Leesport Bank, with Leesport Bank surviving such merger. All shares of Madison Bank will be canceled and will cease to exist, and no consideration will be paid for any of these shares. Leesport and Madison expect to complete the bank merger concurrently with completion of the transaction.

Representations and Warranties

        The merger agreement contains customary representations and warranties relating to:

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  the corporate organization of Leesport, Leesport Bank, Madison and Madison Bank;

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  the capital structures of Leesport and Madison;

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  the approval and enforceability of the merger agreement and the bank plan of merger;

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  required consents or approvals of regulatory authorities or third parties;

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  the preparation of financial statements in accordance with generally accepted accounting principles and, where appropriate, applicable regulatory accounting principles;

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  the filing of tax returns and payment of taxes;

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  the absence of material adverse changes, since December 31, 2003, as to each of Leesport and Madison, on the assets, financial condition or results of operations on a consolidated basis of Leesport and Madison;

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  the absence of undisclosed material pending or threatened litigation;

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  compliance with applicable laws and regulations;

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  retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974;

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  the quality of title to assets and properties;

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  the maintenance of adequate insurance;

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  the absence of undisclosed brokers' or finders' fees;

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  the absence of material environmental violations, actions or liabilities;

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  the consistency of the allowance for loan losses with generally accepted accounting principles and all applicable regulatory criteria;

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  the accuracy of information supplied by us in connection with the registration statement filed by Leesport with the SEC, this document and all applications filed with regulatory authorities for approval of the merger and the bank merger; and

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  other documents filed by Leesport with the SEC and the accuracy of information contained therein.

        The merger agreement also contains other representations and warranties by Madison relating to:

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  employment and consulting contracts and benefits matters;

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  the validity and binding nature of loans reflected as assets in the financial statements of Madison;

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  the inapplicability of the antitakeover provisions of Pennsylvania law to the merger agreement and the bank plan of merger; and

  •
  transactions with affiliates.

Business Pending the Merger

        Under the merger agreement, Leesport and Madison have each agreed to use their reasonable good faith efforts to preserve their business organizations intact, to maintain good relationships with employees and to preserve the goodwill of customers and others with whom business relationships exist. In addition, Madison agreed to conduct its business and to engage in transactions only in the ordinary course of business, consistent with past practice, except as otherwise required by the merger agreement or with the written consent of Leesport.

        Madison also agreed that neither it nor Madison Bank may, without the written consent of Leesport:

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  amend or change any provision of its articles of incorporation, charter or bylaws;

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  change the number of authorized or issued shares of its capital stock, except for the issuance of shares of Madison upon the exercise of outstanding stock options and warrants;

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  grant any option, warrant, or agreement of any character relating to its authorized or issued capital stock or any securities convertible into its capital stock;

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  split, combine or reclassify any shares of its capital stock;

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  declare, set aside or pay any dividend or other distribution in respect of its capital stock;

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  hire or commit to hire any new or additional employees, except as otherwise set forth in the merger agreement;

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  grant any severance or termination pay, except in accordance with written policies or written agreements in effect on the date of the merger agreement (see "—Employee Benefits and Severance" on page 62), or enter into any new or amend any existing employment agreement;

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  grant any pay increase except for routine periodic increases in accordance with past practice;

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  engage in any merger, acquisition or similar transaction;

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  sell or otherwise dispose of the capital stock of Madison or any subsidiary of Madison or any assets other than in the ordinary course of business consistent with past practice;

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  take any action which would result in any of the representations and warranties of Madison in the merger agreement becoming untrue or in any of the conditions not being satisfied;

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  change any accounting practices, except as may be required by generally accepted accounting principles (without regard to any optional early adoption date) or any regulatory authority responsible for regulating Madison or Madison Bank;

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  waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which Madison or any subsidiary is a party, other than in the ordinary course of business, consistent with past practices;

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  implement any new employee benefit or welfare plan, or amend any plan, unless the amendment does not result in an increase in cost or is required by law;

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  purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation, Moody's Investor Services, Inc. or Fitch Ratings Ltd. or otherwise materially alter the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities, except in the ordinary course of business consistent with past practice;

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  amend or otherwise modify its loan underwriting and other lending guidelines and policies in effect or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice without notifying Leesport within two business days of making any new loan or credit facility commitment in excess of $1,500,000;

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  enter into, renew, modify or extend any transaction with any affiliate of Madison, except in the ordinary course of business consistent with past practice;

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  enter into any interest rate swap or similar arrangement except in the ordinary course of business consistent with past practice;

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  make any charitable contributions to any person in excess of $5,000 in the aggregate prior to the effective date; or

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  other than as a result of the merger agreement and other agreements with certain Madison employees delivered in connection with the transaction, take any action which would give rise to a right of payment to any individual under any employment agreement.

        Madison has also agreed in the merger agreement:

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  to use its reasonable efforts to cause all members of Madison's board of directors to vote all shares of Madison common stock that they beneficially own in favor of the transaction and to recommend to shareholders of Madison that they support the transaction;

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  to approve the bank plan of merger as sole shareholder of Madison Bank;

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  if Leesport requests and agrees to bear the expense, to retain a proxy solicitor to help solicit shareholder approval of the transaction;

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  if Leesport requests, to use its reasonable efforts to extend any contract with an outside service bureau or other vendor;

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  to permit a representative of Leesport reasonably acceptable to Madison to attend committee meetings of the management of Madison and its subsidiaries;

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  to modify or change its accrual and reserve policies and practices as may be necessary to conform the accounting reserve practices and methods of Madison to those of Leesport;

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  to deliver to Leesport schedule(s) of all employees including pertinent information concerning each such employee as reasonably requested by Leesport;

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  if Leesport requests, advise and consult with Leesport regarding the (1) termination or resignation of any member of the executive management of Madison and (2) hiring or termination of any employee of Madison or any of its subsidiaries;

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  to deliver to Leesport all personnel policy manuals and all employee handbooks regarding personnel policies and practices;

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  to assist Leesport as reasonably requested by it in connection with Leesport providing notices to affected employees under the Workers Adjustment and Retraining Notification Act;

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  promptly inform Leesport of the receipt of any legal, administrative or other proceedings or investigations relating to any alleged liability of Madison under any labor or employment law; and

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  to permit Leesport, at its own cost and expense, to conduct a phase I environmental audit on any physical location owned or occupied by Madison.

        Leesport and Madison have jointly agreed:

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  to each call and convene a special meeting of shareholders to consider and vote on the merger agreement;

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  to cooperate with each other and use best efforts to identify those persons who may be deemed to be affiliates of Madison;

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  to use their best efforts to obtain all required regulatory approvals;

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  to agree upon the form and substance of any press release or public disclosure related to the transaction;

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  to maintain adequate insurance;

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  to maintain accurate books and records;

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  to file all tax returns and pay all taxes when due; and

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  to cooperate with each other in identifying and retaining relationship managers and other key employees of Madison.

        Leesport has agreed in the merger agreement:

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  to recommend that Leesport shareholders approve the merger agreement;

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  to indemnify Madison's directors and officers against certain liabilities and maintain Madison's existing directors' and officers' liability insurance policy for a period of six years after the effective date;

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  to approve the bank plan of merger as sole shareholder of Leesport Bank;

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  if Madison requests, to retain a proxy solicitation to help solicit Leesport shareholder approval of the transaction;

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  to permit a representative of Madison reasonably acceptable to Leesport to attend committee meetings of Leesport and Leesport Bank; and

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  to operate Madison Bank as a separate division of Leesport Bank for at least three years after the effective date.

Dividends

        The merger agreement prohibits Madison from paying dividends or making other distributions on its stock.

No Other Bids and Related Matters

        The merger agreement prohibits Madison or any of its directors, officers, employees, agents or representatives (including investment bankers or lawyers) from:

  •
  soliciting, initiating or encouraging any inquiries relating to, or making any proposal which relates to an acquisition of Madison or any Madison subsidiary, the purchase, lease or other acquisition of a substantial portion of the assets or liabilities of Madison or any Madison subsidiary or the purchase or acquisition of 15% of any class or series of the stock of Madison or any Madison subsidiary (we refer to any such acquisition, purchase or lease as an "acquisition transaction");

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  responding to any inquiry relating to an acquisition transaction;

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  recommending or endorsing an acquisition transaction, other than the merger transaction with Leesport;

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  participating in any discussions or negotiations regarding an acquisition transaction;

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  providing any third party with any nonpublic information in connection with an acquisition transaction or any proposal relating to an acquisition transaction;

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  entering into a letter of intent or any other agreement relating to an acquisition transaction; or

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  failing to recommend and support the merger transaction to Madison shareholders.

Amendment; Waivers

        Subject to any applicable legal restrictions, at any time prior to completion of the transaction, Leesport and Madison may:

  •
  amend the merger agreement;

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  extend the time for the performance of any obligations or other acts required in the merger agreement;

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  waive any inaccuracies in the representations and warranties contained in the merger agreement; or

  •
  waive compliance with any of the agreements or conditions contained in the merger agreement, except for the requirements of shareholder approval, regulatory approval and the absence of any order, decree, or injunction preventing the transaction.

        If Madison shareholders approve of the merger agreement at the Madison special meeting, we cannot subsequently change either the amount or the form of consideration that Madison shareholders will receive upon completion of the transaction or otherwise modify the terms of the merger agreement, if such change or modification would adversely affect Madison shareholders, without obtaining the further approval of Madison shareholders.

Termination; Effect of Termination

        Leesport and Madison may terminate the merger agreement at any time prior to completion of the transaction by mutual written consent.

        Either Leesport or Madison may terminate the merger agreement at any time prior to completion of the transaction:

  •
  if the effective date of the transaction does not occur on or before January 31, 2005;

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  if either party has received a final nonappealable order from a regulatory authority whose approval or consent has been requested and will not be granted;

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  if a party has materially breached any representation, warranty or covenant in the merger agreement and such breach would have a material adverse effect on the breaching party, and such breaching party has not cured the breach by the earlier of 30 days of the date the non-breaching gives written notice of the breach to the breaching party or the effective date; or

  •
  if Madison's or Leesport's shareholders do not approve the merger agreement at their respective special meetings.

        If the failure to close for either of the above reasons is due to the failure of one party to perform its obligations under the merger agreement, that party may not terminate the merger agreement.

        Madison alone may terminate the merger agreement at any time prior to completion of the transaction:

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  if the average final price of Leesport common stock for the ten consecutive trading days ending three calendar days immediately prior to the effective time of the transaction is less than $20.77 and the decline in the average final price of Leesport common stock from $25.96 is at least 20% more than the change since April 8, 2004 in the SNL Bank Index;

  •
  if the Leesport board of directors fails to recommend or endorse the transaction;

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  if the Leesport board of directors withdraws or modifies its approval or recommendation of the transaction; or

  •
  if the Leesport board of directors fails to call, give notice of, convene or hold a special meeting of shareholders to consider the transaction.

        Leesport alone may terminate the merger agreement at any time prior to completion of the transaction:

  •
  if Madison solicits, initiates or encourages any inquiries related to an acquisition transaction;

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  if Madison responds to an inquiry relating to an acquisition transaction;

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  if Madison endorses or recommends an acquisition transaction;

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  if Madison participates in any discussions or negotiations regarding an acquisition transaction;

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  if Madison provides any third party with any nonpublic information in connection with an inquiry or proposal for an acquisition transaction;

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  if the Madison board of directors fails to call, give notice of, or convene or hold a special meeting of shareholders to consider the transaction;

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  if Madison enters into a letter of intent or other agreement with any party with respect to an acquisition transaction; or

  •
  if the board of directors of Madison fails to recommend and endorse the merger agreement or withdraws or modifies a prior recommendation in a manner adverse to Leesport.

        In the event that either Leesport or Madison terminates the merger agreement, neither Leesport nor Madison will have any continuing liability or obligation, except as described below under the section entitled "Termination Fee and Expenses." Nothing, however, will relieve any party from liability for the obligation dealing with confidentiality or a willful breach of the merger agreement.

Termination Fee and Expenses

        The merger agreement provides that if the merger agreement is terminated as a result of a fraudulent or willful breach of a representation, warranty, covenant or other agreement, the breaching party shall pay, up to certain limits, the expenses incurred in connection with the transaction by the non-breaching party.

        The merger agreement also provides that Madison must pay to Leesport a termination fee of $3,000,000 in cash if the merger agreement is terminated by:

  •
  Leesport because Madison has materially breached its covenant not to solicit other offers (see—"No Other Bids and Related Matters" on page 59);

  •
  Leesport because the board of directors of Madison withdraws, modifies or changes its recommendation of the merger agreement or endorses a proposal for another acquisition transaction;

  •
  Leesport because Madison has failed to call, give notice of or hold the special meeting;

  •
  Madison because its shareholders have failed to approve the merger agreement in circumstances where Madison's board of directors has failed to publicly recommend the transaction or has withdrawn, or modified such recommendation; or

  •
  Madison because its shareholders have failed to approve the merger agreement, and (1) at the time of such termination, there has been a public announcement that any person other than Leesport intends to engage in an acquisition transaction with Madison, and (2) Madison enters into an agreement to engage in an acquisition transaction with a party other than Leesport within 18 months of the date of such termination.

Management After the Transaction

        The size of board of directors of Leesport will be increased to include Mr. Vito A. DeLisi, currently a director and President and Chief Executive Officer of Madison, Mr. Patrick Callahan and Mr. Michael O'Donoghue. Leesport will also cause Mr. Vito A. DeLisi to be appointed as a director and executive officer of Leesport Bank. The executive officers of Leesport will not change as a result of the transaction.

Employee Benefits and Severance Benefits

        After the completion of the transaction, the employee pension benefit plans, including employee stock ownership plans, and welfare benefit plans of Leesport and Madison may, at Leesport's election and subject to the requirements of the Internal Revenue Code, continue to be maintained separately, consolidated, frozen or terminated, subject to the following implementation provisions and guidelines:

  •
  Leesport Employee Stock Ownership Plan. Employees of Madison who become employees of Leesport or a Leesport subsidiary will be entitled to participate in the Leesport Employee Stock Ownership Plan. Each employee will receive, for purposes of eligibility to participate in and vesting under the Leesport Employee Stock Option Plan, prior service credit under Leesport's plan.

  •
  Leesport 401(k) Retirement Plan. Employees of Madison who become employees of Leesport or a Leesport subsidiary will become entitled to participate in the Leesport 401(k) Plan in accordance with its terms. Each employee will receive, for purposes of participation and vesting only, credit for all service with Madison credited to the employee under the Madison 401(k) Plan.

  •
  Madison 401(k) Plan. After completion of the transaction, Leesport will amend the Madison 401(k) Plan to freeze participation and contributions under the Plan. Thereafter, Leesport will decide whether to combine the Plan with its 401(k) Plan.

  •
  Welfare Benefit Plans. After the effective date of the transaction, the welfare benefit plans of Leesport and Madison (and their respective subsidiaries) may, at Leesport's election and according to the terms of such plans, be terminated, be maintained until the underlying contracts expire or continued to be maintained. Leesport will take such action (which may include the implementation of new benefits, reduction or elimination of some benefits, and the alteration of the respective cost allocation between employer and employee) as it deems appropriate under the circumstances. In the event of any termination of or consolidation of a Madison welfare benefit plan with any Leesport welfare benefit plan, all employees of Madison and Madison's subsidiaries who become employees of Leesport or any Leesport subsidiary and are eligible for continued coverage under the Madison welfare benefit plan will have immediate coverage under any successor welfare benefit plan without the necessity of satisfying a waiting period for coverage of any pre-existing condition, subject to the terms of such plans, including the required cost allocation between employer and employee and co-pays, deductibles and out-of-pocket expenses. Leesport does not provide welfare benefits to retired employees.

  •
  Madison Bonus Plans and Arrangements. Madison may continue to administer its bonus programs and arrangements through the effective date, with such equitable modifications mutually agreed to by Leesport and Madison as may be appropriate to take into account the circumstances of the transaction as long as the aggregate payments under Madison bonus plans and arrangements for the fiscal year ending December 31, 2004 do not exceed an accrued amount equal to $22,000 per month for each month prior to the closing date. In addition, no further benefits, grants or awards will be made available under any other Madison plans without the prior written consent of Leesport.

  •
  Termination Benefits. Certain officers will be entitled to termination benefits consisting of amounts due to such officer under any employment agreement, special termination agreement, supplemental executive retirement plan, deferred bonus plan, deferred compensation plan, salary continuation plan, change-in-control policy or any other pension benefit or welfare benefit plan maintained by Madison solely for the benefit of officers of Madison or Madison Bank. For a detailed description of these benefits see "FINANCIAL INTERESTS OF DIRECTORS AND OFFICERS" on page 64 of this document.

  •
  Severance Policy. Leesport and Leesport Bank will provide severance pay to any active employee of Madison who is eligible to receive such payments under Leesport's current severance plan.

  •
  Retention Bonuses. Certain designated employees of Madison or Madison Bank, as determined jointly by Madison and Leesport are entitled to receive, in accordance with the merger agreement, a "retention" bonus from Madison, Madison Bank, Leesport or Leesport Bank if they remain employed until the effective date or, in certain cases, if such designated employee remains employed by Leesport following the effective date of the transaction until the date of the conversion of Madison's financial data processing system to Leesport's, or another date set by Leesport after the conversion date. To receive the retention bonus, the employee must satisfactorily fulfill the duties and responsibilities of his or her position while employed. Unless mutually agreed upon by Leesport and Madison, retention bonuses will not be payable to any employee of Madison or a Madison subsidiary who is a party to an agreement that provides severance benefits or payments in the event of termination of employment following a change in control of Madison or a Madison subsidiary.

Expenses

        Leesport and Madison will each pay all of their respective costs and expenses associated with the transaction, including fees and expenses of financial consultants, accountants and legal counsel, except that:

  •
  Leesport and Madison will share equally the cost of printing and mailing this document; and

  •
  if Leesport requests Madison to retain a proxy solicitor for the meeting, Leesport will bear the expense of such proxy solicitor.

FINANCIAL INTERESTS OF DIRECTORS AND OFFICERS

        Certain members of management of Madison and their boards of directors, may have interests in the transaction in addition to their interests as shareholders of Madison. The Madison board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement.

Stock, Stock Options and Warrants

        As of the record date, the directors and executive officers of Madison beneficially owned approximately 709,724 shares of Madison common stock, held options to purchase 496,793 shares of Madison common stock and held stock purchase warrants to purchase 54,635 shares of Madison common stock. On or prior to the effective date of the transaction, options and warrants held by directors and officers of Madison will be terminated and exchanged for an amount of cash equal to $15.65 minus the exercise price of the option or warrant. As of July 30, 2004, the difference between the aggregate exercise price of the options and warrants and the aggregate amount of cash paid to Madison executive officers and directors was approximately $5.2 million in the aggregate.

Indemnification; Directors And Officers Insurance

        Leesport has agreed, after the transaction is completed, to indemnify all directors and officers of Madison and Madison Bank against:

  •
  all liabilities and expenses relating to claims, actions, suits, proceedings, or investigations resulting from the person's status as a director, officer, or employee of Madison or any Madison subsidiary, whether pertaining to matters existing prior to the transaction and whether asserted prior to or after the transaction; and

  •
  all liabilities and expenses relating to claims, actions, suits, proceedings, or investigations arising out of the merger agreement or the transactions contemplated by the merger agreement to the same extent as those officers, directors, and employees could be indemnified by Madison or Madison Bank.

        Leesport has agreed to maintain Madison's existing directors' and officers' liability insurance policy, or a policy providing comparable coverage amounts on terms no less favorable, covering persons currently covered by such insurance for a period of six years after the effective date, subject to certain maximum cost limits.

Madison Change in Control and Other Payments

        In accordance with their existing employment agreements with Madison Bank, Vito A. DeLisi, President and Chief Executive Officer, Thomas J. Coletti, Executive Vice President, and Cheryl Hinkle Richards, Chief Financial Officer will each receive change in control payments provided for under their respective employment agreements as a result of the transaction. On the closing date for the transaction, Mr. DeLisi will receive a cash payment of $652,650 in complete satisfaction of all rights under his agreement with Madison. The payment to Mr. DeLisi will be reduced to the extent necessary so that his payment, together with any other amounts or benefits to him in connection with the transaction would not result in a loss of tax deduction under Section 280G of the Internal Revenue Code. On the closing date for the transaction, Mr. Coletti will receive a cash payment of $202,500 in complete satisfaction of all rights under his employment agreement with Madison. On the closing date for the transaction, Ms. Richards will receive a payment of $178,200 in complete satisfaction of all rights under her employment agreement with Madison.

        In consideration of termination of their existing contractual arrangements relating to Madison Bank's mortgage banking operations, Jonathan G. Kraus and John J. Crits, Vice Presidents of Madison Bank, will each receive cash payments of $625,000 on the closing date of the transaction.

Leesport Employment Agreement—Vito A. DeLisi

        Vito A. DeLisi, President and Chief Executive Officer of Madison Bank, has entered into a new employment agreement with Leesport and Leesport Bank, effective on the closing date of the transaction, pursuant to which Mr. DeLisi will serve as President of the Madison Bank Division of Leesport Bank. The term of the employment agreement commences on the closing of the transaction and runs through December 31, 2007, provided that the agreement is automatically renewed for successive one-year periods thereafter unless either party provides advance notice of nonrenewal. The agreement can also be terminated by Leesport for specified events, including designated events of cause and Mr. DeLisi's disability for a period of six consecutive months or more.

        Mr. DeLisi's employment agreement provides for an annual base salary of $235,000, which may be increased from time to time by action of Leesport's board of directors. Mr. DeLisi will also be entitled to participate in the incentive bonus and other benefit programs maintained by Leesport for similarly situated officers. On the closing date, Mr. DeLisi will receive a grant of 5,000 incentive stock options under Leesport's existing stock option plan, which options will have an exercise price equal to fair market value of a share of Leesport common stock on the date of grant and will vest ratably over a three-year period. Mr. DeLisi will also be eligible for consideration for stock option awards for calendar years beginning January 1, 2005 on the same basis as other officers of Leesport Bank. Leesport has also agreed to maintain the existing split-dollar insurance arrangement for the benefit of Mr. DeLisi presently maintained by Madison.

        Mr. DeLisi's employment agreement contains a change in control provision applicable to changes in control of Leesport following the transaction. Generally, if Mr. DeLisi's employment terminates as a result of events of "good reason" specified in the employment agreement following a change in control of Leesport, Mr. DeLisi will be entitled to a cash payment equal to the greater of (1) two times of the sum of his then base salary and the average amount of annual bonuses paid to him (or accrued for his benefit) or (2) the present value of the payments that would be made to him if his employment were terminated without cause in the absence of a change in control. If Leesport terminates Mr. DeLisi's employment in the absence of cause of disability during the employment period, his agreement provides that he will receive (1) continued payments of his base salary in effect on the date of termination plus an amount equal to his average bonus amounts during his employment for a period of twelve months or the period of time remaining on the employment period and (2) medical benefits coverage for a period of twelve months or until his earlier death or other employment.

        Mr. DeLisi's employment agreement contains noncompete covenants which generally prohibit him from soliciting Leesport customers or engaging in banking activities within a 25 mile radius of a branch office of Leesport Bank. These covenants extend for a period of one year following Mr. DeLisi's termination of employment, except for termination by Leesport for reasons other than cause and except for termination by Mr. DeLisi for specified events of good reason.

Leesport Change in Control Agreement—Thomas J. Coletti

        Thomas J. Coletti, Executive Vice President of Madison Bank, has entered into a change in control agreement with Leesport effective on the closing date of the transaction. Under this agreement, if Mr. Coletti's employment terminates as a result of events of "good reason" specified in the change in control agreement following a change in control of Leesport, Mr. Coletti would be entitled to receive an amount equal to his highest annualized base salary during the year of termination or the immediately preceding two years plus the highest cash bonus paid to him with respect to the year of termination or the immediately preceding two years. He would also be entitled to continued health and medical benefits for a period of one year at no charge. No amounts are payable under the agreement in the event that Mr. Coletti's employment is terminated following a change in control for cause or disability.

Leesport Employment Agreements—Jonathon G. Kraus and John J. Crits

        Jonathon G. Kraus and John J. Crits, executive officers of Madison Bank in Madison's mortgage banking operations, have each entered into a new employment agreement with Leesport and Leesport Bank, effective on the closing date of the transaction, pursuant to which they will serve as Senior Vice Presidents of Leesport Bank's mortgage department. The term of each employment agreement commences on the closing of the transaction and runs through December 31, 2007, provided that the agreement is automatically renewed for successive one-year periods thereafter unless either party provides advance notice of nonrenewal. The agreement can also be terminated by Leesport for specified events, including designated events of cause and disability for a period of six consecutive months or more.

        Each employment agreement provides for an annual base salary of $125,000, which may be increased from time to time by action of Leesport's board of directors. The employment agreements also provide for commissions based on mortgage loans personally originated by the employee and the payment of an annual cash bonus in an amount equal to 12.75% of the "net profit" of the mortgage department as defined in the agreement. The employees will also be entitled to participate in the incentive bonus and other benefit programs maintained by Leesport for similarly situated officers. On the closing date, each of Mr. Kraus and Mr. Crits will receive a grant of 3,000 incentive stock options under Leesport's existing stock option plan, which options will have an exercise price equal to fair market value of a share of Leesport common stock on the date of grant and will vest ratably over a five-year period (subject to acceleration in the event of termination by Leesport without cause or termination by the employee for good reason). The employees will also be eligible for consideration for stock option awards for calendar years beginning January 1, 2005 on the same basis as other officers of Leesport Bank.

        The employment agreements contain provisions permitting the employee to terminate his employment with Leesport for specified events of good reason (including a material reduction in duties or responsibilities, a reduction in base compensation or compensation formula, reassignment to a location more than 25 miles, and, following a change in control of Leesport, failure to maintain the employee as a co-head of the mortgage department). Generally, if the employee's employment terminates as a result of an event of "good reason" the employee will be entitled to continued payments for a period of two years of base salary and the average of the annual bonuses paid based on mortgage department net profits.

        The employment agreements contain noncompete covenants which generally prohibit the employee from soliciting Leesport customers or engaging in mortgage lending or other banking activities in any county in which a branch office of Leesport Bank is maintained or in any contiguous county. These covenants extend for a period of one year following termination of employment, except for termination resulting from Leesport's nonrenewal of the contract. In addition, if the employee's employment terminates as a result of delivery of a notice of nonrewal by employee, cause or an event of good reason, the employee is permitted to work during the restricted period for an entity providing mortgage brokerage services provided that the employee does not have an equity ownership interest in the entity and does not perform management services.

Leesport and Leesport Bank Boards of Directors

        Leesport will cause Mr. Vito A. DeLisi, currently a director and President and Chief Executive Officer of Madison, Mr. Patrick Callahan and Mr. Michael O'Donoghue to be appointed to the board of directors of Leesport on the effective date. Mr. DeLisi will be designated as Class I director with a term expiring in April 2007. Leesport has agreed to designate Mr. Callahan and Mr. O'Donoghue as Class II directors with terms expiring in April 2005 and has agreed to re-nominate them April 2005 for at least one three-year term. The appointment of Messrs. Callahan and O'Donoghue requires the approval of the Leesport board of directors, which approval shall not be unreasonably withheld.

        Mr. DeLisi will also be appointed to the board of directors of Leesport Bank on the effective date.

VOTING AGREEMENTS

General

        As a condition to Leesport entering into the merger agreement, each of the directors and executive officers of Madison entered into an agreement with Leesport, dated as of April 16, 2004, pursuant to which each director and executive officer agreed to vote all of their shares of Madison common stock in favor of the merger agreement. A form of voting agreement, which is called an affiliate letter, is Exhibit 1 to the merger agreement, which is attached to this document as Annex A.

Effect of the Voting Agreements

        The voting agreements, together with Madison's agreement not to initiate, solicit or respond to inquiries relating to an acquisition transaction, may have the effect of discouraging persons from making a proposal for an acquisition transaction involving Madison.

Terms of Voting Agreements

        The following is a brief summary of the material provisions of the voting agreements.

        Each director and executive officer of Madison agreed, among other things, that at the special meeting, he or she will:

  •
  appear at such meeting or otherwise cause all shares of Madison common stock he or she owns to be counted as present for purposes of calculating a quorum; and

  •
  vote (or cause to be voted), in person or by proxy, all shares of Madison common stock he or she owns or as to which he or she has, directly or indirectly, the right to direct the voting in favor of adoption and approval of the merger agreement and the transaction; and

  •
  vote against the approval or adoption of any acquisition transaction.

        Each director and executive officer of Madison also agreed not to, directly or indirectly, transfer or dispose of any of the shares of Madison common stock he or she owns prior to the Madison special meeting.

        The voting agreements will remain in effect until the earlier of the effective time of the transaction or the termination of the merger agreement in accordance with its terms.

        Each director and executive officer of Madison also agreed to certain restrictions on the offer, sale, transfer or disposition of shares of Leesport common stock acquired in the transaction, which are intended to ensure compliance with applicable federal securities laws. While shares of Leesport common stock to be issued to Madison shareholders in the merger will have been registered under the Securities Act of 1933, as amended, and may be traded freely and without restriction by those shareholders not deemed to be affiliates (as that term is defined under the Securities Act) of Madison.

Any subsequent transfer of shares, however, by any person who is an affiliate of Madison at the time the merger is submitted for a vote of the Madison shareholders will, under existing law, require either:

  •
  the further registration under the Securities Act of the Leesport common stock to be transferred;

  •
  compliance with Rule 145 promulgated under the Securities Act, which permits limited sales under certain circumstances; or

  •
  the availability of another exemption from registration.

        An "affiliate" of Madison is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Madison. These restrictions are expected to apply to the directors and executive officers of Madison and the holders of 10% or more of the outstanding Madison common stock. The same restrictions apply to the spouses and certain relatives of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial or equity interest.

        Pursuant to the voting agreements, each director and executive officer of Madison has acknowledged that Leesport will give stop transfer instructions to the transfer agent with respect to the shares of Leesport common stock to be received by persons subject to these restrictions, and the certificates for their shares will be appropriately legended.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED
FINANCIAL INFORMATION

        The following unaudited pro forma consolidated condensed combined financial information is presented for illustrative purposes only and does not purport to be indicative of the consolidated financial position and results of operations for future periods or the results that actually would have been realized had Leesport and Madison been a consolidated company during the specified periods. Leesport expects to further incur certain reorganization and integration expenses as a result of the acquisition of Madison if completed.

        The following unaudited pro forma consolidated condensed combined financial information is based on the respective audited and unaudited consolidated financial statements and the notes thereto of Leesport and Madison after giving effect to the assumed acquisition of Madison using the purchase method of accounting and the assumptions and adjustments described below. The estimated purchase price was allocated to the estimated fair market value of the Madison assets to be acquired and liabilities to be assumed based on the Madison consolidated balance sheet at March 31, 2004. The estimated purchase price allocation is based on management's preliminary analysis and estimates. The following unaudited pro forma consolidated condensed combined statements of income for the year ended December 31, 2003 and the three months ended March 31, 2004 assume the transaction was completed on January 1, 2003. The unaudited pro forma consolidated condensed combined balance sheet at March 31, 2004 assumes the transaction was completed on March 31, 2004.

        The pro forma adjustments were based upon available information and upon certain assumptions as described in the notes to the unaudited pro forma consolidated condensed combined financial information that Leesport's management believes are reasonable under the circumstances. The pro forma adjustments are based on the information available at the date of this document and are subject to change based on completion of the transaction and final purchase price allocation, and such changes may be material.

        The unaudited pro forma consolidated condensed combined financial information and accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of Leesport included in its Annual Report on Form 10-K for the year ended December 31, 2003, and its quarterly report on Form 10-Q for the three months ended March 31, 2004, incorporated by reference in this document, and the separate historical consolidated financial statements of Madison for the three months ended March 31, 2004 and the year ended December 31, 2003, which are included in this document.

Unaudited Pro Forma Consolidated Condensed Combined Balance Sheet

As of March 31, 2004

(In Thousands)

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	Leesport	Madison
ASSETS:
Cash and cash equivalents	$23,085	$12,649	$(6,884	)(1)	$27,050
			(975	)(2)
			(825	)(16)
Securities available for sale	178,180	500	—		178,680
Securities held to maturity	—	2,117	46	(7)	2,163
Restricted equity securities	4,394	618	—		5,012
Mortgage loans held-for-sale	1,829	13,800	—		15,629
Loans	358,556	165,955	385	(7)	524,896
Less allowance for loan losses	(4,585)	(1,185)	—		(5,770)

Net loans	353,971	164,770	385		519,126
Premises and equipment, net	12,928	2,545	—		15,473
Goodwill	9,580	—	23,811	(3)	34,424
			1,033	(9)
Identifiable intangible assets	4,285	—	3,714	(4)	7,999
Other assets	24,987	2,315	—		27,302

Total assets	$613,239	$199,314	$20,305		$832,858

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$421,378	$179,602	$1,913	(7)	$602,893
Long-term debt and other borrowings	108,539	—	—		108,539
Junior subordinated debt	15,000	5,150	—		20,150
Other liabilities	11,785	676	759	(8)	14,253
			1,033	(9)

Total liabilities	556,702	185,428	3,705		745,835

Shareholders' equity
Common stock	17,288	2,175	6,514	(5)	23,802
			(2,175	)(6)
Surplus	18,819	10,619	23,972	(5)	42,791
			(10,619	)(6)
Retained earnings	19,182	1,072	(1,072	)(6)	19,182
Treasury stock	(755)	—	—		(755)
Accumulated other comprehensive income	2,003	20	(20	)(6)	2,003

Total shareholders' equity	56,537	13,886	16,600		87,023

Total liabilities and shareholders' equity	$613,239	$199,314	$20,305		$832,858

See accompanying "Notes to Unaudited Pro Forma Consolidated Condensed
Combined Financial Information."

Unaudited Pro Forma Consolidated Condensed Combined Statement of Income

For the Three Months Ended March 31, 2004

(Dollars in Thousands, Except Share Data)

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	Leesport	Madison
Interest income:
Interest and fees on loans	$5,352	$2,902	$(24	)(12)	$8,230
Interest and dividend income on securities	1,970	112	(94	)(10)	1,984
			(4)	(17)
Other interest income	3	—	—		3

Total interest income	7,325	3,014	(122)		10,217

Interest expense:
Interest on deposits	2,049	705	(239	)(13)	2,515
Interest on long-term debt and other borrowings	645	4	—		649
Interest on junior subordinated debt	193	55	—		248

Total interest expense	2,887	764	(239)		3,412

Net interest income	4,438	2,250	117		6,805
Provision for loan losses	360	150	—		510

Net interest income after provision for loan losses	4,078	2,100	117		6,295

Other income:
Customer service fees	426	229	—		655
Mortgage banking activities, net	229	842	—		1,071
Commissions and fees from insurance sales	2,701	—	—		2,701
Net realized gain on sales of securities	154	92	—		246
Net loss on sale of loans	(34)	—	—		(34)
Other income	579	83	—		662

Total other income	4,055	1,246	—		5,301

Other expense:
Salaries and employee benefits	3,854	1,960	—		5,814
Occupancy and equipment expense	983	568	—		1,551
Amortization of identifiable intangible assets	84	—	133	(11)	217
Other expense	1,694	634	—		2,328

Total other expense	6,615	3,162	133		9,910

Income before income taxes	1,518	184	(16)		1,686
Income taxes	290	73	(5	)(14)	358

Net income	$1,228	$111	$(11)		$1,328

Basic earnings per share	$0.36	$0.05			$0.28
Diluted earnings per share	$0.35	$0.04			$0.28
Weighted average shares outstanding—basic	3,400,839	2,170,521	(2,170,521	)(15)	4,703,658
			1,302,819	(15)
Weighted average shares outstanding—diluted	3,467,119	2,590,321	(2,590,321	)(15)	4,769,938
			1,302,819	(15)

See accompanying "Notes to Unaudited Pro Forma Consolidated Condensed
Combined Financial Information."

Unaudited Pro Forma Consolidated Condensed Combined Statement of Income

For the Year Ended December 31, 2003

(Dollars in Thousands, Except Share Data)

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	Leesport	Madison
Interest income:
Interest and fees on loans	$22,406	$12,252	$(96	)(12)	$34,562
Interest and dividend income on securities	6,748	656	(374	)(10)	7,015
			(15)	(17)
Other interest income	16	—	—		16

Total interest income	29,170	12,908	(485)		41,593

Interest expense:
Interest on deposits	8,254	3,341	(957	)(13)	10,638
Interest on long-term debt and other borrowings	3,586	9	—		3,595
Interest on junior subordinated debt	842	387	—		1,229

Total interest expense	12,682	3,737	(957)		15,462

Net interest income	16,488	9,171	472		26,131
Provision for loan losses	965	520	—		1,485

Net interest income after provision for loan losses	15,523	8,651	472		24,646

Other income:
Customer service fees	1,539	796	—		2,335
Mortgage banking activities, net	2,435	6,886	—		9,321
Commissions and fees from insurance sales	9,200	—	—		9,200
Gain on sale of financial centers	3,073	—	—		3,073
Net realized gain on sale of securities	284	77	—		361
Net gain on sale of loans	269	—	—		269
Other income	2,064	1,155	—		3,219

Total other income	18,864	8,914	—		27,778

Other expense:
Salaries and employee benefits	13,560	9,462	—		23,022
Occupancy and equipment expense	3,543	2,336	—		5,879
Amortization of identifiable intangible assets	309	—	531	(11)	840
FHLB advance prepayment expense	2,482	—	—		2,482
Other expense	7,666	3,226	—		10,892

Total other expense	27,560	15,024	531		43,115

Income before income taxes	6,827	2,541	(59)		9,309
Income taxes	1,878	907	(20	)(14)	2,765

Net income	$4,949	$1,634	$(39)		$6,544

Basic earnings per share	$1.46	$0.76			$1.40
Diluted earnings per share	$1.44	$0.72			$1.38
Weighted average shares outstanding—basic	3,387,000	2,162,109	(2,162,109	)(15)	4,689,819
			1,302,819	(15)
Weighted average shares outstanding—diluted	3,427,000	2,275,342	(2,275,342	)(15)	4,729,819
			1,302,819	(15)

See accompanying "Notes to Unaudited Pro Forma Consolidated Condensed
Combined Financial Information."

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
COMBINED FINANCIAL INFORMATION

Note A. Basis of Presentation

        The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the transaction been completed at the beginning of each of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company. It is anticipated that the transaction will be completed in the fourth quarter of 2004.

        Under accounting principles generally accepted in the United States of America, the transaction will be accounted for using the purchase method of accounting and, as such, the assets and liabilities of Madison will be recorded at their estimated fair values. The allocation of the total purchase cost reflected in the unaudited pro forma consolidated condensed combined financial information is preliminary. The actual purchase accounting adjustments to reflect the fair values of the assets acquired and liabilities assumed will be based upon appraisals that are currently in process. A preliminary allocation of the purchase cost has been made to major categories of assets and liabilities in the accompanying unaudited pro forma consolidated condensed combined financial information based on our estimates. Accordingly, the adjustments that have been included in the unaudited pro forma consolidated condensed combined financial information may change based upon the final allocation of the total purchase cost of the acquisition of Madison. The actual allocation of the purchase cost and the resulting effect on income may differ from the unaudited pro forma amounts included in this document. However, based on current information, management does not expect the final allocation of the purchase price to differ materially from that used in the accompanying statements of operations.

        The unaudited pro forma consolidated condensed combined statements of income give effect to the transaction as if it was completed on January 1, 2003. The unaudited pro forma consolidated condensed combined balance sheet assumes the transaction was completed on March 31, 2004. Certain reclassifications have been included in the unaudited pro forma consolidated condensed combined balance sheet and unaudited pro forma consolidated condensed combined income statements to conform presentation.

        Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma consolidated condensed combined financial statements are summarized as follows:

        Estimated fair values for the assets and liabilities of Madison were obtained as follows:

  •
  Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair value.

  •
  Investment Securities. Securities are carried at market value based on quoted market price or dealer quote.

  •
  Stock in Federal Home Loan Bank and Federal Reserve Bank Stock (Restricted Equity Securities). No ready market exists for these stocks and they have no quoted market value; however, redemption of these stocks has historically been at par value. Accordingly, the carrying amount is deemed to be a reasonable estimate of fair value.

  •
  Loans Held-For-Sale. Fair market value based on quoted market prices for similar loans to be sold.

  •
  Loans. Fair values are estimated by segregating the portfolio by type of loan and discounting scheduled cash flows using interest rates currently being offered for loans with similar terms. A prepayment assumption is used as an estimate of the portion of loans subject to prepayment. The allowance for loan losses is deemed to be a reasonable estimate of the credit adjustment.

  •
  Deposits. Fair values for term deposits are estimated by discounting cash flows using interest rates currently being offered for deposits with similar terms.

  •
  Identifiable Intangible Assets. The fair value for the core deposit intangible asset was estimated by calculating a 2.3% premium on core deposits.

  •
  Other Assets and Other Liabilities. Because these financial instruments will typically be received or paid within three months, the carrying amounts of such instruments are deemed to be a reasonable estimate of fair value

  •
  Junior Subordinated Debt. Because these securities are currently redeemable at par by Madison, the carrying amount is deemed to be a reasonable estimate of fair value

        The premium on loans will be amortized to interest income over four years to approximate a constant yield to maturity. The premium on term deposits will be amortized over two years to approximate a constant yield to maturity. The core deposit intangible asset will be amortized over seven years to approximate a constant yield to maturity.

Note B. Calculation and Preliminary Allocation of Purchase Price

        The preliminary allocation of the cost to acquire Madison is described in the table below:

March 31, 2004
(dollars in thousands, except per share amounts)
Purchase Price
Madison common stock outstanding to be exchanged for Leesport common stock	2,161,279
Exchange ratio	0.6028

Total Leesport common stock to be issued	1,302,819
Purchase price of Leesport common stock per share (based on closing price on May 27, 2004)	$23.40

$30,486
Cash paid to exchange stock options and stock purchase warrants to acquire Madison common stock based on $15.65 per share minus the exercise price of the option or warrant (695,372 options and warrants with a weighted average exercise price of $5.75 per share)	6,884

Total consideration	37,370
Expenses associated with the acquisition	975

Total Purchase Price	38,345

Net Assets Acquired
Madison shareholders' equity	13,886
Adjustment for cash payments related to termination of existing contractual arrangements with mortgage banking Vice Presidents of Madison Bank	(825)

13,061
Estimated adjustments to reflect assets acquired at fair value:
Loans	385
Securities	46
Identifiable intangibles assets	3,714
Estimated amount allocated to liabilities assumed at fair value:
Deposits	(1,913)
Deferred taxes	(759)
Other liabilities	(1,033)

Net assets acquired	13,501

Goodwill resulting from merger	$24,844

Note C. Pro Forma Adjustments

        The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

  (1)
  Cash outlays to exchange 695,372 Madison options and warrants with a weighted average strike price of $5.75.

  (2)
  Cash outlays for costs associated with the acquisition.

  (3)
  Excess paid over net asset value less core deposit intangibles.

  (4)
  To record core deposit intangible as a result of purchase of Madison.

  (5)
  To record the issuance of Leesport common stock for Madison.

  (6)
  To eliminate Madison's historical shareholders' equity.

  (7)
  Fair value adjustments for held to maturity investments, fixed-rate loans and fixed rate non-core deposits.

  (8)
  Deferred tax adjustment related to fair value adjustments of Madison assets and liabilities.

  (9)
  To record change in control payments at Madison as additional goodwill.

  (10)
  Reduction of interest income on assets used to fund cash portion of transaction assuming an annualized pre-tax yield of 4.31%.

  (11)
  Amortization of the core deposit intangible created as a result of the transaction, over seven years.

  (12)
  Amortization of the $385,000 fair value adjustment to loans over an average life of four years.

  (13)
  Amortization of the $1,913,000 fair value adjustment to non-core deposits over an average life of two years.

  (14)
  Adjustment to record the tax effect of the pro forma adjustments using Leesport's incremental tax rate of 34%.

  (15)
  Weighted average share were calculated using the historical weighted average basic and diluted outstanding of Leesport and the shares issued in exchange for Madison's outstanding shares for the three months ended March 31, 2004 and the year ended December 31, 2003. Earnings per share data have been computed based upon the pro forma combined income of Leesport and Madison and the pro forma basic and diluted shares of the combined entity.

  (16)
  Cash payments related to termination of existing contractual arrangements with mortgage banking Vice Presidents of Madison Bank ($1,250,000 net of related taxes)

  (17)
  Amortization of the $46,000 premium on securities to interest income over their respective estimated lives to approximate a constant yield to maturity.

Note D. Earnings Per Share

        Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding over the period presented. Diluted earnings per common share is calculated using the same method as basic earnings per common share, but reflects potential dilution of common stock equivalents. Pro forma basic and diluted weighted average number of common stock outstanding utilized for the calculation of earnings per share for the periods presented were calculated using Leesport's historical basic and diluted weighted average common stock outstanding plus 1,302,819 shares of Leesport common stock issued in the transaction.

INFORMATION ABOUT LEESPORT

        Financial and other information relating to Leesport, including information relating to Leesport's directors and executive officers, is incorporated herein by reference. See "WHERE YOU CAN FIND MORE INFORMATION" on page 99.

INFORMATION ABOUT MADISON

Description of Business

  Madison Bancshares Group, Ltd.

        Madison is a one-bank holding company registered under the Bank Holding Company Act of 1956, as amended. It was incorporated under the laws of the Commonwealth of Pennsylvania on May 31, 1988. Madison became a bank holding company on August 8, 1989 when it consummated the acquisition of all of the capital stock to be issued of The Madison Bank in connection with Madison Bank's formation. Madison provides banking services through Madison Bank and does not engage in any activities other than banking and related activities. Madison's principal executive offices are located at The Madison Bank Building, 1767 Sentry Parkway West, Blue Bell, PA 19422. Its telephone number at such location is (215) 641-1111. At present, Madison Bank has ten branch offices.

        As of the date hereof, Madison and Madison Bank have a total of 117 employees.

  Madison Bank

        Madison Bank, Madison's wholly-owned banking subsidiary, commenced operations on August 16, 1989. Madison Bank is a commercial bank chartered pursuant to the laws of the Commonwealth of Pennsylvania and is a member of the Federal Reserve System. The deposits held by Madison Bank are insured, up to applicable limits, by the Federal Deposit Insurance Corporation. The regulatory agency with principal responsibility for oversight of Madison and Madison Bank is the Federal Reserve Board.

        Madison Bank conducts retail and commercial banking through its branch offices located at 1767 Sentry Parkway West, Blue Bell, Pennsylvania, 625 West Ridge Pike, Suite 600, Conshohocken, Pennsylvania, 1380 Skippack Pike, Center Square, Pennsylvania, 600 West Lancaster Avenue, Strafford, Pennsylvania, 100 West Main Street, Century Plaza, Suite 100, Lansdale, Pennsylvania, 8000 Verree Road, Philadelphia, Pennsylvania, 100 Gibraltar Road, Horsham, Pennsylvania, Route 413 and Doublewoods Road, Langhorne, Pennsylvania, 101 Old York Road, Jenkintown, Pennsylvania and 1232 Egypt Road, Oaks, Pennsylvania. Madison Bank's branch offices are in an eight mile radius serving primarily Montgomery and Bucks Counties. These offices expand Madison Bank's presence within the five county regions. Madison Bank currently offers services to residents of approximately 109 Townships/Boroughs. Madison Bank offers a broad range of consumer and commercial banking services. Madison Bank has been adding branches since 1991, and added its newest branch in Oaks, Pennsylvania, in August 2002. As of December 31, 2003 and 2002, Madison Bank held deposits totaling $183,695,263 and 178,397,023, respectively, excluding deposits of Madison. As of the same dates, Madison Bank had gross loans receivable of $177,067,972 and $167,985,438 (inclusive of residential loans held for sale), respectively. The majority of such loans were made for commercial purposes.

        As of December 31, 2003 and 2002, Madison had total assets of $208,678,533 and $197,049,296 and total shareholders' equity of $13,778,737 and $12,198,312, respectively. Investments amounted to $15,557,613 at year end 2003, of which $9,675,998 were classified as available for sale with the remaining balance classified as held to maturity. Investments totaled to $13,465,849 at the December 31, 2002, of which $13,295,849 were classified as available for sale and the remaining balance classified as held to maturity.

        Madison Bank offers a broad range of consumer and commercial deposit banking services including checking accounts for small to midsize businesses, personal interest bearing and non-interest bearing checking accounts, money market deposit accounts, savings accounts, certificates of deposit and individual retirement accounts. Madison Bank also offers many ancillary products to its commercial customers such as escrow accounts, investment sweep accounts, merchant services and corporate credit cards. Additional personal services include travelers checks, safe deposit boxes, VISA debit cards and automated teller network access.

        In 2000, Madison Bank began offering its Internet banking product to consumer customers. This banking product allows accountholders to pay bills, transfer funds and gather account information from the convenience of a home computer. In 2001, Madison Bank expanded this service to accommodate small businesses. Madison Bank expanded this service in 2003 to permit customers to see their paid checks and bank statements on line.

        Madison Bank also offers a broad range of loan and credit facilities to the businesses and residents of its service area, including secured and unsecured loans, home improvement loans, mortgages and home equity lines of credit. Madison Bank has an in-house mortgage department to better service mortgage applications.

        Madison Bank stresses loan quality. Management attempts to minimize Madison Bank's credit risk through loan application evaluation, approval and post-funding monitoring procedures.

        In addition to the broad range of services and products that Madison Bank offers, Madison Bank began to offer investment products through its agreement with W.S. Griffith Securities, Inc. as of February 2002. These products include mutual funds, fixed and variable rate annuities and various life insurance products.

        Madison Bank is a Pennsylvania state-chartered bank, a member of the Federal Reserve System and is FDIC-insured. The Federal Reserve Board, the FDIC and federal and state laws extensively regulate various aspects of Madison's banking business, including, but not limited to, permissible types and amounts of loans, investments and other activities, capital adequacy, branching, interest rates on loans and the safety and soundness of banking practices.

Competition

        There is substantial competition among financial institutions in Madison Bank's service areas for deposits and loan customers. Madison Bank competes with new and established local commercial banks, as well as numerous Philadelphia and regionally-based commercial banks. In addition, Madison Bank competes directly and indirectly with savings banks, savings and loan associations, finance companies, credit unions, mortgage brokers, insurance companies, securities brokerage firms, mutual funds, money market funds, private lenders and other institutions for deposits, mortgages, consumer and commercial loans, as well as other services. Competition among financial institutions is based upon a number of factors, including, but not limited to, the quality of services rendered, interest rates offered on deposit accounts, interest rates charged on loans and other credits, service charges, the convenience of banking facilities, locations and hours of operation and, in the case of loans to larger commercial borrowers, relative lending limits.

        Many of the financial institutions with which Madison Bank competes have established depositor and borrower relationships, greater financial resources, a wider range of deposit and credit instruments, and greater depth of management. Madison Bank is subject to potential additional competition from new branch banks which could open in its trade areas.

        In addition, there are banks and other financial institutions which serve surrounding areas and out-of-state financial institutions which currently, or in the future, may compete in Madison Bank's market. Madison Bank competes to attract deposits and loan applications both from customers of existing institutions and from customers new to its service areas.

Description of Property

        Madison leases 19,098 total square feet for main office operations, the branch and mortgage departments of the Madison Bank Building, 1767 Sentry Parkway West, Blue Bell, Pennsylvania under three leases with terms that expire between 2004 and 2006. The space contains a banking area, lobby, operations center and a vault together with administrative and executive offices. Madison Bank's space also includes a drive-thru banking facility and an automated walk-up teller machine. Base rental payments under this lease arrangement is $164,700 per year. In addition, Madison pays its pro rata share of the building's operating costs, including real estate taxes, water and sewer charges, equipment maintenance charges, exterior maintenance and upkeep, common area electric charges, trash removal, and certain other similar items.

        Madison Bank also leases space for branch banking facilities at the following locations and through the years indicated in parentheses: (1) 5,000 square feet for new lease space in Conshohocken, Pennsylvania (2011); (2) 3,620 square feet in Centre Square, Pennsylvania (2005); (3) 3,000 square feet in Strafford, Pennsylvania (2006); (4) 3,965 square feet in Lansdale, Pennsylvania (2007); (5) 2,800 square feet in Horsham, Pennsylvania (2009); (6) 2,400 square feet in Langhorne, Pennsylvania (2009); (7) 2,524 square feet in Jenkintown, Pennsylvania (2009); and (8) 3,250 square feet in Oaks, Pennsylvania (2010). The aggregate annual rent for all spaces leased for branch banking facilities and corporate offices was $1,213,590 for the year ended December 31, 2003 and is subject to annual increases. Madison Bank is also responsible for its allocable share of operating costs for such space.

Legal Proceedings

        Madison and Madison Bank are involved from time to time in legal proceedings arising in the ordinary course of business. In the opinion of management, no pending proceedings will have a material adverse effect on Madison's results of operations or financial condition.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Three months ended March 31, 2004 and March 31, 2003

  Capital Resources

        The total shares of common stock outstanding at March 31, 2004 and December 31, 2003 were 2,175,070 and 2,169,320, respectively. The book value of Madison's common stock at December 31, 2003 was $6.35 per share and at March 31, 2004 was $6.38 per share.

        The chart below depicts certain capital ratios applicable to state chartered Federal Reserve member banks and bank holding companies. Madison's actual capital ratios at March 31, 2004 and December 31, 2003, respectively, exceeded the levels required to be classified as "adequately capitalized" under applicable regulatory guidelines.

Ratio	Regulatory Minimum	Actual Mar. 31, 2004	Actual Dec. 31, 2003
Qualifying Total Capital to Risk Weighted Assets	8.00%	13.20%	13.14%
Tier 1 Capital net of intangibles to Risk Weighted Assets	4.00%	12.08%	11.97%
Tier 1 Leverage Ratio of Capital to Total Adjusted Average Assets	4.00%	9.27%	8.74%

        Madison's capital-to-assets ratio was 6.61% as of December 31, 2003 as compared to 6.97% as of March 31, 2004. For the quarter ended March 31, 2004, Madison's average return on equity was 3.21%, and its return on average assets was 0.22%. Madison's average return on equity as of December 31, 2003 was 11.86%, and its return on average assets was .78%

  Liquidity

        Madison Bank's Asset/Liability Management Committee, comprised of the members of Madison Bank's Executive Committee and its Treasurer, are responsible for managing the liquidity position and interest rate sensitivity of Madison Bank. The Committee's function is to balance Madison Bank's interest-sensitive assets and liabilities, while providing adequate liquidity for projected needs. The primary objective of the Asset/Liability Management Committee is to optimize net interest margin in an ever changing rate environment.

        Due to the nature of Madison's business, some degree of interest rate risk is inherent and appropriate. Management attempts to manage the level of earnings exposure arising from interest rate movements.

        Interest rate sensitivity is measured by the difference between interest-earning assets and interest-bearing liabilities which mature or reprice within a specific time interval (which we refer to as a "gap"). A positive gap indicates that interest-earning assets exceed interest-bearing liabilities within a given interval. A positive gap position results in increased net interest income when rates increase and the opposite when rates decline.

        At March 31, 2004, Asset/Liability Management Committee conducted a risk management review of Madison, which included an "earnings at risk" analysis as well as a "risk sensitivity" analysis. In a static rate environment, net interest income would be approximately $9,189,000 at the end of one year. Madison is in a negative gap position. Accordingly, if rates fell 200 basis points, net interest income would decrease by 17%, or would be approximately $7,599,000 at the end of a one year period. A rise in rates by 200 basis points would represent a net interest income increase of 5.3%, or would be approximately $9,679,000 at the end of a one year period due to the current negative gap position of Madison.

        Management attempts to structure Madison's balance sheet to provide for the repricing of assets and liabilities in approximately equal amounts.

  Loans

        As of March 31, 2004, outstanding loan receivables in connection with loans made to 1,780 loan accounts totaled $180,094,508 (excluding allowance for loan losses and deferred loan fees and inclusive of loans held for sale). The following table sets forth a comparative breakdown of Madison's loans outstanding at March 31, 2004 and December 31, 2003, respectively.

	March 31, 2004		December 31, 2003
Type of Account	Balance	% of Portfolio	Balance	% of Portfolio
Real Estate Loans, Mortgages	$4,672,246	3%	$4,711,783	3%
Commercial Loans	143,806,168	80	141,980,896	80
Consumer Loans	18,542,360	10	17,654,981	10
Residential Loans Held for Sale	13,799,734	7	12,720,312	7

Totals	$180,094,508	100%	$177,067,972	100%

  Allowance for Loan Losses

        The provision for loan losses, which reduces net income, is based upon past loan and loss experience and an evaluation of losses in the current loan portfolio, including the evaluation of impaired loans. Madison's management continues to utilize a blended general portfolio allocation with segregated pools of loans and a specific loan-by-loan allocation mirroring bank regulatory classifications. Each classified credit is assigned a specific reserve allocation based upon the severity of its classification and its specific characteristics (i.e., industry, type of project, nature of collateral). General reserve allocations are also established against the unclassified major segments of the loan portfolio, as well as against unfunded commitments and exposures resulting from the issuance of letters of credit. Each fiscal quarter a comprehensive loan portfolio analysis is performed, and reserves are adjusted at such times to more adequately reflect Madison Bank's exposure in its loan portfolio.

Additionally, the evaluation considers past loss experience, current economic conditions, the results of the most recent regulatory examination, and other relevant factors. As of December 31, 2003, Madison had $1,212,666 of allowance for loan losses, which represents 0.74% of outstanding loan receivables, excluding residential loans held for sale. During the first quarter of 2004, Madison reduced the allowance for loan losses by $27,271. There were charge-offs of $197,719 as of March 31, 2004 and recoveries were $20,448. The allowance for loan loss reserve was $1,185,395 or 0.72% of total loan receivables, (excluding residential loans held for sale) as of March 31, 2004. The principal amount of non-accrual loans at March 31, 2004 totaled $677,325 as compared to $875,009 as of December 31, 2003. A substantial portion of the non-accrual loans are partially or fully secured and in the process of collection. The allowance for loan losses will be adjusted in the subsequent quarters of 2004 to cover any known losses or any losses reasonably expected in the portfolio as reflected with current economic condition.

  Real Estate Owned

        At December 31, 2003 and March 31, 2004, real estate owned totaled $133,494 and $133,494, respectively. Real estate owned consists of one property which is for sale with a third-party real estate agent and the asking price of the property is greater than the current carrying value.

  Deposits

        At March 31, 2004, Madison held deposits of $179,601,561 compared to deposits of $183,695,263 held at December 31, 2003. The decrease in deposits was a result of cyclical temporary fluctuations in certain commercial accounts. Of the $179,601,561 deposits held at March 31, 2004, $37,724,109 or approximately 21%, were non-interest bearing deposits. Total deposit accounts numbered 11,425 at March 31, 2004. The following table sets forth a comparative breakdown of Madison's deposits outstanding for the quarter ended March 31, 2004 and year ended December 31, 2003.

	March 31, 2004		December 31, 2003
Type of Account	Balance	% of Portfolio	Balance	% of Portfolio
Non-Interest Bearing	$37,724,109	21%	$40,389,663	22%
Interest Bearing	23,284,797	13	20,935,426	11
Money Market	34,127,837	19	34,742,152	19
Savings	12,987,200	7	11,445,147	6
CD's Under $100,000	34,103,687	19	36,924,527	20
CD's Over $100,000	37,373,931	21	39,258,348	22

Totals	$179,601,561	100%	$183,695,263	100%

  Income and Expense

        For the three months ended March 31, 2004, Madison incurred net income of $110,865 or $0.04 per share (diluted), as compared to net income of $154,083 or $0.07 per share (diluted) during the three months ended March 31, 2003. The decrease was primarily the result of the decreased volume of sales of mortgage loans which resulted in less fee income on loans held for sale.

  Interest and Fees on Loans

        Total interest and fees on loans at March 31, 2004 was $2,902,016 compared to $2,894,262 at March 31, 2003, representing a 0.3% increase. Madison experienced a 3.89% average loan growth while the yield on the portfolio decreased from 7.06% to 6.72%. The decrease in loan yields was a result of the low interest rate environment affecting fixed rate loan repricing as well as the floating rate loans of approximately 40% in Madison's loan portfolio.

  Interest Income on Investment Securities

        Interest income on investment securities relates primarily to interest on U.S. Government Obligations. Interest income for U.S. Government Obligations of $83,648 for the three months ended March 31, 2004 decreased 16% from $99,748 for the three months ended March 31, 2003. The decrease was due to the decline in interest rates and funds utilized for secondary investment purposes.

  Interest Income on Other Securities

        Interest income on other securities is comprised primarily of dividends from investments of Federal Home Loan Stock and other debt securities. For the three months ended March 31, 2004 other securities income was $7,620 as compared to $54,827 for the three months ended March 31, 2003. The decrease was due to the sale of a debt security investment and the decreased dividend payments on the Federal Home Loan Bank Stock.

  Other Interest Income

        Interest income on temporary investments represents federal funds sold. For the three months ended March 31, 2004, interest income on federal funds sold was $20,952 as compared to $23,827 for the three months ended March 31, 2003, a 12% decrease. The decrease was a direct result of Madison retaining liquid funds to satisfy the loan demand as well as the low interest rate environment.

  Analysis of Net Interest Income

        Net interest income, which is the difference between the interest earned on loans and other investments and the interest paid on deposits and other borrowings, is the primary source of Madison Bank's earnings.

        Madison's net interest income, after provision for loan losses, for the quarters ended March 31, 2004 and March 31, 2003 was $2,100,272 and $1,929,290, respectively. Total interest income was $3,014,236 for the quarter ended March 31, 2004, as compared to $3,072,664 for the quarter ended March 31, 2003. Interest expense on deposits and borrowings was $763,964 for the three months ended March 31, 2004, as compared to $1,023,374 for the three months ended March 31, 2003.

  Interest Expense

        Interest expense of $763,964 represented 25% of total interest income for the three months ended March 31, 2004, as compared to $1,023,374 or 33% of total interest income for the three months ended March 31, 2003. The 25% decrease in interest expense from March 31, 2003 to March 31, 2004 is attributed to the low interest rate environment. The average cost of funds decreased from 2.76% at March 31, 2003 to 2.31% at March 31, 2004.

  Non-Interest Expense

        For the quarter ended March 31, 2004, non-interest expenses were $3,162,139 as compared to $3,551,276 during the first quarter of 2003, which is an 11% decrease. Of this amount, $1,959,949, or approximately 62% of total other expenses was attributed to salary and related employee benefits as compared to $2,150,878, or 61% of total other expenses during the first quarter of 2003.

  Occupancy Expenses

        Occupancy expenses of $471,352 accounted for 15% of total non-interest expenses for the three months ended March 31, 2004. This was an increase of 1% over the same period in 2003. Occupancy expense for the three months ended March 31, 2003 was $493,258 or 14% of total non-interest expenses.

  Equipment Expenses

        Equipment expenses of $97,037 for the three months ended March 31, 2004 represented a decrease of 25% from $129,057 for the three months ended March 31, 2003.

  Business Development Expenses

        Business development expenses for the quarter ended March 31, 2004 were $40,364 as compared to $60,010 for the quarter ended March 31, 2003, a 33% decrease. The decrease was a direct result of certain budget cuts in an effort to control costs.

  Other Operating Expenses

        Other operating expenses are comprised of advertising, accounting, auto and travel, insurance and examinations, postage and freight, data processing fees, printing and supplies and Pennsylvania Shares Tax payments. Other operating expenses for the three months ended March 31, 2004 were $593,437, or 19% of total non-interest expenses. During the three months ended March 31, 2003 other operating expenses were $718,073 or 21% of total non-interest expenses.

        Income tax expense for the quarter ended March 31, 2004 was $72,893, as compared to $65,000 for the quarter ended March 31, 2003.

Years ended December 31, 2003, 2002 and 2001.

  Loans

        As of December 31, 2003, Madison Bank had total loans outstanding of $164,347,660, excluding residential mortgage loans held for sale. Madison Bank originates loans to customers in its local market area. The ultimate repayment of these loans is dependent to a certain degree on the local economy and real estate market.

        Madison Bank manages asset quality through diversification in its loan portfolio and adherence to its credit policy. Management strives to identify loans experiencing difficulty, to recognize non-performing loans in a timely manner, to record charge-offs promptly based on realistic assessments of current collateral values and the borrower's ability to repay, and to maintain adequate reserves to cover any inherent losses in the loan portfolio.

  Allowance for Loan Losses

        At December 31, 2003, Madison Bank's allowance for loan losses equaled 0.74% of outstanding loans receivable, including non-accrual loans. As of December 31, 2002, the allowance for loan losses equaled 0.80% of outstanding loans, including non-accrual loans. As of December 31, 2001, Madison Bank's allowance for loan losses equaled 0.83% of outstanding loans receivable, including non-accrual loans. The chart below shows an analysis of the allowance for loan losses for the years ended

December 31, 2003, 2002 and 2001. Management believes, based upon current economic conditions, that the allowance for loan losses is adequate to absorb risk and loss in the portfolio.

	December 31,
	2003	2002	2001
Balance at beginning of period	$1,183,279	$1,125,181	$1,360,901

Additions charged to operations	520,000	532,500	972,000

Charge-offs:
Commercial	(630,123)	(373,815)	(1,112,670)
Installment	(6,564)	(106,284)	(34,305)
Real estate			(61,286)

Total	(666,687)	(480,099)	(1,218,261)
Recoveries:
Commercial & Consumer Real estate	176,074	5,697	10,541

Net Charge-Offs	(490,613)	(474,402)	(1,207,720)

Balance at the end of period	$1,212,666	$1,183,279	$1,125,181

Ratio of net charge-offs to average loans outstanding during the period	0.38%	0.33%	0.90%

        Management continues to utilize a blended general portfolio allocation with segregated pools of loans and a specific loan-by-loan allocation mirroring bank regulatory classifications. Each classified credit is assigned a specific reserve allocation based upon the severity of its classification and its specific characteristics (i.e., industry, type of project, nature of collateral). General reserve allocations are also established against the unclassified major segments of the loan portfolio, as well as against unfunded commitments and exposures resulting from the issuance of letters of credit. Each quarter a comprehensive loan portfolio analysis is performed, and the allowance for loan losses is adjusted at such times to more adequately reflect Madison Bank's exposure in its loan portfolio. Additionally, the evaluation considers past loss experience, current economic conditions, the results of the most recent regulatory examination, and other relevant factors.

        The provision for loan losses represents the charge against earnings that is required to fund the allowance for loan losses. The level of the allowance is determined by inherent risks within Madison Bank's loan portfolio. Management's policy is to maintain the allowance for loan losses at a level sufficient to absorb all estimated losses inherent in the loan portfolio. The allowance for loan losses is increased by the provision for loan losses and recoveries and is decreased by charged-off loans.

        Madison Bank places loans on non-accrual status when, (1) in the opinion of management, the principal or interest is deemed to be not collectible due to a deterioration in the financial position of the borrower; or (2) the loan is more than 90 days delinquent, unless the obligation is both well secured and in the process of collection; or (3) when a borrower declares bankruptcy and current payment ceases.

        Additions to Madison Bank's provisions for possible loan losses for the period ended December 31, 2003 totaled $520,000. Loans charged-off against the reserve in 2003 amounted to $666,687 and recoveries were $176,074, which resulted in net charged-off loans of $490,613. Commercial loans and commercial real estate loans are placed on nonaccrual at the time the loan is ninety (90) days delinquent unless the credit is well secured and in the process of collection. Loans on non-accrual status as of December 31, 2003 amounted to $875,009.

        Additions to Madison Bank's provision for loan losses for the year ended December 31, 2002 totaled $532,500. Madison Bank added an additional $262,000 in the fourth quarter of 2001. This was the result of a deterioration of a specific commercial loan which is in the early stages of a collection effort. Loans charged-off against the reserve in 2002 amounted to $480,099 and recoveries were $5,697, which resulted in net charged-off loans of $474,402. The principal amount of non-accrual loans at December 31, 2002 was $640,535, a decrease of 41% in comparison to 2001. A substantial portion of the non-accrual loans are partially or fully secured.

        Additions to Madison Bank's provision for loan losses for the year ended December 31, 2001 totaled $972,000. Loans charged-off against the reserve in 2001 amounted to $1,218,261. Recoveries amounted to $10,451, which resulted in $1,207,720 in net charged-off loans. The principal amount of nonaccrual loans at December 31, 2001 totaled $1,086,183. This was a decrease of $344,973 from 2000.

        An analysis of Madison Bank's loan portfolio is presented in Note 4, "Loans and Allowance for Loan Losses" to the consolidated financial statements. The primary lending activity of Madison Bank is to originate loans to individuals and business entities for business related purposes. Madison Bank's loan receivables earn interest at either fixed rates or rates that vary overnight with changes in Madison Bank's prime rate. Certain loan receivables earn interest at rates that are fixed to a specific spread over the rate being paid on certificates of deposit which are pledged as collateral on the loans.

  Other Real Estate Owned

        Other real estate owned at December 31, 2003 consisted of one property totaling $133,494 as compared to $273,065 at December 31, 2002. The property is up for sale with third party real estate agents at a combined value which is greater than the current carrying value.

  Deposits

        At December 31, 2003, Madison Bank held deposits aggregating $183,695,263, of which $40,389,663, or 22%, were non-interest bearing deposits, (exclusive of $659,894 deposits of Madison). To the best of Madison's knowledge, none of such deposits were brokered deposits. As of the same date, outstanding loan receivables in connection with loans made to 1,792 loan customers totaled $164,347,660 (exclusive of residential mortgage loans held for sale), resulting in an average loan size of approximately $91,712.

        At December 31, 2002, Madison Bank held deposits aggregating $178,397,023, of which $32,617,974, or 18%, were non-interest bearing deposits, (exclusive of $56,401 deposits held by Madison). To the best of Madison's knowledge, none of such deposits were brokered deposits. As of the same date, outstanding loan receivables made to 1,787 loan customers totaled $148,251,440, resulting in an average loan size of approximately $83,000.

        At December 31, 2001, Madison Bank held deposits aggregating $164,769,017, of which $30,026,869, or 18%, were non-interest bearing deposits (exclusive of the $35,355 deposits of Madison). To the best of Madison's knowledge, none of such deposits were brokered deposits. As of the same date, outstanding receivables in connection with loans made to 1,846 loan customers totaled

$135,914,472, (exclusive of residential mortgage loans held for sale) resulting in an average loan size of approximately $74,000.

	2003		2002		2001
Type of Account	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio
Non-Interest Bearing	$40,389,663	21.99%	$32,617,974	18.00%	$30,026,869	18.00%
Interest-Bearing	20,935,426	11.40	18,423,165	10.00	17,105,710	10.00
Money Market	34,742,152	18.91	31,796,431	18.00	19,635,229	12.00
Savings	11,445,147	6.23	12,038,013	7.00	10,180,956	6.00
CDs over $100,000	39,258,347	21.37	40,116,115	23.00	42,651,314	26.00
CDs under $100,000	36,924,528	20.10	43,405,325	24.00	45,168,939	28.00

Total Deposits	$183,695,263	100.00%	$178,397,023	100.00%	$164,769,017	100.00%

  Income and Expense

        For the year ended December 31, 2003, Madison's total income was $21,821,844 and total expenses were $20,187,496, resulting in net income for the year of $1,634,348 as compared to net income for the year ended December 31, 2002 of $548,367. The increase in net income was a result of a recovery of a $400,000 debt security written down in 2001, the increased volume of mortgage loans sold, the interest savings of Madison's re-financing of its securities, a partial recovery of a previous investment loss recognized in 2000, and the continued growth of Madison's core business

        For the year ended December 31, 2002, Madison's total income was $19,595,924 and total expenses were $19,047,557, resulting in net income for the year of $548,367. For the year ended December 31, 2001, Madison's total income was $19,646,213 (inclusive of the income tax benefit of $255,000) and total expenses were $20,416,094, resulting in a net loss of $769,881. The decrease in net income for the year ended December 31, 2001 was due to the partial write down of a debt security due to other-than-temporary impairment, which resulted in a charge to operations in the amount of $400,000, and the $1.2 million in loans charged-off, resulting in additions to be added to Madison Bank's allowance for loan losses.

  Interest and Fees on Loans

        Interest and Fees on loans were $12,251,940 in 2003, 95% of total interest income, as compared to $11,766,664 in 2002. The average loan portfolio grew 17% while Madison Bank's average yield on loans outstanding decreased from 7.79% to 6.91%. The decrease on Madison Bank's average loan yield was a result of a continued low interest rate environment, particularly on the re-financing of mortgage loans held for sale and floating rate commercial loans.

        Interest and fees on loans were $11,766,664 in 2002, 93% of total interest income, as compared to $13,517,915, or 94% of total interest income in 2001. The average loan portfolio grew 3% while Madison Bank's average yield on loans outstanding decreased from 9.25% in 2001 to 7.79% in 2002.

  Interest Income

        Interest income on investment securities relates primarily to interest on U.S. Government Obligations ("government obligations"). Interest income of $393,028 for the year ended December 31, 2003 decreased 16% from $469,814 for the year ended December 31, 2002. The average balance decreased by approximately 3%, interest rates decreased from 4.32% to 3.50%, resulting in a decrease in interest income of $76,786. Interest income of $469,814 for the year ended December 31, 2002 increased 6% from $442,983 for the year ended December 31, 2001. The average balance increased by 49%, interest rates decreased from 6.09% to 4.32%, resulting in a minimal increase on interest earned on the investments. The increase on interest earned was attributable to the 59% increase in the average balance outstanding. Interest income of $442,983 for the year ended December 31, 2001 decreased 61% from $1,126,894 for the year ended December 31, 2000.

        Interest income on other investments represent Madison Bank's investments in municipal securities and dividends paid on Federal Reserve Bank and Federal Home Loan Bank stock. For the years ended December 31, 2003, 2002 and 2001, interest income on other investments was $181,535, $244,358 and $256,468 respectively. The fluctuation from year to year is due to changes in the amounts of Federal Home Loan Bank dividend payments as Federal Reserve Bank stock has not changed. Madison Bank did not invest in any new municipal bonds in 2003, 2002 or 2001.

        Interest income on temporary investments represents federal funds sold. For the year ended December 31, 2003, interest income on federal funds sold was $81,031 as compared to $185,489 at December 31, 2002. The decrease in interest earned resulted from yield on temporary investments decreasing from 1.43% to 1.16%, while the average balance on temporary investments decreased from $13,052,000 to $6,995,000. For the year ended December 31, 2002, interest income on federal funds sold was $185,489, as compared to $224,341 at December 31, 2001. The slight decrease in interest earned resulted from yield on temporary investments decreasing from 3.41% to 1.43%, even though the average balance on temporary investments increased from $6,593,000 to $13,052,000. For the year ended December 31, 2001, interest income on federal funds sold was $224,341, as compared to $43,336 at December 31, 2000.

  Interest Expense

        Interest expense of $3,736,626 represented 29% of total interest income in 2003. Interest expense decreased from $4,786,082 at December 31, 2002 to $3,736,626 at December 31, 2003. The decrease was a direct result of the yield on interest-bearing liabilities declining from 3.09% in 2002 to 2.57% in 2003, while the average portfolio increased by 3%. Interest expense of $4,786,082 represented 38% of total interest income in 2002. Interest expense decreased from $6,259,953 at December 31, 2001 to $4,786,082 at December 31, 2002. The decrease was a direct result of the yield on interest-bearing liabilities declining from 4.57% in 2001 to 3.09% in 2002, and the average portfolio decreased by 13%. Interest expense of $6,259,953 represented 43% of total interest income in 2001.

  Salary and Employee Benefits

        Salary and employee benefits of $9,461,570 in 2003 represented 63% of total non-interest expenses and 47% of total Bank expenses as compared to $8,096,549 in 2002. The increase in salary and employee benefits was due to continued high volume in the Mortgage division for refinancings and home sales, resulting in increased commissions paid. Salary and employee benefits of $8,096,549 in 2002 represented 60% of total non-interest expenses and 43% of total Bank expenses as compared to $7,551,923 in 2001. The increase in salary and employee benefits of $544,626, or 7%, was due to the unusually high volume in the mortgage department for refinancings and home sales, which resulted in higher salaries paid to the commissioned employees and some staff additions.

        Salary and employee benefits of $7,551,923 represented 57% of total non-interest expenses, or 38% of total Bank expenses, at December 31, 2001.

  Occupancy and Equipment

        Occupancy and equipment expenses totaled $2,336,059 for the year ended December 31, 2003, as compared to $2,326,245 for the year ended December 31, 2002. Madison did not expand facilities and lease arrangements in 2003 which is the direct result of only a minimal .43% increase. Occupancy and equipment expenses totaled $2,326,245 for the year ended December 31, 2002, as compared to

$2,276,106 at December 31, 2001. The 22% increase is a result of equipment, maintenance and rent increases directly related to the opening of the Oaks branch and a mortgage office in Lancaster, PA.

  Other Operating Expense

        Other operating expenses in 2003, exclusive of occupancy and equipment and salary and employee benefits totaled $3,226,128. Computer expense increased from $664,456 to $693,470, an 4% increase over 2002. This increase was due to increased processing volume. Other Outside Services fees increased from $159,279 in 2002 to $386,774 in 2003. The increase is primarily related to Madison Bank outsourcing its compliance and audit functions to third party vendors. Business development expenses increased from $199,809 to $245,410 at December 31, 2003. The 22% increase is a direct result of the increased efforts to grow the infrastructure of the branches and commercial loan business. Advertising expense for December 31, 2003 increased from $70,303 to $215,614, primarily as a result of increased media coverage to support the marketing efforts to grow the branches. Director fees increased from $59,825 at December 31, 2002 to $129,400 at December 31, 2003. This increase was a direct result of reinstituting the payment of Board fees.

        Other operating expenses in 2002, exclusive of occupancy and equipment and salary and employee benefits totaled $3,048,105 as compared to $3,356,112 in 2001. Computer expenses increased from $613,744 to $664,456, a 8% increase over 2001. This increase was due to increased processing volume. Legal expenses increased from $216,480 to $229,574 in 2002. Professional fees increased from $101,587 in 2001 to $175,448 in 2002. The increase is primarily related to Madison Bank outsourcing its compliance function to a third party vendor. Business development expenses decreased from $349,346 to $199,809 at December 31, 2002. The $149,537 decrease is a direct result of budget cuts to improve earnings. Advertising expense for December 31, 2002 increased from $46,421 to $70,303, primarily as a result of increased media coverage. Director fees decreased from $114,525 at December 31, 2001 to $59,825 at December 31, 2002. The decrease was a direct result of budget cuts.

        Other operating expenses in 2001, exclusive of occupancy and equipment and salary and employee benefits totaled $3,356,112 as compared to $2,875,168 in 2000. The increase in these operating expenses was primarily related to asset growth and increased expenses for the volume incurred with the mortgage department. Computer expenses increased from $446,637 to $613,744, a 37% increase over 2000. This increase was due to the increased deposit and loan accounts processed in conjunction with the asset growth and mortgage volume of Madison Bank. Deposit insurance premiums increased from $28,054 in 2000 to $31,333 in 2001. Madison Bank pays premiums in accordance with the deposit size of its portfolio and its insurance category rating. Legal expenses decreased $9,853 or 4% from 2000. Business development expenses were $349,346 in 2001 as compared to $320,901 in 2000. Advertising expense decreased from $126,650 in 2000 to $46,421 in 2001 due to ad campaigns being stopped as a result of the falling interest rate environment.

  Liquidity

        Madison Bank's Asset/Liability Management Committee, comprised of the members of Madison Bank's Board of Directors, Chief Lending Officer and Treasurer, are responsible for managing the liquidity position and interest rate sensitivity of Madison Bank. The Committee's function is to balance Madison Bank's interest-sensitive assets and liabilities, while providing adequate liquidity for projected needs. The primary objective of the Asset/Liability Management Committee is to optimize net interest margin in an ever changing rate environment.

        Due to the nature of Madison's business, some degree of interest rate risk is inherent and appropriate. Management attempts to manage the level of earnings exposure arising from interest rate movements.

        Interest rate sensitivity is measured by the difference between interest-earning assets and interest-bearing liabilities which mature or reprice within a specific time interval (the "Gap"). A positive Gap indicates that interest-earning assets exceed interest-bearing liabilities within a given interval. A positive Gap position results in increased net interest income when rates increase and the opposite when rates decline.

        At December 31, 2003, the risk management review included an "earnings at risk" analysis as well as a "risk sensitivity" analysis. Potential monthly net revenue change indicated that in a static rate environment, earnings would remain approximately the same. If rates fell 200 basis points, monthly revenues a year from now would decrease approximately $88,000, and a rise in rates by 200 basis points would represent a monthly increase in revenues of approximately $20,000.

        Management attempts to structure the balance sheet to provide for the repricing of assets and liabilities in approximately equal amounts.

        The following table represents the interest rate sensitivity of Madison as of December 31, 2003 by listing major categories of interest-sensitive assets and compares them to interest-sensitive liabilities for various time periods. The repricing intervals primarily are determined by the first opportunity for Madison to change the interest rate on the subject instrument. The table shows the difference between interest-sensitive assets and interest-sensitive liabilities, or Gap, for each repricing interval and a cumulative Gap and certain calculations based on such information.

Interest Ratio Sensitivity Report
As of December 31, 2003
(Dollars in Thousands)

	1-90 days	91-180 days	181-365 days	1-5 years		5 years and over	Total
Interest-Sensitive Assets
Federal Funds Sold	$—	$—	$—		$—	$—	$—
Loans	102,539	5,898	7,716		31,250	28,063	175,466
Interest-Bearing Balances
Investment Securities Held For Sale	7,958	—	—		2,619	—	10,577
Investment Securities Held For Maturity	3,749	—	—		2,133	—	5,882

Total	$114,246	$5,898	$7,716		$36,002	$28,063	$191,925

Cumulative Total	$114,246	$120,144	$127,860		$163,862	$191,925	$191,925

Interest-Sensitive Liabilities
Demand-Interest-bearing	$20,935	$—	$—	$		$40,390	61,325
Savings Accounts	11,445	—	—		—	—	11,445
Money Market Accounts	35,402	—	—		—	—	35,402
Time Deposits	19,610	17,267	11,788		14,157	13,361	76,183
Borrowed Funds	5,000	—	—		—	—	5,000
Trust Preferred	5,150	—	—		—	—	5,150

Total	$97,542	$17,267	$11,788		$14,157	$53,751	$194,505

Cumulative Total	$97,542	$114,809	$126,597		$140,754	$194,505	$194,505

Gap	$16,704	$(11,369)	$(4,072)		$21,845	$(25,688)	$(2,580)
Cumulative Gap	$16,704	$5,335	$(1,263)		$23,108	$(2,580)	$(2,580)
Interest-sensitive assets/Interest-sensitive liabilities (cumulative)	1.17%	1.05%	1.01%		1.16%	0.99%	0.99%
Cumulative Gap/total earning assets	9%	3%	1%		12%	(1%)	(1%)
Total Earning Assets		$191,925

        Liquidity management allows a financial institution to meet its potential cash need at reasonable rates from a variety of sources. Management monitors projected and current cash flows to maintain adequate levels of liquidity. Management believes that the utilization of core deposits, maturing existing earning assets, such as securities, and relatively short-term borrowings are the most appropriate approach to meet Madison Bank's liquidity needs. As a result of such liability repricing, management has been able to adjust for such slight declines during the first 90 days from which interest rates changed, with little effect on net interest income. During 2003, Madison's net interest spread was maintained at 3.99%, as compared to 4.05% in 2002.

Capital Resources

        At December 31, 2001, the common stock outstanding was 2,091,320 shares compared to 2,161,320 shares at December 31, 2002. On September 12, 2002, Madison issued 70,000 shares of common stock, at a market price of $4.31 per share in connection with a private placement offering. This offering resulted in an increase of $283,806 in shareholders' equity. On November 25, 2003, 8,000 options for shares of common stock were exercised at a price per share of $5.51 to $7.31. this exercise resulted in an increase of $53,980 in total shareholders' equity. At December 31, 2002, Madison had 2,169,320 issued and outstanding shares of Common Stock.

        The book value per share of Madison's common stock at December 31, 2003, 2002, and 2001 was $6.35, $5.64 and $5.38, respectively, after giving retroactive effect to the issuance of stock dividends and options exercised and the private placement.

        The charts below present risk weighted assets and various capital ratios applicable to state-chartered, Federal Reserve member banks and bank holding companies. The requirements are compared to Madison's actual ratios at December 31, 2003, which exceeded the levels required to be "well capitalized" under applicable FDIC regulations.

	RISK WEIGHTED CATEGORY
Risk-Weighted Assets
	0%	20%	50%	100%	Total
Loans	$—	$—	$67,144	$109,534	$176,678
Securities available for sale	—	9,588	—	—	9,588
Securities held to maturity	—	5,867	—	—	5,867
Cash and due from banks	8,484	3,526	—	—	11,960
Other assets	—	—	—	5,861	5,861
Category totals	8,434	18,981	67,144	115,395	209,954
Off-balance sheet items (risk-weighted)	—	170	—	—	—
Total risk-weighted assets	0	3,830	33,572	115,395	152,797
Average total assets	$209,290
Capital	Tier 1	Tier 2	Total
Shareholders' equity (inclusive of trust preferred securities eligible for Tier 1)	$18,295	—	$18,295
Allowance for loan losses and trust preferred	—	$1,788	1,788

Total capital	$18,295	$1,788	$20,083

Ratio	Regulatory Minimum 12/31/03	Actual 12/31/03	Actual 12/31/02
Qualifying Total Capital to Risk-Weighted Assets	8.0%	13.14%	11.87%
Tier 1 Capital to Risk-Weighted Assets	4.0%	11.97%	10.45%
Tier 1 Ratio to Total Adjusted Average Assets	4.0%	8.74%	7.44%

        Included in the Tier 1 capital ratio is one-third of Madison's $5.15 million of guaranteed preferred beneficial interest in subordinated debt which is acceptable under current banking regulations.

        Madison's capital-to-assets ratio increased from 6.19% as of December 31, 2002 to 6.61% at December 31, 2003. Madison's return on average equity for 2003 was 11.86% and for 2002 was 3.41%; and its return on average assets was 0.78% for 2003 as compared to 0.29% for 2002.

        Madison's capital-to-assets ratio increased from 6.17% as of December 31, 2001 to 6.19% at December 31, 2002. Madison's return on average equity for 2002 was 3.41% and for 2001 was (6.70)%; and its return on average assets was 0.29% for 2002 as compared to (0.43)% for 2001. The increase in Madison's return on equity and return on assets from 2001 to 2002 was directly attributable to increased net income. For information concerning Madison Bank's capital ratios, see Note 17 of Madison's consolidated financial statements.

        The following table sets forth certain information from Madison's average consolidated statement of financial condition and reflects the weighted average yield on its assets and weighted average cost of its liabilities for the periods ended December 31, 2003 and 2002. Such yields and costs were derived by dividing actual income or expense by the monthly average balance of assets or liabilities, respectively, for the respective period, and exclude unrecorded interest income related to non-accrual loans.

	2003			2002
	Average Balance	Interest	Yield Cost	Average Balance	Interest	Yield Cost
	(in thousands)			(in thousands)
Assets
Interest-earning assets:
Loan receivables (includes mortgage loans held for sale)	$177,371	$12,252	6.91%	$151,097	$11,767	7.79%
Other investments	13,171	582	4.42	13,287	713	5.37
Federal funds sold	6,995	74	1.06	13,052	186	1.43

Total interest-earning assets	197,537	12,908	6.53	177,436	12,666	7.14
Non-interest-earning assets	12,630	—	—	11,110	—	—

Total assets	$210,167			$188,546

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand interest-bearing	$19,439	$61	0.31	$18,319	$79.43
Money market and savings	51,778	647	1.25	37,803	641	1.70
Other time deposits	81,659	3,019	3.70	86,829	3,616	4.77
Borrowed funds	677		0.00	7,123		2.02
Preferred trust	6,363	386	6.07	5,000	450	9.00

Total interest-bearing liabilities	159,916	4,113	2.57	155,074	4.786	3.09

Other liabilities	37,189	—	—	17,377	—	—

Total liabilities	197,105	—	—	172,451	—	—
Shareholders' equity	13,062	—	—	16,095	—	—

Total liabilities and shareholders' equity	$210,167			$188,546

Net interest income/rate spread		$8,795	3.96%		$7,880	4.05%

Net interest margin			4.45%			4.44%

        The following table analyzes the rate/volume variances between Madison Bank's interest-earning assets and interest-bearing liabilities for fiscal years 2003 compared to 2002 and 2002 compared to 2001. For each category of interest-bearing assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in volume (change in volume multiplied by prior year rate), (2) changes to rate (change in rate multiplied by prior year volume), and (3) total change in rate and volume. The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.

	YEAR ENDED DECEMBER 31,
	2003 vs 2002			2002 vs. 2001
	Volume	Rate	Total	Volume	Rate	Total
	(in Thousands)			(in Thousands)
Interest Income
Loan portfolio (includes mortgages held for sale)	$1,906	$(1,421)	$485	$444	$(2,195)	$(1,751)
Other investments	(6)	(126)	(132)	(274)	230	(44)
Federal funds sold	(36)	(75)	(111)	140	(179)	(39)

Total interest earning assets	1,864	(1,622)	242	310	(2,144)	(1,834)

Interest expense:
Demand interest-bearing	5	(23)	(18)	39	(143)	(104)
Money market and savings	201	(195)	6	183	(215)	(32)
Other time deposits	(243)	(354)	(597)	(5)	(754)	(759)
Borrowed funds	—	—	—	96	—	96
Preferred trust	(64)	—	(64)	101,111	(101,111)	0
Total interest-bearing liabilities	(101)	(572)	(673)	101,424	(102,223)	(799)

Net change in net interest income	$(1,964)	$(1,050)	$(915)	$(100,115)	$100,080	$(1,035)

Critical Accounting Policies

        In management's opinion, the most critical accounting policy impacting Madison Bank's financial statements is the evaluation of the allowance for loan losses. Management carefully monitors the credit quality of the loan portfolio and makes estimates about the amount of credit losses that have been incurred at each financial statement date. Management evaluates the fair value of collateral supporting the impaired loans using independent appraisals and other measures of fair value. This process involves subjective judgments and assumptions and is subject to change based on factors that may be outside the control of Madison Bank.

DESCRIPTION OF LEESPORT CAPITAL SECURITIES

        Leesport's authorized capital stock consists of 20,000,000 shares of common stock, $5.00 par value. As of July 30, 2004, there were 3,413,094 shares of common stock issued and outstanding. There are no other shares of capital stock authorized, issued or outstanding. There are no options, warrants, or other rights authorized, issued or outstanding, other than options granted under Leesport's stock option and other employee benefit plans.

Common Stock

        The holders of Leesport common stock share ratably in dividends when and if declared by the board of directors from legally available funds. Declaration and payment of cash dividends depends upon dividend payments by Leesport Bank and Leesport's other subsidiaries, which are Leesport's primary source of revenue and cash flow. Leesport is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of Leesport, and consequently the right of creditors and shareholders, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that Leesport's claims in its capacity as a creditor may be recognized.

        Each holder of shares of Leesport common stock has one vote for each share held on matters upon which shareholders have the right to vote. Leesport shareholders cannot cumulate votes in the election of directors.

        Holders of Leesport common stock have no preemptive rights to acquire any additional shares of stock. In addition, Leesport common stock is not subject to redemption.

        Leesport's articles of incorporation authorize the Leesport board of directors to issue authorized shares of Leesport common stock without shareholder approval. Leesport's common stock is included for quotation on the NASDAQ Stock Market. To maintain NASDAQ inclusion, Leesport's shareholders must approve the issuance of additional shares of Leesport common stock or securities convertible into Leesport common stock if the issuance of such securities:

  •
  relates to the acquisition of a company and the securities will have 20% or more of the voting power outstanding before the issuance;

  •
  relates to the acquisition of a company in which a director, officer or substantial shareholder of Leesport has a 5% or greater interest and the issuance of the securities could result in an increase in outstanding common stock or voting power of 5% or more;

  •
  relates to a transaction, other than a public offering, at a price less than the greater of book or market value in which the shares issued will equal 20% or more of the shares of Leesport common stock or 20% or more of the voting power outstanding before issuance; or

  •
  would result in a change in control of Leesport.

        Under NASDAQ rules, shareholders must also generally approve stock options or purchase plans applicable to officers and directors other than broadly-based plans in which other security holders or employees participate.

        In the event of Leesport's liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Leesport common stock share ratably in any of Leesport's assets or funds that are available for distribution to Leesport shareholders after the satisfaction of Leesport's liabilities (or after adequate provision is made for the satisfaction of Leesport's liabilities).

Shareholder Rights Plan

        On September 19, 2001, Leesport adopted a shareholder rights plan designed to protect shareholders from attempts to acquire control of Leesport at an inadequate price. Under the shareholder rights plan, each outstanding share of Leesport common stock has attached to it one right to purchase an additional share of common stock at an initial exercise price of $70.00. The rights are not currently exercisable or transferable separate from shares of Leesport common stock, and no separate certificates evidencing such rights will be distributed, unless certain events occur.

        The rights become exercisable if a person, group, or other entity acquires beneficial ownership of or commences a tender offer or an exchange offer for 15% or more of Leesport's common stock or total voting power. A holder can also exercise the rights if the Leesport board of directors declares a person or group who has become a beneficial owner of at least 4.9% of Leesport common stock or total voting power to be an "adverse person." The rights plan defines an "adverse person" generally as a person whose ownership is intended to cause Leesport to enter into a transaction resulting in financial gain to such person under circumstances not deemed by the Leesport board to be in Leesport's and Leesport shareholders' best interests. After the rights become exercisable, the rights (other than rights held by a beneficial owner of 15% or more of Leesport's common stock or voting power or by an "adverse person") generally will entitle the holders to purchase either Leesport common stock or the common stock of an acquirer, at a substantially reduced price in the event of a merger or other business combination involving Leesport or other specified events relating to a change in control of Leesport.

        Leesport can generally redeem the rights at a redemption price of $0.001 per right at any time until the tenth business day following the date that the rights become exercisable. At any time prior to the date that the rights become nonredeemable, Leesport can extend the redemption period. Rights are not redeemable following the board's declaration that a beneficial owner of at least 4.9% or more of Leesport common stock or total voting power is an "adverse person."

Special Charter and Pennsylvania Corporate Law Provisions

        Leesport's articles of incorporation and bylaws contain certain provisions which may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for Leesport common stock, a proxy contest for control of Leesport, the assumption of control of Leesport by a holder of a large block of Leesport common stock and the removal of Leesport's management. These provisions:

  •
  divide the Leesport board of directors into three classes serving staggered three-year terms;

  •
  require that shares with at least 70% of total voting power approve mergers and other similar transactions;

  •
  require that shares with at least a majority, or in certain instances 70%, of total voting power approve the repeal or amendment of Leesport's articles of incorporation;

  •
  eliminate cumulative voting in elections of directors; and

  •
  allow the Leesport board of directors to consider any pertinent issues when considering whether to oppose an offer to acquire Leesport and allow it to take any lawful action to accomplish rejection of an offer.

        Pennsylvania law also contains certain provisions applicable to Leesport which may have the effect of impeding a change in control of Leesport. These provisions, among other things:

  •
  require that, following any acquisition of 20% of a public corporation's voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from the acquiring person or group in an amount equal to the "fair value" of the shares, including an increment representing a proportion of any value payable for control of the corporation;

  •
  prohibit for five years, subject to certain exceptions, a "business combination," which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets with a shareholder or group of shareholders beneficially owning 20% or more of a public corporation's voting power;

  •
  expand the factors and groups (including shareholders) which the Leesport board of directors can consider in determining whether a certain action is in the best interests of the corporation;

  •
  provide that the Leesport board of directors need not consider the interests of any particular group as dominant or controlling;

  •
  provide that Leesport's directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof for actions relating to an acquisition or potential acquisition of control;

  •
  provide that actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

  •
  provide that the fiduciary duty of Leesport's directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

        Pennsylvania law explicitly provides that the fiduciary duty of directors does not require directors to:

  •
  redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

  •
  render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law, relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

  •
  act as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

        One of the effects of the statutory fiduciary duty provisions may be to make it more difficult for a shareholder to successfully challenge the actions of the Leesport board of directors in a potential change in control context. Pennsylvania case law appears to provide that the fiduciary duty standard grants directors the statutory authority to reject or refuse to consider any potential or proposed acquisition of the corporation.

        Leesport has not opted out of coverage by the "disgorgement" and "control-share acquisition" statutes adopted under the Pennsylvania business corporation law. To the extent applicable to a Pennsylvania corporation, the "disgorgement" statute generally requires disgorgement by any person or group who or which has acquired or publicly disclosed an intent to acquire 20% or more of a corporation's voting power of any profit realized from the sale of any shares acquired within specified time periods of such acquisition or disclosure if the shares are sold within eighteen months thereafter. The "control share acquisition" statute generally prohibits a person or group who or which exceeds certain stock ownership thresholds (20%, 33 1/3% and 50%) for the first time from voting the "control shares" (i.e., the shares owned in excess of the applicable threshold) unless voting rights are restored by a vote of disinterested shareholders.

COMPARISON OF SHAREHOLDER RIGHTS

        If the transaction is completed, shareholders of Madison automatically will become shareholders of Leesport, and their rights as shareholders will be determined by the Pennsylvania Business Corporation Law of 1988, as amended, and by Leesport's articles of incorporation and bylaws. The following is a summary of material differences between the rights of holders of Leesport common stock and the rights of holders of Madison common stock.

Directors

  Removal

        Pursuant to Pennsylvania law, Leesport directors may be removed from office without cause by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon.

        Madison's articles of incorporation and bylaws provide that Madison directors may be removed from office without cause by the affirmative vote of the holders of at least 75% of the combined voting power of all classes of capital stock entitled to vote in the election of such directors.

  Nomination

        Shareholders of Leesport are required to submit to Leesport, in writing and in advance, any nomination of a candidate for election as a director. Leesport's bylaws provide that such nominations must be submitted, in the case of an annual meeting, not less than 60 days nor more than 90 days before or after the anniversary date of the immediately preceding annual meeting. In the case of a special meeting of shareholders, not later than the close of business on the 5th day following the earlier of the day on which notice of such meeting was mailed or public disclosure of the meeting was made.

        Madison's bylaws provide that shareholders of Madison are required to submit to the Secretary of Madison, in writing and in advance, any nomination of a candidate for election as a director. Such nominations must be submitted, in the case of an annual meeting, not less than 90 days prior to the date of the meeting or not less than 90 days prior to the date which is exactly one year after the date of the previous annual meeting, whichever is later. In the case of a special meeting of shareholders, such nominations must be submitted not later than the close of business on the seventh day following the day on which notice of such meeting is first given to shareholders.

  Limited Liability

        The bylaws of Leesport provide that a director of Leesport is not personally liable to Leesport or its shareholders for monetary damages as a director unless:

  •
  the director has breached or failed to perform his duties as required under Pennsylvania law; and

  •
  the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

There is no such elimination of liability arising under any criminal statute or further with respect to the payment of taxes.

        The bylaws of Madison contain a similar provision.

  Indemnification

        Directors, officers and employees of Leesport are entitled to indemnification in both third party actions and derivative actions unless there is a court finding that the act or failure to act giving rise to the claim for indemnification constitutes willful misconduct or recklessness. There is no requirement of a case-by-case determination that the person entitled to indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of Leesport, and, as to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Directors and officers of Madison are entitled to indemnification, to the fullest extent permitted by law, if involvement in a civil or criminal action is the result of being an authorized representative of Madison. Madison may, as determined by its board of directors, and to the fullest extent permitted by law, indemnify any person involved in any civil or criminal action if such person's involvement is the result is or was an authorized representative of Madison, both as to action in his official capacity and as to action in another capacity while holding such office or position.

Shareholders' Meetings

  Special Meetings

        Special meetings of Leesport shareholders may be called at any time by any of the following:

  •
  the board of directors; or

  •
  shareholders entitled to cast at least 20% of the votes which all shareholders are entitled to cast.

        Madison's bylaws provide that special meetings of Madison shareholders may be called at any time by the board of directors, the chairman of the board, the vice-chairman, or the president, and are to be called by the chairman of the board, the vice-chairman, the president or the secretary at the request in writing of a majority of the board of directors or at the request in writing of shareholders entitled to cast at least 25% of the votes entitled to be cast at the meeting. Special meetings which have as a purpose a change in control of the corporation or amendment to the bylaws or articles may be called only by a majority of the board of directors.

  Annual Meetings

        Leesport's bylaws provide that shareholders may transact any business which is a proper subject for shareholder action at the annual meeting of Leesport shareholders irrespective of whether the notice of such meeting contains any reference to such business.

        Madison's bylaws provide that shareholders may transact any business which is a proper subject for shareholder action at the annual meeting whether or not the notice of such meeting contains any reference to such business.

Required Shareholder Votes

  General

        The holders of Leesport common stock possess exclusive voting rights of Leesport. Each holder of Leesport common stock is entitled to one vote for each share owned of record. There are no cumulative voting rights in the election of directors. For general corporate action of the shareholders of Leesport, the affirmative vote of a majority of the votes cast at a shareholders' meeting is required for approval.

        Each holder of Madison common stock is entitled to one vote for each share owned of record. There are no cumulative voting rights in the election of directors. For general corporate action of the shareholders of Madison, the affirmative vote of a majority of the votes cast at a shareholders' meeting is required for approval.

  Fundamental Changes

        Leesport's articles of incorporation require that any merger, consolidation, liquidation or dissolution of the corporation or any action that would result in the sale or other disposition of all or substantially all of the assets of Leesport must be approved by the affirmative vote of shareholders entitled to cast at least 70% of the votes which all shareholders are entitled to cast.

        Pursuant to Pennsylvania law, any merger or consolidation of Madison is required to be approved by the affirmative vote of the holders of at least a majority of the votes cast by Madison shareholders at the meeting at which such merger or consolidation is proposed.

  Amendment of Articles of Incorporation

        Under Pennsylvania law, Leesport's articles of incorporation may be amended upon the affirmative vote of a majority of all votes cast by shareholders entitled to vote thereon. Amendment or repeal of the provision of Leesport's articles of incorporation relating to shareholder action with respect to fundamental transactions requires the affirmative vote of 70% of the shares entitled to vote.

        Madison's articles of incorporation may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of outstanding shares of stock of Madison representing a majority of the votes entitled to be cast. Notwithstanding the foregoing sentence, Article X (Capital Stock), VI (No Preemptive Rights, No Cumulative Voting), VII (Board of Directors), VIII (Business Combination), IX (Constituencies), X (Indemnification), and XI (Amendments) may be amended only by the affirmative vote of holders of outstanding shares of stock of Madison representing at least 75% of the votes entitled to be cast.

Amendment of Bylaws

        The authority to amend or repeal Leesport's bylaws is vested in Leesport's board of directors, subject always to the power of the shareholders of Leesport to change such action by the affirmative vote of a majority of all votes cast by shareholders entitled to vote thereon (except that any amendment to the indemnification provisions set forth in the bylaws shall require the affirmative vote of 75% of the board of directors or shareholders holding 75% of the votes that all shareholders are entitled to cast).

        The bylaws of Madison may be amended or repealed by the affirmative vote of a majority of the board of directors at any regular or special meeting, or by the vote of shareholders holding at least 75% of the entire combined voting power of all classes of the outstanding shares of Madison entitled to vote at an annual or special meeting called for such purpose.

Mandatory Tender Offer Provision

        The Pennsylvania Business Corporation Law of 1988 provides that following any acquisition by a person or group of more than 20% of a publicly-held corporation's voting stock, the remaining shareholders have the right to receive payment, in cash, for their shares from such person or group of an amount equal to the "fair value" of their shares, including a proportionate amount for any control premium. No such provision applies to Madison.

ADJOURNMENT

        In the event that Leesport or Madison do not have sufficient votes for a quorum or to approve the merger agreement at their respective special meetings, Leesport or Madison, as the case may be, intend to adjourn their respective meeting to permit further solicitation of proxies. Leesport or Madison can only use proxies received at the time of their respective special meeting to vote for adjournment, if necessary, by submitting the question of adjournment to shareholders as a separate matter for consideration.

        The Leesport and Madison boards of directors each recommend that you vote your proxy in favor of the adjournment proposal so that your proxy may be used to vote for an adjournment if necessary. If you properly executed your proxy, Leesport or Madison, as the case may be, will consider that you voted in favor of the adjournment proposal unless your proxy indicates otherwise. If there is an adjournment of a special meeting, no notice of the time and place of the adjourned meeting will be given other than by an announcement of such time and place at the special meeting.

EXPERTS

        The consolidated financial statements of Leesport, at December 31, 2003 and for each of the three years in the period ended December 31, 2003, included in Leesport's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Beard Miller Company LLP, independent auditors, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Madison, as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

        The validity of the Leesport common stock to be issued in connection with the merger will be passed upon for Leesport by Stevens & Lee, P.C., Reading, Pennsylvania. Stevens & Lee will also deliver to Leesport an opinion regarding certain federal income tax consequences of the transaction. Stevens & Lee and its attorneys own an aggregate of approximately 2,000 shares of Leesport common stock.

        Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania will deliver to Madison an opinion regarding certain federal income tax consequences of the transaction.

OTHER MATTERS

        As of the date of this document, the board of directors of Madison knows of no matters which will be presented for consideration at the Madison special meeting other than matters described in this document. However, if any other matters shall come before the Madison special meeting or any adjournments, the forms of proxy will confer discretionary authority to the individuals named as proxies to vote the shares represented by the proxy on any such matters.

WHERE YOU CAN FIND MORE INFORMATION

        Leesport is subject to the informational requirements of the Securities Exchange Act of 1934, and files reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices in Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). You may call the SEC at

1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC's Internet site at http://www.sec.gov.

        Leesport filed a Registration Statement on Form S-4 (No. 333-116331) to register with the SEC the Leesport common stock issuable to Madison shareholders in the transaction. This document is a part of that registration statement and constitutes a prospectus of Leesport in addition to being a joint proxy statement of Leesport and Madison for their respective special meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

INCORPORATION BY REFERENCE

        Some of the information that you may want to consider in deciding how to vote with respect to the merger is not physically included in this document, but rather is "incorporated by reference" to documents that have been filed by us with the SEC. The information that is incorporated by reference consists of:

        Documents filed by Leesport (SEC File No. 0-16533):

  •
  Annual Report on Form 10-K for the year ended December 31, 2003;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004;

  •
  Current Reports on Form 8-K filed with the SEC on April 20, 2004 and May 20, 2004;

  •
  the description of the Leesport common stock contained in Leesport's Registration Statement on Form 8-A filed with the SEC on October 3, 2001 pursuant to the Securities Exchange Act of 1934, and any amendments or reports filed for the purpose of updating such registration statement; and

  •
  the description of certain stock purchase rights contained in Leesport's Registration Statement on Form 8-A filed with the SEC on October 3, 2001 pursuant to the Securities Exchange Act of 1934, and any amendments or reports filed for the purpose of updating such registration statement.

        All documents filed by Leesport pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this document and prior to the special meeting also are incorporated by reference into this document and will be deemed to be a part hereof from the date of filing of such documents.

        Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained herein (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.

        Leesport may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from Leesport without charge, excluding all exhibits unless Leesport has specifically incorporated by reference an exhibit in this document. Madison and Leesport shareholders may obtain documents incorporated by reference in this joint proxy statement/prospectus, with respect to Leesport, by requesting them in writing or by telephone from: Leesport Financial Corp., 1240 Broadcasting Road, Wyomissing, PA 19610, Attention: Jenette L. Eck, Corporate Secretary (telephone number (610) 208-0966).

        All information contained or incorporated by reference in this document relating to Leesport and its subsidiaries has been supplied by Leesport. All information contained in this document relating to Madison and its subsidiaries has been supplied by Madison.

MADISON BANCSHARES GROUP, LTD.

Index to Financial Statements

Unaudited Condensed Consolidated Statements of Financial Condition as of March 31, 2004 and 2003	F-2
Unaudited Condensed Consolidated Statements of Income for the three months ended March 31, 2004 and 2003	F-3
Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2004 and 2003	F-4
Condensed Notes to Unaudited Condensed Consolidated Financial Statements as of and for the period ended March 31, 2004	F-5
Report of Independent Registered Public Accounting Firm	F-12
Consolidated Statements of Financial Condition as of December 31, 2003 and 2002	F-13
Consolidated Statements of Operations for the years ended December 31, 2003, 2002 and 2001	F-14
Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 2003, 2002 and 2001	F-15
Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001	F-16

MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
CASH AND CASH EQUIVALENTS:
Cash and amounts due from banks	$12,648,709	$11,950,388

Federal funds sold	—	—
Total cash and cash equivalents	12,648,709	11,959,388
INVESTMENT SECURITIES:
Held to maturity (fair value—2004, $2,136,260; 2003, $5,896,857	2,117,330	5,881,615
Available for sale (amortized cost—2004, $468,877; 2003, $9,589,214)	499,643	9,675,998
Federal Home Loan Bank Stock	294,200	578,200
Federal Reserve Bank Stock	323,400	323,400
LOANS (Net of allowance for loan losses—2004, $1,185,395; 2003, $1,212,666)	164,770,017	162,745,468
MORTGAGE LOANS HELD FOR SALE	13,799,734	12,720,312
REAL ESTATE OWNED	133,494	133,494
FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET	2,545,429	2,620,961
ACCRUED INTEREST RECEIVABLE	803,912	900,118
OTHER ASSETS	1,039,197	830,391
DEFERRED INCOME TAXES	338,695	309,188

TOTAL	$199,313,760	$208,678,533

LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS:
Noninterest-bearing demand deposits	$37,724,109	$40,389,663
Interest-bearing demand deposits	23,284,797	20,935,426
Savings deposits	12,987,200	11,445,147
Money market deposits	34,127,837	34,742,152
Time deposits	71,477,618	76,182,875

Total deposits	179,601,561	183,695,263
BORROWED FUNDS
GUARANTEED PREFERRED BENEFICIAL INTEREST IN SUBORDINATED DEBT	5,150,000	5,150,000
ACCRUED INTEREST PAYABLE	559,901	398,787
ACCRUED EXPENSES AND OTHER LIABILITIES	116,483	655,746

Total Liabilities	185,427,945	194,899,796

COMMITMENTS
SHAREHOLDERS' EQUITY
Preferred stock, $5 par value—authorized $5,000,000 shares; issued and outstanding, 0 shares
Common stock, $1 value—authorized 20,000,000 shares; issued and outstanding, 2004, 2,175,070 and 2003, 2,169,320 shares	2,175,070	2,169,320
Capital surplus	10,618,556	10,591,118
Accumulated deficit	1,071,885	961,022
Accumulated other comprehensive income	20,304	57,277

Total shareholder's equity	13,885,815	13,778,737

TOTAL	$199,313,760	$208,678,533

See notes to unaudited condensed consolidated financial statements.

MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE PERIODS ENDED MARCH 31, 2004 AND 2003

(UNAUDITED)

	2004	2003
	(Unaudited)	(Unaudited)
Interest income:
Interest and fees on loans	$2,902,016	$2,894,262
Interest and dividends on investment securities:
US Government obligations	83,648	99,748
Other securities	7,620	54,827
Interest on temporary investments	20,952	23,827

	3,014,236	3,072,664

Interest expense:
Interest on:
Demand deposits	14,478	11,325
Savings and money market deposits	129,558	173,911
Time deposits	560,521	725,575
Guaranteed preferred beneficial interest in subordinated debt	55,536	112,500
Federal funds purchased & other interest	3,871	63

	763,964	1,023,374

Net interest income before provision for loan losses	2,250,272	2,049,290
Provision for loan losses	150,000	120,000

Net interest income after provision for loan losses	2,100,272	1,929,290

Other noninterest income:
Gain on sale of mortgage loans	841,386	1,522,631
Gain on sale of securities	91,787	51,167
Service charges on deposit accounts	229,337	169,054
Other	83,115	98,217

Total noninterest income	1,245,625	1,841,069

Other noninterest expenses:
Salary and employee benefits	1,959,949	2,150,878
Occupancy	471,352	493,258
Equipment	97,037	129,057
Computer processing	170,267	164,577
Deposit insurance	3,576	14,801
Legal	27,046	35,226
Professional fees	10,360
Other outside service fees	74,796	106,460
Business development	40,364	60,010
Office and stationary supplies	41,769	62,702
Director fees	29,925	25,925
Advertising	39,953	67,768
Other operating	197,423	217,624
Amortization of debt issuance costs	8,682	12,630

Total noninterest expenses	3,162,139	3,551,276

(Loss) income before income taxes	183,758	219,083
Provision (Benefit) For Income Taxes	72,893	65,000

Net (loss) income	$110,865	$154,083

Net income (loss) per common share—basic	$0.05	$0.07

Net income (loss) per common share—diluted	$0.04	$0.07

Weighted average number of shares—basic	2,170,521	2,161,320

Weighted average number of shares—diluted	2,590,321	2,176,407

See notes to unaudited condensed consolidated financial statements.

MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

(UNAUDITED)

	2004	2003
	(Unaudited)	(Unaudited)
Operating activities:
Net income (loss)	$110,865	$154,083
Adjustments for non-cash items included in net income:
Deferred income tax	(10,461)
Depreciation and amortization	112,974	144,780
Provision for loan losses	150,000	120,000
Net amortization of bond premium/discount	(50,379)	115,468
(Gain) loss on sale of available for sale securities	(91,786)	(51,167)
(Gain) loss on sale of mortgage loans held for sale	(841,386)	(1,522,631)
Origination of Loans held for sale	(41,304,285)	(75,419,691)
Proceeds on loans held for sale	41,066,250	75,169,169
Changes in assets and liabilities which provided (used) cash:
Accrued interest receivable	96,206	92,514
Other assets	(208,806)	(37,416)
Accrued interest payable	161,114	132,773
Accrued expenses and other liabilities	(539,267)	(683,560)
Deferred loan fees	339,362	(40,041)

Net cash provided by (used in) operating activities	(1,009,599)	(1,825,719)

Investing activities:
Purchase of investment securities available for sale	—	(4,685,000)
Purchase of Federal Home Loan Bank stock	(86,000)	(92,400)
Proceeds from sale of investment securities held to maturity	3,750,000	—
Proceeds from sale of investment securities available for sale	7,091,787	4,051,167
Proceeds from maturity of investment securities available for sale	2,185,000	800,000
Proceeds from redemption of federal home loan bank stock	370,000	—
Net change in loans to customers	(2,513,911)	(3,812,197)
Purchase of furniture, equipment and leasehold improvements	(37,442)	(50,677)
Costs capitalized for real estate owned	—	(1,065)
Proceeds on sale of real estate owned	—

Net cash provided by (used in) investing activities	10,759,434	(3,790,172)

Financing activities:
Net increase (decrease) in customer deposits	(4,093,702)	13,673,827
Repayment of FHLB advances	(5,000,000)	—
Exercise of stock options and warrants	33,188	—

Net cash provided by financing activities	(9,060,514)	13,673,827

Net (decrease) increase in cash and cash equivalents	689,321	8,057,936
Cash and cash equivalents, beginning of period	11,959,388	11,870,912

Cash and cash equivalents, end of period	$12,648,709	$19,928,848

Supplemental disclosures of cash flow information:
Interest paid	$549,728	$778,314

Income taxes paid	$—	$—

See notes to unaudited condensed consolidated financial statements.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD ENDED MARCH 31, 2004 AND 2003

1.    ORGANIZATION AND NATURE OF OPERATIONS

        Madison is a one-bank holding company formed pursuant to Section 3(a)(1) of Madison Bank Holding Company Act of 1956, as amended. Madison was incorporated under the laws of the Commonwealth of Pennsylvania on May 31, 1988, to engage in the business of commercial banking through its wholly owned subsidiary, The Madison Bank. Madison Bank is a commercial bank chartered under the applicable laws of the Commonwealth of Pennsylvania and is regulated under the Federal Reserve System by the Federal Reserve Bank. Madison Bank offers a variety of services to individuals and businesses through its offices in Blue Bell, Conshohocken, Center Square, Strafford, Lansdale, Northeast Philadelphia, Horsham, Newtown, Jenkintown and its tenth branch location in Oaks, which opened in 2002. Madison Bank commenced its operations on August 16, 1989 after receiving the necessary regulatory approval. On March 7, 2003, Madison filed Form 15 with the Securities and Exchange Commission effectively delisting its stock from the NASDAQ SmallCap Market. Madison's common stock continues to be traded on the National Quotation Bureau's Pink Sheets.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Principles of Consolidation—The consolidated financial statements include the accounts of Madison and its wholly owned subsidiary, Madison Bank. All significant intercompany balances and transactions have been eliminated in consolidation.

        Use of Estimates in the Preparation of Financial Statements—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. The most significant of these estimates is the allowance for loan losses. Actual results could differ from those estimates.

        Cash and Cash Equivalents—For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods. Cash maintained in vaults on premises of $1,382,485 and $1,501,131 at March 31, 2004 and 2003, respectively, is sufficient to currently meet average reserve balances under federal requirements.

        Investment Securities—Madison Bank classifies and accounts for debt and equity securities as follows:

  •
  Securities Held to Maturity—Securities held to maturity are stated at cost adjusted for unamortized purchase premiums and discounts based on management's positive intent and Madison Bank's ability to hold such investments until maturity considering all reasonably foreseeable conditions and events. Purchase premiums and discounts are amortized to income over the life of the related security. The adjusted cost of a specific security sold is the basis for determining the gain or loss on the sale.

  •
  Securities Available for Sale—Securities available for sale, carried at fair value, are those management might sell in response to changes in market interest rates, increases in loan demand, changes in liquidity needs and other conditions. Unrealized gains and losses are excluded from earnings and are reported net of tax as a separate component of shareholders' equity until realized. Realized gains and losses on the sale of investment securities are reported in the consolidated statement of operations and are determined using the adjusted cost of the specific security sold.

        Loans—Loans are stated at the principal amount outstanding, net of any deferred loan fees. Interest income on commercial and mortgage loans is recorded on the outstanding balance method, using actual interest rates applied to daily principal balances. Accrual of interest income on loans will cease when collectibility of interest and/or principal is uncertain. If it is determined that the collection of interest previously accrued is uncertain, the accrued interest is reversed and charged to current earnings; thereafter, income is recognized as payments are received.

        Allowance for Loan Losses—An allowance for loan losses is maintained at a level that management considers adequate to provide for estimated losses based upon an evaluation of known and inherent risk in the loan portfolio. Management's periodic evaluation is based upon evaluation of the portfolio, past loss experience, current economic conditions, and other relevant factors. While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluations.

        Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, observable market price, or the fair value of the collateral if the loan is collateral dependent.

        In July 2001, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 102, Selected Loss Allowance Methodology and Documentation Issues. SAB No. 102 expresses the SEC staff's views on the development and application of a systematic methodology for determining the allowance for loan losses in accordance with accounting principles generally accepted in the United States of America. Also in July 2001, the federal banking agencies issued guidance on this topic through the Federal Financial Institutions Examination Council interagency guidance, Policy Statement on Allowance for Loan and Lease Losses Methodologies and Documentation for Banks and Savings Institutions. In management's opinion, Madison's methodology and documentation of the allowance for loan losses meets the guidance issued.

        Mortgage Loans Held for Sale—Madison originates residential mortgage loans for portfolio investment or for sale in the secondary market with servicing released to provide additional funds for lending. Loans held for sale are carried at the lower of cost or market value, determined on a net aggregate basis.

        Accounting for Stock-Based Compensation—Madison accounts for stock options in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which allows an entity to choose between the intrinsic value method, as defined in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretation, or the fair value method of accounting for stock-based compensation described in SFAS No. 123. An entity using the intrinsic value method must disclose pro forma net income and earnings per share as if the stock-based compensation was accounted for using the fair value method. Madison continues to account for stock-based compensation using the intrinsic value method and has not recognized compensation expense under this method.

        Had compensation cost for Madison's stock option plan been determined based on the fair value at the dates of awards under the fair value method of SFAS No. 123, Madison's net income and income per share would have been reduced to the pro forma amounts indicated below:

		For the Three Months Ended March 31,
		2004	2003
Net Income (loss):	As reported	$110,865	$154,083
	Pro forma	58,304	154,083
Diluted earnings per share:	As reported	$0.04	$0.07
	Pro forma	0.02	0.07

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This Statement is effective for financial statements for fiscal years ending after December 15, 2002.

        Earnings Per Share—Basic net income per share is based on the weighted average number of common shares outstanding, while diluted net income per share is based on the weighted average number of common shares outstanding and common share equivalents that would arise from the exercise of dilutive securities. The calculation of the weighted average shares is as follows:

	For the three months ended March 31,
	2004	2003
Average common shares outstanding	2,170,521	2,161,320
Increase in shares due to options and warrants—diluted basis	419,800	15,087

        Comprehensive Income—Amounts from transactions and other events which are currently excluded from the statement of operations and are recorded directly to shareholders' equity and are presented as a component of comprehensive income. Comprehensive income (loss) for the three months ended March 31, 2004 and 2003 was $(36,971) and ($17,298), respectively.

        Recent Accounting Pronouncements—In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This Interpretation also incorporates, without change, the guidance in FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others, which is being superceded. The initial recognition and initial measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements in this Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. Madison currently has no guarantees that would be required to be recognized, measured or disclosed under this Interpretation.

        In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN No. 46"). The Interpretation clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinate financial support from other parties. Madison has participated in the issue of trust preferred securities through a trust established for such purpose. Madison classifies such securities as liabilities on the Consolidated Balance Sheet. The adoption of FIN No. 46 did not have a material impact on Madison's financial statements.

        In December 2002, the FASB issued Interpretation No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123 ("SFAS No. 148"). The Interpretation amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure requirements in this Interpretation are effective for fiscal years ending after December 15, 2002 for transition guidance and annual disclosure provisions; for financial reports containing financial statements for interim periods beginning after December 15, 2002 for interim disclosure provisions. This Interpretation was properly adopted by Madison on December 31, 2003. Madison accounts for stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which permits the use of the intrinsic value method described in APB Opinion No. 25, Accounting for Stock Issued to Employees, and requires Madison to disclose the pro forma effects of accounting for stock-based compensation using the fair value method as described in the optional accounting requirements of SFAS No. 123. As permitted by SFAS No. 123, Madison will continue to account for stock-based compensation under APB Opinion No. 25, under which Madison has recognized no compensation expense. The adoption of SFAS No. 148 did not have a material impact on Madison's financial statements.

        In January 2003, the FASB issued Interpretation No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity. The Interpretation establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Interpretation requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity and some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Interpretation is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of this Statement for the first fiscal period beginning after December 15, 2003. Madison adopted the SFAS No. 150 as of January 2003. The adoption did not have any impact on Madison's financial condition or results of operations.

        In April 2003, the FASB issued Interpretation No. 149, Amendments of Statement 133 on Derivative Instruments and Hedging Activities. The Interpretation amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for hedging relationships designated after June 30, 2003. Madison is required to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. Madison adopted SFAS No. 149 as of June 30, 2003. The adoption did not have any impact on Madison's financial condition or results of operations.

3.    INVESTMENT SECURITIES

        The scheduled maturities of debt securities to be held to maturity and debt securities available for sale at March 31, 2004 were as follows:

	MARCH 31, 2004		DECEMBER 31, 2003
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(Unaudited)
Available for Sale:
U.S. Treasury securities and securities of U.S. Government agencies:
Due in 1 to 5 years	$499,643	$468,877	$8,589,214	$8,779,438
Due in 5 to 10 years			1,000,000	896,560

Total	$499,643	$468,877	$9,589,214	$9,675,998

Held to Maturity:
U.S. Treasury securities and securities of U.S. Government agencies:
Due from 1 to 5 years	$2,117,330	$2,136,260	$5,881,615	$5,896,857

4.    LOANS AND ALLOWANCE FOR LOAN LOSSES

        Loans outstanding are summarized as follows:

	March 31, 2004	December 31, 2003
	(Unaudited)
Real estate mortgage loans	$4,672,246	$4,711,783
Commercial loans	143,080,168	141,980,896
Consumer loans	18,542,360	17,654,981

Total	166,294,774	164,347,660
Less:
Allowance for loan losses	(1,185,395)	(1,212,666)
Deferred origination fees, net	(339,362)	(389,526)

	$164,770,017	$162,745,468

        Madison Bank grants loans to customers in its local market area which consists primarily of Montgomery County, Pennsylvania. The ultimate repayment of these loans is dependent to a certain degree on the local economy and real estate market.

        An analysis of the activity in the allowance for loan losses is as follows:

	March 31, 2004	December 31, 2003
	(Unaudited)
Balance, beginning of year	$1,212,666	$1,183,279

Provision charged to operations	150,000	520,000

Loans charged off:
Commercial loans	(195,684)	(630,123)
Consumer loans	(2,035)	(36,564)

	1,164,947	(666,687)

Recoveries—commercial and consumer loans	20,448	176,074

Balance, end of year	$1,185,395	$1,212,666

        The provision for loan losses charged to expense is based upon past loan loss experience and an evaluation of losses in the current loan portfolio, including the evaluation of impaired loans. A loan is considered to be impaired when, based upon current information and events, it is probable that Madison Bank will be unable to collect all amounts due according to the contractual terms of the loan. An insignificant delay or insignificant shortfall in amount of payments does not necessarily result in the loan being identified as impaired.

        Commercial loans and commercial real estate loans are placed on nonaccrual at the time the loan is 90 days delinquent unless the credit is well secured and in the process of collection. Generally, commercial loans are charged off no later than 120 days delinquent unless the loan is well secured and in the process of collection, or other extenuating circumstances support collection. Residential real estate loans are typically placed on nonaccrual at the time the loan is 90 days delinquent. Other consumer loans are typically charged off at 90 days delinquent. In all cases, loans must be placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

        The principal amount of nonaccrual loans at March 31, 2004 and December 31, 2003 totaled $677,325 and $875,009 respectively, all of which is included in impaired loans. Additional interest income that would have been recorded at March 31, 2004 and December 31, 2003 under the original terms of nonaccrual loans totaled $12,798.20 and $67,483 respectively.

5.    DEPOSITS

        Deposits consist of the following major classifications:

	March 31, 2004		December 31, 2003
Type of Account	Balance	% of Portfolio	Balance	% of Portfolio
Non-Interest Bearing	$37,724,109	21%	$40,389,663	22%
Interest Bearing	23,284,797	13	20,935,426	11
Money Market	34,127,837	19	34,742,152	19
Savings	12,987,200	7	11,445,147	6
CD's Under $100,000	34,103,687	19	36,924,527	20
CD's Over $100,000	37,373,931	21	39,258,348	22

Totals	$179,601,561	100%	$183,695,263	100%

6.    MADISON STATUTORY TRUST I

        On June 26, 2003, Madison Capital Trust I (the "Trust"), a statutory trust created under the laws of the State of Connecticut that is a wholly owned subsidiary of Madison, issued $5,150,000 Capital Securities ("Capital Securities") with a stated value and liquidation preference of $1,000 per share that contained the full and unconditional guarantee of its parent, Madison. Interest is paid at a rate per annum equal to the 3-Month LIBOR plus 3.10% ("Coupon Rate"), provided, however that prior to June 26, 2008, the Coupon Rate does not exceed 11.75%. The Trust's obligations under the Capital Securities issued are fully and unconditionally guaranteed by Madison. The proceeds from the sale of the Capital Securities of the Trust were utilized by the Trust to invest in $5,150,000, Junior Subordinated Debentures (the "Debentures") of Madison. The Debentures are unsecured and rank subordinate and junior in right of payment to all indebtedness, liabilities and obligations of Madison. The Debentures represent the sole assets of the Trust. Interest on the Capital Securities is cumulative and payable quarterly in arrears. Madison has the right to optionally redeem the Debentures prior to the maturity date of June 26, 2033, on any March 26, June 26, September 26 or December 26 on or after June 26, 2008, at 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date.

7.    ACQUISITION

        On April 16, 2004 Leesport Financial Corp, parent company of Leesport Bank, Essick & Barr, LLC and Leesport Wealth Management, LLC has agreed to acquire Madison Bancshares Group, Ltd, parent company of Madison Bank and Philadelphia Financial Mortgage Co., in a merger transaction.

        Under the terms of the merger agreement, Madison shareholders will be entitled to receive 0.6028 shares of Leesport common stock for each share of Madison common stock. Outstanding options and warrants to purchase shares of Madison common stock will be converted into cash. This transaction is expected to be accretive to Leesport's earnings per share by the end of the first year of combined operations. The combined assets of Leesport and Madison based on both companies' assets at March 31, 2004 will be approximately $830 million.

        The definitive agreement has been approved unanimously by the Boards of Directors of both companies. The transaction is subject to all required regulatory approvals and approvals by Madison and Leesport shareholders. The transaction is anticipated to close in the fourth quarter of 2004.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Madison Bancshares Group, Ltd.
Blue Bell, Pennsylvania

        We have audited the accompanying consolidated statements of financial condition of Madison Bancshares Group, Ltd. and subsidiary (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in shareholders' equity and comprehensive income (loss) and cash flows for each of the three years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of Madison's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Madison Bancshares Group, Ltd. and subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

Philadelphia, Pennsylvania
March 23, 2004

MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
CASH AND CASH EQUIVALENTS:
Cash and amounts due from banks	$11,959,388	$8,370,912
Federal funds sold	—	3,500,000

Total cash and cash equivalents	11,959,388	11,870,912
INVESTMENT SECURITIES:
Held to maturity (fair value—2003, $5,896,857; 2002, $172,255)	5,881,615	170,000
Available for sale (amortized cost—2003, $9,589,214; 2002, $13,045,576)	9,675,998	13,295,849
Federal Home Loan Bank Stock	578,200	230,900
Federal Reserve Bank Stock	323,400	323,400
LOANS (Net of allowance for loan losses—2003, $1,212,666; 2002, $1,183,279)	162,745,468	146,676,796
MORTGAGE LOANS HELD FOR SALE	12,720,312	19,733,998
REAL ESTATE OWNED	133,494	273,065
FURNITURE, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS—NET	2,620,961	2,781,177
ACCRUED INTEREST RECEIVABLE	900,118	940,359
OTHER ASSETS	830,391	392,590
DEFERRED INCOME TAXES	309,188	360,250

TOTAL ASSETS	$208,678,533	$197,049,296

LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS:
Noninterest-bearing demand deposits	$40,389,663	$32,617,974
Interest-bearing demand deposits	20,935,426	18,423,165
Savings deposits	11,445,147	12,038,013
Money market deposits	34,742,152	31,796,431
Time deposits	76,182,875	83,521,440

Total deposits	183,695,263	178,397,023
BORROWED FUNDS	5,000,000	—
GUARANTEED PREFERRED BENEFICIAL INTEREST IN SUBORDINATED DEBT	5,150,000	5,000,000
ACCRUED INTEREST PAYABLE	398,787	626,033
ACCRUED EXPENSES AND OTHER LIABILITIES	655,746	827,928

Total liabilities	194,899,796	184,850,984

COMMITMENTS AND CONTINGENT LIABILITIES
SHAREHOLDERS' EQUITY:
Preferred stock, $5 par value—authorized, 5,000,000 shares; issued and outstanding, none
Common stock, $1 par value—authorized, 20,000,000 shares; issued and outstanding—2003, 2,169,320 shares; 2002, 2,161,320 shares)	2,169,320	2,161,320
Additional paid in capital	10,591,118	10,545,138
Retained earnings (deficit)	961,022	(673,326)
Accumulated other comprehensive income	57,277	165,180

Total shareholders' equity	13,778,737	12,198,312

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$208,678,533	$197,049,296

See notes to consolidated financial statements.

MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2003, 2002, and 2001

	2003	2002	2001
INTEREST INCOME:
Interest and fees on loans	$12,251,940	$11,766,664	$13,517,915
Interest and dividends on investment securities:
U.S. Government obligations	393,028	469,814	442,983
Other securities	181,535	244,358	256,468
Interest on temporary investments	81,031	185,489	224,341

Total interest income	12,907,534	12,666,325	14,441,707

INTEREST EXPENSE:
Interest on:
Demand deposits	61,433	79,291	183,441
Savings and money market deposits	646,554	640,560	673,352
Time deposits	2,632,910	3,616,087	4,905,386
Guaranteed preferred beneficial interest in subordinated debt	386,354	450,000	450,000
Other interest	9,375	144	47,774

Total interest expense	3,736,626	4,786,082	6,259,953

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	9,170,908	7,880,243	8,181,754
PROVISION FOR LOAN LOSSES	520,000	532,500	972,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,650,908	7,347,743	7,209,754

OTHER INCOME (EXPENSE):
Service charges on deposit accounts	796,053	790,188	806,938
Gain on the sale of mortgage loans	6,885,563	5,818,810	4,228,100
Gain on the sale of investment securities	77,494	—	—
Recovery (writedown) of investment securities	400,000	—	(400,000)
Other	755,200	320,601	314,468

Total other income	8,914,310	6,929,599	4,949,506

OTHER NONINTEREST EXPENSES:
Salaries and employee benefits	9,461,570	8,096,549	7,551,923
Occupancy	1,935,928	1,761,346	1,668,969
Equipment	400,131	564,899	607,137
Computer processing	693,470	664,456	613,744
Deposit insurance	29,907	31,068	31,333
Legal	130,824	229,574	216,480
Other Outside Services	386,774	159,279	175,170
Professional fees	65,074	175,448	101,587
Business development	245,410	199,809	349,346
Office and stationery supplies	264,598	235,295	230,761
Advertising	215,164	70,303	46,421
Directors' fees	129,400	59,825	114,525
Amortization expense	46,811	50,520	50,520
Other operating	1,018,696	1,172,528	1,426,225

Total other noninterest expenses	15,023,757	13,470,899	13,184,141

INCOME (LOSS) BEFORE TAXES	2,541,461	806,443	(1,024,881)
PROVISION (BENEFIT) FOR INCOME TAXES	907,113	258,076	(255,000)

NET INCOME (LOSS)	$1,634,348	$548,367	$(769,881)

BASIC EARNINGS (LOSS) PER SHARE	$0.76	$0.26	$(0.37)

DILUTED EARNINGS (LOSS) PER SHARE	$0.72	$0.26	$(0.37)

See notes to consolidated financial statements.

MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS)

YEARS ENDED DECEMBER 31, 2003, 2002, and 2001

	Common Stock	Additional Paid in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total	Comprehensive Income (Loss)
BALANCE, JANUARY 1, 2001	$2,091,320	$10,331,332	$(451,812)	$(275,769)	$11,695,071
Comprehensive (loss) income:
Net loss			(769,881)		(769,881)	$(769,881)
Net change in unrealized gain on securities available for sale net of benefit for income taxes of $167,136				324,438	324,438	324,438

Comprehensive loss						$(445,443)

BALANCE, DECEMBER 31, 2001	2,091,320	10,331,332	(1,221,693)	48,669	11,249,628
Private placement of common stock	70,000	213,806			283,806
Comprehensive income (loss):
Net income			548,367		548,367	$548,367
Net change in unrealized gain on securities available for sale net of income taxes of $60,019				116,511	116,511	116,511

Comprehensive income						$664,878

BALANCE, DECEMBER 31, 2002	2,161,320	10,545,138	(673,326)	165,180	12,198,312
Exercise of stock options	8,000	45,980			53,980
Comprehensive income (loss):
Net income			1,634,348		1,634,348	$1,634,348
Net change in unrealized gain on securities available for sale net of income taxes of $55,586				(107,903)	(107,903)	(107,903)

Comprehensive income						$1,526,445

BALANCE, DECEMBER 31, 2003	$2,169,320	$10,591,118	$961,022	$57,277	$13,778,737

See notes to consolidated financial statements.

MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001

	2003	2002	2001
OPERATING ACTIVITIES:
Net income (loss)	$1,634,348	$548,367	$(769,881)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	477,733	546,441	574,083
Provision for loan losses	520,000	532,500	972,000
Net amortization of premiums	109,748	9,270	3,710
Gain on sale of investment securities available for sale	(77,494)	(4,607)	—
Gain on sale of mortgage loans held for sale	(6,885,563)	(5,818,810)	(4,228,100)
Writedown of investment securities	(400,000)	—	400,000
Writedown of real estate owned	—	73,551	—
(Gain) loss on sale of real estate owned	5,564	(18,432)	115,852
Originations of mortgage loans held for sale	(349,490,386)	(295,126,736)	(953,447,786)
Proceeds from sale of mortgage loans held for sale	363,389,635	303,293,664	945,503,875
Deferred loan fees	389,526	95,791	(159,109)
Deferred income taxes	106,648	24,931	(108,989)
Changes in assets and liabilities which provided (used) cash:
Accrued interest receivable	40,241	(1,211)	409,267
Other assets	(437,801)	375,407	15,975
Accrued interest payable	(227,246)	(254,295)	(315,925)
Accrued expenses and other liabilities	(172,182)	344,927	312,161

Net cash provided by (used in) operating activities	8,982,771	4,620,758	(10,722,867)

INVESTING ACTIVITIES:
Purchase of investment securities held to maturity	(5,750,000)	—	—
Purchase of investment securities available for sale	(9,685,000)	(21,294,581)	(1,500,000)
Purchase of Federal Home Loan Bank Stock	(582,600)	(135,300)	(134,300)
Proceeds from maturities of investment securities held to maturity	170,000	400,000	—
Proceeds from maturities of investment securities available for sale	—	7,372,479	15,000,000
Proceeds from sales of investment securities available for sale	13,377,494	5,875,888	—
Proceeds from sale of Federal Home Loan Bank Stock	235,300	801,400	—
Principal repayments of mortgage-backed securities	—	141,633	—
Loans purchased and originated, net of principal repayments	(17,096,318)	(13,165,545)	(1,058,957)
Additions to furniture, equipment and leasehold improvements	(317,517)	(1,176,111)	(759,150)
Proceeds on sale of real estate owned	252,126	184,803	249,647

Net cash (used in) provided by investing activities	(19,396,515)	(20,995,334)	11,797,240

FINANCING ACTIVITIES:
Net increase in demand, savings and time deposits	5,298,240	13,628,006	13,372,877
Proceeds of borrowed funds	34,500,000	—	—
Proceeds from private placement stock	—	283,806	—
Exercise of stock options	53,980	—	—
Proceeds from issuance of Capital Securities	5,150,000	—	—
Repayment of Capital Securities	(5,000,000)	—	—
Repayments of borrowed funds	(29,500,000)	—	(7,000,000)

Net cash provided by financing activities	10,502,220	13,911,812	6,372,877

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	88,476	(2,462,764)	7,447,250
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	11,870,912	14,333,676	6,886,426

CASH AND CASH EQUIVALENTS, END OF YEAR	$11,959,388	$11,870,912	$14,333,676

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$3,963,872	$5,040,377	$6,575,894
Income taxes	1,070,000	277,891	103,714
SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES
Transfers from loans to real estate owned	118,119	162,594	163,395

See notes to consolidated financial statements.

MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001

1.    ORGANIZATION AND NATURE OF OPERATIONS

        Madison Bancshares Group, Ltd. (the "Company") is a one-bank holding company formed pursuant to Section 3(a)(1) of Bank Holding Company Act of 1956, as amended. Madison was incorporated under the laws of the Commonwealth of Pennsylvania on May 31, 1988, to engage in the business of commercial banking through its wholly owned subsidiary, The Madison Bank. Madison Bank is a commercial bank chartered under the applicable laws of the Commonwealth of Pennsylvania and is regulated under the Federal Reserve System by the Federal Reserve Bank. Madison Bank offers a variety of services to individuals and businesses through its offices in Blue Bell, Conshohocken, Center Square, Strafford, Lansdale, Northeast Philadelphia, Horsham, Newtown, Jenkintown and its tenth branch location in Oaks, which opened in 2002. Madison Bank commenced its operations on August 16, 1989 after receiving the necessary regulatory approval. On March 7, 2003, Madison filed Form 15 with the Securities and Exchange Commission effectively delisting its stock from the NASDAQ SmallCap Market. Madison's common stock continues to be traded on the National Quotation Bureau's Pink Sheets.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Principles of Consolidation—The consolidated financial statements include the accounts of Madison and its wholly owned subsidiary, Madison Bank. All significant intercompany balances and transactions have been eliminated in consolidation.

        Use of Estimates in the Preparation of Financial Statements—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. The most significant of these estimates is the allowance for loan losses. Actual results could differ from those estimates.

        Cash and Cash Equivalents—For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods. Cash maintained in vaults on premises of $1,317,753 and $1,376,005 at December 31, 2003 and 2002, respectively, is sufficient to currently meet average reserve balances under federal requirements.

        Investment Securities—Madison Bank classifies and accounts for debt and equity securities as follows:

  •
  Securities Held to Maturity—Securities held to maturity are stated at cost adjusted for unamortized purchase premiums and discounts based on management's positive intent and Madison Bank's ability to hold such investments until maturity considering all reasonably foreseeable conditions and events. Purchase premiums and discounts are amortized to income over the life of the related security. The adjusted cost of a specific security sold is the basis for determining the gain or loss on the sale.

  •
  Securities Available for Sale—Securities available for sale, carried at fair value, are those management might sell in response to changes in market interest rates, increases in loan demand, changes in liquidity needs and other conditions. Unrealized gains and losses are excluded from earnings and are reported net of tax as a separate component of shareholders' equity until realized. Realized gains and losses on the sale of investment securities are reported in the consolidated statement of operations and are determined using the adjusted cost of the specific security sold.

        Loans—Loans are stated at the principal amount outstanding, net of any deferred loan fees. Interest income on commercial and mortgage loans is recorded on the outstanding balance method, using actual interest rates applied to daily principal balances. Accrual of interest income on loans will cease when collectibility of interest and/or principal is uncertain. If it is determined that the collection of interest previously accrued is uncertain, the accrued interest is reversed and charged to current earnings; thereafter, income is recognized as payments are received.

        Allowance for Loan Losses—An allowance for loan losses is maintained at a level that management considers adequate to provide for estimated losses based upon an evaluation of known and inherent risk in the loan portfolio. Management's periodic evaluation is based upon evaluation of the portfolio, past loss experience, current economic conditions, and other relevant factors. While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluations.

        Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, observable market price, or the fair value of the collateral if the loan is collateral dependent.

        In July 2001, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 102, Selected Loss Allowance Methodology and Documentation Issues. SAB No. 102 expresses the SEC staff's views on the development and application of a systematic methodology for determining the allowance for loan losses in accordance with accounting principles generally accepted in the United States of America. Also in July 2001, the federal banking agencies issued guidance on this topic through the Federal Financial Institutions Examination Council interagency guidance, Policy Statement on Allowance for Loan and Lease Losses Methodologies and Documentation for Banks and Savings Institutions. In management's opinion, Madison's methodology and documentation of the allowance for loan losses meets the guidance issued.

        Deferred Origination Fees—Nonrefundable fees and certain direct costs associated with originating and acquiring loans are deferred. For loans held for investment, the net amount of fees and costs are amortized using a method which approximates the interest method as a yield adjustment over the life of the loan. For loans held for sale, the net amount is deferred and recognized as part of the gain or loss on the sale of the loans.

        Mortgage Loans Held for Sale—Madison originates residential mortgage loans for portfolio investment or for sale in the secondary market with servicing released to provide additional funds for lending. Loans held for sale are carried at the lower of cost or market value, determined on a net aggregate basis.

        Real Estate Owned—Real estate owned consists of one property acquired by foreclosure at December 31, 2003. This asset is carried at the lower of cost or estimated fair value less the costs to dispose. Writedowns, if any, at the time of foreclosure are charged against the allowance for loan losses. Subsequent losses in value are charged directly to operations. Costs relating to the development and improvement of real estate owned are capitalized, and those relating to the holding of the properties are charged to expense.

        Furniture, Equipment and Leasehold Improvements, Net—Furniture, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation is computed by the straight-line method and charged to operating expenses over the estimated useful lives of the related assets. Buildings are depreciated over 40 years. The average life for furniture and equipment is 7 years. Leasehold improvements are amortized over the shorter of the estimated useful life or the term of the lease.

        Cash Surrender Value of Life Insurance—Madison is the beneficiary of insurance policies on the lives of certain officers of Madison Bank. Madison has recognized the cash surrender value amount that could be realized under the insurance policies as an asset in the statement of financial condition.

        Income Taxes—Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

        Accounting for Stock-Based Compensation—Madison accounts for stock options in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which allows an entity to choose between the intrinsic value method, as defined in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretation, or the fair value method of accounting for stock-based compensation described in SFAS No. 123. An entity using the intrinsic value method must disclose pro forma net income and earnings per share as if the stock-based compensation was accounted for using the fair value method. Madison continues to account for stock-based compensation using the intrinsic value method and has not recognized compensation expense under this method.

        Had compensation cost for Madison's stock option plan been determined based on the fair value at the dates of awards under the fair value method of SFAS No. 123, Madison's net income and income per share would have been reduced to the pro forma amounts indicated below:

		2003	2002	2001
Net Income (loss):	As reported	$1,634,348	$548,367	$(769,881)
	Pro forma	734,379	512,876	(933,699)
Diluted earnings per share:	As reported	$0.72	$0.26	$(0.37)
	Pro forma	0.32	0.24	(0.44)

        Significant assumptions used to calculate the above fair value of the 2003 awards are as follows:

2003
Risk free interest rate of return	4.27%
Expected option life	120 months
Expected dividends	—
Expected volatility	61%

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This Statement is effective for financial statements for fiscal years ending after December 15, 2002.

        Earnings Per Share—Basic net income per share is based on the weighted average number of common shares outstanding, while diluted net income per share is based on the weighted average number of common shares outstanding and common share equivalents that would arise from the exercise of dilutive securities. The calculation of the weighted average shares is as follows:

	2003	2002	2001
Average common shares outstanding	2,162,109	2,112,416	2,091,320
Increase in shares due to options and warrants—diluted basis	113,233	35,401	51,561

Adjusted shares outstanding—diluted	2,275,342	2,147,817	2,142,881

        Comprehensive Income—The amounts from transactions and other events which currently are excluded from the statement of operations and are recorded directly to shareholders' equity are presented as a component of comprehensive income.

        Recent Accounting Pronouncements—In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This Interpretation also incorporates, without change, the guidance in FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others, which is being superceded. The initial recognition and initial measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements in this Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. Madison currently has no guarantees that would be required to be recognized, measured or disclosed under this Interpretation.

        In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN No. 46"). The Interpretation clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinate financial support from other parties. Madison has participated in the issue of trust preferred securities through a trust established for such purpose. Madison classifies such securities as liabilities on the Consolidated Balance Sheet. The adoption of FIN No. 46 did not have a material impact on Madison's financial statements.

        In December 2002, the FASB issued Interpretation No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123 ("SFAS No. 148"). The Interpretation amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure requirements in this Interpretation are effective for fiscal years ending after December 15, 2002 for transition guidance and annual disclosure provisions; for financial reports containing financial statements for interim periods beginning after December 15, 2002 for interim disclosure provisions. This Interpretation was properly adopted by Madison on December 31, 2003. Madison accounts for stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which permits the use of the intrinsic value method described in APB Opinion No. 25, Accounting for Stock Issued to Employees, and requires Madison to disclose the pro forma effects of accounting for stock-based compensation using the fair value method as described in the optional accounting requirements of SFAS No. 123. As permitted by SFAS No. 123, Madison will continue to account for stock-based compensation under APB Opinion No. 25, under which Madison has recognized no compensation expense. The adoption of SFAS No. 148 did not have a material impact on Madison's financial statements.

        In January 2003, the FASB issued Interpretation No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity. The Interpretation establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Interpretation requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity and some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Interpretation is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of this Statement for the first fiscal period beginning after December 15, 2003. Madison adopted the SFAS No. 150 as of

January 2003. The adoption did not have any impact on Madison's financial condition or results of operations.

        In April 2003, the FASB issued Interpretation No. 149, Amendments of Statement 133 on Derivative Instruments and Hedging Activities. The Interpretation amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for hedging relationships designated after June 30, 2003. Madison is required to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. Madison adopted SFAS No. 149 as of June 30, 2003. The adoption did not have any impact on Madison's financial condition or results of operations.

        Reclassifications—Certain items in the 2001 and 2002 consolidated financial statements have been reclassified to conform with the presentation in the 2003 consolidated financial statements.

3.    INVESTMENT SECURITIES

        A summary of investment securities and their expected maturities, as well as estimated fair values at December 31, 2003 and 2002, is as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2003:
Securities to be held to maturity:
Debt securities—Municipal and State Government bonds	$5,881,615	$15,242	$—	$5,896,857

Securities available for sale:
Debt securities—U.S. Government and Federal Agencies	$9,589,214	$86,784	$—	$9,675,998

December 31, 2002:
Securities to be held to maturity:
Debt securities—Municipal and State Government bonds	$170,000	$2,255	$—	$172,255

Securities available for sale:
Debt securities—U.S. Government and Federal Agencies	$11,445,576	$250,273	$—	$11,695,849
Corporate security	1,600,000	—	—	1,600,000

Total	$13,045,576	$250,273	$—	$13,295,849

        The scheduled maturities of debt securities to be held to maturity and debt securities available for sale at December 31, 2003 were as follows:

	Securities December 31, 2003
	Amortized Cost	Fair Value
Available for Sale:
U.S. Treasury securities and securities of U.S. Government agencies:
Due in 1 to 5 years	$8,589,214	$8,779,438
Due in 5 to 10 years	1,000,000	896,560

Total	$9,589,214	$9,675,998

Held to Maturity:
U.S. Treasury securities and securities of U.S. Government agencies:
Due from 1 to 5 years	$5,881,615	$5,896,857

        Gross proceeds from the sale of investment securities available for sale in 2003 and 2002 totaled $13,377,494, and $5,875,888, resulting in a net gain of $77,494 and $4,607, respectively. There were no sales of investment securities in 2001.

        Due to evidence of a significant deterioration in the issuer's creditworthiness, Madison transferred an investment security from the held to maturity portfolio with an amortized cost of $2,000,000 to available for sale during the year ended December 31, 2000. During the fourth quarter of the year ended December 31, 2001, Madison recognized an other-than-temporary impairment on this investment security resulting in a charge to operations of $400,000. In fourth quarter 2003, Madison sold this security for $2,000,000, recovering the previous writedown of its investment.

        During early 2000, Madison invested approximately $1.0 million in a start-up Internet banking company. At December 31, 2000, Madison wrote down its investment and recognized a loss of $1.0 million in the statements of operations. During December 2003, Madison recovered a portion of this loss.

4.    LOANS AND ALLOWANCE FOR LOAN LOSSES

        Loans outstanding are summarized as follows:

	December 31,
	2003	2002
Real estate mortgage loans	$4,711,783	$15,733,268
Commercial loans	141,980,896	120,768,645
Consumer loans	17,654,981	11,749,527

Total	164,347,660	148,251,440
Less:
Allowance for loan losses	(1,212,666)	(1,183,279)
Deferred origination fees, net	(389,526)	(391,365)

	$162,745,468	$146,676,796

        Madison Bank grants loans to customers in its local market area which consists primarily of Montgomery County, Pennsylvania. The ultimate repayment of these loans is dependent to a certain degree on the local economy and real estate market.

        At December 31, 2003, commercial loans have maturities ranging from six months to five years. Further, these loans are granted at both fixed and adjustable rates. Fixed rates range from 8.10% to 8.88% with adjustable rates ranging from Madison Bank's prime rate to 2% in excess of prime.

        The composition of fixed and adjustable rate loans as of December 31, 2003, was as follows:

Fixed Rate

Term to Maturity	Book Value
1 month - 1 year	$14,877,105
1 year - 3 years	34,118,066
3 years - 5 years	15,687,181
5 year - 30 years	15,445,992

$80,128,344

Adjustable Rate

Term to Rate Adjustment	Book Value
1 month - 1 year	$84,219,317

        An analysis of the activity in the allowance for loan losses is as follows:

	Year Ended December 31,
	2003	2002	2001
Balance, beginning of year	$1,183,279	$1,125,181	$1,360,901

Provision charged to operations	520,000	532,500	972,000

Loans charged off:
Commercial loans	(630,123)	(373,815)	(1,122,670)
Consumer loans	(36,564)	(106,284)	(95,591)

	(666,687)	(480,099)	(1,218,261)

Recoveries—commercial and consumer loans	176,074	5,697	10,541

Balance, end of year	$1,212,666	$1,183,279	$1,125,181

        The provision for loan losses charged to expense is based upon past loan loss experience and an evaluation of losses in the current loan portfolio, including the evaluation of impaired loans. A loan is considered to be impaired when, based upon current information and events, it is probable that Madison Bank will be unable to collect all amounts due according to the contractual terms of the loan. An insignificant delay or insignificant shortfall in amount of payments does not necessarily result in the loan being identified as impaired. For this purpose, delays less than 90 days are considered to be insignificant. As of December 31, 2003 and 2002, 100% of the impaired loan balance was measured for impairment based on the fair value of the loans' collateral. Impairment losses are included in the provision for loan losses. Loans collectively evaluated for impairment include consumer loans and residential real estate loans, and are not included in the data that follows.

        The following table summarizes impaired loan information.

	December 31,
	2003	2002
Impaired loans with related reserve for loan losses of $289,161 and $203,988, respectively	$2,331,296	$2,488,171
Average impaired loans	2,222,641	2,504,534
Cash basis interest income recognized on impaired loans	62,060	94,059

        Payments on impaired loans are typically applied to principal unless collectibility of the principal amount is fully assured, in which case interest income is recognized on the cash basis.

        Commercial loans and commercial real estate loans are placed on nonaccrual at the time the loan is 90 days delinquent unless the credit is well secured and in the process of collection. Generally, commercial loans are charged off no later than 120 days delinquent unless the loan is well secured and in the process of collection, or other extenuating circumstances support collection. Residential real estate loans are typically placed on nonaccrual at the time the loan is 90 days delinquent. Other consumer loans are typically charged off at 90 days delinquent. In all cases, loans must be placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

        The principal amount of nonaccrual loans at December 31, 2003 and 2002 totaled $875,009 and $640,535, respectively, all of which is included in impaired loans in the table above. Additional interest income that would have been recorded in 2003 and 2002 under the original terms of nonaccrual loans totaled $67,483 and $48,403, respectively.

        Accruing loans which are contractually past due 90 days or more totaled $2,085,252 and $2,789,575 at December 31, 2003 and 2002, respectively. Interest due on these loans totaled $156,040 and $192,241 at December 31, 2003 and 2002, respectively.

5.    FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

        A summary of furniture, equipment and leasehold improvements is as follows:

	December 31,
	2003	2002
Building and land	$681,436	$681,436
Furniture and equipment	3,160,784	2,962,506
Leasehold improvements	2,134,312	2,015,073

Total	5,976,532	5,659,015
Accumulated depreciation and amortization	(3,355,571)	(2,877,838)

	$2,620,961	$2,781,177

        Depreciation and amortization expense related to equipment, office facilities and property was $477,733, $546,441 and $574,083 for the years ended December 31, 2003, 2002 and 2001, respectively.

6.    BORROWED FUNDS

        At December 31, 2003, Madison had $5,000,000 of borrowed funds from the Federal Home Loan Bank of Pittsburgh. The borrowed funds rate of interest was 1.06% and was repaid on January 2, 2004.

7.    DEPOSITS

        Interest-bearing deposits have stated rates ranging from .25% to 4.47% with a weighted average cost on all deposits of 2.36% at December 31, 2003 and from 1.00% to 4.88% with a weighted average cost on all deposits of 3.95% at December 31, 2002.

        Time deposit accounts outstanding at December 31, 2003 and 2002 mature as follows:

	2003	2002
Three months or less	$19,596,363	$25,088,223
Four to twelve months	29,027,395	33,281,112
Over twelve months	27,559,117	25,152,105

	$76,182,875	$83,521,440

        The aggregate amount of time certificates in denominations of $100,000 or more at December 31, 2003 and 2002, was $39,258,347 and $38,036,952, respectively. Interest expense attributable to time certificates in denominations of $100,000 or more for the years ended December 31, 2003, 2002, and 2001, amounted to $1,279,020, $1,647,842, and $2,217,864, respectively. These certificates and their remaining maturities are as follows:

Three months or less	$12,782,806
Four to twelve months	17,715,513
Over twelve months	8,760,028

$39,258,347

8.    GUARANTEED PREFERRED BENEFICIAL INTEREST IN SUBORDINATED DEBT

  MADISON CAPITAL TRUST I

        On June 26, 1999, Madison Capital Trust I (the "Trust"), a statutory business trust created under Delaware law that is a subsidiary of Madison, issued $5,000,000, 9.00% Capital Securities ("Capital Securities") with a stated value and liquidation preference of $1,000 per share. The Trust's obligations under the Capital Securities issued are fully and unconditionally guaranteed by Madison. The proceeds from the sale of the Capital Securities of the Trust were utilized by the Trust to invest in $5,000,000, 9.00% Junior Subordinated Debentures (the "Debentures") of Madison. The Debentures are unsecured and rank subordinate and junior in right of payment to all indebtedness, liabilities and obligations of Madison. The Debentures represent the sole assets of the Trust. Interest on the Capital Securities is cumulative and payable semi-annually in arrears. Madison has the right to optionally redeem the Debentures prior to the maturity date of June 30, 2028, on or after June 30, 2003, at 100% of the stated liquidation amount, plus accrued and unpaid distributions, if any, to the redemption date. Under the occurrence of certain events, Madison may redeem in whole, but not in part, the Debentures prior to June 30, 2003. Proceeds from any redemption of the Debentures would cause a mandatory redemption of the Capital Securities having an aggregate liquidation amount equal to the principal amount of the Debentures redeemed.

        The Trust is a wholly owned subsidiary of Madison, has no independent operations and issued securities that contained the full and unconditional guarantee of its parent, Madison. On August 11, 2003 all outstanding capital securities were redeemed.

  MADISON STATUTORY TRUST I

        On June 26, 2003, Madison Capital Trust I (the "Trust"), a statutory trust created under the laws of the State of Connecticut that is a wholly owned subsidiary of Madison, issued $5,150,000 Capital Securities ("Capital Securities") with a stated value and liquidation preference of $1,000 per share that contained the full and unconditional guarantee of its parent, Madison. Interest is paid at a rate per annum equal to the 3-Month LIBOR plus 3.10% ("Coupon Rate"), provided, however that prior to June 26, 2008, the Coupon Rate does not exceed 11.75%. The Trust's obligations under the Capital Securities issued are fully and unconditionally guaranteed by Madison. The proceeds from the sale of the Capital Securities of the Trust were utilized by the Trust to invest in $5,150,000, Junior

Subordinated Debentures (the "Debentures") of Madison. The Debentures are unsecured and rank subordinate and junior in right of payment to all indebtedness, liabilities and obligations of Madison. The Debentures represent the sole assets of the Trust. Interest on the Capital Securities is cumulative and payable quarterly in arrears. Madison has the right to optionally redeem the Debentures prior to the maturity date of June 26, 2033, on any March, June 26, September 26 or December 26 on or after June 26, 2008, at 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date.

9.    INCOME TAXES

        Madison Bank's provision (benefit) for income taxes differs from the amounts determined by applying the statutory federal income tax rate to income before income taxes for the following reasons:

	December 31,
	2003		2002		2001
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Tax at federal tax rate	$889,511	35.0%	$282,255	35.0%	$(358,708)	(35.0)%
Increase (decrease) resulting from:
Benefit of surtax exemptions	(25,415)	(1.0)	(8,064)	(1.0)	10,249	1.0
Meals and entertainment disallowed	41,720	1.6	33,968	4.2	59,389	5.8
Tax exempt income	(2,724)	(0.1)	(5,277)	(0.6)	(10,626)	(1.0)
Other	4,021	0.2	(77,065)	(9.6)	11,379	1.1
Officers life insurance	—		32,259	4.0	33,317	3.2

Provision (benefit)	$907,113	35.7%	$258,076	32.0%	$(255,000)	(24.9)%

        Items that give rise to significant portions of Madison's deferred tax asset, calculated at 35%, are as follows:

	December 31,
	2003	2002
Deferred tax assets:
Property	$125,218	$95,242
Allowance for loan losses	213,477	214,101
Allowance for investment losses	—	136,000
Unrealized gain on securities available for sale	(29,507)	(85,093)

Net deferred tax asset	$309,188	$360,250

        The provision (benefit) for income taxes for the years ended December 31, 2003, 2002, and 1991, includes the following:

	2003	2002	2001
Current taxes	$1,013,761	$283,007	$(146,011)
Deferred taxes	(106,648)	(24,931)	(108,989)

Total	$907,113	$258,076	$(255,000)

10.    COMMITMENTS AND CONTINGENT LIABILITIES

        Madison is party to various claims and legal proceedings which arise in the normal course of business. Management, after consultation with legal counsel, does not believe that the resolution of these matters will have a material adverse effect on Madison's financial condition or results of operations.

        Letters of Credit and Commitments to Lend—In the normal course of business, Madison Bank had commitments to advance funds under outstanding letters of credit of $848,268 and $1,644,344 and unadvanced loan commitments of $35,383,678 and $26,183,480 at December 31, 2003 and 2002, respectively. The unadvanced loan commitments at December 31, 2002 and 2001, were primarily at variable rates. In addition, Madison Bank had commitments to sell fixed rate residential mortgages of $12,720,312 and $19,733,998 at December 31, 2003 and 2002, respectively. Commitments are issued in accordance with the same loan policies and underwriting standards as settled loans and represent credit risk should the borrowers fail to repay the amounts extended.

        Leasing Arrangements—Madison leases branch offices and certain equipment under noncancelable agreements requiring various minimum annual rentals. In addition to the minimum rents, Madison pays its pro rata share of the building's operating costs. Total operating lease expense for 2003, 2002, and 2001, was $1,213,590, $1,154,833, and $1,038,797, respectively.

        Future minimum lease payments under noncancelable leases are as follows:

Year Ending December 31
2004	$1,203,514
2005	936,615
2006	720,167
2007	508,351
2008	478,401
Thereafter	2,047,355

Total	$5,894,403

11.    STOCK OPTION PLANS

        In 1998, Madison's shareholders adopted the 1998 Stock Option Plan (the "1998 Plan") providing for the issuance of qualified and non-qualified stock options to the officers and key executives of Madison. The 1998 Plan replaced a prior plan. The purpose of the 1998 Plan is to promote the interests of Madison by providing incentives to (i) designated officers and other key employees of Madison and (ii) nonemployee members of Madison's Board of Directors, to attract and retain such persons and to encourage them to acquire or increase their proprietary interest in Madison and to maximize Madison's performance during the term of their employment or period of service with Madison. A total of 774,633 shares of common stock have been reserved for issuance pursuant to the 1998 Plan including options which remained issuable under the 1989 Plan. The price at which such options may be issued is determined by a special committee.

        On August 26, 2003, Madison issued 327,000 shares of common stock pursuant to the 1998 Plan at an exercise price of $5.50. At December 31, 2003, a total of 117,896 options were available for grant under the 1998 Plan. The per share price of exercisable options at December 31, 2003, reflects the adjusted exercise price resulting from stock dividends.

        Transactions during each of the last three years, adjusted for stock dividends, are as follows:

	Shares	Exercise Price Per Share Price	Weighted Average Exercise Price Per Share
Exercisable, January 1, 2001	274,537	$3.45 - $9.36	$5.80
Issued	61,000	$5.51 - 6.25
Forfeiture	(1,000)	$6.88

Exercisable, December 31, 2001	334,537	$3.45 - $9.36	$6.13
Issued	15,000	$4.50
Forfeiture	(6,800)	$6.25 - $6.88

Exercisable, December 31, 2002	342,737	$3.45 - $9.36	$6.35

Issued	327,000	$5.70
Forfeiture	(5,000)	$6.25 - $6.875
Exercised	(8,000)	$5.51 - $7.31

Exercisable, December 31, 2003	656,737	$3.45 - $9.36	$5.86

        At December 31, 2003, the options exercisable had a weighted average remaining contractual life of 7.92 years.

        Madison accounts for stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which permits the use of the intrinsic value method described in APB Opinion No. 25, Accounting for Stock Issued to Employees, and requires Madison to disclose the pro forma effects of accounting for stock-based compensation using the fair value method as described in the optional accounting requirements of SFAS No. 123. As permitted by SFAS No. 123, Madison will continue to account for stock-based compensation under APB Opinion No. 25, under which Madison has recognized no compensation expense.

12.    WARRANTS AUTHORIZED

        In connection with the initial offering of Madison's common stock, Madison's directors received warrants to purchase shares of common stock. These offering warrants are nontransferable and expire in 2009. The warrants had an initial exercise price of $10 per share. As a result of stock dividends issued by Madison, the exercise price was adjusted by the Board of Directors. At December 31, 2003, warrants had an exercise price of $3.84 per share. As of December 31, 2003, there were 54,635 warrants outstanding, and no warrants were exercised in 2003. Warrants outstanding have been adjusted to reflect stock dividends.

13.    PROFIT SHARING

        Effective March 1, 1993, Madison Bank adopted a 401(k) profit sharing plan to provide eligible employees with additional income upon their retirement. Participants may contribute up to 15% of their annual compensation to the plan subject to Internal Revenue Service limitations. Madison Bank contributes an amount equal to 50% of each participant's contribution, up to 3% of the participant's compensation. Contributions made by Madison Bank during the years ended December 31, 2003, 2002, and 2001, were $137,373, $136,025, and $87,839, respectively.

14.    SHAREHOLDERS' EQUITY

        On September 12, 2002, Madison issued 70,000 shares of common stock, at a market price of $4.31 per share in connection with a private placement offering. This offering resulted in an increase of $283,806 in total shareholders' equity. On November 25, 2003, 8,000 options for shares of common stock were exercised at a price per share of $5.51 to $7.31. This exercise resulted in an increase of $53,980 in total shareholders' equity.

15.    RELATED PARTY TRANSACTIONS

        Loans to directors, officers, employees, and their affiliates and/or business interests must be made on substantially the same terms, including interest rates, as those prevailing at the time for other non-related party transactions and must not involve more than the normal risk of repayment.

        A summary of unpaid principal balances of loans outstanding to directors, officers, employees, and their business interests is as follows:

	December 31,
	2003	2002
Beginning of period	$10,006,103	$7,753,815
Borrowings	4,038,859	4,395,203
Principal repayments	(4,957,095)	(2,142,915)

End of period	$9,087,867	$10,006,103

        Certain directors of Madison are partners in an entity from which Madison Bank leases office space (see Note 10). Rental payments for the office space were approximately $440,090, $429,811, and $329,000 for the years ended December 31, 2003, 2002, and 2001, respectively. In the opinion of management, all aspects of this transaction, including the lease and amendments thereto, have been negotiated on an arm's-length basis and the resultant terms are no less favorable than those that could be obtained from third parties.

16.    FAIR VALUE OF FINANCIAL INSTRUMENTS

        The estimated fair value amounts have been determined by Madison using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of amounts Madison could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

	2003		2002
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(In Thousands)		(In Thousands)
Assets:
Cash and cash equivalents	$11,959	$11,959	$11,871	$11,871
Investment securities held to maturity	5,882	5,896	170	172
Investment securities available for sale	9,676	9,676	13,296	13,296
Federal Home Loan Bank stock	578	578	231	231
Federal Reserve Bank stock	323	323	323	323
Loans, net	162,745	164,348	146,677	147,477
Mortgage loans held for sale	12,720	12,720	19,734	19,734
Liabilities:
Deposits:
Noninterest-bearing deposits	40,389	40,389	32,618	32,618
Interest-bearing deposits	20,935	20,935	18,423	18,423
Savings deposits	11,445	11,445	12,038	12,038
Money market deposits	34,742	34,742	31,796	31,796
Time deposits	76,183	77,294	83,521	77,466
Borrowed funds and guaranteed preferred beneficial interest in subordinated debt	10,150	10,150	5,000	5,000

        Cash and Cash Equivalents—For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value.

        Investment Securities—For investment securities, fair values are based on quoted market prices or dealer quotes.

        Federal Home Loan Bank (FHLB) and Federal Reserve Bank (FRB) Stock—Although FHLB and FRB stock is an equity interest in an FHLB or FRB, it is carried at cost because it does not have a readily determinable fair value as its ownership is restricted and it lacks a market. The estimated fair value approximates the carrying amount.

        Loans—The fair value was estimated based on quoted market prices and current rates.

        Mortgage Loans Held for Sale—The carrying amount is a reasonable estimate of fair value.

        Deposits—The fair value of all deposit accounts except time deposits is the amount payable on demand at the reporting date. The fair value of time deposits is estimated using rates currently offered for deposits of similar remaining maturities.

        Borrowed Funds and Guaranteed Preferred Beneficial Interest in Subordinated Debt—The fair value is based on a present value estimate using rates currently offered for instruments of similar remaining maturity.

        Commitments to Extend Credit and Letters of Credit—The majority of Madison's commitments to extend credit and letters of credit carry current market interest rates if converted to loans. Because commitments to extend credit and letters of credit are generally unassignable by either Madison or the borrower, they only have value to Madison and the borrower. The estimated fair value approximates the recorded deferred fee amounts, which are not significant.

        The fair value estimates presented herein are based on pertinent information available to management as of December 31, 2003 and 2002. Although management is not aware of any factors that would significantly affect the fair value amounts, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

17.    REGULATORY MATTERS

        Madison and Madison Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators, that, if undertaken, could have a direct material effect on Madison's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Madison and Madison Bank must meet specific capital guidelines that involve quantitative measures of Madison's and Madison Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Madison's and Madison Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require Madison and Madison Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2003, that Madison and Madison Bank meet all capital adequacy requirements to which it is subject.

        The most recent notification from the Commonwealth of Pennsylvania Department of Banking as of December 31, 2003 categorized Madison Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, Madison Bank must maintain minimum Tier 1 Capital, Total Risk-Based Capital and Leverage Ratios as set forth in the table.

        Madison Bank's actual capital amounts in thousands and ratios are presented in the table below:

	Actual		Required for Capital Adequacy Purposes		To be Considered Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
At December 31, 2003:
Tier 1 capital (to risk-weighted assets)	$18,044	11.82%	$6,105	4.00%	$9,158	6.00%
Total capital (to risk-weighted assets)	19,256	12.62	12,210	8.00	15,263	10.00
Tier 1 capital (to average assets)	18,044	8.66	8,337	4.00	10,422	5.00
At December 31, 2002:
Tier 1 capital (to risk-weighted assets)	$16,453	10.81%	$6,089	4.00%	$9,134	6.00%
Total capital (to risk-weighted assets)	17,636	11.59	12,178	8.00	15,223	10.00
Tier 1 capital (to average assets)	16,453	8.31	7,920	4.00	9,900	5.00

        Madison's Tier 1 capital (to risk-weighted assets), total capital (to risk-weighted assets) and Tier 1 capital (to average assets) ratios were 11.97%, 13.14%, and 8.74% at December 31, 2003, and 10.45%, 11.87%, and 7.44% at December 31, 2002, respectively.

        Included in the Tier 1 capital ratio is one-third of Madison's $5.15 million of guaranteed preferred beneficial interest in subordinated debt, which is acceptable under current banking regulations.

18.    PARENT COMPANY CONDENSED FINANCIAL INFORMATION

        The condensed financial statements of Madison Bancshares Group, Ltd. (Parent Only) as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, are presented herein.

STATEMENT OF FINANCIAL CONDITION

	December 31,
	2003	2002
ASSETS:
Cash	$659,894	$56,401
Investment in subsidiary	18,100,730	16,617,706
Other assets	171,778	29,955
Investment available for sale	—	480,000
Accrued interest receivable	—	14,250

TOTAL	$18,932,402	$17,198,312

LIABILITIES:
Accrued expenses	$3,665
Guaranteed preferred beneficial interest in subordinated debt	5,150,000	$5,000,000

Total liabilities	5,153,665	5,000,000

SHAREHOLDERS' EQUITY:
Common stock	2,169,320	2,161,320
Capital surplus	10,591,118	10,545,138
Accumulated deficit	961,022	(673,326)
Accumulated other comprehensive income	57,277	165,180

Total shareholders' equity	13,778,737	12,198,312

TOTAL	$18,932,402	$17,198,312

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2003	2002	2001
INCOME AND EXPENSES:
Interest income	$59,349	$61,035	$56,613
Operating expenses	(535,929)	(673,365)	(618,246)
Recovery (writedown) of investment	120,000	—	(120,000)

Loss before equity in undistributed income from subsidiary	(356,580)	(612,330)	(681,633)
Equity in undistributed income (loss) of subsidiary, Madison Bank	1,990,928	1,160,697	(88,248)

NET INCOME (LOSS)	$1,634,348	$548,367	$(769,881)

STATEMENTS OF CASH FLOWS

	Year Ended
	2003	2002	2001
OPERATING ACTIVITIES
Net income (loss)	$1,634,348	$548,367	$(769,881)
Writedown of investment securities	—	—	120,000
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Equity in undistributed (income) loss of subsidiary	(1,990,928)	(1,160,697)	88,248
Decrease (increase) in accrued interest receivable	14,250	(950)	17,555
Increase (decrease) in accrued expenses and other liabilities	3,665	—	(21,035)
Decrease in receivable from subsidiary	400,001	300,000	474,999
(Decrease) increase in other assets	(141,823)	50,520	50,520

Net cash used in operating activities	(80,487)	(262,760)	(39,594)

INVESTING ACTIVITIES
Proceeds from sale of investment securities available for sale	480,000	—	—

FINANCING ACTIVITIES
Exercise of stock options	53,980	—	—
Proceeds from Issuance of capital securities	5,150,000	—	—
Repayment of capital securities	(5,000,000)	—	—
Proceeds from private placement	—	283,806	—

Net cash provided by financing activities	203,980	283,806	—

NET INCREASE (DECREASE) IN CASH	603,493	21,046	(39,594)
CASH, BEGINNING OF YEAR	56,401	35,355	74,949

CASH, END OF YEAR	$659,894	$56,401	$35,355

******

Annex A

AGREEMENT AND PLAN OF MERGER

between

LEESPORT FINANCIAL CORP.

and

MADISON BANCSHARES GROUP, LTD.

April 16, 2004

A-i

A-ii

        THIS AGREEMENT AND PLAN OF MERGER, dated as of April 16 2004, is made between LEESPORT FINANCIAL CORP. ("Leesport"), a Pennsylvania business corporation, having its principal place of business in Wyomissing, Pennsylvania, and MADISON BANCSHARES GROUP, LTD. ("Madison"), a Pennsylvania business corporation, having its principal place of business in Blue Bell, Pennsylvania.

BACKGROUND

        1.     Leesport and Madison desire for Madison to merge with and into Leesport, with Leesport surviving such merger, in accordance with the laws of the Commonwealth of Pennsylvania and the plan of merger set forth herein.

        2.     The respective Boards of Directors of Leesport and Madison have each approved the plan of merger set forth herein and determined that it is advisable and in the best interests of their respective companies and shareholders for Madison to merge with and into Leesport, subject to the terms and conditions set forth herein.

        3.     It is the intention of the parties to this Agreement (as hereinafter defined) that the Merger (as hereinafter defined) provided for herein be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code.

        4.     Subject to the terms of this Agreement, at or prior to the execution and delivery of this Agreement, certain directors, officers and affiliates of Madison, each have executed in favor of Leesport, a letter agreement dated as of April 16, 2004, in the form attached hereto as Exhibit 1.

        5.     Leesport desires to merge Madison Bank ("Madison Bank"), a Pennsylvania-chartered commercial bank and a wholly-owned subsidiary of Madison, into and with Leesport Bank, a Pennsylvania-chartered commercial bank and a wholly-owned subsidiary of Leesport ("Leesport Bank"), with Leesport Bank surviving such merger in accordance with the Bank Plan of Merger (as hereinafter defined).

        6.     As a condition and inducement to each of Leesport and Madison to enter into this Agreement, Leesport Bank has entered into agreements with each of CEO, Mr. Thomas J. Coletti, the current executive vice president and chief operating officer of Madison, Mr. John J. Crits, currently an employee of Madison, and Jonathan G. Kraus, currently an employee of Madison (collectively, the "Key Employee Agreements"), regarding the terms of their employment following the completion of the Merger, which agreements shall become effective at the Effective Time (as hereinafter defined).

        7.     Leesport and Madison desire to provide the terms and conditions governing the transactions contemplated herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
THE MERGERS

        Section 1.01    Definitions.    As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          Acquisition Transaction shall mean one of the following transactions with a party other than Leesport or an affiliate of Leesport: (i) a merger or consolidation, or any similar transaction,

  involving Madison or Madison Bank, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of Madison or Madison Bank or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of 15% or more of any class or series of equity securities of Madison or Madison Bank (for purposes of Section 4.06) or 50% or more of any class or series of equity securities of Madison or a Madison Bank (for purposes of Section 6.02(c)).

          Affiliate means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

          Agreement means this agreement, and any permitted amendment or supplement hereto.

          Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

          Articles of Merger means the articles of merger to be executed by Leesport and Madison and to be filed in the PDS in accordance with the laws of the Commonwealth of Pennsylvania.

          Bank Holding Company Act means the Bank Holding Company Act of 1956, as amended.

          Bank Merger means the merger of Madison Bank with and into Leesport Bank, with Leesport Bank surviving such merger, as contemplated by Section 1.03 of this Agreement.

          Bank Plan of Merger has the meaning given to that term in Section 1.03 of this Agreement.

          BCL means the Pennsylvania Business Corporation Law of 1988, as amended.

          Benefits Schedule means the employee benefits schedule included as part of the Madison Disclosure Schedule, including without limitation, those Madison Disclosure Schedules applicable to Sections 2.08 and 2.12 of this Agreement.

          Business Day means any day other than (i) a Saturday or Sunday, or (ii) a day on which Leesport or Madison is authorized or obligated by law or executive order to close.

          Cedar Hill has the meaning given that term in Section 2.13.

          CEO has the meaning given that term in Section 1.02(d)(i).

          Closing has the meaning given that term in Section 1.02(a).

          Closing Date has the meaning given that term in Section 1.02(a).

          Derivatives Contract has the meaning given that term in Section 2.21.

          Determination Date has the meaning given that term in Section 6.01(d).

          Dissenting Shares has the meaning given that term in Section 1.02(i).

          Distribution Date has the meaning given that term in Section 4.13.

          Effective Date means the date specified in the Articles of Merger which shall be the same as the Closing Date.

          Effective Time means the time specified in the Articles of Merger for the effectiveness of the Merger or, if no such time is specified, the time of filing the Articles of Merger.

          Employee Benefit Plan has the meaning given that term in ERISA Section 3(3).

          Employee Pension Benefit Plan has the meaning given that term in ERISA Section 3(2).

          Employee Welfare Benefit Plan has the meaning given that term in ERISA Section 3(1).

          Environmental Law means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended.

          Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time hereunder.

          Exchange Agent has the meaning given that term in Section 1.02(g).

          Exchange Ratio has the meaning given to such term in Section 1.02(e)(iii).

          Expenses has the meaning given that term in Section 6.02(b).

          FDIA means the Federal Deposit Insurance Act, as amended.

          FDIA Limitations has the meaning given that term in Section 2.03(a).

          FDIC means the Federal Deposit Insurance Corporation.

          Federal Reserve Board means the Board of Governors of the Federal Reserve System.

          GAAP means generally accepted accounting principles as in effect at the relevant date.

          Governmental Authority means any United States or foreign, federal, state or local governmental commission, board, body, bureau, or other regulatory authority, agency, including courts and other judicial bodies, or any self-regulatory body or authority, including any instrumentality or entity designated to act for or on behalf of the foregoing.

          IRC means the Internal Revenue Code of 1986, as amended.

          IRS means the Internal Revenue Service.

          Indemnified Liabilities has the meaning given that term in Section 4.05(a).

          Indemnified Parties has the meaning given that term in Section 4.05(a).

          Indemnified Party has the meaning given that term in Section 4.05(a).

          Indemnifying Party has the meaning given that term in Section 4.05(a).

          Index Group has the meaning given that term in Section 6.01(d).

          Index Price has the meaning given that term in Section 6.01(d).

          Key Employee Agreements has the meaning given that term in the Background Section of this Agreement.

          Labor and Employment Law means any federal, state, local, or foreign law, statute, ordinance, executive order, rule, regulation, code, consent, order, judgment, decree, injunction or any agreement with any Governmental Authority relating to (i) employment discrimination or affirmative action, (ii) labor relations, (iii) employee compensation or benefits, (iv) safety and health, (v) wrongful or retaliatory discharge, and/or (vi) any other aspect of the employment relationship. Such laws shall include, but not be limited to, Title VII of the Civil Rights Act of 1964 as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, ERISA, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Fair Credit Collection Act, the Worker Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Polygraph Protection Act, the Equal Pay Act, the National Labor Relations Act, the Older Worker Benefit Protection Act, the Rehabilitation Act, the Vietnam Era Veterans Readjustment Assistance Act, as well as any and all state fair employment practices laws, any and all state labor relations laws, any and all state wage and hour laws, any and all state wage payment and collection laws, any and all state statutes regarding wrongful or retaliatory discharge, and federal and state common law regarding employment discrimination or affirmative action, labor relations, employee compensation or benefits, safety and health and/or wrongful or retaliatory discharge and/or related tort claims.

          Leesport Average Value means the average of the Leesport Market Prices for the thirty (30) consecutive trading days ended April 8, 2004, which is $25.96.

          Leesport has the meaning given that term in the Recitals hereto.

          Leesport Bank has the meaning given that term in the Recitals hereto.

          Leesport Common Stock has the meaning given to that term in Section 3.02(a).

          Leesport Disclosure Schedule means a disclosure schedule delivered by Leesport to Madison pursuant to this Agreement.

          Leesport ESOP has the meaning given that term in Section 4.11(a)(i).

          Leesport Financials means (i) the audited consolidated financial statements of Leesport as of December 31, 2003 and for the three years ended December 31, 2003, including the notes thereto and (ii) the unaudited interim consolidated financial statements of Leesport as of each calendar quarter thereafter included in Securities Documents filed by Leesport, including the notes thereto, in the case of each of (i) and (ii) as included in the Leesport Securities Documents.

          Leesport 401(k) Plan has the meaning given that term in Section 4.11(a)(ii).

          Leesport Market Price means, as of any date, the closing sales price of a share of Leesport Common Stock, as reported on the Nasdaq.

          Leesport Market Value means, as of any date, the average of the Leesport Market Prices for the ten (10) consecutive trading days ending on the trading day preceding the date as of which the Leesport Market Value is determined.

          Leesport Ratio has the meaning given that term in Section 6.01(d).

          Leesport Regulatory Agreement has the meaning given that term in Section 3.20.

          Leesport Regulatory Reports means the annual reports of Leesport or Leesport Bank, as the case may be, filed with the PDB, the Federal Reserve Board or the FDIC from December 31, 2003 through the Closing Date.

          Leesport Rights Agreement means the Rights Agreement dated as of September 19, 2001 between Leesport and American Stock Transfer & Trust Company, as rights agent.

          Leesport Stock Purchase Rights means Rights to purchase Leesport Common Stock in accordance with the terms of the Leesport Rights Agreement.

          Leesport Subsidiaries means (i) Leesport Bank, (ii) any corporation, 50% or more of the capital stock or equity interests of which are owned, either directly or indirectly, by Leesport,

  except any corporation the stock of which is held in the ordinary course of the lending activities of a bank, (iii) First Leesport Capital Trust I and Leesport Capital Trust II, (iv) those subsidiaries listed in the Leesport Disclosure Schedule, and (v) any other entity controlled by Leesport.

          Madison has the meaning given that term in the Recitals hereto.

          Madison Bank has the meaning given that term in the Recitals hereto.

          Madison Bank Common Stock has the meaning given that term in Section 2.02(b).

          Madison Certificate has the meaning given to that term in Section 1.02(g)(v).

          Madison Common Stock means the common stock of Madison described in Section 2.02(a).

          Madison Designee has the meaning given that term in Section 1.02(d)(i).

          Madison Disclosure Schedule means a disclosure schedule delivered by Madison to Leesport pursuant to this Agreement.

          Madison Financials means (i) the audited consolidated financial statements of Madison as of December 31, 2003 and for the three years ended December 31, 2003, including the notes thereto and (ii) the unaudited interim consolidated financial statements of Madison as of each calendar quarter delivered after December 31, 2003, including the notes thereto.

          Madison 401(k) Plan has the meaning given that term in Section 4.11(a)(iii).

          Madison Options has the meaning given that term in Section 1.02(f)(i).

          Madison Preferred Stock has the meaning given that term in Section 2.02(a).

          Madison Regulatory Agreement has the meaning given that term in Section 2.25.

          Madison Regulatory Reports means the annual or quarterly reports, and accompanying schedules, of Madison or Madison Bank, filed with any applicable Regulatory Authority, including without limitation, the PDB, Federal Reserve Board, or the FDIC from December 31, 2003 through the Closing Date.

          Madison Stock Option Plans means the stock option plans of Madison identified in the Madison Disclosure Schedule that have not terminated.

          Madison Subsidiary means (i) Madison Bank, (ii) any corporation or business trust, 50% or more of the capital stock or equity interests of which are owned, either directly or indirectly, by Madison, except any corporation the stock of which is held in the ordinary course of the lending activities of Madison Bank, (iii) Madison Statutory Capital Trust I, (iv) those subsidiaries listed in the Madison Disclosure Schedule and (v) any other entity controlled by Madison.

          Madison Warrants has the meaning given that term in Section 1.02(f)(ii).

          Material Adverse Effect shall mean, with respect to Leesport or Madison, respectively, any effect which is, or in the future may be, material and adverse to its assets, liabilities, financial condition, prospects or results of operations on a consolidated basis taken as a whole provided, however, that Material Adverse Effect shall not be deemed to include (i) any change resulting from a change in interest rates generally, (ii) any change occurring after the date hereof in any federal or state law, rule or regulation (or in any interpretation of the foregoing) or in GAAP or applicable regulatory accounting principles, which change affects banking institutions (or their holding companies) generally, (iii) changes in general economic, legal, regulatory or political conditions affecting banking institutions (or their holding companies) generally, (iv) changes resulting solely from the announcement or pendency of the transaction contemplated by this Agreement, (v) expenses incurred in connection with the Merger, (vi) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger and the costs associated with Section 4.10 hereof incurred in connection with this Agreement and the transactions contemplated hereby, (vii) actions or omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party in furtherance of the transactions contemplated hereby (including without limitation any actions taken by Madison pursuant to Section 4.10(a)(vi) of this Agreement) or otherwise permitted to be taken by the other party under this Agreement, and (viii) any effect with respect to a party hereto caused, in whole or in substantial part, by the other party.

          Maximum Amount has the meaning given that term in Section 4.05(c).

          Merger means the merger of Madison with and into Leesport, with Leesport surviving such merger, as contemplated by this Agreement.

          Nasdaq means the NASDAQ Stock Market, Inc.

          PDB means the Pennsylvania Department of Banking.

          PDS means the Department of State of the Commonwealth of Pennsylvania.

          Person means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, trust or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act).

          Prospectus/Proxy Statement means the joint prospectus/proxy statement, together with any supplements thereto, to be transmitted to holders of Madison Common Stock and holders of Leesport Common Stock in connection with the transaction contemplated by this Agreement.

          Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Leesport Common Stock and Leesport Stock Purchase Rights to be issued in connection with the transactions contemplated by this Agreement.

          Regulatory Agreement has the meaning given to that term in Section 2.11(b) and 3.10(b) of this Agreement.

          Regulatory Authority means any banking agency or department of any federal or state government, including without limitation the PDB, the Federal Reserve Board, the FDIC, or the respective staffs thereof.

          Rights means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

          SEC means the Securities and Exchange Commission.

          Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

          Securities Documents means all registration statements, schedules, statements, forms, reports, proxy materials, and other documents required to be filed under the Securities Laws.

          Securities Laws means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

          Starting Date has the meaning given that term in Section 6.01(d).

          Subsidiary means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

          Superior Proposal means a bona fide written proposal for an Acquisition Transaction on terms which the Board of Directors of Madison concludes in good faith, after consultation with Madison's outside legal counsel and financial advisors, taking into account all the terms and conditions of the Acquisition Transaction (including any break-up fees, expense reimbursement provisions and conditions to consummation), the legal, financial and regulatory aspects of the proposal, and the person making the proposal, (i) are in the aggregate more favorable and provide greater value to all the shareholders of Madison than the Merger and (ii) are fully financed, or reasonably capable of being fully financed, and otherwise are reasonably capable of being completed as proposed in a timeframe comparable to transactions of size, scope and complexity similar to the Merger.

          Surviving Corporation has the meaning given to that term in Section 1.02(b).

          Takeover Laws has the meaning given to that term in Section 2.20.

          Termination Fee has the meaning given that term in Section 6.02(c).

          USA Patriot Act has the meaning give that term in Section 2.23.

        Section 1.02    The Merger.

          (a)    Closing.    The closing of the Merger (the "Closing") will take place on a date (the "Closing Date") mutually agreed to by the parties which will coincide with the date for the operational conversion of the computer systems of Madison Bank and Leesport Bank; provided, in any case, that all conditions to closing set forth in Article V (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date. The Closing shall take place at such location as is mutually agreed by the parties hereto. On the Closing Date, Leesport and Madison shall cause the Articles of Merger to be duly executed and filed with the PDS.

          (b)    The Merger.    Subject to the terms and conditions of this Agreement, on the Effective Date: Madison shall merge with and into Leesport; the separate corporate existence of Madison shall cease; Leesport shall be the Surviving Corporation in the Merger (Leesport, as the surviving corporation in the Merger, is sometimes referred to herein as the "Surviving Corporation"); and all of the property (real, personal and mixed), rights, powers, privileges, franchises, and duties and obligations of Madison shall be taken and deemed to be transferred to and vested in Leesport, as the Surviving Corporation in the Merger, without further act or deed; all debts, liabilities, obligations, restrictions, disabilities and duties of each of Madison and Leesport shall thereafter be the responsibility of Leesport; all in accordance with the applicable laws of the Commonwealth of Pennsylvania.

          (c)    Leesport's Articles of Incorporation and Bylaws.    On and after the Effective Date, the articles of incorporation and bylaws of Leesport, as in effect immediately prior to the Effective Time, shall automatically be and remain the articles of incorporation and bylaws of Leesport, as the Surviving Corporation in the Merger, until thereafter altered, amended or repealed.

          (d)    Board of Directors and Officers of Leesport and Leesport Bank.

              (i)  On the Effective Date, the Board of Directors of Leesport, as the Surviving Corporation, shall consist (i) of those persons holding such offices immediately prior to the Effective Time, (ii) Mr. Vito A. DeLisi, the current president and chief executive officer of Madison ("CEO"), and (iii) two (2) additional persons designated by Madison (the "Madison Designees") prior to the date of mailing the Prospectus/Proxy Statement, selected from the individuals listed on the Leesport Disclosure Schedule, each to hold office until his successor is elected and qualified in accordance with applicable law, and the articles of incorporation and bylaws of Leesport. To the extent Leesport objects on a reasonable basis to Madison's proposal of an individual to serve as a Madison Designee, Madison shall propose another individual from the individuals listed on the Leesport Disclosure Schedule to serve in such capacity; provided, however, that the Madison Designees shall be comprised in any event of two of such individuals. Leesport shall designate CEO as a Class I director with a term of office through April 2007. Leesport shall designate each of the Madison Designees as a Class II director with a term of office through April 2005 and, subject to the qualifications set forth in this Section 1.02(d)(i), shall re-nominate each of the Madison Designees for at least one full three-year term thereafter.

             (ii)  On the Effective Date, the officers of Leesport duly elected and holding office immediately prior to the Effective Time shall be the officers of Leesport, as the Surviving Corporation in the Merger, each to hold office until his successor is elected and qualified or otherwise in accordance with applicable law, and the articles of incorporation and bylaws of Leesport.

            (iii)  On the effective date of the Bank Merger, the Board of Directors of Leesport Bank, as the surviving institution in the Bank Merger, shall consist of those persons holding such office immediately prior to such effective date and CEO. Subject to applicable legal requirements, Leesport shall cause CEO to be appointed as a director of Leesport Bank effective as of the effective date of the Bank Merger to hold office until the 2005 annual reorganization meeting of the Board of Directors of Leesport Bank. Leesport shall cause CEO to be renominated as a director of Leesport Bank for election at the 2005, 2006 and 2007 annual reorganization meetings of the Board of Directors of Leesport Bank, and shall vote its shares of Leesport Bank in favor of such election at such meetings.

            (iv)  On the effective date of the Bank Merger, the officers of Leesport Bank duly elected and holding office immediately prior to such effective date and CEO shall be the officers of Leesport Bank, as the surviving institution in the Bank Merger.

          (e)    Effect on Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of Leesport, Madison or the holders of any of the following securities, the following shall occur:

              (i)    Cancellation of Certain Common Stock.    Each share of Madison Common Stock which is owned by Leesport, Madison or any of their Subsidiaries (other than shares that are held in trust, managed, custodial or nominee accounts and the like and which are beneficially owned by third parties) shall be canceled and cease to be issued and outstanding, and no consideration shall be delivered therefore.

             (ii)    Certain Leesport Common Stock Not Affected.    Each share of Leesport Common Stock issued and outstanding immediately prior to the Effective Time shall, at and after the Effective Time, continue to be issued and outstanding as an identical share of Leesport Common Stock.

            (iii)    Conversion of Madison Common Stock.    Subject to the provisions of subparagraphs (i) and (iv) of this Section 1.02(e), each share of Madison Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Madison Common Stock, if any, then owned by Leesport or Madison or any Madison Subsidiary and shares with respect to which the holder thereof duly exercises the right to dissent under applicable law) shall, at and after the Effective Time, by reason of the Merger and without any action on the part of the holder thereof, be converted into and become a right to receive 0.6028 shares of fully paid and non-assessable Leesport Common Stock, and the corresponding number of Leesport Stock Purchase Rights (the "Exchange Ratio").

            (iv)    Cash in Lieu of Fractional Shares.    Notwithstanding anything herein to the contrary, no fraction of a whole share of Leesport Common Stock and no scrip or certificate therefore shall be issued in connection with the Merger. Any former Madison shareholder who would otherwise be entitled to receive a fraction of a share of Leesport Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction multiplied by the Leesport Market Price on the last trading day immediately preceding the Effective Date.

          (f)    Stock Options; Warrants.

              (i)  At the Effective Time, each option to acquire Madison Common Stock which is then outstanding and exercisable immediately prior to the Effective Time ("Madison Options") shall be terminated and each grantee thereof shall be entitled to receive, in lieu of, and in full satisfaction of, each share of Madison Common Stock that would otherwise have been issuable upon the exercise thereof, a cash amount equal to the positive difference between the exercise price of the option and $15.65. Madison agrees to take or cause to be taken all action necessary to provide for termination of Madison Options covered by this Section 1.02(f)(i) and the payment of the amounts required in connection therewith effective at or before the Effective Time.

             (ii)  At the Effective Time, each stock purchase warrant to acquire Madison Common Stock which is then outstanding and exercisable immediately prior to the Effective Time ("Madison Warrants") shall be terminated and each holder thereof shall be entitled to receive, in lieu of, and in full satisfaction of, each share of Madison Common Stock that would otherwise have been issuable upon the exercise thereof, a cash amount equal to the positive difference between the exercise price of the warrant and $15.65. Madison agrees to take or cause to be taken all action necessary to provide for termination of Madison Warrants covered by this Section 1.02(f)(ii) and the payment of the amounts required in connection therewith effective at or before the Effective Time, including without limitation obtaining the written agreement of each holder of Madison Warrants to such treatment.

          (g)    Surrender and Exchange of Madison Stock Certificates.

              (i)    Exchange of Certificates.    At the Effective Time, for the benefit of the holders of shares of Madison Common Stock, Leesport shall deliver to an exchange agent designated (which shall be Leesport's registrar and transfer agent unless a different exchange agent is mutually selected by Madison and Leesport) to act as exchange agent (the "Exchange Agent") in connection with the Merger, certificates evidencing the number of shares of Leesport Common Stock issuable in the Merger. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Leesport Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. Each holder of shares of Madison Common Stock who surrenders to the Exchange Agent the certificate or certificates representing such shares shall be entitled to receive, as soon as reasonably practicable after the Effective Time, in exchange therefore a certificate or certificates for the number of whole shares of Leesport Common Stock into which such holder's shares of Madison Common Stock have been converted pursuant to the Merger, together with a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(iv) hereof.

             (ii)    Rights Evidenced by Certificates.    Each certificate for shares of Leesport Common Stock issued in exchange for certificates for Madison Common Stock pursuant to Section 1.02(g)(i) hereof shall be dated the Effective Date and shall be entitled to dividends and all other rights and privileges pertaining to such shares of stock from and after the Effective Date. Until surrendered, each certificate theretofore evidencing shares of Madison

    Common Stock shall, from and after the Effective Date, evidence solely the right to receive certificates for shares of Leesport Common Stock pursuant to Section 1.02(g)(i) hereof, the corresponding number of Leesport Stock Purchase Rights, and a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(iv) hereof. If certificates for shares of Madison Common Stock are exchanged for Leesport Common Stock at a date following one or more record dates for the payment of dividends or for any other distribution on the shares of Leesport Common Stock which record date occurs after the Effective Date, Leesport will pay cash in an amount equal to dividends theretofore payable on such Leesport Common Stock and pay or deliver any other distribution to which holders of shares of Leesport Common Stock have theretofore become entitled. Upon surrender of certificates for shares of Madison Common Stock in exchange for certificates for Leesport Common Stock, Leesport shall pay any dividends to which such holder of Madison Common Stock may be entitled as a result of the declaration of a dividend on the Madison Common Stock by Madison in accordance with the terms of this Agreement with a record date prior to the Effective Date and a payment date after the Effective Date. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 1.02(g) upon surrender of certificates for shares of Madison Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of Madison Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of Madison Common Stock are surrendered by a Madison shareholder to the Exchange Agent for exchange, Leesport shall have the right to withhold dividends or any other distributions on the shares of Leesport Common Stock issuable to such shareholder.

            (iii)    Exchange Procedures.    The Exchange Agent shall accept each certificate for shares of Madison Common Stock delivered for exchange under this Section 1.02(g) submitted in accordance with such reasonable and customary terms as the Exchange Agent shall impose to effect an orderly exchange thereof in accordance with normal exchange practices. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of Leesport Common Stock for which certificates will be issued pursuant to this Section 1.02(g) shall be completed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of Leesport Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of Leesport Common Stock is to be issued or to whom cash is to be paid shall pay to the Exchange Agent any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of Madison Common Stock which are surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. As promptly as reasonably practicable but in no event later than ten (10) Business Days after the Effective Date, the Exchange Agent shall send or cause to be sent to each shareholder of record of Madison Common Stock transmittal materials for use in exchanging certificates representing Madison Common Stock for certificates representing Leesport Common Stock into which the former have been converted in the Merger. Certificates representing shares of Leesport Common Stock and checks for cash in lieu of fractional shares shall be mailed to former shareholders of Madison as promptly as reasonably possible but in no event later than fifteen (15) Business Days following the receipt of certificates representing former shares of Madison Common Stock duly endorsed or accompanied by the materials referenced herein and delivered by certified mail, return receipt requested.

            (iv)    No Further Ownership Rights.    All shares of Leesport Common Stock and the corresponding number of Leesport Stock Purchase Rights issued and cash paid upon conversion of shares of Madison Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Madison Common Stock.

             (v)    Lost Certificates.    If any certificate representing Madison Common Stock (a "Madison Certificate") shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Madison Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent the posting by such Person of a bond in such reasonable amount as Leesport may direct as indemnity against any claim that may be made against it with respect to such Madison Certificate, the Exchange Agent shall deliver or cause to be delivered in exchange for such lost, stolen, or destroyed Madison Certificate the shares of Leesport Common Stock represented thereby based on the Exchange Ratio, any cash in lieu of fractional shares of Leesport Common Stock to which the holders thereof are entitled pursuant to Section 1.02(e)(iv), the corresponding number of Leesport Stock Purchase Rights and any dividends or other distributions on shares of Leesport Common Stock to which the holders thereof are entitled pursuant to Section 1.02(g)(ii).

            (vi)    Stock Transfer Books.    At the close of business on the Effective Date, the stock transfer books of Madison with respect to Madison Common Stock issued and outstanding prior to the Effective Time shall be closed and, thereafter, there shall be no further registration of transfers on the records of Madison of shares of Madison Common Stock issued and outstanding prior to the Effective Time. From and after the Effective Time, the holders of Madison Certificates shall cease to have any rights with respect to such shares of Madison Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Madison Certificates presented to Leesport or the Exchange Agent for any reason shall be exchanged for shares of Leesport Common Stock represented thereby based on the Exchange Ratio, any cash in lieu of fractional shares of Leesport Common Stock to which the holders thereof are entitled pursuant to Section 1.02(e)(iv), the corresponding number of Leesport Stock Purchase Rights and any dividends or other distributions on shares of Leesport Common Stock to which the holders thereof are entitled pursuant to Section 1.02(g)(ii).

          (h)    Anti-Dilution Provisions.    If Leesport shall, at any time before the Effective Date, (i) declare a dividend with respect to its common stock in shares of Leesport Common Stock with a record date prior to the Effective Date (or any security convertible into or exchangeable for Leesport Common Stock), (ii) combine the outstanding shares of Leesport Common Stock into a smaller number of shares, (iii) resolve to effect or split or subdivide the outstanding shares of Leesport Common Stock with a record date prior to the Effective Date, or (iv) reclassify or recapitalize or otherwise adjust the shares of Leesport Common Stock, then, in any such event, the number of shares of Leesport Common Stock to be delivered to Madison shareholders who are entitled to receive shares of Leesport Common Stock in exchange for shares of Madison Common Stock shall be adjusted so that each Madison shareholder shall be entitled to receive such number of shares of Leesport Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred immediately prior to the happening of such event. (By way of illustration, if Leesport declares a Leesport Common Stock dividend of 7% payable with respect to a record date on or prior to the Effective Date, the Exchange Ratio shall be adjusted upward by 7%). In addition, in the event that, prior to the Effective Date, Leesport enters into an agreement pursuant to which shares of Leesport Common Stock would be converted into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each Madison shareholder entitled to receive shares of Leesport Common Stock in the

  Merger shall be entitled to receive such number of shares or other securities or amount of obligations of such other corporation as such shareholder would be entitled to receive if the Effective Date had occurred immediately prior to the happening of such event.

          (i)    Dissenting Shares.    Each outstanding share of Madison Common Stock, the holder of which has perfected his right to dissent under the BCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive Leesport Common Stock in accordance with the Exchange Ratio hereunder and the holder thereof shall be entitled only to such rights as are granted by the BCL. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenting Shares held by such holder shall as of the Effective Time or the occurrence of such event, whichever occurs later, automatically be converted into and represent only the right to receive Leesport Common Stock and the corresponding number of Leesport Stock Purchase Rights in accordance with the Exchange Ratio hereunder and in accordance with the applicable provisions of this Agreement. Madison shall give Leesport notice upon receipt by Madison of any such written demands for payment of the fair value of shares of Madison Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the BCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

        Section 1.03    Bank Merger.    Leesport and Madison shall use their best efforts to cause Madison Bank to merge with and into Leesport Bank, with Leesport Bank surviving such merger, as soon as practicable after the Merger on the Effective Date. Concurrently with, or as soon as reasonably practicable after, the execution and delivery of this Agreement, Leesport shall cause Leesport Bank, and Madison shall cause Madison Bank, to execute and deliver a bank plan of merger (the "Bank Plan of Merger") in a form acceptable to Leesport and Madison. The Bank Plan of Merger shall not be effected prior to the Effective Time.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF MADISON

        Madison hereby represents and warrants to Leesport that, except as specifically set forth in the Madison Disclosure Schedule delivered to Leesport by Madison on the date hereof:

        Section 2.01    Organization.

          (a)   Madison is a business corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Madison is a bank holding company duly registered under the Bank Holding Company Act. Madison has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Madison is qualified or licensed to do business as a foreign corporation in each jurisdiction in which it is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on Madison.

          (b)   Madison Bank is a commercial bank, duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. Madison Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Madison Bank and each other Madison Subsidiary is qualified or licensed to do business as a foreign corporation in each jurisdiction in which it is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not and would not reasonably be expected to have a Material Adverse Effect on Madison.

          (c)   There are no Madison Subsidiaries other than Madison Bank and those identified in the Madison Disclosure Schedule.

          (d)   The deposits of Madison Bank are insured by the FDIC to the extent provided in the FDIA.

          (e)   Except as disclosed on the Madison Disclosure Schedule, the respective minute books of Madison and Madison Bank and each other Madison Subsidiary accurately reflect all material corporate actions of their respective shareholders and boards of directors (including committees).

          (f)    Prior to the date of this Agreement, Madison has made available to Leesport true and correct copies of the articles of incorporation and bylaws of Madison, the charter and bylaws of Madison Bank and the articles of incorporation and bylaws of each other Madison Subsidiary, each as in effect on the date hereof.

        Section 2.02    Capitalization.

          (a)   The authorized capital stock of Madison consists of (i) 20,000,000 shares of common stock, $1.00 par value per share ("Madison Common Stock"), of which as of the date of this Agreement no shares were issued and held by Madison as treasury stock and 2,175,070 shares are outstanding, validly issued, fully paid and non-assessable and free of preemptive rights, and (ii) 5,000,000 shares of preferred stock, none of which, as of the date hereof, are issued or outstanding ("Madison Preferred Stock"). Neither Madison nor Madison Bank nor any other Madison Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Madison Common Stock, Madison Preferred Stock or any other security of Madison or any securities representing the right to vote, purchase or otherwise receive any shares of Madison Common Stock, Madison Preferred Stock or any other security of Madison, other than (i) shares issuable or to be issued under Madison Stock Option Plans or stock options otherwise granted by the Madison Board of Directors and each as set forth in reasonable detail (including the exercise price, the grant date, the vesting date and the expiration date of all such options) in the Madison Disclosure Schedule, (ii) 54,635 Madison Warrants granted by the Madison Board of Directors to purchase 54,635 shares of Madison Common Stock, and each as set forth in reasonable detail (including the exercise price, the grant date and the expiration date of all such warrants) in the Madison Disclosure Schedule and (iii) capital securities issued by Madison Statutory Capital Trust I.

          (b)   The authorized capital stock of Madison Bank consists exclusively of 1,000,000 shares of common stock, $1.00 par value (the "Madison Bank Common Stock"), of which 588,000 shares are outstanding, validly issued, fully paid, non-assessable, free of preemptive rights, all of which are owned by Madison free and clear of any lien, security interests, pledges, charges and restrictions of any kind or nature. Neither Madison nor any Madison Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any Madison Subsidiary or any other security of any Madison Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any Madison Subsidiary. Either Madison or Madison Bank own all of the outstanding shares of capital stock of each Madison Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature, except that, in the case of Madison Statutory Capital Trust I, Madison owns 100% of the common securities.

          (c)   Except for the Madison Subsidiaries, neither (i) Madison, (ii) Madison Bank, nor (iii) any other Madison Subsidiary, owns any equity interest, directly or indirectly, in any other company or controls any other company, except for equity interests held in the investment portfolios of Madison Subsidiaries, equity interests held by Madison Subsidiaries in a fiduciary capacity, equity interests held in connection with the commercial loan activities of Madison Subsidiaries, or other securities and interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by Madison or Madison Bank with respect to any other company's capital stock or the equity of any other person.

          (d)   Except as disclosed on the Madison Disclosure Schedule and to the best of Madison's knowledge, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Madison Common Stock.

        Section 2.03    Authority; No Violation.

          (a)   Madison has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby subject to receipt of all necessary approvals of Governmental Authorities and the approval of Madison's shareholders of this Agreement. Madison Bank has requisite corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger subject to receipt of all necessary approvals of Governmental Authorities. The execution and delivery of this Agreement by Madison and the consummation by Madison of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Madison and, except for approval by the shareholders of Madison, no other corporate proceedings on the part of Madison are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Madison and, subject to (i) approval of the shareholders of Madison of this Agreement and (ii) receipt of the required approvals from Regulatory Authorities described in Section 3.04 hereof and compliance with such required approvals, constitutes the valid and binding obligation of Madison, enforceable against Madison in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights, general equity principles or by applicable conservatorship or receivership provisions of the FDIA ("FDIA Limitations")). The Bank Plan of Merger, upon its execution and delivery by Madison Bank concurrently with, or as soon as reasonably practicable after, the execution and delivery of this Agreement, will constitute the valid and binding obligation of Madison Bank, enforceable against Madison Bank in accordance with its terms, subject to the applicable FDIA Limitations, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

          (b)   None of (i) the execution and delivery of this Agreement by Madison, (ii) the execution and delivery of the Bank Plan of Merger by Madison Bank, (iii) subject to receipt of approvals from Madison's shareholders and the receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and Madison's and Leesport's compliance with any conditions contained therein (including the expiration of related waiting periods), the completion of the transactions contemplated hereby, and (iv) compliance by Madison or Madison Bank with any of the terms or provisions hereof or of the Bank Plan of Merger, will (A) violate any provision of the articles of incorporation or bylaws of Madison or any Madison Subsidiary; (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Madison or any Madison Subsidiary or any of their respective properties or assets; or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Madison or any Madison Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which Madison or any Madison Subsidiary is a party, or by which they or any of their respective properties or assets may be subject.

        Section 2.04    Consents.    Except for the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Madison under the BCL, Madison's articles of incorporation and bylaws, and the approval of the Bank Plan of Merger by Madison as sole shareholder of Madison Bank, and by the Board of Directors of Madison Bank, no consents, approvals or waivers of, or filings or registrations with, any Governmental Authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Madison or the Bank Plan of Merger by Madison Bank, and (b) the completion by Madison of the transactions contemplated hereby or by Madison Bank of the Bank Merger. As of the date hereof, Madison does not believe that the consents and approvals set forth above will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would have a Material Adverse Effect on Madison's ability to consummate the transactions contemplated by this Agreement.

        Section 2.05    Financial Statements.

          (a)   Madison has previously made available or will make available to Leesport the Madison Regulatory Reports. The Madison Regulatory Reports have been, or will be, prepared in all respects in accordance with applicable regulatory accounting principles and practices, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Regulatory Authorities, throughout the periods covered by such statements, and fairly present, or will fairly present in all respects, the financial position, results of operations and changes in shareholders' equity of Madison as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Regulatory Authorities, applied on a consistent basis.

          (b)   Madison has previously made available or will make available to Leesport the Madison Financials. The Madison Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Madison as of and for the periods ended on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein.

          (c)   Since December 31, 2003, neither Madison nor Madison Bank (as the case may be) had, or will have, any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Madison Financials or Madison Regulatory Reports or in the footnotes thereto which are not appropriately reflected or reserved against therein or appropriately disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not reasonably expected to have a Material Adverse Effect and which are incurred in the ordinary course of business, consistent with past practice, liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

        Section 2.06    Taxes.    Madison and the Madison Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Except as set forth in the Madison Disclosure Statement, Madison has duly filed, and will file, all material federal, state and local tax returns required to be filed by or with respect to Madison and all Madison Subsidiaries on or prior to the Closing Date (taking into account any extensions of time within which to file which have not expired) (all such returns being or will be true and complete in all respects) and has duly paid or will pay, or made or will make provisions and related balance sheet accruals (if required) for the payment of, all material federal, state and local taxes which have been incurred by or are due or claimed to be due from Madison and any Madison Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date. Except as disclosed in the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary has (i) any pending federal, state or local tax audits, (ii) waived or extended any federal, state or local tax statute of limitations for tax purposes.

        Section 2.07    No Material Adverse Effect.    Except as disclosed on the Madison Disclosure Schedule, Madison has not suffered any Material Adverse Effect since December 31, 2003.

        Section 2.08    Contracts.

          (a)   Except as disclosed in this Agreement or in the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement currently in effect with any past or present officer, director or employee of Madison or any Madison Subsidiary, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of Madison or any Madison Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of Madison or any Madison Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any Madison Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Madison or any Madison Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness, other than deposits, repurchase agreements, the junior subordinated debentures referred to in Section 4.05(f) or as set forth in the Madison Disclosure Schedule, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Leesport or any Leesport Subsidiary; (vi) any contract (other than this Agreement) limiting the freedom of Madison or any Madison Subsidiary to engage in any type of banking or bank-related business permissible under law; or (vii) any contractual or other agreements which give any director, officer or employee of Madison or any Madison Subsidiary the right to terminate such agreement prior to 90 days after the Effective Date.

          (b)   True and correct copies of agreements, plans, arrangements and instruments referred to in Section 2.08(a) have been made available to Leesport on or before the date hereof, are listed in the Madison Disclosure Schedule and are in full force and effect on the date hereof and neither Madison nor any Madison Subsidiary (nor, to the knowledge of Madison, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument where there would be a Material Adverse Effect. Except as described in this Agreement or as set forth in the Madison Disclosure Schedule, (i) no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement,

  (ii) none of the employees (including officers) of Madison or any Madison Subsidiary, possess the contractual right to terminate their employment as a result of the execution of this Agreement or upon completion of the Merger on the Effective Date, and each contract with any director, officer and employee is listed on the Madison Disclosure Schedule and such Schedule contains a true and correct summary of (A) severance and other benefits such individual would be entitled to receive upon termination of their employment for other than cause and (B) the provisions of any covenant not to compete, covenant not to solicit customers and covenant not to solicit employees, (iii) no plan, employment agreement, termination agreement, or similar agreement or arrangement to which Madison or any Madison Subsidiary is a party or under which Madison or any Madison Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder, and (iv) no such agreement, plan or arrangement (A) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Madison or any Madison Subsidiary absent the occurrence of a subsequent event; or (B) requires Madison or any Madison Subsidiary to provide a benefit in the form of Madison Common Stock or determined by reference to the value of Madison Common Stock.

        Section 2.09    Ownership of Property; Insurance Coverage.

          (a)   Madison and the Madison Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by Madison or any Madison Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Madison Regulatory Reports and in the Madison Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described on the Madison Disclosure Schedule, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) items permitted under Article IV of this Agreement, (iv) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (v) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, (vi) as reflected on the consolidated statement of financial condition of Madison as of December 31, 2003 and (vii) such as would not reasonably be expected to have a Material Adverse Effect. Madison and the Madison Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Madison and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the Notes to the Madison Financials.

          (b)   With respect to all agreements pursuant to which Madison or any Madison Subsidiary has purchased securities subject to an agreement to resell, if any, Madison or such Madison Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (c)   Madison and the Madison Subsidiaries currently maintain insurance considered by Madison to be reasonably prudent for their respective operations in accordance with industry practice. Neither Madison nor any Madison Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed on the Madison Disclosure Schedule, there are presently no material claims pending under such policies of insurance and no notices have been given by Madison or Madison Bank under such policies during the past two (2) years with respect to any potential material claims. All such insurance is valid and enforceable and in full force and effect, and within the last three years Madison, Madison Bank and each Madison Subsidiary has received each type of insurance coverage for which they have applied and during such periods have not been denied indemnification for any claims submitted under any of their insurance policies.

        Section 2.10    Legal Proceedings.    Except as set forth in the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary is a party to any, and there are no pending or, to the best of Madison's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (a) against Madison or any Madison Subsidiary or (b) to which Madison or any Madison Subsidiary's assets are or may be subject, (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (d) which could adversely affect the ability of Madison to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (a) or (b) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Madison.

        Section 2.11    Compliance With Applicable Law.

          (a)   Madison and Madison Subsidiaries and, to the knowledge of Madison, their employees hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of the businesses of Madison and Madison Subsidiaries as presently conducted under, and have complied in all respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, except where the failure to hold such licenses, franchises, permits and authorizations or comply with applicable laws, statutes, rules, orders, or regulations would not reasonably be expected to have a Material Adverse Effect.

          (b)   Except as disclosed on the Madison Disclosure Schedule, (i) Madison and each Madison Subsidiary is in substantial compliance with all of the material statutes, regulations or ordinances which each Regulatory Authority applicable to them enforces; (ii) since December 31, 2001, no Regulatory Authority has threatened to revoke any license, franchise, permit or governmental authorization which is material to Madison or any Madison Subsidiary or required or threatened to require Madison or any Madison Subsidiary to enter into a cease and desist order or memorandum of understanding with it; and (iii) since December 31, 2001, no Regulatory Authority has restricted or limited the operations of Madison or any Madison Subsidiary, including without limitation any restriction on the payment of dividends (any such memorandum or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Except as disclosed on the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary has consented to or entered into any Regulatory Agreement. Madison received a rating of at least "Satisfactory" in connection with its last CRA examination.

        Section 2.12    ERISA.    Madison has previously delivered or made available to Leesport true and complete copies of all Employee Pension Benefit Plans, all Employee Welfare Benefit Plans and all other employee benefit plans, policies, programs, agreements and arrangements, including profit sharing plans, defined benefit pension plans, employee stock ownership plans, employee stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual executive and administrative incentive plans or long term incentive plans, severance plans, policies and agreements, group insurance plans, vacation pay, sick leave, short-term disability, long-term disability, and medical plans, all of which are set forth in the Madison Disclosure Schedule, sponsored or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Madison or any Madison Subsidiary, together with (a) the most recent actuarial and valuation reports (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), or which are self-insured or self-funded Employee Benefit Plans, (b) the most recent annual reports required to be filed by such plans, if any, with any government agency, and (c) all rulings (other than determination letters and including any voluntary compliance filing or self-correction actions) and the most recent determination letters and any pending request for a determination letter pertaining to any plan that is intended to be qualified under IRC Section 401(a). Neither Madison, any Madison Subsidiary, nor any Employee Pension Benefit Plan maintained by Madison or any Madison Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any Employee Pension Benefit Plan subject to Title IV of ERISA which liability has resulted in or will result in a Material Adverse Effect with respect to Madison, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan which would result in a Material Adverse Effect. With respect to each plan that is subject to Title IV of ERISA, the present value of the accrued benefits under each such plan, calculated on a plan termination basis (using appropriate or required annuity purchase rates and lump-sum distribution assumptions), based on the plan's most recent valuation date and determined as of such date, did not exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither Madison nor any Madison Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multiemployer plan. All Employee Benefit Plans comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or under an individual or class exemption issued by the U.S. Department of Labor, or any transaction prohibited under IRC Section 4975 and not exempt has occurred within the past six (6) years with respect to any Employee Benefit Plan maintained by Madison or any Madison Subsidiary which would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Madison. Madison and the Madison Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in compliance with the provisions of IRC Section 4980B(f). Such group health plans, to the extent such provisions apply, are in material compliance with Section 1862(b)(1) of the Social Security Act and the health insurance obligations (sometimes referred to as "HIPAA") imposed by IRS Section 9801 and Part 7 of Subtitle B of Title I of ERISA.

        Section 2.13    Brokers, Finders and Financial Advisors; Fairness Opinion.    Except for Madison's engagement of Cedar Hill Advisors, LLC ("Cedar Hill") in connection with transactions contemplated by this Agreement and except for arrangements with brokers or similar third parties relating to sales of annuities or other securities, or as otherwise set forth on the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, or, except for its commitments disclosed in Madison Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, which has not been reflected in the Madison Financials. The engagement letter between Madison and Cedar Hill relating to Cedar Hill's engagement as Madison's financial advisor in connection with the transactions contemplated by this Agreement has been made available to Leesport. Cedar Hill has provided Madison with its opinion to the effect that, as of the date of approval of this Agreement by the Board of Directors of Madison, the Exchange Ratio is fair to shareholders of Madison from a financial point of view.

        Section 2.14    Environmental Matters.    Except as set forth on the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary, nor any properties operated by Madison or any Madison Subsidiary during Madison's use or ownership has been or is in violation of or liable under any Environmental Law that would have a Material Adverse Effect on Madison. There are no actions, suits or proceedings, or demands, claims, notices or, to the knowledge of Madison, investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Madison, overtly threatened, relating to the liability of any property owned or operated by Madison or any Madison Subsidiary under any Environmental Law that would have a Material Adverse Effect on Madison. Madison has previously made available to Leesport copies of any and all environmental reports, studies, assessments and information regarding underground storage tanks relating to the environmental condition of any property owned or operated by Madison or any of its Subsidiaries. Madison holds and is in compliance with all environmental permits, licenses and approvals required under all Environmental Laws in connection with its business. Madison has no knowledge of the release or uncontained presence of hazardous substances on any of its owned or leased properties. All underground storage tanks located on properties owned or leased by Madison, if any, are in compliance with all Environmental Laws or, if closed, were closed in compliance with Environmental Laws and no remediation is required. Except as disclosed in the Madison Disclosure Schedules, Madison has no knowledge of: (a) the presence of lead paint or asbestos or asbestos containing materials in any structures on its owned or leased properties; (b) any federal or state superfund or similar listing for any disposal sites to which the waste of Madison has been transported; and (c) any environmental liens on its owned or leased properties.

        Section 2.15    Allowance for Losses.    The allowance for loan losses reflected, and to be reflected, in the Madison Regulatory Reports each has been, and will be, established in compliance with the requirements of all applicable regulatory criteria, and the allowance for loan losses shown, and to be shown, on the balance sheets contained in the Madison Financials have been, and will be, established in compliance with the applicable requirements of GAAP.

        Section 2.16    Information to be Supplied.    The information to be supplied by Madison and Madison Bank for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) and each amendment or supplement thereto, if any, and/or any information Madison filed with the SEC under the Exchange Act which is incorporated by reference into the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Madison and up to and including the date of the meeting of shareholders of Madison to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The information supplied, or to be supplied, by Madison for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date of the attainment of any required regulatory approvals or consents, be accurate in all material respects.

        Section 2.17    Related Party Transactions.    Except as disclosed in the footnotes to the Madison Financials, or in the Madison Disclosure Schedule, Madison is not a party to any material transaction (including any loan or other credit accommodation, but excluding deposits in the ordinary course of business) with any Affiliate of Madison (except a Madison Subsidiary). All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other risks or unfavorable features. No loan or credit accommodation to any Affiliate of Madison is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither Madison nor Madison Bank has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by a Madison Bank is inappropriate.

        Section 2.18    Loans.    Each loan reflected as an asset in the Madison Financial Statements (a) is evidenced in all respects by documentation prepared in accordance with customary lending standards in the ordinary course of business and (b), to the knowledge of Madison, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to the affecting creditors' rights or by general equity principles or the FDIA Limitations).

        Section 2.19    Takeover Laws.    Madison has taken all action required to be taken by it in order to exempt this Agreement, the Bank Plan of Merger and the transactions contemplated hereby and thereby from, and this Agreement, the Bank Plan of Merger and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination," or other antitakeover laws and regulations of any jurisdiction (collectively, the "Takeover Laws"), including, without limitation, the Commonwealth of Pennsylvania.

        Section 2.20    Labor and Employment Matters.    To the knowledge of Madison, neither Madison nor any Madison Subsidiary, nor any facilities owned or operated by Madison or any Madison Subsidiary has been or is in violation of or is liable under any Labor and Employment Law, which violation or liability, individually or in the aggregate, resulted in, or will result in, a Material Adverse Effect with respect to Madison. Except as disclosed in the Madison Disclosure Schedule, there are no legal, administrative, arbitration or other proceedings, demands, claims, notices, audits or, to the knowledge of Madison, investigations (including without limitation notices, demand letters or requests for information from any federal, state or local commission, agency or board) instituted or pending, or to the knowledge of Madison threatened, relating to the liability of Madison or any Madison Subsidiary under any Labor and Employment Law.

        Section 2.21    Risk Management Instruments.    Neither Madison nor any of the Madison Subsidiaries is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (a) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (b) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business. All of such Derivatives Contracts or other instruments, are legal, valid and binding obligations of Madison or any of the Madison Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. Madison and the Madison Subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to Madison's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on Madison.

        Section 2.22    Community Reinvestment Act, Anti-Money Laundering and Customer Information Security.    Except as set forth in the Madison Disclosure Schedules, neither Madison nor Madison Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist, which would cause Madison Bank (a) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than "satisfactory," or (b) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA Patriot Act of 2001, Public Law 107-56 (the "USA Patriot Act"), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation, or (c) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Madison Bank pursuant to 12 C.F.R. Part 364. Except as set forth in the Madison Disclosure Schedule, the board of directors of Madison Bank has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification certification procedures that has not been deemed ineffective in any material respects by any Regulatory Authority and that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

        Section 2.23    Credit Card Accounts.    Except as set forth on the Madison Disclosure Schedules, neither Madison nor any Madison Subsidiary originates, maintains or administers credit card accounts.

        Section 2.24    Merchant Processing.    Except as set forth on the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary provides, or has provided, merchant credit card processing services to any merchants.

        Section 2.25    Agreements with Regulatory Authorities.    Except as set forth on the Madison Disclosure Schedule, neither Madison nor any Madison Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2001, a recipient of any supervisory letter from, or since December 31, 2001, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Authority or other governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly situated financial holding companies or their subsidiaries (each item in this sentence, whether or not set forth in the Madison Disclosure Schedule, a "Madison Regulatory Agreement"), nor has Madison or any of its Subsidiaries been advised since December 31, 2001 by any Regulatory Authority or other governmental entity that it is considering issuing, initiating, ordering, or requesting any such Madison Regulatory Agreement.

        Section 2.26    Regulatory Capital.    Madison and Madison Bank meet or exceed all applicable regulatory capital requirements, and Madison Bank is deemed "well capitalized" under such regulatory requirements.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF LEESPORT

        Leesport hereby represents and warrants to Madison that, except as set forth in the Leesport Disclosure Schedule delivered by Leesport to Madison on or prior to the date hereof:

        Section 3.01    Organization.

          (a)   Leesport is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Leesport is a bank holding company duly registered under the Bank Holding Company Act which has elected to be treated as a financial holding company. Leesport has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Leesport is qualified or licensed to do business as a foreign corporation in each jurisdiction in which it is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business except where the failure to be so qualified or licensed would not have a Material Adverse Effect on Leesport.

          (b)   Leesport Bank is a commercial bank, duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. Leesport Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Leesport Bank and each other Leesport Subsidiary is duly organized, validly existing, and in good standing under the laws of its formation and each possesses full corporate power and authority to carry on its respective business and to own, lease and operate its properties as presently conducted.

          (c)   There are no Leesport Subsidiaries other than Leesport Bank and those identified in the Leesport Disclosure Schedule.

          (d)   The deposits of Leesport Bank are insured by the FDIC to the extent provided in the FDIA.

          (e)   The respective minute books of Leesport, Leesport Bank and each other Leesport Subsidiary accurately reflect all material corporate action of their respective shareholders and boards of directors (including committees).

          (f)    Prior to the execution of this Agreement, Leesport has made available to Madison true and correct copies of the articles of incorporation and the bylaws of Leesport and Leesport Bank, and the organizational documents of each other Leesport Subsidiary, respectively, as in effect on the date hereof.

        Section 3.02    Capital Structure.

          (a)   The authorized capital stock of Leesport consists of (a) 20,000,000 shares of common stock, $5.00 par value per share ("Leesport Common Stock"), of which, at the date of this Agreement, 40,043 shares were issued and held by Leesport as treasury stock and 3,417,527 shares are outstanding, validly issued, fully paid, non-assessable and free of preemptive rights. Neither Leesport, Leesport Bank nor any other Leesport Subsidiary is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on, any shares of Leesport Common Stock or any other security of Leesport or any securities representing the right to vote, purchase or otherwise receive any shares of Leesport Common Stock or any other security of Leesport, other than (i) the Leesport Stock Purchase Rights, (ii) options to acquire shares of Leesport Common Stock authorized under Leesport's employee benefit plans, stock option plans, non-employee directors compensation plan, employee stock ownership plan, employee stock purchase plan, and dividend reinvestment plan, (iii) securities issued by First Leesport Capital Trust I and (iv) securities issued by Leesport Capital Trust II.

          (b)   Except as disclosed in the Leesport Disclosure Schedule, Leesport owns all of the capital stock of Leesport Bank, free and clear of any lien, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature and either Leesport or Leesport Bank owns all of its shares of capital stock of each other Leesport Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. Except for the Leesport Subsidiaries, and as disclosed in the Leesport Disclosure Schedule, Leesport does not possess, directly or indirectly, any equity interest in any corporation, except for equity interests held in the investment portfolios of Leesport Subsidiaries, equity interests held by Leesport Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of Leesport Subsidiaries.

          (c)   To the best of Leesport's knowledge, except as disclosed in Leesport's proxy statement dated March 26, 2004, in any subsequent Schedule 13D or 13G filed with the SEC, or in the Leesport Disclosure Schedules no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Leesport Common Stock.

          (d)   The shares of Leesport Common Stock, when issued in accordance with this Agreement, (a) will be duly authorized, validly issued, fully paid and non-assessable, and (b) will be free of any liens; provided, however, that such shares of Leesport Common Stock may be subject to restrictions on transfer under applicable securities laws, under this Agreement. The issuance of such shares of Leesport Common Stock is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

        Section 3.03    Authority; No Violation.

          (a)   Leesport has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby subject to receipt of all necessary approvals of Governmental Authorities and the approval of Leesport's shareholders of this Agreement. Leesport Bank has requisite corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger subject to receipt of all necessary approvals of Governmental Authorities. The execution and delivery of this Agreement by Leesport and the consummation by Leesport of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Leesport, and, except for approval by the shareholders of Leesport, no other corporate proceedings on the part of Leesport are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Leesport and, except for the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of Leesport, enforceable against Leesport in accordance with its terms, (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles or FDIA Limitations). The Bank Plan of Merger, upon its execution and delivery by Leesport Bank, will constitute the valid and binding obligation of Leesport Bank, enforceable against Leesport Bank in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

          (b)   None of (i) the execution and delivery of this Agreement by Leesport, (ii) the execution and delivery of the Bank Plan of Merger by Leesport Bank, (iii) subject to receipt of approval from Leesport's shareholders and the receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and Madison's and Leesport's compliance with any conditions contained therein (including the expiration of related waiting periods), the completion of the transactions contemplated hereby, and (iv) compliance by Leesport or Leesport Bank with any of the terms or provisions of this Agreement or of the Bank Plan of Merger will (A) violate any provision of the articles of incorporation or bylaws of Leesport or any other Leesport Subsidiary or the charter and bylaws of Leesport Bank; (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Leesport or any other Leesport Subsidiary or any of their respective properties or assets; or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Leesport or Leesport Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which Leesport or Leesport Bank is a party, or by which they or any of their respective properties or assets may be subject.

        Section 3.04    Consents.    Except for consents, approvals, filings and registrations from or with the Federal Reserve Board, the FDIC, the PDB, the NASD, the SEC, and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Leesport under the BCL, Leesport's articles of incorporation and bylaws, and the approval of the Bank Plan of Merger by the Board of Directors of Leesport Bank and by Leesport as sole shareholder of Leesport Bank, no consents or approvals or waivers of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Leesport or the Bank Plan of Merger by Leesport Bank, and (b) the consummation by Leesport of the transactions contemplated hereby or by Leesport Bank of the Bank Merger. Leesport has no reason to believe that the consents and approvals set forth above will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact the ability of Leesport or Leesport Bank to consummate the transactions contemplated by this Agreement.

        Section 3.05    Financial Statements.

          (a)   Leesport has previously made available, or will make available, to Madison the Leesport Regulatory Reports. The Leesport Regulatory Reports have been, or will be, prepared in all respects in accordance with applicable regulatory accounting principles and practices, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Regulatory Authorities, throughout the periods covered by such statements, and fairly present, or will fairly present in all respects, the financial position, results of operations, and changes in shareholders' equity of Leesport as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Regulatory Authorities, applied on a consistent basis.

          (b)   Leesport has previously made available, or will make available, to Madison the Leesport Financials. The Leesport Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by the Leesport Financials, except as noted therein and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Leesport as of and for the periods ended on the dates thereof, in accordance with GAAP applied on a consistent basis throughout the periods covered by the Leesport Financials, except as noted therein.

          (c)   At, and since, the date of each balance sheet included in the Leesport Financials or Leesport Regulatory Reports, neither Leesport nor Leesport Bank (as the case may be) had or will have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Leesport Financials or Leesport Regulatory Reports or in the footnotes thereto which are not appropriately reflected or reserved against therein or appropriately disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not reasonably expected to have a Material Adverse Effect and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations or loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

        Section 3.06    Taxes.    Leesport and the Leesport Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Except as set forth in the Leesport Disclosure Schedule, Leesport has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Leesport and all Leesport Subsidiaries on or prior to the Closing Date (taking into account any extensions of time within which to file which have not expired) (all such returns being or will be true and complete in all respects) and has duly paid or will pay, or made or will make, provisions and related balance sheet accruals (if required) for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Leesport and any Leesport Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date. Except as disclosed in the Leesport Disclosure Schedule, neither Leesport nor any Leesport Subsidiary has (i) any pending federal, state or local tax audits or (ii) waived or extended any federal, state or local tax statute of limitations for tax purposes.

        Section 3.07    No Material Adverse Effect.    Except as disclosed on the Leesport Disclosure Schedule, Leesport has not suffered any Material Adverse Effect since December 31, 2003.

        Section 3.08    Ownership of Property; Insurance Coverage.

          (a)   Leesport and the Leesport Subsidiaries have good and, as to real property, marketable title to all assets and properties owned by Leesport or any Leesport Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Leesport Financials and in the Leesport Regulatory Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the Leesport Disclosure Schedule, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iv) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, (v) as reflected on the consolidated statement of financial condition of Leesport as of December 31, 2003 included in Leesport's Securities Documents and (vi) such as would not reasonably be expected to have a Material Adverse Effect. Leesport and the Leesport Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Leesport and its Subsidiaries in the conduct of their businesses to occupy and use all such properties as presently occupied and used by each of them.

          (b)   With respect to all agreements pursuant to which Leesport or any Leesport Subsidiary has purchased securities subject to an agreement to resell, if any, Leesport or such Leesport Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (c)   Leesport and the Leesport Subsidiaries currently maintain insurance in amounts considered by Leesport to be reasonably prudent for their respective operations in accordance with industry practice. Neither Leesport nor any Leesport Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance (except with respect to directors and officers liability insurance and employment law liability insurance) will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Leesport or Leesport Bank under such policies during the past two (2) years with respect to any potential material claims. All such insurance is valid and enforceable and in full force and effect, and within the last three years Leesport, Leesport Bank and each Leesport Subsidiary has received each type of insurance coverage for which they have applied and during such periods have not been denied indemnification for any claims submitted under any of their insurance policies. All such insurance is in full force and effect.

        Section 3.09    Legal Proceedings.    Neither Leesport nor any Leesport Subsidiary is a party to any, and there are no pending or, to the best of Leesport's knowledge, threatened legal, administrative, regulatory, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental or self-regulatory investigations or inquiries of any nature (a) against Leesport or any Leesport Subsidiary, (b) to which Leesport or any Leesport Subsidiary's assets are or may be subject, (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (d) which could adversely affect the ability of Leesport to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Leesport.

        Section 3.10    Compliance With Applicable Law.

          (a)   Leesport and the Leesport Subsidiaries and, to the knowledge of Leesport, their employees hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of the businesses of Leesport and Leesport Subsidiaries as presently conducted under, and have complied in all respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, except where the failure to hold such licenses, franchises, permits and authorizations or comply with applicable laws, rules, orders or regulations would not reasonably be expected to have a Material Adverse Effect.

          (b)   Except as disclosed on the Leesport Disclosure Schedule, (i) Leesport and each Leesport Subsidiary is in substantial compliance with all of the statutes, regulations or ordinances which each Regulatory Authority applicable to them enforces; (ii) since December 31, 2001, no Regulatory Authority has threatened to revoke any license, franchise, permit or governmental authorization which is material to Leesport or any Leesport Subsidiary or required or threatened to require Leesport or any Leesport Subsidiary to enter into a cease and desist order or memorandum of understanding with it and (iii) since December 31, 2001, no Regulatory Authority has restricted or limited the operations of Leesport or any Leesport Subsidiary, including without limitation any restriction on the payment of dividends (any such memorandum or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Leesport nor any Leesport Subsidiary is a party to any Regulatory Agreement. Leesport received a rating of at least "Satisfactory" in connection with its last CRA examination.

        Section 3.11    Information to be Supplied.    The information to be supplied by Leesport for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) and each amendment or supplement thereto, if any, and/or any information Leesport filed with the SEC under the Exchange Act which is incorporated by reference into the Registration Statement (including the

Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Madison and up to and including the date of the meeting of shareholders of Madison to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Leesport for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all respects.

        Section 3.12    ERISA.    Leesport has previously delivered or made available to Madison true and complete copies of all Employee Pension Benefit Plans, all other Employee Welfare Benefit Plans, and all other Employee Benefit Plans, including profit sharing plans, employee stock ownership plans, employee stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual executive and administrative incentive plans or long term incentive plans, severance plans, policies and agreements, group insurance plans, including vacation pay, sick leave, short-term disability, long-term disability, and medical plans, policies, programs, agreements and arrangements, all of which are set forth on the Leesport Disclosure Schedule, sponsored or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Leesport or any Leesport Subsidiary, together with (a) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (b) the most recent annual reports required to be filed by such plans, if any, with any government agency, and (c) all rulings and determination letters which pertain to any such plans. Neither Leesport, any Leesport Subsidiary, nor any Employee Pension Benefit Plan maintained by Leesport or any Leesport Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any Employee Pension Benefit Plan subject to Title IV of ERISA which liability has resulted in or will result in a Material Adverse Effect with respect to Leesport, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan which would result in a Material Adverse Effect. With respect to each plan that is subject to Title IV of ERISA, the present value of the accrued benefits under each such plan, calculated on a plan termination basis and based upon the actuarial assumptions used by the Pension Benefit Guaranty Corporation to determine the level of funding required in the event of the termination of such plan, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither Leesport nor any Leesport Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multiemployer plan. All Employee Benefit Plans, comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975 and not exempt under an individual class exemption issued by the U.S. Department of Labor) has occurred within the past six (6) years with respect to any Employee Benefit Plan maintained by Leesport or any Leesport Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Leesport. Leesport and the Leesport Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act and the health insurance obligations (sometimes called "HIPAA") imposed under IRC Section 9801 and Part 7 of Subtitle B of Title I of ERISA.

        Section 3.13    Securities Documents.    The Securities Documents filed or to be filed by Leesport under the Exchange Act at any time since December 31, 2001 complied, at the time filed with the SEC, in all respects, with the Exchange Act and the applicable rules and regulations of the SEC, including, without limitation, all certifications and statements required by (x) the SEC's order dated June 27, 2002 pursuant to Section 21(a)(7) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (2) 18 U.S.C. § 1350 (Section 906 of the Sarbanes-Oxley Act of 2002); such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn and neither Leesport nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. Leesport has filed in a timely manner all Securities Documents required to be filed under the Securities Laws since December 31, 2001. All such Securities Documents did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Leesport maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure all material information concerning Leesport and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Leesport's filings with the SEC and other public disclosure documents. To Leesport's knowledge, each director, executive officer and current or former Affiliate of Leesport has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since June 2002.

        Section 3.14    Environmental Matters.    To the knowledge of Leesport, neither Leesport nor any Leesport Subsidiary, nor any properties operated by Leesport or any Leesport Subsidiary during Leesport's use or ownership has been or is in violation of or liable under any Environmental Law that would have a Material Adverse Effect on Leesport. There are no actions, suits or proceedings, or demands, claims, notices or, to the knowledge of Leesport, investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Leesport, overtly threatened, relating to the liability of any property owned or operated by Leesport or any Leesport Subsidiary under any Environmental Law that would have a Material Adverse Effect on Leesport. Leesport has previously made available to Madison copies of any and all environmental reports, studies, assessments and information regarding underground storage tanks relating to the environmental condition of any property owned or operated by Leesport or any of its Subsidiaries. Leesport holds and is in compliance with all environmental permits, licenses and approvals required under all Environmental Laws in connection with its business. Leesport has no knowledge of the release or uncontained presence of hazardous substances on any of its owned or leased properties. All underground storage tanks located on properties owned or leased by Leesport, if any, are in compliance with all Environmental Laws or, if closed, were closed in compliance with Environmental Laws and no remediation is required. Except as disclosed in the Leesport Disclosure Schedules, Leesport has no knowledge of: (a) the presence of lead paint or asbestos or asbestos containing materials in any structures on its owned or leased properties; (b) any federal or state superfund or similar listing for any disposal sites to which the waste of Leesport has been transported; and (c) any environmental liens on its owned or leased properties.

        Section 3.15    Allowance for Loan Losses.    The allowance for loan losses reflected, and to be reflected, in the Leesport Regulatory Reports each has been, and will be, established in accordance with the requirements of all applicable regulatory criteria, and the allowance for loan losses, shown, and to be shown, on the balance sheets contained in the Leesport Financials have been, and will be, established in compliance with the applicable requirements of GAAP.

        Section 3.16    Loans.    Each loan reflected as an asset in the Leesport Financial Statements (a) is evidenced in all respects by documentation prepared in accordance with customary lending standards in the ordinary course of business, and (b) to the knowledge of Leesport, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles or the FDIA Limitations).

        Section 3.17    Continuity of Business Enterprise.    Following the Merger, Leesport will continue the historic business of Madison or use a significant portion of Madison's historic business assets in a business, in each case within the meaning of Treasury Reg. § 1.368-1(d).

        Section 3.18    No Madison Capital Stock.    Except as set forth in the Leesport Disclosure Schedule, neither Leesport nor any Leesport Subsidiary beneficially owns, directly or indirectly, any shares of Madison Common Stock, or any options, warrants or other rights to acquire any Madison Common Stock, except pursuant to the Merger as contemplated in this Agreement.

        Section 3.19    Regulatory Capital.    Leesport and Leesport Bank meet or exceed all applicable regulatory capital requirements, and Leesport Bank is deemed "well capitalized" under such regulatory requirements.

        Section 3.20    Agreements with Regulatory Authorities.    Neither Leesport nor any Leesport Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2001, a recipient of any supervisory letter from, or since December 31, 2001, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Authority or other governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly situated financial holding companies or their subsidiaries (each item in this sentence, whether or not set forth in the Leesport Disclosure Schedule, a "Leesport Regulatory Agreement"), nor has Leesport or any of its Subsidiaries been advised since December 31, 2001 by any Regulatory Authority or other governmental entity that it is considering issuing, initiating, ordering, or requesting any such Leesport Regulatory Agreement.

        Section 3.21    Community Reinvestment Act, Anti-Money Laundering and Customer Information Security.    Except as set forth in the Leesport Disclosure Schedule, neither Leesport nor Leesport Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist, which would cause Leesport Bank (a) to be deemed not to be in satisfactory compliance in any respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than "satisfactory," or (b) to be deemed to be operating in violation in any respect of the USA Patriot Act, and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation, or (c) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Leesport Bank pursuant to 12 C.F.R. Part 364. Furthermore, the board of directors of Leesport Bank has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification certification procedures that has not been deemed ineffective in any material respects by any Regulatory Authority and that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

        Section 3.22    No Brokers.    Except for Griffin Financial Group, LLC, neither Leesport nor Leesport Bank has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the Merger, or, except for its commitments disclosed in Leesport Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, which has not been reflected in the Leesport Financials. The engagement letter between Leesport and Griffin Financial Group, LLC relating to Griffin Financial Group, LLC "s engagement as Leesport' financial advisor in connection with the transactions contemplated by this Agreement has been made available to Madison.

        Section 3.23    Tax Matters.    As of the date hereof, Leesport does not have any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the IRC.

ARTICLE IV
COVENANTS OF THE PARTIES

        Section 4.01    Conduct of Madison's Business.

          (a)   From the date of this Agreement to the Closing Date, Madison and each Madison Subsidiary will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise permitted or required by this Agreement or consented to in writing by Leesport. Madison will use its reasonable good faith efforts, and will cause Madison Bank to use its reasonable good faith efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with employees, (iii) preserve for itself the goodwill of customers of Madison and Madison Subsidiaries and others with whom business relationships exist. From the date hereof to the Effective Time, except as contemplated by this Agreement or disclosed on the Madison Disclosure Schedule or otherwise consented to or approved by Leesport through a representative designated in writing by Leesport, Madison will not, and Madison will not permit any Madison Subsidiary to:

              (i)  amend or change any provision of its articles of incorporation, charter, or bylaws;

             (ii)  change the number of authorized or issued shares of its capital stock or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, except as contemplated by Section 4.10 of this Agreement, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock;

            (iii)  hire or commit to hire any new or additional employees (including employees hired to replace employees on the date hereof) except for non-officer positions necessary in the judgment of Madison's management which are not on the list of positions to be terminated after the Merger, grant any severance or termination pay (other than pursuant to written policies or agreements of Madison or Madison Subsidiaries in effect on the date hereof and listed on the Madison Disclosure Schedule, as contemplated by this Agreement, or as otherwise agreed to in writing by Leesport and Madison) to, or enter into any new or amend any existing employment, severance or change in control agreement with, or increase the compensation of, or pay any bonus to any employee, officer or director of Madison or any

    Madison Subsidiary, except for (A) routine periodic increases selective merit pay increases and pay-raises in connection with promotions, individually and in the aggregate, all in accordance with past practice, (B) annual bonuses for 2004 paid in accordance with Section 4.11(a)(v), and (C) retention bonuses paid in accordance with Section 4.11(b);

            (iv)  merge or consolidate Madison or any Madison Subsidiary with any other corporation other than Madison or a Madison Subsidiary; sell or lease all or any substantial portion of the assets or business of Madison or any Madison Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization and other than in connection with the collection of any loan or credit arrangement between any Madison Subsidiary and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any Madison Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

             (v)  sell or otherwise dispose of the capital stock of Madison Bank, or sell or otherwise dispose of any asset of Madison or of any Madison Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of Madison or of any Madison Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, advances from the Federal Home Loan Bank, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except for advances from the Federal Home Loan Bank or otherwise in the ordinary course of business consistent with past practice;

            (vi)  take any action which would result in any of the representations and warranties of Madison set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article V hereof not being satisfied, except in each case as may be required by applicable law;

           (vii)  change any method, practice or principle of accounting, except as may be required from time to time by law or GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Madison or Madison Bank;

          (viii)  except as disclosed in the Madison Disclosure Schedule, waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which Madison or any Madison Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

            (ix)  implement any employee benefit plan within the meaning of ERISA Section 3(3) including, but not limited to, pension, retirement, profit sharing, bonus, severance, welfare benefit or similar plan or arrangement, whether qualified or unqualified, which was not in effect on the date of this Agreement, or materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost or as required by law; provided, however, that nothing herein shall prohibit Madison from making contributions to any employee benefit plan through the Effective Date in accordance with its terms and in the ordinary course of business, consistent with past practice.

             (x)  purchase any security for its investment portfolio not rated A or higher by Standard & Poor's Corporation, Moody's Investor Services, Inc. or Fitch Ratings Ltd., or otherwise alter, in any material respect, the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities, except in the ordinary course of business consistent with past practice;

            (xi)  amend or otherwise modify its loan underwriting and other lending guidelines and policies in effect on the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice; provided, however, that Madison shall notify Leesport, and provide Leesport with any materials reasonably requested by Leesport within two (2) Business Days of making any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $1,500,000;

           (xii)  except as set forth in the Madison Disclosure Schedule or except in the ordinary course of business consistent with past practice, enter into, renew, extend or modify any other transaction with any Affiliate other than deposit and loan transactions in the ordinary course of business and which are in compliance with applicable laws and regulations;

          (xiii)  enter into any interest rate swap or similar commitment, agreement or arrangement except in the ordinary course of business consistent with past practice;

          (xiv)  except for (A) the execution of this Agreement, or resulting therefrom, including without limitation the Merger, or (B) the execution of termination and release agreements with certain employees pursuant to separate written agreements being executed concurrently herewith, take any action that would give rise to a right of payment to any individual under any employment agreement;

           (xv)  make any charitable contributions to any person in excess of $5,000 in the aggregate prior to the Effective Date; or

          (xvi)  agree to do any of the foregoing.

        For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for Madison or any Madison Subsidiary to do any of the following: (i) make any capital expenditure exceeding $20,000 individually or $50,000 in the aggregate not disclosed on the Madison Disclosure Schedule, without the prior written consent of Leesport; (ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $25,000, other than sales of mortgage loans in the ordinary course of business consistent with past practice, sales of other loans in amounts not exceeding $1,000,000 in the ordinary course of business consistent with past practice, pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, or transactions in the investment securities portfolio by Madison or a Madison Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Madison or any Madison Subsidiary of more than $25,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof which is not terminable by Madison upon sixty (60) days' notice without premium or penalty.

        Section 4.02    Access; Confidentiality.

          (a)   From the date of this Agreement through the Closing Date, Madison or Leesport, as the case may be, shall afford to, and shall cause each Madison Subsidiary or Leesport Subsidiary to afford to, the other party and its authorized agents and representatives, complete access to their respective properties, assets, books and records and personnel, during normal business hours and after reasonable notice; and the officers of Madison and Leesport will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request.

          (b)   Madison and Leesport each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere with normal operations and customer and employee relationships of the other party. Neither Madison, Leesport nor any of their respective subsidiaries, shall be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize the attorney-client privilege or similar privilege with respect to such information or contravene any law, rule, regulation, decree, order, fiduciary duty or agreement entered into prior to the date hereof.

          (c)   In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, Madison shall permit employees of Leesport reasonable access to and participation in matters relating to problem loans, loan restructurings and loan workouts, investments, derivatives, and other asset/liability activities of Madison and any Madison Subsidiary, provided that nothing contained in this subparagraph shall be construed to grant Leesport or any Leesport employee any decision-making authority with respect to such matters.

          (d)   Prior to the Effective Time, all information furnished to Madison or Leesport by the other in connection with the transaction contemplated by this Agreement shall be held in confidence to the extent required by, and in accordance with the Confidentiality Agreement dated as of December 16, 2003 by and between Leesport and Madison.

        Section 4.03    Regulatory Matters and Consents.

          (a)   Promptly following execution of this Agreement, but in no event later than forty-five (45) days thereafter, Leesport shall prepare and file with the SEC a registration statement on Form S-4 or other applicable form (the "Prospectus/Proxy Statement") in connection with the issuance of Leesport Common Stock in the Merger (including the proxy statement of Leesport and, if the parties agree, the proxy statement of Madison, and the related prospectus and all related documents). Madison shall prepare and furnish such information relating to it and its directors, officers and shareholders as may be required in connection with the above referenced documents in a reasonably timely manner to permit such filing. Madison agrees to cooperate with Leesport and Leesport's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Prospectus/Proxy Statement. After the execution of this Agreement, each of Madison and Leesport shall use its reasonable best efforts to cause the Prospectus/Proxy Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. After the Prospectus/Proxy Statement is declared effective under the Securities Act, each of Leesport and Madison shall promptly mail the Prospectus/Proxy Statement to each of its respective shareholders.

          (b)   Each of Madison and Leesport agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Prospectus/Proxy Statement shall, at the time the Prospectus/Proxy Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to shareholders of each of Leesport and Madison and at the time of the respective meetings of shareholders of each of Leesport and Madison to vote on the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading at the time and in light of the circumstances under which such statement is made. Each of Leesport and Madison further agree that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Prospectus/Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Prospectus/Proxy Statement.

          (c)   Leesport agrees to advise Madison, promptly after Leesport receives notice thereof, of the time when the Prospectus/Proxy Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Leesport Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Leesport is aware thereof, threat of any proceeding for any such purpose, of the receipt of any comments from the SEC or its staff or any other appropriate governmental official, or of any request by the SEC for the amendment or supplement of the Prospectus/Proxy Statement or for additional information or of any comments provided to Madison by the SEC in regard to the Prospectus/Proxy Statement or Registration Statement. Each of Leesport and Madison shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Prospectus/Proxy Statement or Registration Statement prior to the filing of such with the SEC.

          (d)   Leesport and Madison and their respective Subsidiaries shall cooperate and use their respective commercially reasonable efforts to prepare all Applications to Regulatory Authorities and make all filings for, and use their commercially reasonable efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

          (e)   Madison will furnish Leesport with all information concerning Madison and Madison Subsidiaries as may be reasonably necessary or advisable in connection with the Registration Statement and any Application or filing made by or on behalf of Leesport to any Regulatory Authority in connection with the transactions contemplated by this Agreement and the Bank Plan of Merger.

          (f)    Leesport and Madison shall each give the other reasonable time to review in advance, and shall consult with the other on, in each case subject to applicable laws related to the exchange of information, all information which appears in any filing made with or written materials submitted to the SEC or to any Regulatory Authority or any third party in connection with the transactions contemplated by this Agreement and the Bank Plan of Merger. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of the SEC, Regulatory Authorities and third parties necessary or advisable to consummate the transactions contemplated by this Agreement and the Bank Plan of Merger and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby and thereby.

          (g)   Each party will promptly furnish the other party with copies of all written communications to, or received by it or any Subsidiary from, the SEC or any Regulatory Authority in respect of the transactions contemplated hereby.

        Section 4.04    Taking of Necessary Action.    Leesport and Madison shall each use their reasonable best efforts in good faith, and each of them shall cause its Subsidiaries to use their reasonable best efforts in good faith, to take or cause to be taken all action necessary, proper or advisable under applicable laws and regulations on its part using their reasonable best efforts so as to permit completion of the Merger and the Bank Merger, as soon as reasonably practicable after the date hereof, including, without limitation, (a) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither Madison nor any Madison Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Leesport (b) providing accurate and complete representation letters to Madison's counsel and Leesport's counsel in order for each counsel to provide the opinions required by Section 5.01(h) and 5.02(h) of this Agreement, and (c) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger and the Bank Merger pursuant to this Agreement and the Bank Plan of Merger; provided that nothing herein contained shall preclude Leesport or Madison or from exercising its rights under this Agreement.

        Section 4.05    Certain Agreements.

          (a)   In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer or employee of Madison or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party to a suit based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Madison, any of the Madison's Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted or required by the BCL and the articles of incorporation and bylaws of Madison. For a period of six (6) years after the Effective Date, Leesport (the "Indemnifying Party") shall indemnify, defend and hold harmless all prior and then-existing directors and officers of Madison and any Madison Subsidiary, against (A) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts which are paid in settlement (with the approval of Leesport, which approval shall not be unreasonably withheld) of or incurred in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is, or was, a director, officer, or employee (an "Indemnified Party") of Madison or any Madison Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and (B) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, to the fullest extent permitted under Pennsylvania law, including the right to advancement of expenses; provided, however, that any such officer, directors or employee of Madison or any Madison Subsidiary shall not be indemnified by Leesport and/or Leesport Bank if such indemnification is prohibited by applicable law.

          (b)   Leesport shall, and shall cause Leesport Bank, to keep in effect provisions in its articles of incorporation and bylaws providing for the exculpation of director and officer liability and its Indemnified Parties to the fullest extent permitted by Pennsylvania law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right to exculpation of liability or indemnification.

          (c)   Leesport shall maintain, at no expense to the beneficiaries, Madison's existing directors' and officers' liability insurance policy (or a policy providing comparable coverage amounts on terms generally no less favorable, including Leesport's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of six

  (6) years after the Effective Date; provided, however, that in no event shall Leesport be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 4.05(b), any amount per annum in excess of 200% of the amount of the annual premiums paid as of the date hereof by Madison for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Leesport shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In the event that Leesport acts as its own insurer for all of its directors and officers with respect to matters typically covered by a directors' and officers' liability insurance policy, Leesport's obligations under this Section 4.05(b) may be satisfied by such self insurance, so long as its senior debt ratings by Standard & Poor's Corporation and Moody's Investors Services, Inc. are not lower than such ratings as of the date hereof.

          (d)   In the event that Leesport or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 4.05 without any further action being taken by Leesport.

          (e)   The provisions of Section 4.05(a), (b), (c) and (d) are intended for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

          (f)    Except as otherwise specifically agreed in writing by Leesport and an affected employee of Madison, Leesport shall honor and Leesport shall cause Leesport Bank to honor all terms and conditions of all existing employment contracts, special termination agreements, split-dollar life insurance policies, change in control agreements and incentive plans disclosed in the Madison Disclosure Schedule, but only to the extent such contracts, agreements, and plans are not inconsistent with the terms of Sections 4.05 and 4.11 hereof. Madison shall cooperate with Leesport and use its reasonable best efforts to secure the agreement of its employees to take such action as shall be necessary and appropriate to decrease (or potentially eliminate) the amount of compensation expense which might otherwise be nondeductible by Leesport pursuant to the provisions of IRC Section 4999 with respect to such payments to such employees without adversely affecting the individual rights of such employee.

          (g)   Effective with the Effective Date, Leesport shall cause Leesport Bank to assume Madison's $5.15 million principal amount of junior subordinated debentures due 2033 identified in Note 8 to Madison's consolidated financial statements as of and for the three years ended December 31, 2003, if required by the terms thereof together with all of Madison's obligations under the related trust indenture, and shall take all action necessary or appropriate in accordance therewith, including, if required by the trustee, execution of a supplemental indenture and other appropriate documents or certificates.

          (h)   Upon completion of the Merger, Leesport shall cause Leesport Bank to establish and operate a separate banking division called "Madison Bank, a Division of Leesport Bank," for such time as Leesport deems appropriate in its sole judgment, which shall not be for a period of less than three (3) years unless the Board of Directors of Leesport, with the approval of each of the Madison representatives elected to the Board in accordance with Section 1.02(d), otherwise determine.

        Section 4.06    No Other Bids and Related Matters.

          (a)   Except as otherwise provided in this Section 4.06, so long as this Agreement remains in effect, Madison shall not and Madison shall not authorize or permit any of its directors, officers, employees, investment bankers, lawyers or agents or other representatives to directly or indirectly: (i) solicit, initiate or encourage any inquiries relating to, or the making of any proposal which relates to, an Acquisition Transaction, (ii) respond to any inquiry relating to an Acquisition Transaction, (iii) recommend or endorse an Acquisition Transaction, (iv) participate in any discussions or negotiations regarding an Acquisition Transaction, (v) provide any third party (other than Leesport or an affiliate of Leesport) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction, (vi) enter into an agreement with any other party with respect to an Acquisition Transaction, or (vii) fail to recommend and support the Merger to Madison shareholders.

          (b)   Notwithstanding anything in Section 4.06 to the contrary, Madison shall be permitted to respond to or engage in any discussions or negotiations with, or provide any confidential information or data to, any person in response to an unsolicited bona fide written proposal for an Acquisition Transaction by any such person first made after the date of this Agreement, if and only to the extent that, in any such case:

            (A)  the date of filing the Registration Statement shall not have occurred,

            (B)  Madison shall have complied in all material respects with each other provision of this Section 4.06, and

            (C)  (aa) Madison has received an unsolicited bona fide written proposal for an Acquisition Transaction from a third party, other than a third party identified on the Leesport Disclosure Schedule, and its Board of Directors concludes, in good faith, after consultation with Madison's outside legal counsel and financial advisors, that the proposal contemplated by this Section 4.06(b) would reasonably be expected to lead to a Superior Proposal, and (bb) prior to providing any information or data to any person in connection with a proposal for an Acquisition Transaction by any such person, Madison receives from such person an executed confidentiality agreement having provisions that are no less favorable to the party providing such information than those set forth in the confidentiality agreement signed by Leesport.

          (c)   Madison shall notify Leesport as promptly as practicable (and in any event within 24 hours), of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, it or any of its representatives indicating, with particularity in connection with such notice, the identity of such person and the material terms and conditions of any inquiries, proposals or offers (including a copy thereof if in writing and any related available documentation or correspondence). Madison shall promptly keep Leesport informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations.

          (d)   Notwithstanding anything in this Section 4.06 to the contrary, Madison or its Board of Directors shall be permitted to withdraw or effect a change in recommendation to Madison's shareholders or recommend a proposal for an Acquisition Transaction, if and only to the extent that, in any such case:

            (A)  The conditions in Section 4.06(b) have been satisfied and Madison shall have complied with Section 4.06(c), and

            (B)  (aa) Madison has received an unsolicited bona fide written proposal for an Acquisition Transaction from a third party and its Board of Directors concludes, in good faith, in consultation with its investment banker and counsel, that such proposal is a Superior Proposal, (bb) Madison has notified Leesport, at least ten (10) calendar days in advance of the date upon which it intends to withdraw or effect a change in its recommendation to Madison's shareholders or recommend such proposal to Madison's shareholders, specifying the material terms and conditions of such Superior Proposal and furnishing to Leesport a copy of any relevant proposed transaction term sheets, letters of intent or agreements with the party making such Superior Proposal, (cc) Madison, prior to effecting such a withdrawal or change in recommendation or recommendation of such proposal, has caused its financial and legal advisors to negotiate with Leesport in good faith to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal, and (dd) Madison's Board of Directors has considered such adjustments in the terms and conditions of this Agreement resulting from such negotiations, and has concluded in good faith, based upon consultation with its financial advisors and with Madison's outside legal counsel, that such proposal for an Acquisition Transaction remains a Superior Proposal even after giving effect to the adjustments proposed by Leesport.

          (e)   Madison agrees that it (i) will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any possible Acquisition Transaction and (ii) will immediately cease and cause its Subsidiaries, and its and their officers, directors, agents, representatives and advisors, to cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any possible Acquisition Transaction. Madison agrees that it will promptly inform its respective directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 4.06.

          (f)    Any disclosure relating to an Acquisition Transaction shall be deemed to constitute a change in recommendation unless the Board of Directors of Madison expressly reaffirms its recommendation of the Merger; provided, however, that Madison shall not be required to reaffirm such recommendation during any time that it is considering an Acquisition Transaction in accordance with this Section 4.06.

        Section 4.07    Duty to Advise; Duty to Update Disclosure Schedule.    Each party shall promptly advise the other party of any change or event reasonably likely to have a Material Adverse Effect on it or which it believes would, or would be reasonably likely to, cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Each party shall update its respective Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been required to be disclosed in such Disclosure Schedule. The delivery of such updated Schedule shall not relieve a party from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the conditions set forth in Sections 5.01(c) and 5.02(c) hereof, as applicable.

        Section 4.08    Conduct of Leesport' Business.    From the date of this Agreement to the Closing Date, Leesport will use its reasonable good faith efforts to (a) preserve its business organization intact and continue its present business, (b) maintain good relationships with employees, and (c) preserve for itself the goodwill of customers of Leesport and Leesport Subsidiaries and others with whom business relationships exist.

        Section 4.09    Current Information.

          (a)   During the period from the date of this Agreement to the Effective Date, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding the financial condition, operations and business and matters of the parties hereto and the completion of the transactions contemplated hereby. Within fifteen (15) days after the end of each month, each party shall deliver to the other party a consolidating and consolidated balance sheet and a consolidating and consolidated statement of operations, without related notes, for such month for the delivering party. Within forty-five (45) days of the end of each calendar quarter, each party shall deliver to the other party unaudited consolidated financial statements of the delivering party for the immediately preceding calendar quarter prepared in accordance with GAAP, including the notes thereto.

          (b)   Each party shall provide to the other party a copy of the minutes of any meeting of the Board of Directors of the delivering party or, if requested, any Subsidiary, or any committee thereof, or of any senior management committee promptly after such minutes are approved at a subsequent meeting of the board or committee, but in any event within thirty (30) days of the meeting of such board or committee to which such minutes relate, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided prior to the Closing Date. Until the Closing Date, Madison may redact any discussion of an Acquisition Transaction from minutes delivered to Leesport.

          (c)   During the period commencing on the date of this Agreement and ending on the Effective Date, each party, within seven (7) days after the end of each calendar month, shall provide to the other party, in such electronic format as shall be reasonably requested by the other party, investment, loan, deposit and borrowing information, in account and deposit level detail.

        Section 4.10    Undertakings by Leesport and Madison.

          (a)   From and after the date of this Agreement, Madison shall:

              (i)    Recommendation of Board.    Through its Board of Directors, unanimously recommend that their shareholders approve this Agreement and the transactions contemplated hereby; provided that nothing in this subsection shall prevent the Board of Directors of Madison from exercising its rights under Section 4.06 hereof;

             (ii)    Approval of Bank Plan of Merger.    Take all action necessary and appropriate to approve the Bank Plan of Merger as sole shareholder of Madison Bank and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger by Madison Bank in accordance with applicable laws and regulations and as soon as practicable after completion of the Merger on the Effective Date;

            (iii)    Proxy Solicitor.    If Leesport requests, at its expense, retain a proxy solicitor in connection with the solicitation of Madison shareholder approval of this Agreement;

            (iv)    Outside Service Bureau Contracts.    If Leesport requests, use its reasonable commercial efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to any Madison or Madison Subsidiary on terms and conditions mutually acceptable to Madison and Leesport;

             (v)    Committee Meetings.    Permit a representative of Leesport, who is reasonably acceptable to Madison, to attend all management committee meetings of Madison and Madison Bank, including, without limitation, any loan, asset/liability, investment, or risk management committees;

            (vi)    Reserves and Merger-Related Costs.    Prior to the Effective Date, establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of Madison to those of Leesport (as such practices and methods are to be applied to Madison from and after the Effective Date), and Leesport's plans with respect to the conduct of the business of Madison following the Merger and otherwise to reflect Merger-related expenses and costs incurred by Madison, provided, however, that Madison shall not be required to take such action (A) more than three (3) days prior to the Effective Date; and (B) unless Leesport agrees in writing that all conditions to closing set forth in Section 5.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Leesport of the writing referred to in the preceding clause, Madison shall provide Leesport a written statement, certified without personal liability by the chief executive officer of Madison and dated the date of such writing, that, to the best of his knowledge, the representation made in Section 2.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by Madison or any Madison Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 6.01(f) hereof. In the event that Madison takes, at the request of Leesport, any action pursuant to this Section 4.10(a)(vi), Leesport shall reimburse Madison and each Madison Subsidiary for any fees, expenses and charges, and the costs of reversing any action taken if the Merger is not consummated other than as a result of a termination of this Agreement (W) under Section 6.01(b)(ii) hereof, unless the failure of such occurrence specified therein shall be due to Leesport's failure to observe, in any material respect, agreements set forth in the Agreement required to be performed or observed by Leesport on or before the Closing Date, (X) by Madison under Section 6.01(d), (Y) by Leesport under Section 6.01(e), or (Z) by Leesport under Section 6.01(f) as a result of a breach by Madison of any material covenant or representation or warranty as provided therein.

           (vii)    Personnel Information.    Deliver to Leesport, if not done so heretofore, schedule(s) of all employees, including pertinent information concerning each such employee (other than medical-related records and other records subject to privacy regulation without the consent of the affected employee) as reasonably requested by Leesport and sorted as reasonably requested by Leesport; such schedule(s) shall be updated as necessary to reflect in a timely manner any deletions or additions; make available for inspection and copying by Leesport all personnel records;

          (viii)    Personnel Additions and Terminations.    Advise and consult with Leesport regarding the termination or resignation, or threatened termination or resignation, of any member of the executive management of Madison or any Madison subsidiary. If requested by Leesport, advise and consult with Leesport regarding the hiring or termination of any other employee;

            (ix)    Employment Policies.    Deliver to Leesport all personnel policy manuals, memoranda and postings, and all employee handbooks or other communications with employees regarding personnel policies and practices; furnish additional information as reasonably requested by Leesport with respect to such policies and practices and any others not covered by any such written materials;

             (x)    WARN Notices.    Assist Leesport as reasonably requested by it in connection with Leesport providing notices to affected employees under the Workers Adjustment and Retraining Notification Act or complying with any other Labor and Employment Law;

            (xi)    Employment Law Claims.    Inform Leesport promptly upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of Madison or any Madison Subsidiary under any Labor and Employment Law; and

           (xii)    Phase I Environmental Audit.    Permit Leesport, if it so elects, at Leesport's cost and expense to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by Madison or any Madison subsidiary.

          (b)   From and after the date of this Agreement, Leesport shall:

              (i)    Recommendation of Board.    Through its Board of Directors, unanimously recommend that the shareholders of Leesport approve this Agreement and the transactions contemplated hereby;

             (ii)    Approval of Bank Plan of Merger.    Take all action necessary and appropriate to approve the Bank Plan of Merger as sole shareholder of Leesport Bank and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger by Leesport Bank in accordance with applicable laws and regulations and as soon as practicable after completion of the Merger on the Effective Date;

            (iii)    Proxy Solicitor.    If Madison requests, retain a proxy solicitor in connection with the solicitation of Leesport shareholder approval of the transactions contemplated by this Agreement; and

            (iv)    Committee Meetings.    Permit a representation of Madison, who is reasonably acceptable to Leesport, to attend all management committee meetings of Leesport and Leesport Bank, including, without limitation, any loan, asset/liability, investment, or risk management committees.

          (c)   From and after the date of this Agreement, Leesport and Madison shall each:

              (i)    Shareholder Meetings.    Take all action necessary to properly call and convene a special meeting of its shareholders as soon as reasonably practicable to consider and vote upon this Agreement and the transactions contemplated hereby; provided, however, nothing in this Agreement shall prevent the Board of Directors of Madison from exercising its rights under Section 4.06 of this Agreement;

             (ii)    Identification of Madison's Affiliates.    Cooperate with the other and use their best efforts to identify those persons who may be deemed to be affiliates of Madison within the meaning of Rule 145 promulgated by the SEC under the Securities Act;

            (iii)    Public Announcements.    Cooperate and use reasonable efforts to cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press releases related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including, without limitation, communications to Madison shareholders, Madison's internal announcement and customer disclosures; provided that nothing herein shall prohibit either party from making any disclosure which its counsel deems necessary under applicable law. Leesport and Madison shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party;

            (iv)    Maintenance of Insurance.    Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as is reasonable to cover such risks as are customary in relation to the character and location of their respective properties and the nature of their respective businesses;

             (v)    Maintenance of Books and Records.    Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered; and

            (vi)    Taxes.    File all federal, state and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due and provided or properly accrued for taxes not yet due and payable, and

           (vii)    Relationship Officers.    Work with each other in identifying and retaining relationship managers and other key Madison employees and in identifying those employees to be retained and terminated in connection with consummation of the Merger.

        Section 4.11    Employee Benefits and Retention Bonuses.

          (a)    Employee Benefits.    On and after the Effective Date, the Employee Pension Benefit and Welfare Benefit Plans of Leesport and Madison (as well as any other Employee Benefit Plan of Madison providing for benefits not subject to ERISA) may, at Leesport's election and subject to terms of such plans and the requirements of the IRC, continue to be maintained separately, consolidated, frozen or terminated. In connection with implementation of the foregoing, the following provisions and guidelines shall apply:

              (i)    Leesport Employee Stock Ownership Plan ("Leesport ESOP").    Employees of Madison or any Madison Subsidiary who become employees of Leesport or a Leesport Subsidiary shall receive, for purposes of eligibility to participate in and vesting under the Leesport ESOP, credit for all service completed with Madison or any Madison Subsidiary as of the Effective Date, and shall become participants in the Leesport ESOP in accordance with its terms as soon as administratively feasible.

             (ii)    Leesport 401(k) Retirement Plan ("Leesport 401(k) Plan").    Employees of Madison or any Madison Subsidiary who become employees of Leesport or a Leesport Subsidiary shall receive, for purposes of eligibility to participate in and vesting under the Leesport 401(k) Plan, credit for all service completed with Madison or any Madison Subsidiary as of the Effective Date, and shall become participants in the Leesport 401(k) Plan in accordance with its terms and as soon as administratively feasible.

            (iii)    Madison Retirement Savings Plan ("Madison 401(k) Plan").    After the Effective Date, Leesport shall amend the Madison 401(k) Plan to freeze participation and contributions under such plan. After the Effective Date, Leesport will continue to maintain the individual participant accounts under Madison's 401(k) Plan. Thereafter, Leesport shall have the right, but not the obligation, to combine the Madison 401(k) Plan and the Leesport 401(k) Plan on such terms as it deems appropriate and in accordance with applicable law.

            (iv)    Welfare Benefit Plans.    After the Effective Date, the Welfare Benefit Plans of Leesport and Madison (and their respective subsidiaries) may, at Leesport's election and according to the terms of such plans, be terminated, maintained unchanged until the contracts underlying such welfare benefit plans (if any) expire, or continue to be maintained by Leesport as long as is administratively feasible or required, following the Closing Date. Leesport shall take such action with respect to such plans (which may include the implementation of new benefits, reduction or elimination of some benefits, and the adjustment of the respective cost allocation between employer and employee) as it deems appropriate under the circumstances. In the event of any termination or consolidation of a Madison Welfare Benefit Plan with any Leesport welfare plan, all employees of Madison or any Madison Subsidiary who become employees of Leesport or a Leesport Subsidiary and who are eligible for coverage under the Madison Benefit Welfare Plan shall have immediate coverage under any successor Welfare Benefit Plan without the necessity of satisfying a waiting period for coverage of any pre-existing condition and shall become participants in the Leesport welfare benefit plans, subject to the terms and conditions of such plans, including the required cost allocation between employer and employee and co-pays, deductibles and out-of-pocket expenses. Leesport does not provide welfare benefits to retired employees.

             (v)    Madison Bonus Plans and Arrangements.    Madison may continue to administer such bonus programs and arrangements as are disclosed in the Madison Disclosure Schedule through the Effective Date, with such equitable modifications mutually agreed to by Leesport and Madison as may be appropriate to take into account the circumstances of the Merger and the timing thereof; provided, however, that the criteria for bonus payments shall be disclosed in reasonable detail on the Madison Disclosure Schedule and that aggregate payments under Madison bonus plans and arrangements for the fiscal year ending December 31, 2004 shall not exceed the amount set forth in the Madison Disclosure Schedule.

            (vi)    Other Madison Plans.    From the date of this Agreement through the Effective Date of the Merger, without the prior written consent of Leesport and except as otherwise expressly permitted by this Agreement, no further benefits, grants or awards shall be made available under any other Madison plans to employees or directors, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, re-load stock options and performance shares.

           (vii)    Post-Closing Actions.    Nothing in this subsection shall be construed as precluding Leesport from amending or terminating any plan, program or arrangement following the Effective Date of the Merger in accordance with the terms of such plan, program or arrangement.

          (b)    Retention Bonuses.    Each employee of Madison or a Madison Subsidiary jointly designated in writing by Leesport and Madison shall be entitled to receive a "retention" bonus from Madison, a Madison Subsidiary, Leesport or a Leesport Subsidiary, as the case may be, in an amount and at a time to be mutually agreed upon in writing by Leesport and Madison in the event that such employee remains an employee of Madison or a Madison Subsidiary, or Leesport or a Leesport Subsidiary, as applicable, until the Effective Date (or in certain cases, a date, after the Effective Date, that the systems conversion occurs or thereafter as determined by Leesport) provided that such employee satisfactorily fulfills the duties and responsibilities of the position of such employee of Madison or a Madison Subsidiary, or Leesport or a Leesport Subsidiary, as the case may be, through the Effective Date and thereafter, if applicable. Unless mutually agreed upon by Leesport and Madison, retention bonuses shall not be payable to any Madison or Madison Subsidiary employee who is a party to an employment or other agreement that provides severance benefits or payments in the event of a termination of employment following a change in control of Madison or a Madison Subsidiary.

          (c)    Termination Benefits.    Madison shall use its reasonable best efforts to cause to be delivered to Leesport within fifteen (15) Business Days following execution of this Agreement with respect to each executive officer named on the Benefits Schedule included in the Madison Disclosure Schedule, the written acknowledgment of each such individual pursuant to which each such individual agrees and acknowledges that the dollar amount set forth opposite such individual's name on such Benefits Schedule is the maximum amount that would be due to such individual under any employment agreement, special termination agreement, change in control agreement, supplemental executive retirement plan, deferred bonus plan, deferred compensation plan, salary continuation plan, or any other non-qualified pension benefit or welfare benefit plan maintained by Madison solely for the benefit of officers of Madison or Madison Subsidiaries assuming a termination of such individual's employment on the Effective Date. Madison and Leesport acknowledge and agree that the amounts shown on the Benefits Schedule and the letter of acknowledgment for each officer named herein reflect a good faith estimate of the maximum amounts that will be payable to such individuals under the circumstances described and may be subject to adjustment upon an actual termination of employment in order to reflect increases in such individuals' compensation and benefit plans consistent with past practices for routine periodic increases and changes in tax rates and assumptions used in making such good faith estimates.

          (d)    Severance Policy.    Except as provided in any employment contract, Leesport agrees to cause Leesport Bank to provide severance pay to any full or part-time, active employee of Madison whose employment is terminated hereafter in connection with the Merger in accordance with the severance policy of Leesport in effect at the Effective Time.

        Section 4.12    Affiliate Letter.    Madison shall deliver to Leesport, concurrently with the execution of this Agreement, the Letter Agreement attached hereto as Exhibit 1, executed by each director and each executive officer of Madison.

        Section 4.13    Leesport Rights Agreement.    Leesport Rights issued pursuant to the Leesport Rights Agreement shall be issued with respect to each share of Leesport Common Stock issued pursuant to the terms hereof regardless whether there has occurred a "Distribution Date" under the terms of such Leesport Rights Agreement prior to the Effective Date. Leesport shall take all action necessary or advisable to enable the holder of each such share of Leesport Common Stock to obtain the benefit of such Leesport Stock Purchase Rights notwithstanding their prior distribution, including without limitation, amendment of the Leesport Rights Agreement.

        Section 4.14    Nasdaq Listing.    Leesport shall use its best efforts to cause the shares of Leesport Common Stock to be issued in connection with the Merger to be approved for issuance on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date that shareholders of Madison approve this Agreement, and in any event prior to the Closing Date.

ARTICLE V
CONDITIONS

        Section 5.01    Conditions to Madison's Obligations under this Agreement.    The obligations of Madison hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Madison pursuant to Section 7.03 hereof:

          (a)    Corporate Proceedings.    All action required to be taken by, or on the part of, Leesport, its shareholders and Leesport Bank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by Leesport and Leesport Bank; and Madison shall have received certified copies of minutes or resolutions evidencing such authorizations;

          (b)    Covenants.    The obligations and covenants of Leesport required by this Agreement to be performed by Leesport at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect;

          (c)    Representations and Warranties.    The representations and warranties of Madison set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date except that as to any representation and warranty (i) that by its terms speaks as of the date of this Agreement or some other date shall be true and correct as of such date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect;

          (d)    Approvals of Regulatory Authorities.    Leesport and Madison shall have received all approvals of Regulatory Authorities of the Merger required to have been obtained to consummate the transactions contemplated by this Agreement, and all notice and waiting periods required thereunder shall have expired or been terminated;

          (e)    No Injunction.    There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

          (f)    Officer's Certificate.    Leesport shall have delivered to Madison a certificate and such other documents, dated the Closing Date and signed, without personal liability, by an officer of Leesport to the effect that the conditions set forth in subsections (a) through (d) of this Section 5.01 have been satisfied, to the best knowledge of the officer executing the same;

          (g)    Registration Statement.    The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority;

          (h)    Tax Opinion.    Madison shall have received from its counsel, a written opinion, dated as of the Effective Date, to the effect that, based upon certain facts, qualifications, representations and assumptions satisfactory to Madison, for Federal income tax purposes: (a) the Merger will constitute a "reorganization" within the meaning of section 368(a) of the IRC; (b) Madison and Leesport will each be a "party to a reorganization" within the meaning of section 368(b) of the IRC; and (c) no gain or loss will be recognized by shareholders of Madison who receive shares of Leesport Common Stock in exchange for shares of Madison Common Stock, except with respect to cash received in lieu of fractional shares;

          (i)    Listing.    The shares of Leesport Common Stock to be issued in the Merger shall have been approved for listing on Nasdaq, subject only to official notice of issuance;

          (j)    Approval of Shareholders.    This Agreement shall have been approved by the shareholders of each of Leesport and Madison by such vote as is required under their respective articles of incorporation and bylaws and the BCL;

          (k)    Other Documents.    Madison shall have received such other certificates, documents or instruments from Leesport or its officers or others as Madison shall have reasonably requested in connection with accounting or income tax treatment of the Merger, or related securities law compliance; and

          (l)    Key Employee Agreements.    Neither Leesport nor Leesport Bank shall have violated, or taken any action to renounce or repudiate, the Key Employee Agreements.

        Section 5.02    Conditions to Leesport's Obligations under this Agreement.    The obligations of Leesport hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Leesport pursuant to Section 7.03 hereof:

          (a)    Corporate Proceedings.    All action required to be taken by, or on the part of, Madison, its shareholders and Madison Bank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by Madison and Madison Bank; and Leesport shall have received certified copies of minutes or resolutions evidencing such authorizations;

          (b)    Covenants.    The obligations and covenants of Madison, required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect;

          (c)    Representations and Warranties.    The representations and warranties of Madison set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date except that as to any representation and warranty (i) that by its terms speaks as of the date of this Agreement or some other date shall be true and correct as of such date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect;

          (d)    Approvals of Regulatory Authorities.    Leesport and Madison shall have received all approvals of Regulatory Authorities for the Merger required to have been obtained to consummate the transactions contemplated by this Agreement; and all notice and waiting periods required thereunder shall have expired or been terminated;

          (e)    No Injunction.    There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

          (f)    Officer's Certificate.    Madison shall have delivered to Leesport a certificate and such other documents, dated the Closing Date and signed, without personal liability, by its chairman of the board and chief executive officer, to the effect that the conditions set forth in subsections (a) through (d) of this Section 5.02 have been satisfied, to the best knowledge of the officer executing the same;

          (g)    Registration Statement.    The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority;

          (h)    Tax Opinion.    Leesport shall have received from its counsel, a written opinion, dated as of the Effective Date, to the effect that, based upon certain facts, qualifications, representations and assumptions satisfactory to Leesport, for Federal income tax purposes: (a) the Merger will constitute a "reorganization" within the meaning of section 368(a) of the IRC; and (b) Madison and Leesport will each be a "party to a reorganization" within the meaning of section 368(b) of the IRC;

          (i)    Termination of Madison Options and Madison Warrants.    Madison shall have terminated, and the holders of the Madison Options and Madison Warrants shall have agreed to the termination of, the Madison Options and Madison Warrants in accordance with Section 1.02(f) hereof; and

          (j)    Tax Matters.    Leesport shall not take any action that would result in the failure of the transactions contemplated in this Agreement to qualify as a reorganization within the meaning of Section 368(c)(1) of the IRC.

        Section 5.03    Frustration of Closing Conditions.    Neither Leesport nor Madison may rely on the failure of any condition set forth in Sections 5.01 or 5.02, as the case may be, to be satisfied if such failure was caused by such party's failure to use their reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement.

ARTICLE VI
TERMINATION, WAIVER AND AMENDMENT

        Section 6.01    Termination.    This Agreement may be terminated on or at any time prior to the Closing Date:

          (a)   By the mutual written consent of the parties hereto;

          (b)   By Leesport or Madison:

              (i)  if the Closing Date shall not have occurred on or before January 31, 2005; or

             (ii)  if either party has received a final unappealable administrative order from a Regulatory Authority whose approval or consent has been requested that such approval or consent will not be granted or an application therefore shall have been permanently withdrawn at the request of a Regulatory Authority;

  unless in the case of both Section 6.01(b)(i) and 6.01(b)(ii) hereof the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth herein required to be performed or observed by such party on or before the Closing Date.

          (c)   By Madison or Leesport, if Madison's or Leesport' shareholders fail to approve this Agreement at a special meeting of Madison shareholders called for that purpose;

          (d)   By Madison, on the Determination Date, if both of the following conditions are satisfied:

             (1)  the Leesport Market Value as of the close of business on the Determination Date shall be less than $20.77; and

             (2)  (i) the quotient obtained by dividing the Leesport Market Value as of the close of business on the Determination Date by $25.96 (such number being referred to herein as the "Leesport Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.20 from the quotient in this clause (2)(ii);

  provided however, that if Madison elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to Leesport on the Determination Date.

          For purposes of this Section 6.01(d), the following terms shall have the meanings indicated.

            "Determination Date" shall mean the third calendar day immediately prior to the Effective Time, or if such calendar day is not a trading day, then the trading day immediately preceding such calendar day.

            "Index Price" on a given date shall mean the SNL Bank Index (Price Value) publicly reported for such date.

            "Starting Date" shall mean April 8, 2004.

          (e)   By Leesport in writing at any time prior to the Effective Date if (i) Madison shall have breached, in any material respect the provisions of Section 4.06 of this Agreement, (ii) the Board of Directors of Madison shall have failed to recommend or endorse the Merger or withdrawn or modified its approval or recommendation of this Agreement and the Merger or recommended or endorsed a proposal for another Acquisition Transaction, or (iii) the Board of Directors of Madison shall have failed to call, give notice of, convene or hold a meeting of shareholders to consider the Merger; or by Madison in writing at any time prior to the Effective Date if (x) the Board of Directors of Leesport shall have failed to recommend or endorse the Merger or withdrawn or modified its approval or recommendation of this Agreement and the Merger or (y) the Board of Directors of Leesport shall have failed to call, give notice of, convene or hold a meeting of shareholders to consider the Merger.

          (f)    At any time on or prior to the Effective Date, by Madison in writing if Leesport has, or by Leesport in writing if Madison has, breached (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, which in the case of a breach referred to in subclause (i) or (ii) above by Leesport would, individually or in the aggregate, result in a Material Adverse Effect and in case of a breach referred to in subclause (i) or (ii) above by Madison would, individually or in the aggregate, result in a Material Adverse Effect, in any case if such breach has not been substantially cured by the earlier of thirty (30) days after the date on which written notice of such breach is given to the party committing such breach or the Effective Date unless on such date such breach no longer causes a Material Adverse Effect.

          (g)   By Madison at any time prior to filing the Registration Statement in order to concurrently enter into an acquisition agreement with respect to a Superior Proposal in accordance with and following compliance with Section 4.06(d).

        Section 6.02    Effect of Termination.

          (a)   If this Agreement is terminated pursuant to Section 6.01 hereof, this Agreement shall forthwith become void (except for Section 4.02(d), Section 4.10(c)(iii) Section 7.01 hereof and this Section 6.02, and all obligations of the parties intended to be performed after the termination of this Agreement), which shall remain in full force and effect), and there shall be no further liability on the part of Leesport or Madison to the other, except for any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement.

          (b)   If this Agreement is terminated as a result of any breach of a representation, warranty, covenant or other agreement which is caused by the willful or intentional breach of a party hereto, such party shall be liable to the other party for costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder ("Expenses"); provided, however, that the maximum amount of Expenses pursuant to this Section 6.02(b) shall be $1,000,000. The payment of Expenses shall not constitute an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law.

          (c)   In the event that this Agreement is terminated by: (i) Leesport pursuant to Section 6.01(c) if Madison's shareholders fail to approve this Agreement in circumstances where the Board of Directors of Madison shall not have held a shareholders meeting, failed to publicly recommended to such shareholders that such shareholders vote in favor of the approval of this Agreement or shall have withdrawn, modified or amended such recommendation in a manner adverse to Leesport; or (ii) Leesport pursuant to Section 6.01(e); or (iii) Leesport or Madison pursuant to Section 6.01(c) if Madison's shareholders fail to approve this Agreement or by Leesport pursuant to Section 6.01(f), in circumstances where both (A) within eighteen (18) months of such termination, Madison shall have entered into an agreement to engage in or there has otherwise occurred an Acquisition Transaction with any person other than Leesport or any Affiliate of Leesport and (B) at the time of such termination or event giving rise to such termination, it shall have been publicly announced that any Person (other than Leesport or any Affiliate of Leesport) shall have (y) made, or disclosed an intention to make, a bona fide offer to engage in an Acquisition Transaction or (z) filed an application (or given a notice), whether in draft or final form, under the Bank Holding Company Act or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction; or (iv) Madison pursuant to Section 6.01(g); then Madison shall make a single cash payment in the amount of $3,000,000, plus all Leesport's reasonable expenses incurred prior thereto in connection with the anticipated integration of the operations of Leesport Bank and Madison Bank (the "Termination Fee") and there shall be no further liability on the part of Madison under this Agreement, including, without limitation, under Section 6.02(a) or 6.02(b). Madison shall pay the Termination Fee (by wire transfer of immediately available funds to an account designated by Leesport) within two (2) Business Days after demand therefore by Leesport.

ARTICLE VII
MISCELLANEOUS

        Section 7.01    Expenses.    Except as otherwise provided in Section 6.02, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel and, in the case of Leesport, the registration fee to be paid to the SEC in connection with the Registration Statement.

        Section 7.02    Non-Survival of Representations and Warranties.    All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants that by their terms are to be performed after the Effective Date, including without limitation the covenants set forth in Sections 1.02(d), 1.02(f), 1.02(g), 4.05 and 4.11, which will survive the Merger, shall terminate on the Closing Date.

        Section 7.03    Amendment, Extension and Waiver.    Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise, provided that any amendment, extension or waiver granted or executed after shareholders of Madison and Leesport have approved this Agreement shall not modify either the amount or the form of the consideration to be provided hereby to holders of Madison Common Stock upon consummation of the Merger or otherwise materially adversely affect the shareholders of Madison without the approval of the shareholders who would be so affected. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        Section 7.04    Entire Agreement.    This Agreement, including the Madison Disclosure Schedule, the Leesport Disclosure Schedule and the Exhibits hereto, contains the entire agreement and understanding of the parties with respect to its subject matter, together with the confidentiality agreements previously executed between Leesport and Madison. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral, with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 1.02(f), 1.02(g), 4.05 and 4.11.

        Section 7.05    No Assignment.    Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 7.06    Notices.    All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

          (a)   If to Leesport, to:

      Leesport Financial Corp.
      1240 Broadcasting Road
      Wyomissing, PA 19610

      Attention: Raymond H. Melcher, Jr.
      Telecopy No.: (610) 372-5707

      with a copy to:

      Stevens & Lee
      111 North Sixth Street
      Box 679
      Reading, PA 19603

      Attention: David W. Swartz, Esquire
      Telecopy No.: (610) 376-5610

          (b)   If to Madison, to:

      Madison Bancshares Group, Ltd.
      Madison Bank Building
      1767 Sentry Parkway West
      Blue Bell, PA 19422

      Attention: Vito A. DeLisi
      Telecopy No.: (215) 653-0699

      with copies to:

      Drinker Biddle & Reath LLP
      One Logan Square
      Philadelphia, PA 19103-6996

      Attention: Stephen T. Burdumy, Esquire
      Telecopy No.: (215) 988-2757

        Section 7.07    Captions.    The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

        Section 7.08    Counterparts.    This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Photostatic or facsimile reproductions of this Agreement may be made and relied upon to the same extent as originals.

        Section 7.09    Severability.    If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        Section 7.10    Governing Law.    This Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania, excluding its conflicts of law principles.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

LEESPORT FINANCIAL CORP.
By	/s/ RAYMOND H. MELCHER, JR. Raymond H. Melcher, Jr., Chairman, President and Chief Executive Officer
By	/s/ JENETTE L. ECK Jenette L. Eck Secretary
MADISON BANCSHARES GROUP, LTD.
By	/s/ VITO A. DELISI Vito A. DeLisi President and Chief Executive Officer
By	/s/ E. CHERYL HINKLE RICHARDS E. Cheryl Hinkle Richards Secretary

EXHIBIT 1

FORM OF AFFILIATE LETTER

April 16, 2004

Leesport Financial Corp.
1240 Broadcasting Road
Wyomissing, PA 19610

Ladies and Gentlemen:

        Leesport Financial Corp. ("Leesport") and Madison Bancshares Group, Ltd. ("Madison") desire to enter into an Agreement and Plan of Merger, dated as of April 16, 2004 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) Madison will merge with and into Leesport with Leesport surviving the merger (the "Merger") and (b) shareholders of Madison will receive shares of Leesport common stock in exchange for shares of common stock of Madison (as provided in Section 1.02(e) of the Agreement), plus cash in lieu of any fractional share interest.

        Leesport has required, as a condition to its execution and delivery to Madison of the Agreement, and pursuant to Section 4.12 of the Agreement, that the undersigned, being a director and/or executive officer of Madison, execute and deliver to Leesport this letter agreement (the "Letter Agreement").

        The undersigned, in order to induce Leesport to execute the Agreement, hereby irrevocably (in his or her individual capacity and not as a director):

          (a)   Agrees to be present (in person or by proxy) at all meetings of shareholders of Madison called to vote for approval of the Agreement and the Merger so that all shares of common stock of Madison then owned by the undersigned or over which the undersigned exercises voting control (collectively, "Shares") will be counted for the purpose of determining the presence of a quorum at such meetings, and agrees to vote or cause to be voted all such Shares (i) in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Madison) and (ii) against approval or adoption of any other merger, business combination, recapitalization, asset sale, partial liquidation or similar transaction involving Madison;

          (b)   Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Madison, to approve or adopt the Agreement;

          (c)   Agrees to recommend the Merger to shareholders of Madison and not to withdraw or modify such recommendation if the undersigned is a member of the Board of Directors of Madison, and to otherwise use reasonable best efforts to cause the Merger to be completed;

          (d)   Except as required by law, agrees that the undersigned will not, and will not permit any company, trust or other entity controlled by the undersigned to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or any voting rights with respect thereto, other than subsequent to the shareholder meeting of Madison held in connection with the vote on the Agreement or pursuant to a gift where the transferee has agreed in writing to abide by the terms of this Letter Agreement in a form reasonably satisfactory to Leesport;

          (e)   If the undersigned holds any Madison Options or Madison Warrants (as defined in the Agreement), the amounts of which at the time of signing this Agreement are listed below, the undersigned agrees not to exercise such Madison Options or Madison Warrants and agrees to terminate such Madison Options or Madison Warrants in exchange for a cash payment as provided in Sections 1.02(f)(i) and 1.02(f)(ii) of the Agreement.

          (f)    Agrees not to offer, sell, transfer or otherwise dispose of any shares of common stock of Leesport received in the Merger, except (i) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act") covering sales of such Leesport common stock is effective and a prospectus is made available under the Securities Act, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145(d) under the Securities Act or (iii) in a transaction which, in the opinion of counsel satisfactory to Leesport or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the Securities Act; and acknowledges and agrees that Leesport is under no obligation to register the sale, transfer or other disposition of Leesport common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available;

          (g)   Agrees that neither Madison nor Leesport shall be bound by any attempted sale by the undersigned of any of the Shares or of shares of Leesport Common Stock, respectively, and Leesport's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of Leesport common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

          (h)   Acknowledges and agrees that the provisions of subparagraph (e) hereof also apply to shares of Leesport Common Stock received in the Merger or owned by (i) his or her spouse, (ii) any of his or her relatives or relatives of his or her spouse occupying his or her home, (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity except where such action or inaction would violate the terms of trust documents or the fiduciary obligations of the trustee, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

          (i)    Agrees that, for a period of eighteen (18) months from the Effective Date of the Merger, the undersigned shall not directly or indirectly solicit for employment or business relationship purposes pertaining to the financial services industry any employee or customer of Madison who was such an employee or customer on the Effective Date of the Merger.

          (j)    Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

        It is understood and agreed that the provisions of subparagraphs (a), (b) and (c) of this Letter Agreement relate solely to the capacity of the undersigned as a shareholder or other beneficial owner of shares of Madison common stock and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of Madison. It is further understood and agreed that such subparagraphs of this Letter Agreement are not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of Madison common stock held or controlled by the undersigned as of the date hereof.

        The obligations set forth herein shall terminate concurrently with any termination of the Agreement in accordance with its terms. The obligations set forth herein shall terminate automatically if Madison exercises its right to accept a Superior Proposal (as defined in the Agreement) pursuant to Section 6.01(g) of Agreement.

        This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

        This Letter Agreement shall inure to the benefit of Leesport, and shall be binding on the undersigned and his or her executors, personal representatives, administrators, heirs, legatees, guardians and other personal representatives. This Letter Agreement shall survive the death or incapacity of the undersigned.

        The undersigned agrees that, in the event of his or her breach of this Letter Agreement, Leesport shall be entitled to such remedies and relief against the undersigned as are available at law or in equity. The undersigned acknowledges that there is not an adequate remedy at law to compensate Leesport for a violation of this Letter Agreement, and irrevocably waives, to the extent permitted by law, any defense that he or she might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief, or other equitable relief. The undersigned agrees to the granting of injunctive relief without the posting of any bond and further agrees that, if any bond shall be required, such bond shall be in a nominal amount.

        Please confirm, intending to be legally bound, that the foregoing correctly states the understanding between the undersigned and Leesport by signing and returning to Leesport a counterpart hereof.

Very truly yours,
Name:

Number of Shares:

Number of Madison Options:

Number of Madison Warrants:

Accepted as of this 16 day of April, 2004:

Leesport Financial Corp.

By:
Name: Title:

Annex B

July 30, 2004

Leesport Financial Corp.
1240 Broadcasting Road
Wyomissing, PA 19610

Members of the Board:

        We understand that Leesport Financial Corp. ("FLPB") and Madison Bancshares Group, Ltd. ("MADB") have entered into an Agreement and Plan of Merger, dated as of April 16, 2004 (together with the schedules and exhibits thereto, the "Merger Agreement"), which provides, among other things, for the merger (the "Transaction") of MADB into FLPB. Pursuant to the terms of the Merger Agreement, upon completion of the Transaction, each share of common stock, par value $1.00 per share, of MADB issued and outstanding immediately prior to the completion of the Transaction (the "MADB Common Stock") will be converted into the right to receive 0.6028 shares of FLPB common stock (together with the common stock purchase rights associated therewith issuable pursuant to the Rights Agreement, dated as of September 19, 2001, between FLPB and American Stock Transfer & Trust Company) (the "Exchange Ratio"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Exchange Ratio proposed to be paid for each share of MADB Common Stock in the Transaction is fair from a financial point of view to FLPB.

        For purposes of providing the opinion set forth herein, we have:

  (i)
  reviewed certain publicly available financial statements and other information of FLPB and MADB, respectively, which we believe to be relevant;

  (ii)
  reviewed certain internal financial statements and other financial and operating data concerning each of FLPB and MADB, including financial forecasts and profit plans, prepared by the management of FLPB and MADB;

  (iii)
  discussed the past and current operations, financial condition, lines of business and the prospects of each of FLPB and MADB with senior executives of FLPB and MADB, respectively, including with respect to FLPB (x) the potential impact on FLPB of the Transaction, including potential cost savings, synergies and other strategic financial and operational benefits which management of FLPB expects to realize from the combination of FLPB and MADB, and (y) the potential forecasted impact of the proposed Transaction on the future financial performance of FLPB;

  (iv)
  reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions between financial institutions which we viewed as comparable;

  (v)
  participated in discussions and negotiations between FLPB and MADB;

  (vi)
  reviewed the Merger Agreement;

  (vii)
  considered the competitive environment for financial institutions; and

  (viii)
  performed comparable company, comparable transaction, discounted cash flow and pro forma merger analyses.

        In connection with our review of MADB, FLPB and the proposed Transaction, we have assumed and relied upon, the accuracy and completeness of the information reviewed by us for the purposes of this opinion, without independent verification. We have also relied upon assurances from management of MADB and FLPB that they are not aware of any facts and circumstances that may cause the information reviewed by us to contain a misstatement or omission of a fact material to our opinion. With respect to financial and operating forecasts and profit plans, including the synergies, cost savings

B-1

and other strategic, financial and operational benefits to be realized in connection with the completion of the Transaction, we have assumed that such financial and operating forecasts reflect the best available estimates and judgments of the future financial performance of FLPB, after giving effect to the Transaction and are based on reasonable assumptions, estimates and judgments of management. We have also relied upon the advice MADB and FLPB have each received from their respective legal counsel, tax advisors, and independent public accountants as to all legal, tax and accounting matters relating to the Transaction, including without limitation, that the Transaction will be treated as a tax-free reorganization for federal income tax purposes. We have assumed that the Transaction is, and will be completed in accordance with the terms of the Merger Agreement and all laws and regulations applicable to MADB and FLPB and that in the course of obtaining the necessary regulatory approvals or other approvals of the Transaction, no restrictions will be imposed that may have a material adverse effect on the future results of operation or financial condition of FLPB, MADB or the combined entity, as the case may be, or on the contemplated benefits of the Transaction. We have not made any independent valuation or appraisal of either of MADB or FLPB or their respective assets or liabilities (including any hedge, swap, foreign exchange, derivative or off-balance sheet assets or liabilities), nor have we been furnished with any such appraisals and we have not made any review of the loans, loan loss reserves or reviewed any individual loan credit files of MADB or FLPB. We have also assumed that the published estimates of third party research analysts constitute a reasonable basis upon which to evaluate the future financial performance of FLPB. In addition, we did not conduct a physical inspection of any of the properties or facilities of FLPB or MADB. We are not expressing an opinion as to what the value of FLPB common stock will actually be when issued or the price at which FLPB common stock will trade at any time or whether FLPB will realize the intended specific strategic and operational objectives and benefit of the Transaction. This opinion is based upon market, economic and other conditions as they exist on, and could be evaluated, as a practical matter, as of the date hereof. We assumed, in all respects material to our analyses, that all of the representations and warranties contained in the Merger Agreement and all related agreements were true and correct, that each party to such agreements would perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Merger Agreement have not been nor will be waived. We also assumed that there has been no material change in Leesport's or Madison's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us. Our opinion does not address the relative merits of the Transaction as compared to any other business strategy which might exist for FLPB, nor does it address the underlying business decision of FLPB to engage in the Transaction.

        We have served as financial advisor to the Board of Directors of FLPB in connection with this Transaction and will receive a fee for our services, a part of which is contingent on the closing of the Transaction. Griffin Financial Group, LLC has previously provided financial advisory services to FLPB and has received customary fees for providing such services.

        This letter is directed to the Board of Directors of FLPB solely in connection with its evaluation of the Transaction and speaks as of the date hereof and we assume no obligation to update this opinion for any purpose. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to be paid by FLPB in the Transaction. This opinion does not constitute a recommendation to any shareholder of FLPB as to how such shareholder should vote as to the Transaction. It may not be used for any other purpose without our prior written consent, except that this opinion may be included as an Annex to the Joint Proxy Statement/Prospectus of FLPB and MADB dated the date hereof and to the references to this opinion therein.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to FLPB.

Very truly yours,
/s/ GRIFFIN FINANCIAL GROUP, LLC Griffin Financial Group, LLC

B-2

Annex C

PERSONAL AND CONFIDENTIAL

April 16, 2004

To The Board of Directors of
Madison Bancshares Group, Ltd.
1767 Sentry Parkway West
Blue Bell, PA 19422

Ladies and Gentlemen:

        Cedar Hill Advisors, LLC ("Cedar Hill") understands that Madison Bancshares Group, Ltd. ("the "Company"), the holding company for Madison Bank, is contemplating a merger (the "Merger") pursuant to which the Company shall be merged with and into Leesport Financial Corp ("Leesport"), the holding company for Leesport Bank, with the surviving entity being Leesport. The terms and conditions of the merger are more fully described in the Agreement and Plan of Merger (the "Agreement") dated April 16, 2004 between the Company and Leesport. At a time to be determined by Leesport, Madison Bank will be merged into Leesport Bank with Leesport Bank being the surviving entity. Each issued and outstanding share of the Company's common stock will be converted into the right to receive .6028 (the "Exchange Ratio") shares of Leesport's common stock, par value $5.00.

        In connection with your review and analysis of the Merger, you have requested Cedar Hill's opinion, as financial advisor, as to whether the Exchange Ratio specified in the Agreement is fair from a financial point of view to the stockholders of the Company. Cedar Hill has been retained by the Board of Directors of the Company, as an independent contractor to act as financial advisor to the Company with respect to the Merger. Cedar Hill will receive a fee for its services, a significant portion of which is contingent upon consummation of the Merger.

        Cedar Hill, as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes.

        In conducting its analysis and arriving at its opinion as expressed herein, it has among other things:

  •
  Reviewed the Agreement, dated April 16, 2004, and the schedules and exhibits attached thereto;

  •
  Considered the pro forma financial impact of the merger on Leesport, based on assumptions relating to earnings projections, transaction expenses, purchase accounting adjustments and cost savings determined by senior management of the Company and of Leesport;

  •
  Reviewed the Company's audited consolidated financial statements for the year ended December 31, 2003, Bank Holding Company form Y-9C for the fiscal year ended December 31, 2003, the Company's Bank Holding Company form Y-9C and, for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, the Company's Annual Report to Shareholders for the fiscal years ended December 31, 2001 and 2002, and certain other documents as filed with the Federal Deposit Insurance Corporation, Board of Governors Federal Reserve System and the Securities and Exchange Commission;

  •
  Reviewed certain internal information relating to the Company provided to Cedar Hill by management of the Company, including historical financial information, limited financial forecasts and profit plans;

  •
  Held discussions with the Company's management regarding the business, operations and prospects of the Company;

  •
  Considered the current overall market and banking environments;

  •
  Reviewed the historical trading prices and volumes of the Company's common stock;

  •
  Reviewed certain publicly available information concerning certain other companies engaged in businesses which it believes to be reasonably comparable to the Company;

  •
  Reviewed Leesport's Annual Report on Form 10-K for the fiscal years ended December 31, 2001, 2002 and 2003, the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003, and certain other documents as filed with the Securities and Exchange Commission;

  •
  Reviewed certain internal information relating to Leesport provided to Cedar Hill by management of Leesport, including historical financial information, limited financial forecasts and profit plans;

  •
  Held discussions with Leesport's management regarding the business, operations and prospects of Leesport;

  •
  Reviewed the historical trading prices and volumes of Leesport's common stock;

  •
  Reviewed certain publicly available information concerning certain other companies engaged in businesses which it believes to be reasonably comparable to Leesport;

  •
  Reviewed information concerning certain other business transactions which it believes to be reasonably comparable to the Merger;

  •
  Performed various valuation analyses as it deemed appropriate using generally accepted analytical methodologies; and

  •
  Performed such other financial studies, analyses, inquiries, examinations and investigations, as it deemed appropriate.

        In conducting its review and analyses and in rendering its opinion, Cedar Hill has assumed and relied upon the accuracy and completeness of the financial and other information used by Cedar Hill in arriving at its opinion, and upon the assurances of the Company and Leesport that they are not aware of any information that would make the information provided to Cedar Hill incomplete or misleading. Cedar Hill was not asked to and did not independently verify the accuracy or completeness of any such information and it did not assume any responsibility or liability for the accuracy or completeness of any of such information. Cedar Hill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of the Company or Leesport or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. With respect to financial forecasts, it was advised by the management of the Company and Leesport, and it has assumed, without independent investigation, that they were reasonably prepared and reflect the best currently available estimates and judgments as to the expected future financial performance of the Company and Leesport. It has also relied, without independent verification, upon the estimates and judgments of the management of Leesport as to the potential cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. Cedar Hill is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses for the Company and Leesport. As a result, Cedar Hill has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses, and Cedar Hill assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission. It has not reviewed any loan files of Leesport, the Company or their respective subsidiaries.

        Cedar Hill's opinion is necessarily based upon financial, economic, market and other conditions as they exist, and the information made available to Cedar Hill, as of the date hereof. Cedar Hill disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to its attention after the date hereof. Although Cedar Hill evaluated the consideration to be paid by Leesport in connection with the Merger, it did not recommend the specific consideration payable in the Merger, which was determined through negotiations between the Company and Leesport. Cedar Hill has also assumed, with your permission and without independent investigation, that (i) the Merger will be consummated in accordance with the terms, including and not limited to the representations and warranties, set forth in the Agreement and the schedules and exhibits thereto reviewed by Cedar Hill without any amendment thereto and without waiver by any of the parties thereto of any of the conditions to their respective obligations, and (ii) all regulatory and other approvals and third party consents required for the consummation of the Merger will be obtained without material cost to the Company and Leesport. Cedar Hill also assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the Company, Leesport, or the combined entity, as the case may be, or on the contemplated benefits of the Merger, including the expected synergies. It has further assumed that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes and has relied upon, with the Company's consent, the advice the Company received from its legal, accounting, and tax advisors as to all legal, accounting and tax matters relating to the Merger and the transactions contemplated by the Agreement.

        This opinion has been prepared at the request of, and for the information of, the Board of Directors of the Company for its use in evaluating whether the Exchange Ratio specified in the Agreement is fair from a financial point of view to the stockholders of the Company. Cedar Hill's opinion does not constitute a recommendation as to any action the Board of Directors or any stockholder of the Company should take in connection with the Merger or any aspect thereof and is not a recommendation to any person on how such person should vote in his or her consideration of the Merger. Cedar Hill's opinion relates solely to the fairness, as of the date hereof, of the Exchange Ratio specified in the Agreement, from a financial point of view, to the stockholders of the Company. Cedar Hill expresses no opinion herein as to the structure, terms or effect of any other aspect of the Merger, the merits of the underlying decision of the Company to consummate the Merger, any other actions taken or proposed to be taken by the Company in connection with the Merger, or any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Merger. Cedar Hill has not considered, nor does it express any opinion herein with respect to, the price at which Leesport's common stock will trade at anytime, including the date of, and following the consummation of, the Merger.

        This opinion may not be used for any other purpose, published, reproduced, summarized, described or referred to or given to any other person or otherwise made public without Cedar Hill's prior written consent.

        Based upon and subject to the foregoing, it is Cedar Hill's opinion, as financial advisor, that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company.

                      Very truly yours,

                      Cedar Hill Advisors, LLC

Annex D

STATUTORY PROVISIONS RELATING TO DISSENTERS' RIGHTS

PENNSYLVANIA BANKING CODE OF 1965, AS AMENDED

Excerpt from Chapter 12

Section 1222.    Rights of Dissenting Shareholders.

        If a shareholder of an institution shall object to a proposed plan of action of the institution authorized under a section of this act and such section provides that the shareholder shall be entitled to rights and remedies of a dissenting shareholder, the rights and remedies of such shareholder shall be governed by the provisions of the Business Corporation Law (15 Pa.C.S.A. ss.1001, et seq.) applicable to dissenting shareholders and shall be subject to the limitations on such rights and remedies under those provisions. Shares acquired by an institution as a result of the exercise of such rights by a dissenting shareholder may be held and disposed of as treasury shares, or, in the case of a merger or consolidation, as otherwise provided in the plan of merger or consolidation.

Excerpt from Chapter 16

Section 1607.    Rights of Dissenting Shareholders.

        (a)   A shareholder of an institution which is a party to a plan in which the proposed merger or consolidation will result in an institution subject to this act who objects to the plan shall be entitled to the rights and remedies of a dissenting shareholder provided under, and subject to compliance with, the provisions of section 1222 of this act.

THE PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED

Excerpt from Subchapter 19C

Section 1930.    Dissenters Rights.

        (a)   General Rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c)(relating to dissenters rights upon special treatment).

Subchapter 15D—Dissenters Rights

Section 1571.    Application and effect of subchapter.

        (a)   General rule. Except as otherwise provided in subsection (b), any shareholder (as defined in section 1572 (relating to definitions) of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, only where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See: Section 1906(c) (relating to dissenters rights upon special treatment).

Section 1930 (relating to dissenters rights).

Section 1931(d) (relating to dissenters rights in share exchanges).

Section 1932(c) (relating to dissenters rights in asset transfers).

Section 1952(d) (relating to dissenters rights in division).

Section 1962(c) (relating to dissenters rights in conversion).

Section 2104(b) (relating to procedure).

Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

Section 2325(b) (relating to minimum vote requirement).

Section 2704(c) (relating to dissenters rights upon election).

Section 2705(d) (relating to dissenters rights upon renewal of election).

Section 2904(b) (relating to procedure).

Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

Section 7104(b)(3) (relating to procedure).

        (b)   Exceptions.

          (1)   Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, or on the date of the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:

    (i)
    listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

    (ii)
    held beneficially or of record by more than 2,000 persons.

          (2)   Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

    (i)
    Repealed.

    (ii)
    Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.

    (iii)
    Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

          (3)   The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

        (c)   Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.

        (d)   Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1)   a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

          (2)   a copy of this subchapter.

        (e)   Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

        (f)    Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

        (g)   Computation of beneficial ownership. For purposes of subsection (b)(1)(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.

        (h)   Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished), 1763(c) (relating to determination of shareholders of record) and 2512 (relating to dissenters rights procedure).

Section 1572.    Definitions.

        The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

          "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which one or more of the resulting corporations is the successor corporation for the purposes of this subchapter. The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

          "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

          "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

          "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

          "Shareholder." A shareholder as defined in section 1103 (relating to definitions), or an ultimate beneficial owner of shares, including without limitation a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.

Section 1573.    Record and beneficial holders and owners.

        (a)   Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

        (b)   Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

Section 1574.    Notice of intention to dissent.

        If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value of his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

Section 1575.    Notice to demand payment.

        (a)   General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1)   State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2)   Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3)   Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose beneficial shareholder dissents, acquired beneficial ownership of the shares.

          (4)   Be accompanied by a copy of this subchapter.

        (b)   Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

Section 1576.    Failure to comply with notice to demand payment, etc.

        (a)   Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

        (b)   Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

        (c)   Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

Section 1577.    Release of restrictions or payment for shares.

        (a)   Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

        (b)   Renewal of notice to demand payment. When uncertified shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

        (c)   Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1)   The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

          (2)   A statement of the corporation's estimate of the fair value of the shares.

          (3)   A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

        (d)   Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

Section 1578.    Estimate by dissenter of fair value of shares.

        (a)   General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

        (b)   Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

Section 1579.    Valuation proceedings generally.

        (a)   General rule. Within 60 days after the latest of:

          (1)   effectuation of the proposed corporate action;

          (2)   timely receipt of any demands for payment under Section 1575 (relating to notice to demand payment); or

          (3)   timely receipt of any estimates pursuant to Section 1578 (relating to estimate by dissenter of fair value of shares). if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

        (b)   Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

        (c)   Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

        (d)   Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

        (e)   Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Section 1580.    Costs and expenses of valuation proceedings.

        (a)   General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally) including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

        (b)   Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

        (c)   Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

        The bylaws of Leesport provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

        Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Leesport.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibits.
2.1	Agreement and Plan of Merger, dated as of April 16, 2004, between Leesport Financial Corp. and Madison Bancshares Group, Ltd. (included as Annex A to the proxy statement/prospectus). Schedules are omitted; Leesport Financial Corp. agrees to furnish copies of such schedules to the Commission upon request.
3.1	Articles of Incorporation of Leesport Financial Corp. (incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003).
3.2	Bylaws of Leesport Financial Corp. (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).
4.1
Form of Rights Agreement, dated as of September 19, 2001, between Leesport Financial Corp. and American Stock Transfer & Trust Company as Rights Agent (incorporated by reference to Exhibit 4.1 of Leesport Financial Corp.'s Registration Statement on Form 8-A, dated October 1, 2001).
5.1	Opinion and consent of Stevens & Lee, P.C. as to the validity of the securities being issued.**
8.1	Opinion of Stevens & Lee, P.C. regarding the federal income tax consequence of the merger.**
10.1
Severance Agreement between the First National Bank of Leesport and John T. Connelly (Incorporated herein by reference to Exhibit 10.2 to Registrant's annual report on Form 10-KSB for the year ended December 31, 1998).*
10.2
Employment Agreement between the First National Bank of Leesport and Raymond H. Melcher, Jr., as amended (Incorporated herein by reference to Exhibit 10.3 to Registrant's annual report on Form 10-K for the year ended December 31, 2002).*

10.3	Supplemental Executive Retirement Plan (Incorporated herein by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996).*
10.4	Deferred Compensation Plan for Directors (Incorporated herein by reference to Exhibit 10.2 to Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996).*
10.5	Non-Employee Director Compensation Plan (Incorporated by reference to Exhibit A to Registrant's Definitive Proxy Statement on Form 14A for the year ended December 31, 1999).*
10.6	1998 Employee Stock Incentive Plan (Incorporated by reference to Exhibit 10.9 to Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998).*
10.7	1998 Independent Directors Stock Option Plan (Incorporated by reference to Exhibit 10.10 to Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998).*
10.8
Employment Agreement, dated September 17, 1998, among Leesport Financial Corp., Inc., Essick & Barr, Inc. and Charles J. Hopkins, as amended (Incorporated herein by reference to Exhibit 10.4 to Registrant's annual report on Form 10-K for the year ended December 31, 2002).*
10.9
Form of Change in Control Agreement, dated February 11, 2004 among the Registrant, Leesport Bank and Edward C. Barrett (Incorporated herein by reference to Exhibit 10.4 to Registrant's annual report on Form 10-K for the year ended December 31, 2003).*
10.10	Employment Agreement, made as of April 16, 2004, by and among Leesport Financial Corp., Leesport Bank and Vito A. DeLisi.**
10.11	Change In Control Agreement, made as of April 16, 2004, by and among Leesport Financial Corp., Leesport Bank and Thomas J. Coletti.**
21	Subsidiaries of the Registrant. Incorporated herein by reference to Exhibit 21 to Registrant's annual report on Form 10-K for the year ended December 31, 2003.
23.1	Consent of Beard Miller Company LLP, Independent Auditors.**
23.2	Consent of Deloitte & Touche LLP, Independent Auditors. (Relating to Madison Bancshares Group, Ltd. Financial Statements.)**
23.3	Consent of Griffin Financial Group, LLC.
23.4	Consent of Cedar Hill Advisors, LLC.**
23.5	Consent of Stevens & Lee, P.C. (Incorporated by reference to Exhibit 5.1.)
24.1	Powers of Attorney of Directors and Officers. (Included on signature page.)
99.1	Form of Proxy for the Special Meeting of Shareholders of Leesport Financial Corp.**
99.2	Form of Proxy for the Special Meeting of Shareholders of Madison Bancshares Group, Ltd.**
99.3	Consent of Vito A. DeLisi.
99.4	Consent of Patrick Callahan.
99.5	Consent of Michael O'Donoghue.

*
Denotes management contract or compensatory contract, plan or arrangement.

**
Previously Filed.

(b)
Financial Statement Schedules.

        None required.

Item 22.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulations S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of

Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 30, 2004.

LEESPORT FINANCIAL CORP. (Registrant)
By:	/s/ RAYMOND H. MELCHER, JR. Raymond H. Melcher, Jr., Chairman, President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond H. Melcher, Jr., Edward C. Barrett, and David W. Swartz, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ RAYMOND H. MELCHER, JR. Raymond H. Melcher, Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 30, 2004
/s/ JAMES H. BURTON* James H. Burton	Director	July 30, 2004
/s/ CHARLES J. HOPKINS* Charles J. Hopkins	Director	July 30, 2004
/s/ WILLIAM J. KELLER* William J. Keller	Director	July 30, 2004
/s/ ANDREW J. KUZNESKI, JR.* Andrew J. Kuzneski, Jr.	Director	July 30, 2004

/s/ FRANK C. MILEWSKI* Frank C. Milewski	Director	July 30, 2004
/s/ ROLAND C. MOYER, JR.* Roland C. Moyer, Jr.	Director	July 30, 2004
/s/ HARRY J. O'NEILL III* Harry J. O'Neill III	Director	July 30, 2004
/s/ KAREN A. RIGHTMIRE* Karen A. Rightmire	Director	July 30, 2004
/s/ MICHAEL L. SHOR* Michael L. Shor	Director	July 30, 2004
/s/ ALFRED J. WEBER* Alfred J. Weber	Director	July 30, 2004
/s/ STEPHEN A. MURRAY* Stephen A. Murray	Chief Financial Officer	July 30, 2004
*By:	/s/ RAYMOND H. MELCHER, JR. Raymond H. Melcher, Jr.

Exhibit Index

23.3	Consent of Griffin Financial Group, LLC.
99.3	Consent of Vito A. DeLisi
99.4	Consent of Patrick Callahan
99.5	Consent of Michael O'Donoghue

QuickLinks

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
TABLE OF CONTENTS
ANNEXES
QUESTIONS AND ANSWERS ABOUT THE TRANSACTION
SUMMARY
RISK FACTORS RELATING TO THE TRANSACTION
A CAUTION ABOUT FORWARD-LOOKING STATEMENTS
THE SPECIAL MEETINGS
THE TRANSACTION
THE MERGER AGREEMENT
FINANCIAL INTERESTS OF DIRECTORS AND OFFICERS
VOTING AGREEMENTS
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED FINANCIAL INFORMATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED FINANCIAL INFORMATION
INFORMATION ABOUT LEESPORT
INFORMATION ABOUT MADISON
DESCRIPTION OF LEESPORT CAPITAL SECURITIES
COMPARISON OF SHAREHOLDER RIGHTS
ADJOURNMENT
EXPERTS
LEGAL MATTERS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
MADISON BANCSHARES GROUP, LTD. Index to Financial Statements
MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME FOR THE PERIODS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)
MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE PERIOD ENDED MARCH 31, 2004 AND 2003
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION DECEMBER 31, 2003 AND 2002
MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS YEARS ENDED DECEMBER 31, 2003, 2002, and 2001
MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS) YEARS ENDED DECEMBER 31, 2003, 2002, and 2001
MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001
MADISON BANCSHARES GROUP, LTD. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001
AGREEMENT AND PLAN OF MERGER between LEESPORT FINANCIAL CORP. and MADISON BANCSHARES GROUP, LTD. April 16, 2004
STATUTORY PROVISIONS RELATING TO DISSENTERS' RIGHTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Exhibit Index